 Filed Pursuant to Rule 424(b)(2)
 Registration Statement No. 333-275664-01
PROSPECTUS SUPPLEMENT TO PROSPECTUS, DATED NOVEMBER 20, 2023
$1,354,657,000
2024-1 PASS THROUGH TRUSTS
PASS THROUGH CERTIFICATES, SERIES 2024-1

Two classes of the United Airlines Pass Through Certificates, Series 2024-1, are being offered under this prospectus supplement: Class AA and A. A separate trust will be established for each class of certificates in connection with this offering. The proceeds from the sale of the certificates will be used by the trusts to acquire equipment notes. The equipment notes will be issued by United Airlines, Inc. and will be secured by 48 Boeing aircraft delivered new from the manufacturer from October 2010 to December 2023. Payments on the equipment notes held in each trust will be passed through to the holders of certificates of such trust.
Interest on the equipment notes will be payable semiannually on each February 15 and August 15 after issuance, beginning on February 15, 2025. Principal payments on the equipment notes are scheduled on February 15 and August 15 of each year, beginning on February 15, 2025 for certain equipment notes and August 15, 2025 for the remaining equipment notes.
The Class AA certificates will rank senior to the Class A certificates.
Natixis, acting through its New York Branch, will provide the initial liquidity facility for the Class AA and Class A certificates, in each case, in an amount sufficient to make three semiannual interest payments.
The certificates will not be listed on any national securities exchange.
Investing in the certificates involves risks. See “Risk Factors” beginning on page S-19.
Pass Through Certificates	Face Amount	Interest Rate	Final Expected Distribution Date	Price to Public(1)
Class AA	$969,187,000	5.450%	February 15, 2037	100%
Class A	$385,470,000	5.875%	February 15, 2037	100%

(1)
Plus accrued interest, if any, from the date of issuance.

The underwriters will purchase all of the certificates if any are purchased. The aggregate proceeds from the sale of the certificates will be $1,354,657,000. United will pay the underwriters a commission of $13,546,570. Delivery of the certificates in book-entry form only will be made on or about August 5, 2024.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
Lead Bookrunners
Goldman Sachs & Co. LLC Joint Structuring Agent	Morgan Stanley Joint Structuring Agent	Citigroup	Deutsche Bank Securities
Bookrunners
BofA Securities	Barclays	BNP Paribas	J.P. Morgan
Mizuho	MUFG	NatWest Markets	SMBC Nikko
Credit Agricole Securities	Loop Capital Markets	Natixis	Raymond James
Academy Securities	AmeriVet Securities
The date of this prospectus supplement is July 22, 2024.

CERTAIN VOLCKER RULE CONSIDERATIONS
None of the Trusts are or, immediately after the issuance of the Certificates pursuant to the Trust Supplements, will be a “covered fund” as defined in the final regulations issued December 10, 2013, implementing the “Volcker Rule” (Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act). In making the foregoing determination, each of the Trusts is relying on an analysis that the Trusts will not be deemed to be an “investment company” under Rule 3a-7 promulgated by the Securities and Exchange Commission (the “Commission”), under the Investment Company Act of 1940, as amended (the “Investment Company Act”), although other exemptions or exclusions under the Investment Company Act may be available to the Trusts.
PRESENTATION OF INFORMATION
These offering materials consist of two documents: (a) this Prospectus Supplement, which describes the terms of the certificates that we are currently offering, and (b) the accompanying Prospectus, which provides general information about our pass through certificates, some of which may not apply to the certificates that we are currently offering. The information in this Prospectus Supplement replaces any inconsistent information included in the accompanying Prospectus.
We have given certain capitalized terms specific meanings for purposes of this Prospectus Supplement. The “Index of Terms” attached as Appendix I to this Prospectus Supplement lists the page in this Prospectus Supplement on which we have defined each such term.
At various places in this Prospectus Supplement and the Prospectus, we refer you to other sections of such documents for additional information by indicating the caption heading of such other sections. The page on which each principal caption included in this Prospectus Supplement and the Prospectus can be found is listed in the Table of Contents below. All such cross references in this Prospectus Supplement are to captions contained in this Prospectus Supplement and not in the Prospectus, unless otherwise stated.

Prospectus Supplement

Prospectus

You should rely only on the information contained in this document or to which this document refers you. We have not authorized anyone to provide you with information that is different. This document may be used only where it is legal to sell these securities. The information in this document may be accurate only on the date of this document.

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights selected information from this Prospectus Supplement and the accompanying Prospectus and may not contain all of the information that is important to you. For more complete information about the Certificates and United, you should read this entire Prospectus Supplement and the accompanying Prospectus, as well as the materials filed with the Securities and Exchange Commission that are considered to be part of this Prospectus Supplement and the Prospectus. See “Incorporation of Certain Documents by Reference” in this Prospectus Supplement and the Prospectus.
Summary of Terms of Certificates
	Class AA Certificates	Class A Certificates
Aggregate Face Amount	$969,187,000	$385,470,000
Interest Rate	5.450%	5.875%
Initial Loan to Aircraft Value (cumulative)(1)(2)	44.0%	61.5%
Highest Loan to Aircraft Value (cumulative)(2)	44.4%	62.0%
Expected Principal Distribution Window (in years)	0.5 – 12.5	0.5 – 12.5
Initial Average Life (in years from Issuance Date)	8.5	8.5
Regular Distribution Dates	February 15 and August 15	February 15 and August 15
Final Expected Distribution Date	February 15, 2037	February 15, 2037
Final Maturity Date	August 15, 2038	August 15, 2038
Minimum Denomination	$1,000	$1,000
Section 1110 Protection	Yes	Yes
Liquidity Facility Coverage	Three semiannual interest payments	Three semiannual interest payments

(1)
These percentages are calculated as of the Issuance Date. In calculating these percentages, we have assumed that the aggregate appraised value of the Aircraft is $2,202,689,212 as of such date. The appraised value is only an estimate and reflects certain assumptions. See “Description of the Aircraft and the Appraisals — The Appraisals”.

(2)
See “— Loan to Aircraft Value Ratios” for the method and assumptions we used in calculating the loan to Aircraft value ratios and a discussion of certain ways that such loan to Aircraft value ratios could change.

Equipment Notes and the Aircraft
The 48 Aircraft to be financed pursuant to this Offering will consist of two Boeing 777-300ER aircraft delivered new to United from January 2020 to March 2020, five Boeing 787-10 aircraft delivered new to United from November 2022 to December 2022, five Boeing 737 MAX 8 aircraft delivered new to United from June 2023 to December 2023, 11 Boeing 737 MAX 9 aircraft delivered new to United from May 2023 to September 2023, four Boeing 737-800 aircraft delivered new to United from October 2010 to March 2011 and 21 Boeing 737-900ER aircraft delivered new to United from December 2010 to June 2015. See “Description of the Aircraft and the Appraisals — The Appraisals” for a description of the 48 aircraft that may be financed with the proceeds of this Offering. Set forth below is certain information about the Equipment Notes expected to be held in the Trusts and the aircraft expected to secure such Equipment Notes. The Equipment Notes will mature no later than February 15, 2037.
Aircraft Model	Registration Number(1)	Manufacturer’s Serial Number(1)	Manufacturer’s Delivery Month(1)	Principal Amount of Series AA Equipment Notes	Principal Amount of Series A Equipment Notes	Appraised Value(2)
737 MAX 8	N27290	44309	June 2023	$22,584,000	$8,982,000	$51,328,182
737 MAX 8	N17312	64609	July 2023	22,934,000	9,121,000	52,122,275
737 MAX 8	N37307	64608	August 2023	22,934,000	9,121,000	52,122,275
737 MAX 8	N37324	67604	December 2023	23,338,000	9,282,000	53,040,000
737 MAX 8	N47330	67588	December 2023	23,338,000	9,282,000	53,040,000
737 MAX 9	N37560	67184	May 2023	22,880,000	9,100,000	52,000,000
737 MAX 9	N37561	67590	May 2023	22,880,000	9,100,000	52,000,000
737 MAX 9	N37562	67591	June 2023	23,008,000	9,151,000	52,290,000
737 MAX 9	N37563	67187	June 2023	23,008,000	9,151,000	52,290,000
737 MAX 9	N17565	67186	June 2023	23,008,000	9,151,000	52,290,000
737 MAX 9	N17564	67188	June 2023	23,008,000	9,151,000	52,290,000
737 MAX 9	N77573	67603	August 2023	23,263,000	9,252,000	52,870,000
737 MAX 9	N77571	67193	August 2023	23,263,000	9,252,000	52,870,000
737 MAX 9	N77575	67609	August 2023	23,263,000	9,252,000	52,870,000
737 MAX 9	N77576	67610	September 2023	23,390,000	9,303,000	53,160,000
737 MAX 9	N37577	67615	September 2023	23,390,000	9,303,000	53,160,000
737-800	N76528	31663	October 2010	6,893,000	2,741,000	15,665,389
737-800	N76529	31652	December 2010	6,640,000	2,641,000	15,091,839
737-800	N77530	39998	March 2011	11,838,000	4,708,000	26,904,943
737-800	N87531	39999	March 2011	8,361,000	3,325,000	19,001,251
737-900ER	N38443	31655	December 2010	6,292,000	2,503,000	14,300,000
737-900ER	N36444	31643	December 2010	6,200,000	2,466,000	14,090,000
737-900ER	N73445	40000	April 2011	6,626,000	2,636,000	15,060,000
737-900ER	N38446	31661	January 2012	7,313,000	2,909,000	16,620,000
737-900ER	N36447	31650	February 2012	7,902,000	3,143,000	17,960,000
737-900ER	N78448	40003	March 2012	7,247,000	2,882,000	16,470,000
737-900ER	N81449	31651	March 2012	8,158,000	3,245,000	18,540,000
737-900ER	N39450	40004	April 2012	10,168,000	4,044,000	23,110,000
737-900ER	N38451	31646	April 2012	7,476,000	2,973,000	16,990,000
737-900ER	N68452	40005	May 2012	7,968,000	3,169,000	18,110,000
737-900ER	N68453	41742	May 2012	7,801,000	3,103,000	17,730,000
737-900ER	N38454	31640	June 2012	7,894,000	3,140,000	17,940,000

Aircraft Model	Registration Number(1)	Manufacturer’s Serial Number(1)	Manufacturer’s Delivery Month(1)	Principal Amount of Series AA Equipment Notes	Principal Amount of Series A Equipment Notes	Appraised Value(2)
737-900ER	N34455	41743	June 2012	7,652,000	3,043,000	17,390,000
737-900ER	N37456	37205	September 2012	6,987,000	2,779,000	15,880,000
737-900ER	N28457	41744	September 2012	6,926,000	2,755,000	15,740,000
737-900ER	N38458	37199	September 2012	6,992,000	2,781,000	15,890,000
737-900ER	N38459	37206	October 2012	7,203,000	2,865,000	16,370,934
737-900ER	N34460	37200	November 2012	7,414,000	2,949,000	16,850,000
737-900ER	N68811	42175	January 2014	8,964,000	3,565,000	20,372,669
737-900ER	N61882	42201	May 2015	10,450,000	4,156,000	23,750,053
737-900ER	N62883	42202	June 2015	10,518,000	4,183,000	23,903,830
777-300ER	N2251U	66591	January 2020	42,175,000	16,774,000	95,851,509
777-300ER	N2352U	66592	March 2020	42,515,000	16,909,000	96,624,406
787-10	N14019	66988	November 2022	63,422,000	25,224,000	144,139,979
787-10	N13018	66987	November 2022	63,422,000	25,224,000	144,139,979
787-10	N12020	66989	December 2022	63,427,000	25,227,000	144,153,233
787-10	N12021	66990	December 2022	63,427,000	25,227,000	144,153,233
787-10	N14016	66985	December 2022	63,427,000	25,227,000	144,153,233

(1)
United has certain rights to substitute other aircraft if, on or prior to the Issuance Date, an Aircraft contemplated to be financed with the proceeds of this Offering ceases to be in the condition required for such financing. See “Description of the Aircraft and the Appraisals — Substitute Aircraft”.

(2)
The appraised value of each Aircraft set forth above is the lesser of the average and median values of such Aircraft as appraised by three independent appraisal and consulting firms. Such appraisals indicate appraised base value of each Aircraft delivered on or after January 2020, adjusted for maintenance status based on typical utilization, depreciation and other assumptions as more fully described in each applicable appraisal, and appraised half life base values of each Aircraft delivered prior to January 2020, adjusted for maintenance status based on information provided by United, in each case as of the date set forth in such appraisal. These appraisals are based upon varying assumptions and methodologies. An appraisal is only an estimate of value and should not be relied upon as a measure of realizable value. See “Risk Factors — Risk Factors Relating to the Certificates and the Offering — The Appraisals are only estimates of Aircraft value”.

Loan to Aircraft Value Ratios
The following table sets forth loan to Aircraft value ratios (“LTVs”) for each class of Certificates as of the Issuance Date and each Regular Distribution Date thereafter. The table should not be considered a forecast or prediction of expected or likely LTVs but simply a mathematical calculation based on one set of assumptions. See “Risk Factors — Risk Factors Relating to the Certificates and the Offering — The Appraisals are only estimates of Aircraft value”.
Regular Distribution Date	Assumed Aggregate Aircraft Value(1)	Outstanding Balance(2)		LTV(3)
		Class AA Certificates	Class A Certificates	Class AA Certificates	Class A Certificates
At Issuance	$2,202,689,212	$969,187,000	$385,470,000	44.0%	61.5%
February 15, 2025	2,164,316,388	960,752,622	382,115,410	44.4%	62.0%
August 15, 2025	2,125,943,563	935,770,847	372,179,519	44.0%	61.5%
February 15, 2026	2,087,435,692	910,789,072	362,243,628	43.6%	61.0%
August 15, 2026	2,048,050,106	885,807,297	352,307,738	43.3%	60.5%
February 15, 2027	2,008,664,520	860,825,523	342,371,847	42.9%	59.9%
August 15, 2027	1,968,401,414	835,843,748	332,435,956	42.5%	59.4%
February 15, 2028	1,926,951,582	810,861,973	322,500,066	42.1%	58.8%
August 15, 2028	1,885,501,751	785,880,198	312,564,175	41.7%	58.3%
February 15, 2029	1,844,051,919	760,898,423	302,628,284	41.3%	57.7%
August 15, 2029	1,802,453,381	735,916,648	292,692,394	40.8%	57.1%
February 15, 2030	1,760,854,844	710,934,873	282,756,503	40.4%	56.4%
August 15, 2030	1,719,256,306	685,953,098	272,820,612	39.9%	55.8%
February 15, 2031	1,677,196,326	660,971,323	262,884,721	39.4%	55.1%
August 15, 2031	1,398,219,780	540,727,624	215,059,984	38.7%	54.1%
February 15, 2032	1,369,197,697	521,578,212	207,443,819	38.1%	53.2%
August 15, 2032	1,340,175,614	502,428,800	199,827,653	37.5%	52.4%
February 15, 2033	1,311,153,530	483,279,387	192,211,488	36.9%	51.5%
August 15, 2033	1,282,131,447	464,129,975	184,595,323	36.2%	50.6%
February 15, 2034	1,253,109,364	444,980,563	176,979,157	35.5%	49.6%
August 15, 2034	1,198,628,357	416,082,869	165,486,088	34.7%	48.5%
February 15, 2035	1,170,911,860	397,494,443	158,093,028	33.9%	47.4%
August 15, 2035	1,142,082,785	378,906,017	150,699,967	33.2%	46.4%
February 15, 2036	1,113,253,710	360,317,590	143,306,907	32.4%	45.2%
August 15, 2036	1,084,424,635	341,729,164	135,913,846	31.5%	44.0%
February 15, 2037	1,055,595,561	0	0	0.0%	0.0%

(1)
We have assumed that the appraised value of each Aircraft, determined as described under “— Equipment Notes and the Aircraft”, declines from that of the initial appraised value of such Aircraft by approximately (i) 3% per year during the first 15 years after the original delivery of such Aircraft by Boeing, (ii) if applicable, 4% per year thereafter until the 20th anniversary of such original delivery by Boeing and (iii) if applicable, 5% per year thereafter, in each case prior to the final expected Regular Distribution Date. Other rates or methods of depreciation may result in materially different LTVs. We cannot assure you that the depreciation rate and method used for purposes of the table will occur or predict the actual future value of any Aircraft. See “Risk Factors — Risk Factors Relating to the Certificates and the Offering — The Appraisals are only estimates of Aircraft value”.

(2)
In calculating the outstanding balances of each class of Certificates, we have assumed that the Trusts will hold the Equipment Notes for all Aircraft. Outstanding balances as of each Regular Distribution Date are shown after giving effect to distributions expected to be made on such distribution date.

(3)
The LTVs for each class of Certificates were obtained for the Issuance Date and each Regular Distribution Date by dividing (i) the expected outstanding Pool Balance of such class (together, in the case of the Class A Certificates, with the expected outstanding Pool Balance of the Class AA Certificates) after giving effect to the distributions expected to be made on such date, by (ii) the assumed value of all of the Aircraft on such date based on the assumptions described above. The outstanding balances and LTVs of each class of Certificates will change if the Trusts do not hold Equipment Notes with respect to all the Aircraft or if a Substitute Aircraft is financed in this offering.

Cash Flow Structure
Set forth below is a diagram illustrating the structure for the offering of the Certificates and certain cash flows.

(1)
The Equipment Notes with respect to each Aircraft will be issued under a separate Indenture.

(2)
The Liquidity Facility for each of the Class AA Certificates and the Class A Certificates is expected to be sufficient to cover up to three consecutive semiannual interest payments with respect to such class.

(3)
The proceeds of the offering of each class of Certificates will be used by the Trusts to purchase Equipment Notes on the Issuance Date. The scheduled payments of interest on the Equipment Notes will be sufficient to pay accrued interest on the outstanding Certificates of such Trust.

The Offering
Certificates Offered
•
Class AA Pass Through Certificates, Series 2024-1.

•
Class A Pass Through Certificates, Series 2024-1.

The Certificates will represent a fractional undivided interest in a related Trust.
Use of Proceeds
The proceeds from the sale of the Certificates of each Trust will be used by such Trust to acquire Equipment Notes on the Issuance Date. The Equipment Notes will be issued to finance or refinance 48 Boeing aircraft delivered new from the manufacturer from October 2010 to December 2023, to pay fees and expenses relating to this Offering and for United’s general corporate purposes.
Subordination Agent, Trustee and Loan Trustee
Wilmington Trust, National Association.
Liquidity Provider
Natixis, acting through its New York Branch.
Trust Property
The property of each Trust will include:
•
Equipment Notes acquired by such Trust.

•
All monies receivable under the Liquidity Facility for such Trust.

•
Funds from time to time deposited with the applicable Trustee in accounts relating to such Trust, including payments made by United on the Equipment Notes held in such Trust.

Regular Distribution Dates
February 15 and August 15, commencing on February 15, 2025.
Record Dates
The fifteenth day preceding the related Distribution Date.
Distributions
The Trustee will distribute all payments of principal, premium (if any) and interest received on the Equipment Notes held in each Trust to the holders of the Certificates of such Trust, subject to the subordination provisions applicable to the Certificates.
Scheduled payments of principal and interest made on the Equipment Notes will be distributed on the applicable Regular Distribution Dates.
Payments of principal, premium (if any) and interest made on the Equipment Notes resulting from any early redemption of such Equipment Notes will be distributed on a special distribution date after not less than 15 days’ notice from the Trustee to the applicable Certificateholders.
Subordination
Distributions on the Certificates will be made in the following order:
•
First, to the holders of the Class AA Certificates to pay interest on the Class AA Certificates.

•
Second, to the holders of the Class A Certificates to pay interest on the Preferred A Pool Balance.

•
Third, to the holders of the Class AA Certificates to make distributions in respect of the Pool Balance of the Class AA Certificates.

•
Fourth, to the holders of the Class A Certificates to pay interest on the Pool Balance of the Class A Certificates not previously distributed under clause “Second” above.

•
Fifth, to the holders of the Class A Certificates to make distributions in respect of the Pool Balance of the Class A Certificates.

Certain distributions to the Liquidity Providers will be made prior to distributions on the Class AA Certificates and Class A Certificates, as discussed under “Description of the Intercreditor Agreement — Priority of Distributions”.
In addition, if any Additional Certificates are issued, the priority of distributions may be revised, including to make payments of interest on the adjusted interest (calculated in a similar manner as Class A Adjusted Interest) of such Additional Certificates before distribution in respect of the Pool Balance of senior certificates. See “Possible Issuance of Additional Junior Certificates and Refinancing of Certificates”.
Control of Loan Trustee
The holders of at least a majority of the outstanding principal amount of Equipment Notes issued under each Indenture will be entitled to direct the Loan Trustee under such Indenture in taking action as long as no Indenture Default is continuing thereunder. If an Indenture Default is continuing, subject to certain conditions, the “Controlling Party” will direct the Loan Trustee under such Indenture (including in exercising remedies, such as accelerating such Equipment Notes or foreclosing the lien on the Aircraft securing such Equipment Notes).
The Controlling Party will be:
•
The Class AA Trustee.

•
Upon payment of final distributions to the holders of Class AA Certificates, the Class A Trustee.

•
Under certain circumstances, and notwithstanding the foregoing, the Liquidity Provider (including, if any Class B Certificates or Class C Certificates are issued, any liquidity provider for the Class B Certificates or Class C Certificates) with the largest amount owed to it.

In exercising remedies during the nine months after the earlier of (a) the acceleration of the Equipment Notes issued pursuant to any Indenture or (b) the bankruptcy of United, the Equipment Notes and the Aircraft subject to the lien of such Indenture may not be sold for less than certain specified minimums.
Right to Purchase Other Classes of Certificates
If United is in bankruptcy and certain specified circumstances then exist:
•
The Class A Certificateholders will have the right to purchase all but not less than all of the Class AA Certificates.

•
If Additional Junior Certificates have been issued, the holders of such Additional Junior Certificates will have the right to purchase all but not less than all of the Class AA and Class A Certificates.

The purchase price in each case described above will be the outstanding balance of the applicable class of Certificates plus accrued and unpaid interest.
Liquidity Facilities
Under the Liquidity Facility for each of the Class AA and Class A Trusts, the Liquidity Provider will, if necessary, make advances in an aggregate amount sufficient to pay interest on the applicable Certificates on up to three successive semiannual Regular Distribution Dates at the interest rate for such Certificates. Drawings under the Liquidity Facilities cannot be used to pay any amount in respect of the applicable Certificates other than interest.
Notwithstanding the subordination provisions applicable to the Certificates, the holders of the Certificates to be issued by the Class AA Trust or the Class A Trust will be entitled to receive and retain the proceeds of drawings under the Liquidity Facility for such Trust.
Upon each drawing under any Liquidity Facility to pay interest on the applicable Certificates, the Subordination Agent will reimburse the applicable Liquidity Provider for the amount of such drawing. Such reimbursement obligation and all interest, fees and other amounts owing to the Liquidity Provider under each Liquidity Facility and certain other agreements will rank equally with comparable obligations relating to the other Liquidity Facility and will rank senior to the Certificates in right of payment.
If Class B Certificates or Class C Certificates are issued, such Class B Certificates or Class C Certificates may have the benefit of credit support similar to the Liquidity Facilities. See “Possible Issuance of Additional Junior Certificates and Refinancing of Certificates”.
Obligation to Purchase Equipment Notes
The Trustees will be obligated to purchase on the Issuance Date the Equipment Notes issued with respect to each Aircraft pursuant to the Note Purchase Agreement. United will enter into a secured debt financing with respect to each Aircraft pursuant to financing agreements substantially in the forms attached to the Note Purchase Agreement.
Substitute Aircraft
If, on or prior to the Issuance Date, an aircraft contemplated to be financed with the proceeds of this Offering ceases to be in the condition required for such financing, United may identify for such financing one or more Substitute Aircraft therefor meeting the applicable conditions described below.
In the case of a Substitute Aircraft that is of the same model as the aircraft being replaced, United will be obligated to obtain written confirmation from each Rating Agency that substituting such Substitute Aircraft for the replaced aircraft will not result in a withdrawal, suspension or downgrading of the expected ratings of any class of Certificates.
In the case of Substitute Aircraft that consist of one or more aircraft of a different model and/or manufacturer from the aircraft being replaced, the following conditions must be satisfied:
•
Each Substitute Aircraft shall have a date of manufacture no earlier than one year prior to the date of manufacture of the aircraft being replaced;
•
United will be obligated to obtain written confirmation from each Rating Agency that substituting such Substitute Aircraft for the replaced aircraft will not result in a withdrawal, suspension or downgrading of the expected ratings of any class of Certificates; and

•
The Substitute Aircraft shall have an appraised current market value, adjusted for its maintenance status (or, in the case of multiple Substitute Aircraft, the sum of their current market values shall be), at least equal to the sum of the current market values of the aircraft being replaced.

If any Substitute Aircraft will be substituted on other than a one for one basis with an aircraft, prior to the effectiveness of such substitution, the Note Purchase Agreement and affected Indenture (or forms thereof) will be modified to allocate among such Substitute Aircraft the amortization schedules with respect to the aircraft being replaced in a manner consistent with, and as would preserve the aggregate amortization profile of, the original amortization schedules.
Issuances of Additional Classes of Certificates
Additional pass through certificates of one or more separate pass through trusts, which will evidence fractional undivided ownership interests in equipment notes secured by Aircraft, may be issued. Any such transaction may relate to (a) the issuance of one or more new series of subordinated equipment notes with respect to some or all of the Aircraft at any time on or after the Issuance Date or (b) the refinancing of Series A Equipment Notes or any of such other series of subordinated equipment notes at or after repayment of any such refinanced Series A or other equipment notes issued with respect to all (but not less than all) of the Aircraft secured by such refinanced notes at any time after the Issuance Date. The holders of Additional Junior Certificates relating to other series of subordinated equipment notes, if issued, will have the right to purchase all of the Class AA and Class A Certificates under certain circumstances after a bankruptcy of United at the outstanding principal balance of the Certificates to be purchased plus accrued and unpaid interest and other amounts due to Certificateholders, but without a premium. Consummation of any such issuance of additional pass through certificates will be subject to satisfaction of certain conditions, including, if issued after the Issuance Date, receipt of confirmation from the Rating Agencies that it will not result in a withdrawal, suspension or downgrading of the rating of any class of Certificates that remains outstanding. See “Possible Issuance of Additional Junior Certificates and Refinancing of Certificates”.
Equipment Notes
(a) Issuer
United. United’s executive offices are located at 233 S. Wacker Drive, Chicago, Illinois 60606. United’s telephone number is (872) 825-4000.
(b) Interest
The Equipment Notes held in each Trust will accrue interest at the rate per annum for the Certificates issued by such Trust set forth on the cover page of this Prospectus Supplement. Interest will be payable on February 15 and August 15 of each year, commencing on February 15, 2025. Interest is calculated on the basis of a 360-day year consisting of twelve 30-day months.
(c) Principal
Principal payments on the Equipment Notes are scheduled on February 15 and August 15 of each year, commencing on February 15, 2025 for certain Equipment Notes and August 15, 2025 for the remaining Equipment Notes.
(d) Redemption
Aircraft Event of Loss.   If an Event of Loss occurs with respect to an Aircraft, all of the Equipment Notes issued with respect to such Aircraft will be redeemed, unless United replaces such Aircraft under the related financing agreements. The redemption price in such case will be the unpaid principal amount of such Equipment Notes, together with accrued interest, but without any premium.
Optional Redemption.   United may elect to redeem all of the Equipment Notes issued with respect to an Aircraft prior to maturity only if all outstanding Equipment Notes with respect to all other Aircraft are simultaneously redeemed. In addition, United may elect to redeem all of the outstanding Series A Equipment Notes with respect to all of the Aircraft without being required to redeem the Series AA Equipment Notes. The redemption price for any optional redemption will be the unpaid principal amount of the relevant Equipment Notes, together with accrued interest and Make-Whole Premium.
(e) Security
The Equipment Notes issued with respect to each Aircraft will be secured by a security interest in such Aircraft.
(f) Cross-collateralization
The Equipment Notes held in the Trusts will be cross-collateralized. This means that any proceeds from the exercise of remedies with respect to an Aircraft will be available to cover shortfalls then due under Equipment Notes issued with respect to the other Aircraft. In the absence of any such shortfall, excess proceeds will be held by the relevant Loan Trustee as additional collateral for such other Equipment Notes.
(g) Cross-default
There will be cross-default provisions in the Indentures. This means that if the Equipment Notes issued with respect to one Aircraft are in default and remedies are exercisable with respect to such Aircraft, the Equipment Notes issued with respect to the remaining Aircraft will also be in default, and remedies will be exercisable with respect to all Aircraft.
(h) Substitution of Airframe or Engine
United may elect to release any Airframe from the security interest of the related Indenture and substitute for it (1) an airframe of the same model as such Airframe or a comparable or improved model manufactured by the same airframe manufacturer as with respect to such Airframe or (2) one or more airframes with a different model (other than as referred to in clause (1) of this sentence) and/or manufacturer than such Airframe, so long as:
•
no Indenture Default has occurred and is continuing at the time of substitution;

•
the substitute airframe has a date of manufacture no earlier than one year prior to the date of manufacture of the Airframe subject to the lien of such Indenture on the issuance date of the Equipment Notes under such Indenture;
•
the substitute airframe has an appraised current market value, adjusted for its maintenance status, (or, in the case of multiple substitute airframes, the sum of such current market values of such substitute airframes shall be) at least equal to the sum of the current market values of each released Airframe; and

•
in the case of any substitute airframe referred to in clause (2) above in this sentence, United shall have obtained written confirmation from each Rating Agency that substituting such substitute airframe for such released Airframe(s) will not result in a withdrawal, suspension or downgrading of the ratings of any class of Certificates.

•
If any airframe will be substituted on other than a one for one basis with an Airframe, prior to the effectiveness of such substitution the applicable Indenture will be amended to allocate among such substitute airframes the principal amount of the Equipment Notes issued under each applicable Indenture and remaining amortization schedules in a manner consistent with, and as would preserve the aggregate amortization profile of, the original Equipment Notes.

•
United may elect to release any Engine from the security interest of the related Indenture and substitute for it a replacement engine on substantially the same terms as if an Event of Loss had occurred with respect to such Engine alone.

(i) Section 1110 Protection
United’s outside counsel will provide its opinion to the Trustees that the benefits of Section 1110 of the U.S. Bankruptcy Code will be available with respect to the Equipment Notes.
Certain U.S. Federal Tax Consequences
Each person acquiring an interest in Certificates generally should report on its federal income tax return its pro rata share of income from the Equipment Notes and other property held by the relevant Trust. See “Certain U.S. Federal Tax Consequences”.
Certain ERISA
Considerations
Each person who acquires a Certificate will be deemed to have represented that either: (a) no employee benefit plan assets have been used to purchase or hold such Certificate or (b) the purchase and holding of such Certificate are exempt from the prohibited transaction restrictions of ERISA and the Code pursuant to one or more prohibited transaction statutory or administrative exemptions. See “Certain ERISA Considerations”.
		S&P	Moody’s
Threshold Rating for the Liquidity Provider for the Class AA Trust	Long Term	A-	Baa2
Threshold Rating for the Liquidity Provider for the Class A Trust	Long Term	BBB	Baa2
Liquidity Provider Rating	The Liquidity Provider meets the Liquidity Threshold Rating requirements.

SUMMARY FINANCIAL AND OPERATING DATA
The following tables summarize certain consolidated financial and operating data with respect to United. This information was derived as follows:
Statement of operations data for the six months ended June 30, 2024 and 2023 was derived from the unaudited consolidated financial statements of United, including the notes thereto, included in United’s Quarterly Report on Form 10-Q filed with the Commission on July 18, 2024 (the “Form 10-Q”). Statement of operations data for the years ended December 31, 2023, 2022 and 2021 was derived from the audited consolidated financial statements of United, including the notes thereto, included in United’s Annual Report on Form 10-K filed with the Commission on February 29, 2024 (the “Form 10-K”).
Special charges data for the six months ended June 30, 2024 and 2023 was derived from the unaudited consolidated financial statements of United, including the notes thereto, included in the Form 10-Q. Special charges data for the years ended December 31, 2023, 2022 and 2021 was derived from the audited consolidated financial statements of United, including the notes thereto, included in the Form 10-K.
Balance sheet data as of June 30, 2024 was derived from the unaudited consolidated financial statements of United, including the notes thereto, included in the Form 10-Q. Balance sheet data as of December 31, 2023 and 2022 was derived from the audited consolidated financial statements of United, including the notes thereto, included in the Form 10-K.
	Six Months Ended June 30,		Year Ended December 31,
	2024	2023	2023	2022	2021
Statement of Operations Data(1) (in millions):
Operating revenue	$27,525	$25,607	$53,717	$44,955	$24,634
Operating expenses	25,496	24,132	49,503	42,616	25,654
Operating income (loss)	2,029	1,475	4,214	2,339	(1,020)
Net income (loss)	1,200	881	2,620	739	(1,962)
	As of June 30,	As of December 31,
	2024	2023	2022
Balance Sheet Data (in millions):
Unrestricted cash, cash equivalents and short-term investments	$15,248	$14,388	$16,414
Total assets	73,254	71,104	67,329
Debt and finance leases(2)	26,619	29,338	31,413
Stockholder’s equity	10,495	9,294	6,865
(Footnotes on the next page)

(1)
Includes the following special charges (credit) and unrealized (gains) losses on investments:

	Six Months Ended June 30,			Year Ended December 31,
	2024		2023	2023	2022		2021
Special Charges (credits) (in millions):
Operating:
Labor contract ratification bonuses	$	―	$813	$814	$	―	$	―
CARES Act grant credit(3)		―	―	―		―		(4,021)
Severance and benefit costs		―	―	―		―		438
Impairment of assets		―	―	―		―		97
(Gains) losses on sale of assets and other special charges		49	60	135		140		119
Nonoperating special charges and unrealized (gains) losses on investments:
Debt extinguishment and modification fees		35	11	11		7		50
Special termination benefits and settlement losses		―	―	―		―		31
Unrealized (gains) losses on investments		70	(108)	(27)		(20)		34
Credit loss on BRW term loan and guarantee		―	―	―		―		―
Income tax expense (benefit), net of valuation allowance related to special charges (credits)		(19)	(197)	(214)		(33)		728

(2)
Includes the current and noncurrent portions of debt and finance leases.

(3)
During 2021, the Company received approximately $5.8 billion in funding pursuant to Payroll Support Program agreements (the “PSP2 and PSP3 Agreements”) under the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”), which included approximately $1.7 billion aggregate principal amount of unsecured promissory notes. The Company recorded $4.0 billion as grant income in Special charges (credits). The Company also recorded $99 million for warrants issued to the U.S. Treasury Department (“Treasury”) as part of the PSP2 and PSP3 Agreements, within stockholders’ equity, as an offset to the grant income.

Selected Operating Data
United transports people and cargo through its mainline operations, which utilize jet aircraft with at least 126 seats, and its regional operations, which utilize smaller aircraft that are operated under contract by United Express carriers. These regional operations are an extension of United’s mainline network.
	Six Months Ended June 30,		Year Ended December 31,
	2024	2023	2023	2022	2021
Consolidated Operations:
Passengers (thousands)(1)	83,700	78,767	164,927	144,300	104,082
Revenue passenger miles (millions)(2)	124,491	116,073	244,435	206,791	128,979
Available seat miles (millions)(3)	151,346	139,258	291,333	247,858	178,684
Passenger load factor:(4)
Consolidated	82.3%	83.4%	83.9%	83.4%	72.2%
Domestic	85.1%	84.1%	85.1%	85.5%	79.9%
International	79.0%	82.4%	82.4%	80.5%	59.0%
Passenger revenue per available seat mile (cents)	16.51	16.71	16.84	16.15	11.30
Total revenue per available seat mile (cents)	18.19	18.39	18.44	18.14	13.79
Average yield per revenue passenger mile (cents)(5)	20.08	20.05	20.07	19.36	15.66
Cargo revenue ton miles (millions)(6)	1,742	1,499	3,159	3,041	3,285
Aircraft in fleet at end of period	1,369	1,325	1,358	1,338	1,344
Average stage length (miles)(7)	1,500	1,465	1,479	1,437	1,315
Approximate employee headcount at end of period (thousands)	106.0	99.8	103.3	92.8	84.1
Cost per available seat mile (cents)(8)	16.85	17.33	16.99	17.19	14.36
Average fuel price per gallon	$2.82	$2.98	$3.01	$3.63	$2.11
Fuel gallons consumed (millions)	2,159	2,014	4,205	3,608	2,729

(1)
The number of revenue passengers measured by each flight segment flown.

(2)
The number of scheduled miles flown by revenue passengers.

(3)
The number of seats available for passengers multiplied by the number of scheduled miles those seats are flown.

(4)
Revenue passenger miles divided by available seat miles.

(5)
The average passenger revenue received for each revenue passenger mile flown.

(6)
The number of cargo revenue tons transported multiplied by the number of miles flown.

(7)
Average stage length equals the average distance a flight travels weighted for size of aircraft.

(8)
Operating expense divided by available seat miles.

RISK FACTORS
You should carefully consider the risks and uncertainties described below, together with all of the other information included in or incorporated by reference into this prospectus supplement, including the “Risk Factors” section contained in our most recent Annual Report on Form 10-K, as updated by other reports filed by us with the Commission (which are incorporated by reference herein) before purchasing the Certificates. If any of these risks actually occurs, our business, financial condition or results of operations could be materially adversely affected. As a result, the market value of the Certificates could decline and you could lose part or all of your investment.
Unless the context otherwise requires, references in this “Risk Factors” section and “The Company” section to “UAL”, “the Company”, “we”, “us” and “our” mean United Airlines Holdings, Inc. (“UAL”) and its consolidated subsidiaries, including United Airlines, Inc. (“United”), and references to “United” include United’s consolidated subsidiaries.
Risk Factors Relating to the Certificates and the Offering
The Equipment Notes will not be obligations of UAL.
The Equipment Notes to be held for the Trusts will be the obligations of United. Neither UAL nor any of its subsidiaries (other than United) is required to become an obligor with respect to, or a guarantor of, the Equipment Notes. You should not expect UAL or any of its subsidiaries (other than United) to participate in making payments in respect of the Equipment Notes.
The Appraisals are only estimates of Aircraft value.
Three independent appraisal and consulting firms have prepared appraisals of the Aircraft. Letters summarizing such appraisals are annexed to this Prospectus Supplement as Appendix II. Such appraisals are based on varying assumptions and methodologies, which differ among the appraisers, and were prepared without physical inspection of the Aircraft. In addition, the appraisals include certain assumptions regarding the equipment specifications and performance characteristics of the Aircraft. However, the Indentures relating to the Aircraft permit United to make alterations and modifications to the Aircraft and to remove parts from the Aircraft, which may impact such assumptions. See “Description of the Equipment Notes — Certain Provisions of the Indentures — Replacement of Parts; Alterations”. Appraisals that are based on other assumptions and methodologies may result in valuations that are materially different from those contained in such appraisals. See “Description of the Aircraft and the Appraisals — The Appraisals”.
An appraisal is only an estimate of value. It does not indicate the price at which an Aircraft may be purchased from the Aircraft manufacturer. Nor should an appraisal be relied upon as a measure of realizable value. The proceeds realized upon a sale of any Aircraft may be less than its appraised value. The value of an Aircraft if remedies are exercised under the applicable Indenture will depend on market and economic conditions, the supply of similar aircraft, the availability of buyers, the condition of the Aircraft and other factors. Accordingly, there can be no assurance that the proceeds realized upon any such exercise of remedies would be sufficient to satisfy in full payments due on the Certificates.
Inadequate levels of insurance may result in insufficient proceeds to repay holders of related Equipment Notes.
To the extent described in the Indentures, we must maintain insurance on the Aircraft. If we fail to maintain adequate levels of insurance, the proceeds that could be obtained upon an Event of Loss of an Aircraft may be insufficient to repay the holders of the related Equipment Notes.
It may be difficult, expensive or impossible to exercise rights with respect to the Aircraft.
There will be no general geographic restrictions on our ability to utilize the Aircraft. Subject to compliance with the terms of the Indentures and applicable law, we may register and use the Aircraft in jurisdictions other than the United States. The Loan Trustees’ rights and remedies in the event of acceleration of the Equipment Notes could be significantly affected by the laws of the jurisdictions in which the Aircraft are registered or used as it may be more difficult (or, in some instances, impossible) as a practical or legal matter for the Loan Trustees to enforce their rights and remedies against the Aircraft, depending on the jurisdiction. Any such difficulty in enforcing a judgment or other rights against us or any Aircraft, or in repossessing, and subsequently selling such Aircraft, could diminish the collateral proceeds available to repay amounts outstanding under the Equipment Notes. In addition, upon repossession of an Aircraft, such Aircraft may need to be stored, insured, maintained, refurbished, perhaps modified and then remarketed. These enforcement costs can be significant and the incurrence of such costs could also result in less proceeds to repay the holders of the Equipment Notes.
Liens could impair the Loan Trustees’ ability to repossess or resell the Aircraft in a foreclosure.
In the normal course of business, liens that secure the payment of airport fees and taxes, custom duties, air navigation charges, landing charges, crew wages, repairer’s charges, salvage or other obligations are likely, depending on the laws of the jurisdictions where the Aircraft is located, to attach to Aircraft. The liens may secure substantial sums that may, in certain jurisdictions or for limited types of liens (particularly fleet liens), exceed the value of any particular Aircraft to which the liens have attached. Until they are discharged, the liens described above could impair the Loan Trustees’ ability to repossess or resell the Aircraft during foreclosure proceedings.
In some jurisdictions, liens may give the holder of such liens the right to detain or, in limited cases, sell or cause the forfeiture of Aircraft. If the Loan Trustees foreclose against the Aircraft upon an acceleration of the Equipment Notes, the Loan Trustees may, in some cases, find it necessary to pay the claims secured by such liens in order to repossess the Aircraft or obtain the Aircraft from another creditor.
The Liquidity Providers, the Subordination Agent and the Trustees will receive certain payments before the Certificateholders do. In addition, the Class A Certificates rank generally junior to the Class AA Certificates; however, certain payments may be made to the holders of the Class A Certificates before all payments are made to holders of the Class AA Certificates.
Under the Intercreditor Agreement, each Liquidity Provider will receive payment of all amounts owed to it, including reimbursement of drawings made to pay interest on the applicable class of Certificates, before the holders of any class of Certificates receive any funds. In addition, the Subordination Agent and the Trustees will receive certain payments before the holders of any class of Certificates receive distributions. See “Description of the Intercreditor Agreement — Priority of Distributions”.
The Class A Certificates rank generally junior to the Class AA Certificates. Moreover, as a result of the subordination provisions in the Intercreditor Agreement, in a case involving the liquidation of substantially all of the assets of United, the Class A Certificateholders may receive a smaller distribution in respect of their claims than holders of unsecured claims against United of the same amount.
Payments of principal on the Certificates are subordinated to payments of interest on the Certificates, subject to certain limitations, and to certain other payments, including those described above. Consequently, a payment default under any Equipment Note or a Triggering Event may cause the distribution of interest on the Certificates, or distributions in respect of such other payments, to be made under the Intercreditor Agreement from payments received with respect to principal on Equipment Notes issued under one or more related Indentures. If this occurs, the interest accruing on the remaining Equipment Notes may be less than the amount of interest expected to be distributed from time to time on the remaining Certificates. This is because the interest on the Certificates may be based on a Pool Balance that exceeds the outstanding principal balance of the remaining Equipment Notes. As a result of this possible interest shortfall, the holders of the Certificates may not receive the full amount expected after a payment default under any Equipment Note or a Triggering Event even if all Equipment Notes are eventually paid in full. For a more detailed discussion of the subordination provisions of the Intercreditor Agreement, see “Description of the Intercreditor Agreement — Priority of Distributions”.
In addition, the subordination provisions applicable to the Certificates permit certain distributions to be made on Class A Certificates prior to making distributions in full on the Class AA Certificates and, if Additional Certificates (such as Class B Certificates) are issued, on Additional Certificates prior to making distributions in full on the Class AA Certificates and Class A Certificates, as applicable. See “Possible Issuance of Additional Junior Certificates and Refinancing of Certificates”.

Certain Certificateholders may not participate in controlling the exercise of remedies in a default scenario.
If an Indenture Default is continuing, subject to certain conditions, the Loan Trustee under such Indenture will be directed by the “Controlling Party” in exercising remedies under such Indenture, including accelerating the applicable Equipment Notes or foreclosing the lien on the Aircraft securing such Equipment Notes. See “Description of the Certificates — Indenture Defaults and Certain Rights Upon an Indenture Default”.
The Controlling Party will be:
•
The Class AA Trustee.

•
Upon payment of final distributions to the holders of Class AA Certificates, the Class A Trustee.

•
Under certain circumstances, and notwithstanding the foregoing, the Liquidity Provider (including, if any Class B Certificates or Class C Certificates are issued, any liquidity provider for the Class B Certificates or Class C Certificates) with the largest amount owed to it.

As a result of the foregoing, if the Trustee for a class of Certificates is not the Controlling Party with respect to an Indenture, the Certificateholders of that Class will have no rights to participate in directing the exercise of remedies under such Indenture.
The exercise of remedies over Equipment Notes may result in shortfalls without further recourse.
During the continuation of any Indenture Default under an Indenture, the Equipment Notes issued under such Indenture may be sold in the exercise of remedies with respect to that Indenture, subject to certain limitations. See “Description of the Intercreditor Agreement — Intercreditor Rights — Limitation on Exercise of Remedies”. The market for Equipment Notes during any Indenture Default may be very limited, and there can be no assurance as to the price at which they could be sold. If any Equipment
Notes are sold for less than their outstanding principal amount, certain Certificateholders will receive a smaller amount of principal distributions under the relevant Indenture than anticipated and will not have any claim for the shortfall against United, any Liquidity Provider or any Trustee.
Cash collateral will not be entitled to the benefits of Section 1110, and cross-defaults may not be required to be cured under Section 1110.
Any cash collateral held as a result of the cross-collateralization of the Equipment Notes would not be entitled to the benefits of Section 1110 of the U.S. Bankruptcy Code. In addition, any default arising under an Indenture solely by reason of the cross-default in such Indenture may not be of a type required to be cured under Section 1110 of the U.S. Bankruptcy Code.
There are no restrictive covenants in the transaction documents relating to our ability to incur future indebtedness.
The Certificates, the Equipment Notes and the underlying agreements will not (i) require us to maintain any financial ratios or specified levels of net worth, revenues, income, cash flow or liquidity and therefore do not protect Certificateholders in the event that we experience significant adverse changes in our financial condition or results of operations, (ii) limit our ability to incur additional indebtedness, pay dividends, repurchase our common stock or take other actions that may affect our financial condition or (iii) restrict our ability to pledge our assets other than the Aircraft. In light of the absence of such restrictions, we may conduct our business in a manner that could cause the market price or liquidity of the Certificates to decline, could have a material adverse effect on our financial condition or the credit ratings of the Certificates or otherwise could restrict or impair our ability to pay amounts due under the Equipment Notes and/or the related agreements.
Any credit ratings assigned to the Certificates are not a recommendation to buy and may be lowered or withdrawn in the future.
Any credit rating assigned to the Certificates is not a recommendation to purchase, hold or sell the Certificates, because such rating does not address market price or suitability for a particular investor. A rating may change during any given period of time and may be lowered or withdrawn entirely by a rating agency if in its judgment circumstances in the future (including the downgrading of United or a Liquidity Provider) so warrant. Moreover, any change in a rating agency’s assessment of the risks of aircraft-backed debt (and similar securities such as the Certificates) could adversely affect the credit rating issued by such rating agency with respect to the Certificates.
Any credit ratings assigned to the Certificates would be expected to be based primarily on the default risk of the Certificates, the availability of the Liquidity Facilities for the benefit of the holders of the Certificates, the value of the Aircraft and the subordination provisions applicable to the Certificates under the Intercreditor Agreement. Such credit ratings would be expected to address the likelihood of timely payment of interest (at the applicable Stated Interest Rate and without any premium) when due on the Certificates and the ultimate payment of principal distributable under the Certificates by the applicable Final Maturity Date. Such credit ratings would not be expected to address the possibility of certain defaults, optional redemptions or other circumstances (such as an Event of Loss to any Aircraft), which could result in the payment of the outstanding principal amount of the Certificates prior to the expected final Regular Distribution Date.
There may be a limited market for resale of Certificates.
Prior to this Offering, there has been no public market for the Certificates. Neither United nor any Trust intends to apply for listing of the Certificates on any securities exchange or otherwise. The Underwriters may assist in resales of the Certificates, but they are not required to do so. A secondary market for the Certificates may not develop. If a secondary market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of your Certificates.
Credit risk retention regulation in Europe may adversely impact an investment in or the liquidity of the Certificates.
In Europe, there is increased political and regulatory scrutiny of the asset-backed securities industry. This has resulted in a number of measures for increased regulation which are currently at various stages of implementation and which may have an adverse impact on the regulatory capital charge to certain investors in securitization exposures or the incentives for certain investors to hold asset-backed securities and may thereby affect the price and liquidity of such securities.
Neither United nor any of its affiliates: (i) makes any representation as to compliance of the transactions contemplated herein with Regulation (EU) 2017/2402 (the “EU Securitization Regulation”), which has applied since January 1, 2019, or any guidelines or other materials published by the European Supervisory Authorities (jointly or individually) in relation thereto, the Draft Regulatory Technical Standards relating to risk retention published by the European Banking Authority on 31 July 2018 (the “Draft Securitization RTS”) or any other delegated regulations of the European Commission (including the final enacted form of the Draft Securitization RTS) in each case as amended from time to time (the “EU Securitization Laws”), or any regulations, guidelines or other regulatory materials in respect of similar matters in the United Kingdom that are introduced following an exit of the United Kingdom from the European Union (the “UK Securitization Laws”), or regarding the regulatory capital treatment of the investment in the Certificates on the initial issuance date of the Certificates (the “Issuance Date”) or at any time in the future; or (ii) undertakes to retain a material net economic interest in the Certificates in accordance with the EU Securitization Laws or UK Securitization Laws, to provide any additional information or to take any other action that may be required to enable an affected investor to comply with any EU Securitization Laws or UK Securitization Laws or comply or enable compliance with the other requirements of the EU Securitization Laws or UK Securitization Laws; or (iii) accepts any responsibility to investors for the regulatory treatment of their investments in the Certificates by any regulatory authority in any jurisdiction. If the regulatory treatment of an investment in the Certificate is relevant to any investor’s decision whether or not to invest, the investor should consult with its own legal, accounting and other advisors or its national regulator in determining its own regulatory position. Were the Certificates considered to be a “securitization position” for the purposes of the EU Securitization Laws or UK Securitization Laws, they may not be a suitable investment for any investor which is subject to the EU Securitization Laws or UK Securitization Laws, including credit institutions, authorized alternative investment fund managers, investment fund managers, investment firms, insurance or reinsurance undertakings, institutions for occupational retirement schemes and UCITS funds. This may affect that investor’s ability to resell the Certificates and may also affect the price and liquidity of the Certificates in the secondary market. Investors must be prepared to bear the risk of holding Certificates until maturity.
Certain regulatory or legislative provisions applicable to certain investors may have the effect of limiting or restricting their ability to hold or acquire the Certificates, which, in turn, may adversely affect the ability of investors in the Certificates who are not subject to those provisions to resell their Certificates in the secondary market. No representation is made as to the proper characterization of the Certificates for legal, investment, financial institution regulatory, financial reporting or other purposes, as to the ability of particular investors to purchase the Certificates under applicable legal investment or other restrictions or as to the consequences of an investment in the Certificates for such purposes or under such restrictions.
Investors are themselves responsible for monitoring and assessing any changes to European risk retention laws and regulations (including UK Securitization Laws). There can be no assurances as to whether the transactions described herein will be affected by a change in law or regulation relating to the EU Securitization Laws or UK Securitization Laws, including as a result of any changes recommended in future reports or reviews. Investors should therefore make themselves aware of the EU Securitization Laws, the UK Securitization Laws, the EU Securitization Regulation (and any corresponding implementing rules of the relevant regulators), in addition to any other regulatory requirements that are (or may become) applicable to them or with respect to their investment in the Certificates.

USE OF PROCEEDS
The proceeds from the sale of the Certificates being offered hereby will be used to purchase Equipment Notes issued by United on the Issuance Date. The Equipment Notes will be issued to finance or refinance two Boeing 777-300ER aircraft delivered new to United from January 2020 to March 2020, five Boeing 787-10 aircraft delivered new to United from November 2022 to December 2022, five Boeing 737 MAX 8 aircraft delivered new to United from June 2023 to December 2023, 11 Boeing 737 MAX 9 aircraft delivered new to United from May 2023 to September 2023, four Boeing 737-800 aircraft delivered new to United from October 2010 to March 2011 and 21 Boeing 737-900ER aircraft delivered new to United from December 2010 to June 2015, to pay fees and expenses relating to this Offering and for United’s general corporate purposes.
THE COMPANY
United is a major U.S. commercial air carrier. The principal executive office of United is located at 233 S. Wacker Drive, Chicago, Illinois 60606, telephone (872) 825-4000.

DESCRIPTION OF THE CERTIFICATES
The following summary describes the material terms of the Certificates. The summary does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the Basic Agreement, which was included as an exhibit to the Company’s Current Report on Form 8-K filed on October 9, 2012 with the Commission, and to all of the provisions of the Certificates, the Trust Supplements and the Intercreditor Agreement, each of which will be filed as an exhibit to a Current Report on Form 8-K to be filed by United with the Commission. Except as otherwise indicated, the following summary relates to each of the Trusts and the Certificates issued by each Trust. The references to Sections in parentheses in the following summary are to the relevant Sections of the Basic Agreement unless otherwise indicated.
General
Each Pass Through Certificate (collectively, the “Certificates”) will represent a fractional undivided interest in one of the two United Airlines 2024-1 Pass Through Trusts (the “Class AA Trust” and the “Class A Trust” and, collectively, the “Trusts”). (Section 2.01) The Trusts will be formed pursuant to a pass through trust agreement between United and Wilmington Trust, National Association, as trustee (the “Trustee”), dated as of October 3, 2012 (the “Basic Agreement”), and two separate supplements thereto (each, a “Trust Supplement” and, together with the Basic Agreement, collectively, the “Pass Through Trust Agreements”) relating to such Trusts between United and the Trustee, as trustee under the Class AA Trust (the “Class AA Trustee”) and trustee under the Class A Trust (the “Class A Trustee”). The Certificates to be issued by the Class AA Trust and the Class A Trust are referred to herein as the “Class AA Certificates” and the “Class A Certificates”, respectively.
The Trust Property of each Trust (the “Trust Property”) will consist of:
•
Subject to the Intercreditor Agreement, Equipment Notes acquired under the Note Purchase Agreement on the Issuance Date and issued on a recourse basis by United in a separate secured loan transaction in connection with the financing by United of each Aircraft and all monies paid on such Equipment Notes and any proceeds from any sale of such Equipment Notes held in such Trust. Equipment Notes held in each Trust will be registered in the name of the Subordination Agent on behalf of such Trust for purposes of giving effect to the provisions of the Intercreditor Agreement.

•
The rights of such Trust to acquire Equipment Notes under the Note Purchase Agreement.

•
The rights of such Trust under the Intercreditor Agreement (including all monies receivable in respect of such rights).

•
All monies receivable under the Liquidity Facility for such Trust.

•
Funds from time to time deposited with the applicable Trustee in accounts relating to such Trust (such as interest and principal payments on the Equipment Notes held in such Trust).

The Certificates of each Trust will be issued in fully registered form only and will be subject to the provisions described below under “— Book-Entry; Delivery and Form”. The Certificates will be issued only in denominations of $1,000 or integral multiples thereof, except that one Certificate of each Trust may be issued in a different denomination. (Section 3.01)
The Certificates represent interests in the respective Trusts, and all payments and distributions thereon will be made only from the Trust Property of the related Trust. (Section 3.09) The Certificates do not represent an interest in or obligation of United, any Trustee, any of the Loan Trustees, any Liquidity Provider or any affiliate of any of the foregoing.
Investment Company Act Exemption
Each of the Trusts is relying on an analysis that the Trusts will not be deemed to be an “investment company” under Rule 3a-7 promulgated by the Commission under the Investment Company Act, although other exemptions or exclusions under the Investment Company Act may be available to the Trusts.

Payments and Distributions
Payments of principal, premium (if any) and interest on the Equipment Notes or with respect to other Trust Property held in each Trust will be distributed by the Trustee to holders of the Certificates (the “Certificateholders”) of such Trust on the date receipt of such payment is confirmed, except in the case of certain types of Special Payments.
Interest
The Equipment Notes held in each Trust will accrue interest at the applicable rate per annum for Certificates issued by such Trust set forth on the cover page of this Prospectus Supplement, payable on February 15 and August 15 of each year, commencing on February 15, 2025. Such interest payments will be distributed to Certificateholders of such Trust on each such date until the final Distribution Date for such Trust, subject to the Intercreditor Agreement. Interest is calculated on the basis of a 360-day year consisting of twelve 30-day months.
Payments of interest applicable to the Certificates issued by each of the Trusts will be supported by a separate Liquidity Facility to be provided by the Liquidity Provider for the benefit of the holders of such Certificates in an aggregate amount sufficient to pay interest thereon at the Stated Interest Rate for such Trust on up to three successive Regular Distribution Dates (without regard to any future payments of principal on such Certificates). The Liquidity Facility for any class of Certificates does not provide for drawings or payments thereunder to pay for principal of or premium, if any, on the Certificates of such class, any interest on the Certificates of such class in excess of the Stated Interest Rate for such Certificates, or, notwithstanding the subordination provisions of the Intercreditor Agreement, principal of or interest or premium, if any, on the Certificates of any other class. Therefore, only the holders of the Certificates to be issued by a particular Trust will be entitled to receive and retain the proceeds of drawings under the Liquidity Facility for such Trust. See “Description of the Liquidity Facilities”.
Principal
Payments of principal of the Equipment Notes are scheduled to be received by the Trustees on February 15 and August 15 of each year, beginning on February 15, 2025 for certain Equipment Notes and August 15, 2025 for the remaining Equipment Notes.
Scheduled Payments
Scheduled payments of interest or principal on the Equipment Notes are herein referred to as “Scheduled Payments”, and February 15 and August 15 of each year, commencing on February 15, 2025, until the final expected Regular Distribution Date are herein referred to as “Regular Distribution Dates”. See “Description of the Equipment Notes — Principal and Interest Payments”. The “Final Maturity Date” for the Class AA Certificates is August 15, 2038 and for the Class A Certificates is August 15, 2038.
Distributions
The Trustee of each Trust will distribute, subject to the Intercreditor Agreement, on each Regular Distribution Date to the Certificateholders of such Trust all Scheduled Payments received in respect of Equipment Notes held on behalf of such Trust, the receipt of which is confirmed by such Trustee on such Regular Distribution Date. Each Certificateholder of each Trust will be entitled to receive its proportionate share, based upon its fractional interest in such Trust, subject to the Intercreditor Agreement, of principal or interest on Equipment Notes held on behalf of such Trust. Each such distribution of Scheduled Payments will be made by the applicable Trustee to the Certificateholders of record of the relevant Trust on the record date applicable to such Scheduled Payment subject to certain exceptions. (Sections 4.01 and 4.02(a)). If a Scheduled Payment is not received by the applicable Trustee on a Regular Distribution Date but is received within five days thereafter, it will be distributed on the date received to such holders of record. If it is received after such five-day period, it will be treated as a Special Payment and distributed as described below.
Any payment in respect of, or any proceeds of, any Equipment Note or Collateral under (and as defined in) any Indenture other than a Scheduled Payment (each, a “Special Payment”) will be distributed on, in the case of an early redemption or a purchase of any Equipment Note, the date of such early redemption or purchase (which shall be a Business Day), and otherwise on the Business Day specified for distribution of such Special Payment pursuant to a notice delivered by each Trustee as soon as practicable after such Trustee has received funds for such Special Payment (each, a “Special Distribution Date”). Any such distribution will be subject to the Intercreditor Agreement.
“Triggering Event” means (x) the occurrence of an Indenture Default under all Indentures resulting in a PTC Event of Default with respect to the most senior class of Certificates then outstanding, (y) the acceleration of all of the outstanding Equipment Notes or (z) certain bankruptcy or insolvency events involving United.
Each Trustee will mail a notice to the Certificateholders of the applicable Trust stating the scheduled Special Distribution Date, the related record date, the amount of the Special Payment and the reason for the Special Payment. In the case of a redemption or purchase of the Equipment Notes held in the related Trust or the occurrence of a Triggering Event, such notice will be mailed not less than 15 days prior to the date such Special Payment is scheduled to be distributed, and in the case of any other Special Payment, such notice will be mailed as soon as practicable after the applicable Trustee has confirmed that it has received funds for such Special Payment. (Trust Supplements, Section 3.03) Each distribution of a Special Payment, other than a final distribution, on a Special Distribution Date for any Trust will be made by the applicable Trustee to the Certificateholders of record of such Trust on the record date applicable to such Special Payment. (Trust Supplements, Section 3.03) See “— Indenture Defaults and Certain Rights Upon an Indenture Default” and “Description of the Equipment Notes — Redemption”.
Each Pass Through Trust Agreement requires that the related Trustee establish and maintain, for the related Trust and for the benefit of the Certificateholders of such Trust, one or more non-interest bearing accounts (the “Certificate Account”) for the deposit of payments representing Scheduled Payments received by such Trustee. Each Pass Through Trust Agreement requires that the related Trustee establish and maintain, for the related Trust and for the benefit of the Certificateholders of such Trust, one or more accounts (the “Special Payments Account”) for the deposit of payments representing Special Payments received by such Trustee, which shall be non-interest bearing except in certain circumstances where such Trustee may invest amounts in such account in certain permitted investments. Pursuant to the terms of each Pass Through Trust Agreement, the related Trustee is required to deposit any Scheduled Payments relating to the applicable Trust received by it in the Certificate Account of such Trust and to deposit any Special Payments so received by it in the Special Payments Account of such Trust. (Section 4.01; Trust Supplements, Section 3.02) All amounts so deposited will be distributed by the related Trustee on a Regular Distribution Date or a Special Distribution Date, as appropriate. (Section 4.02(a); Trust Supplements, Section 3.03)
The final distribution for each Trust will be made only upon presentation and surrender of the Certificates for such Trust at the office or agency of the Trustee specified in the notice given by the Trustee of such final distribution. The Trustee will mail such notice of the final distribution to the Certificateholders of such Trust, specifying the date set for such final distribution and the amount of such distribution. (Trust Supplements, Section 7.01(a)) See “— Termination of the Trusts” below. Distributions in respect of Certificates issued in global form will be made as described in “— Book-Entry; Delivery and Form” below.
If any Distribution Date is a Saturday, Sunday or other day on which commercial banks are authorized or required to close in New York, New York, Chicago, Illinois or Wilmington, Delaware (any other day being a “Business Day”), distributions scheduled to be made on such Regular Distribution Date or Special Distribution Date will be made on the next succeeding Business Day without additional interest.
Pool Factors
The “Pool Balance” for each Trust or for the Certificates issued by any Trust indicates, as of any date, the original aggregate face amount of the Certificates of such Trust less the aggregate amount of all payments as of such date made in respect of the Certificates of such Trust other than payments made in respect of interest or premium or reimbursement of any costs or expenses incurred in connection therewith. The Pool Balance for each Trust or for the Certificates issued by any Trust as of any Distribution Date shall be computed after giving effect to any special distribution with respect to payment of principal of the Equipment Notes or payment with respect to other Trust Property held in such Trust and the distribution thereof to be made on that date. (Trust Supplements, Section 2.01)
The “Pool Factor” for each Trust as of any Distribution Date is the quotient (rounded to the seventh decimal place) computed by dividing (i) the Pool Balance by (ii) the original aggregate face amount of the Certificates of such Trust. The Pool Factor for each Trust or for the Certificates issued by any Trust as of any Distribution Date shall be computed after giving effect to any special distribution with respect to payment of principal of the Equipment Notes or payments with respect to other Trust Property held in such Trust and the distribution thereof to be made on that date. (Trust Supplements, Section 2.01) The Pool Factor for each Trust will be 1.0000000 on the date of issuance of the Certificates; thereafter, the Pool Factor for each Trust will decline as described herein to reflect reductions in the Pool Balance of such Trust. The amount of a Certificateholder’s pro rata share of the Pool Balance of a Trust can be determined by multiplying the face amount of the holder’s Certificate of such Trust by the Pool Factor for such Trust as of the applicable Distribution Date. Notice of the Pool Factor and the Pool Balance for each Trust will be mailed to Certificateholders of such Trust on each Distribution Date. (Trust Supplements, Section 3.01)
The following table sets forth the expected aggregate principal amortization schedule for the Equipment Notes held in each Trust (the “Assumed Amortization Schedule”) and resulting Pool Factors with respect to such Trust. The scheduled distribution of principal payments for any Trust would be affected if any Equipment Notes held in such Trust are redeemed or purchased or if a default in payment on such Equipment Notes occurs. Accordingly, the aggregate principal amortization schedule applicable to a Trust and the resulting Pool Factors may differ from those set forth in the following table.
	Class AA		Class A
Date	Scheduled Principal Payments	Expected Pool Factor	Scheduled Principal Payments	Expected Pool Factor
At Issuance	$0.00	1.0000000	$0.00	1.0000000
February 15, 2025	8,434,377.58	0.9912975	3,354,590.38	0.9912974
August 15, 2025	24,981,774.98	0.9655215	9,935,890.68	0.9655214
February 15, 2026	24,981,774.98	0.9397454	9,935,890.68	0.9397453
August 15, 2026	24,981,774.98	0.9139694	9,935,890.68	0.9139693
February 15, 2027	24,981,774.98	0.8881934	9,935,890.68	0.8881932
August 15, 2027	24,981,774.98	0.8624174	9,935,890.68	0.8624172
February 15, 2028	24,981,774.98	0.8366414	9,935,890.68	0.8366412
August 15, 2028	24,981,774.98	0.8108654	9,935,890.68	0.8108651
February 15, 2029	24,981,774.98	0.7850894	9,935,890.68	0.7850891
August 15, 2029	24,981,774.98	0.7593134	9,935,890.68	0.7593130
February 15, 2030	24,981,774.98	0.7335374	9,935,890.68	0.7335370
August 15, 2030	24,981,774.98	0.7077613	9,935,890.68	0.7077609
February 15, 2031	24,981,774.98	0.6819853	9,935,890.68	0.6819849
August 15, 2031	120,243,698.30	0.5579188	47,824,737.18	0.5579163
February 15, 2032	19,149,412.36	0.5381606	7,616,165.43	0.5381581
August 15, 2032	19,149,412.36	0.5184023	7,616,165.43	0.5184000
February 15, 2033	19,149,412.36	0.4986441	7,616,165.43	0.4986419
August 15, 2033	19,149,412.36	0.4788859	7,616,165.43	0.4788838
February 15, 2034	19,149,412.36	0.4591277	7,616,165.43	0.4591256
August 15, 2034	28,897,693.16	0.4293112	11,493,068.83	0.4293099
February 15, 2035	18,588,426.40	0.4101318	7,393,060.60	0.4101306
August 15, 2035	18,588,426.40	0.3909524	7,393,060.60	0.3909512
February 15, 2036	18,588,426.40	0.3717730	7,393,060.60	0.3717719
August 15, 2036	18,588,426.40	0.3525936	7,393,060.60	0.3525925
February 15, 2037	341,729,163.80	0.0000000	135,913,845.90	0.0000000
The Pool Factor and Pool Balance of each Trust will be recomputed if there has been an early redemption, purchase, or default in the payment of principal or interest in respect of one or more of the

Equipment Notes held in a Trust, as described in “— Indenture Defaults and Certain Rights Upon an Indenture Default” and “Description of the Equipment Notes — Redemption”, or a special distribution has been made attributable to the occurrence of a Triggering Event. Promptly following any such redemption, purchase, default or special distribution, the Pool Factors and the Pool Balances of each Trust so affected will be recomputed after giving effect thereto and notice thereof will be mailed by the Trustee to the Certificateholders of such Trust.
Reports to Certificateholders
On each Distribution Date, the applicable Trustee will include with each distribution by it of a Scheduled Payment or Special Payment to Certificateholders of the related Trust a statement setting forth the following information (per $1,000 face amount of Certificate for such Trust, except as to the amounts described in items (a) and (d) below):
(a)
The aggregate amount of funds distributed on such Distribution Date under the applicable Pass Through Trust Agreement, indicating the amount allocable to each source, including any portion thereof paid by the Liquidity Provider.

(b)
The amount of such distribution under the applicable Pass Through Trust Agreement allocable to principal and the amount allocable to premium, if any.

(c)
The amount of such distribution under the applicable Pass Through Trust Agreement allocable to interest.

(d)
The Pool Balance and the Pool Factor for such Trust. (Trust Supplements, Section 3.01(a))

So long as the Certificates are registered in the name of DTC or its nominee on the record date prior to each Distribution Date, the applicable Trustee will request that DTC post on its Internet bulletin board a securities position listing setting forth the names of all DTC Participants reflected on DTC’s books as holding interests in the Certificates on such record date. On each Distribution Date, the applicable Trustee will mail to each such DTC Participant the statement described above and will make available additional copies as requested by such DTC Participant for forwarding to Certificate Owners. (Trust Supplements, Section 3.01(a))
In addition, after the end of each calendar year, the applicable Trustee will furnish to each Certificateholder of each Trust at any time during the preceding calendar year a statement containing the sum of the amounts determined pursuant to clauses (a), (b) and (c) above with respect to such Trust for such calendar year or, in the event such person was a Certificateholder of such Trust during only a portion of such calendar year, for the applicable portion of such calendar year, and such other items as are readily available to such Trustee and which a Certificateholder of such Trust shall reasonably request as necessary for the purpose of such Certificateholder’s preparation of its U.S. federal income tax returns. (Trust Supplements, Section 3.01(b)) Such statement and such other items shall be prepared on the basis of information supplied to the applicable Trustee by the DTC Participants and shall be delivered by such Trustee to such DTC Participants to be available for forwarding by such DTC Participants to Certificate Owners in the manner described above. (Trust Supplements, Section 3.01(b)) At such time, if any, as the Certificates are issued in the form of definitive certificates, the applicable Trustee will prepare and deliver the information described above to each Certificateholder of record of each Trust as the name and period of ownership of such Certificateholder appears on the records of the registrar of the Certificates.
Each Trustee is required to provide promptly to Certificateholders of the related Trust all material non-confidential information received by such Trustee from United. (Trust Supplements, Section 3.01(e))
Indenture Defaults and Certain Rights Upon an Indenture Default
Upon the occurrence and continuation of an Indenture Default under an Indenture, the Controlling Party will direct the Subordination Agent, as the holder of Equipment Notes issued under such Indenture, which in turn will direct the Loan Trustee under such Indenture in the exercise of remedies thereunder and may accelerate and sell all (but not less than all) of the Equipment Notes issued under such Indenture or sell the collateral under such Indenture to any person, subject to certain limitations. See “Description of the

Intercreditor Agreement — Intercreditor Rights — Limitation on Exercise of Remedies”. The proceeds of any such sale will be distributed pursuant to the provisions of the Intercreditor Agreement. Any such proceeds so distributed to any Trustee upon any such sale shall be deposited in the applicable Special Payments Account and shall be distributed to the Certificateholders of the applicable Trust on a Special Distribution Date. (Section 4.01; Trust Supplements, Sections 3.02 and 3.03) The market for Equipment Notes at the time of the existence of an Indenture Default may be very limited and there can be no assurance as to the price at which they could be sold. If any such Equipment Notes are sold for less than their outstanding principal amount, certain Certificateholders will receive a smaller amount of principal distributions under the relevant Indenture than anticipated and will not have any claim for the shortfall against United, any Liquidity Provider or any Trustee.
Any amount, other than Scheduled Payments received on a Regular Distribution Date or within five days thereafter, distributed to the Trustee of any Trust by the Subordination Agent on account of any Equipment Note or Collateral under (and as defined in) any Indenture held in such Trust following an Indenture Default will be deposited in the Special Payments Account for such Trust and will be distributed to the Certificateholders of such Trust on a Special Distribution Date. (Section 4.01; Trust Supplements, Section 3.02) Any funds representing payments received with respect to any defaulted Equipment Notes, or the proceeds from the sale of any Equipment Notes, held by the applicable Trustee in the Special Payments Account for such Trust will, to the extent practicable, be invested by such Trustee in certain permitted investments pending the distribution of such funds on a Special Distribution Date. (Section 4.04)
Each Pass Through Trust Agreement provides that the Trustee of the related Trust will, within 90 days after the occurrence of any default known to such Trustee, give to the Certificateholders of such Trust notice, transmitted by mail, of such uncured or unwaived default with respect to such Trust known to it, provided that, except in the case of default in a payment of principal, premium, if any, or interest on any of the Equipment Notes held in such Trust, the applicable Trustee will be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of such Certificateholders. The term “default” as used in this paragraph only with respect to any Trust means the occurrence of an Indenture Default under any Indenture pursuant to which Equipment Notes held by such Trust were issued, as described above, except that in determining whether any such Indenture Default has occurred, any grace period or notice in connection therewith will be disregarded. (Section 7.02)
Each Pass Through Trust Agreement contains a provision entitling the Trustee of the related Trust, subject to the duty of such Trustee during a default to act with the required standard of care, to be offered reasonable security or indemnity by the holders of the Certificates of such Trust before proceeding to exercise any right or power under such Pass Through Trust Agreement or the Intercreditor Agreement at the request of such Certificateholders. (Section 7.03(e))
Subject to certain qualifications set forth in each Pass Through Trust Agreement and to the Intercreditor Agreement, the Certificateholders of each Trust holding Certificates evidencing fractional undivided interests aggregating not less than a majority in interest in such Trust shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee with respect to such Trust or pursuant to the terms of the Intercreditor Agreement, or exercising any trust or power conferred on such Trustee under such Pass Through Trust Agreement or the Intercreditor Agreement, including any right of such Trustee as Controlling Party under the Intercreditor Agreement or as holder of the Equipment Notes. (Section 6.04)
In certain cases, the holders of the Certificates of a Trust evidencing fractional undivided interests aggregating not less than a majority in interest of such Trust may on behalf of the holders of all the Certificates of such Trust waive any past “event of default” under such Trust (i.e., any Indenture Default under any Indenture pursuant to which Equipment Notes held by such Trust were issued) and its consequences or, if the Trustee of such Trust is the Controlling Party, may direct such Trustee to instruct the applicable Loan Trustee to waive any past Indenture Default and its consequences, except (i) a default in the deposit of any Scheduled Payment or Special Payment or in the distribution thereof, (ii) a default in payment of the principal, premium, if any, or interest with respect to any of the Equipment Notes and (iii) a default in respect of any covenant or provision of the Pass Through Trust Agreement that cannot be modified or amended without the consent of each Certificateholder of such Trust affected thereby. (Section 6.05) Each Indenture will provide that, with certain exceptions, the holders of the majority in aggregate unpaid principal amount of the Equipment Notes issued thereunder may on behalf of all such holders waive any past default or Indenture Default thereunder. (Indentures, Section 5.06) Notwithstanding such provisions of the Indentures, pursuant to the Intercreditor Agreement after the occurrence and during the continuance of an Indenture Default only the Controlling Party will be entitled to waive any such past default or Indenture Default. See “Description of the Intercreditor Agreement — Intercreditor Rights — Controlling Party”.
Purchase Rights of Certificateholders
Upon the occurrence and during the continuation of a Certificate Buyout Event, with 15 days’ written notice to the Trustee and each certificateholder of the same class:
•
The Class A Certificateholders will have the right to purchase all but not less than all of the Class AA Certificates on the third Business Day next following the expiry of such 15-day notice period.

•
If any class of Additional Junior Certificates has been issued, the holders of such Additional Junior Certificates will have the right to purchase all but not less than all of the Class AA and Class A Certificates and any other class of Additional Junior Certificates ranking senior in right of payment to such class of Additional Junior Certificates and, if Refinancing Certificates have been issued, holders of such Refinancing Certificates will have the same right to purchase Certificates as the holders of the class that they refinanced had. See “Possible Issuance of Additional Junior Certificates and Refinancing of Certificates”.

In each case, the purchase price will be equal to the Pool Balance of the relevant class or classes of Certificates to be purchased plus accrued and unpaid interest thereon to the date of purchase, without premium, but including any other amounts then due and payable to the certificateholders of such class or classes. Such purchase right may be exercised by any certificateholder of the class or classes entitled to such right. In each case, if prior to the end of the 15-day notice period, any other certificateholder of the same class notifies the purchasing certificateholder that the other certificateholder wants to participate in such purchase, then such other certificateholder may join with the purchasing certificateholder to purchase the Certificates pro rata based on the fractional undivided interest in the applicable Trust or Additional Trust held by each such certificateholder. If United or any of its affiliates is a Certificateholder or holder of Additional Junior Certificates or Refinancing Certificates, it will not have the purchase rights described above. (Trust Supplements, Section 4.01)
A “Certificate Buyout Event” means that a United Bankruptcy Event has occurred and is continuing and either of the following events have occurred: (A) both (i) the 60-day period specified in Section 1110(a)(2)(A) of the U.S. Bankruptcy Code (the “60-Day Period”) has expired and (ii) United has not entered into one or more agreements under Section 1110(a)(2)(A) of the U.S. Bankruptcy Code to perform all of its obligations under all of the Indentures or, if it has entered into such agreements, has at any time thereafter failed to cure any default under any of the Indentures in accordance with Section 1110(a)(2)(B) of the U.S. Bankruptcy Code; or (B) if prior to the expiry of the 60-Day Period, United shall have abandoned any Aircraft.
PTC Event of Default
A Pass Through Certificate Event of Default (a “PTC Event of Default”) under each Pass Through Trust Agreement means the failure to pay:
•
The outstanding Pool Balance of the applicable class of Certificates within ten Business Days of the Final Maturity Date for such class.

•
Interest due on such class of Certificates within ten Business Days of any Distribution Date (unless the Subordination Agent shall have made Interest Drawings, or withdrawals from the Cash Collateral Account for such class of Certificates, with respect thereto in an aggregate amount sufficient to pay such interest and shall have distributed such amount to the Trustee entitled thereto). (Section 1.01)

Any failure to make expected principal distributions with respect to any class of Certificates on any Regular Distribution Date (other than the Final Maturity Date) will not constitute a PTC Event of Default with respect to such Certificates. A PTC Event of Default with respect to the most senior outstanding class of Certificates resulting from an Indenture Default under all Indentures will constitute a Triggering Event.
Merger, Consolidation and Transfer of Assets
United will be prohibited from consolidating with or merging into any other person or transferring all or substantially all of its assets as an entirety to any other person unless:
•
The surviving successor or transferee person shall be organized and validly existing under the laws of the United States or any state thereof or the District of Columbia.

•
The surviving successor or transferee person shall be a “citizen of the United States” (as defined in Title 49 of the United States Code relating to aviation (the “Transportation Code”)) holding an air carrier operating certificate issued pursuant to Chapter 447 of Title 49, United States Code, if, and so long as, such status is a condition of entitlement to the benefits of Section 1110 of the U.S. Bankruptcy Code.

•
The surviving successor or transferee person shall expressly assume all of the obligations of United contained in the Basic Agreement and any Trust Supplement, the Equipment Notes, the Note Purchase Agreement, the Indentures, the Participation Agreements and any other operative documents.

•
United shall have delivered a certificate and an opinion or opinions of counsel indicating that such transaction, in effect, complies with such conditions.

In addition, after giving effect to such transaction, no Indenture Default shall have occurred and be continuing. (Section 5.02; Indentures, Section 4.07)
The Basic Agreement, the Trust Supplements, the Note Purchase Agreement, the Indentures and the Participation Agreements will not contain any covenants or provisions that may afford any Trustee or Certificateholder protection in the event of a highly leveraged transaction, including transactions effected by management or affiliates, which may or may not result in a change in control of United.
Modifications of the Pass Through Trust Agreements and Certain Other Agreements
Each Pass Through Trust Agreement contains provisions permitting, at the request of United, the execution of amendments or supplements to such Pass Through Trust Agreement or, if applicable, to the Intercreditor Agreement, the Note Purchase Agreement or the Liquidity Facilities, without the consent of the holders of any of the Certificates of the related Trust:
•
To evidence the succession of another corporation to United and the assumption by such corporation of United’s obligations under such Pass Through Trust Agreement or the Note Purchase Agreement.

•
To add to the covenants of United for the benefit of holders of such Certificates or to surrender any right or power conferred upon United in such Pass Through Trust Agreement, the Intercreditor Agreement, the Note Purchase Agreement or the Liquidity Facilities.

•
To correct or supplement any provision of such Pass Through Trust Agreement, the Intercreditor Agreement, the Note Purchase Agreement or the Liquidity Facilities which may be defective or inconsistent with any other provision in such Pass Through Trust Agreement, the Intercreditor Agreement, the Note Purchase Agreement or the Liquidity Facilities, as applicable, or to cure any ambiguity or to modify any other provision with respect to matters or questions arising under such Pass Through Trust Agreement, the Intercreditor Agreement, the Note Purchase Agreement or the Liquidity Facilities, provided that such action shall not materially adversely affect the interests of the holders of such Certificates; to correct any mistake in such Pass Through Trust Agreement, the Intercreditor Agreement, the Note Purchase Agreement or the Liquidity Facilities; or, as provided in the Intercreditor Agreement, to give effect to or provide for a Replacement Facility.

•
To comply with any requirement of the Commission, any applicable law, rules or regulations of any exchange or quotation system on which the Certificates are listed, or any regulatory body.

•
To modify, eliminate or add to the provisions of such Pass Through Trust Agreement, the Intercreditor Agreement, the Note Purchase Agreement or the Liquidity Facilities to such extent as shall be necessary to continue the qualification of such Pass Through Trust Agreement (including any supplemental agreement) under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), or any similar federal statute enacted after the execution of such Pass Through Trust Agreement, and to add to such Pass Through Trust Agreement, the Intercreditor Agreement, the Note Purchase Agreement or the Liquidity Facilities such other provisions as may be expressly permitted by the Trust Indenture Act.

•
To evidence and provide for the acceptance of appointment under such Pass Through Trust Agreement, the Intercreditor Agreement, the Note Purchase Agreement or the Liquidity Facilities by a successor Trustee and to add to or change any of the provisions of such Pass Through Trust Agreement, the Intercreditor Agreement, the Note Purchase Agreement or the Liquidity Facilities as shall be necessary to provide for or facilitate the administration of the Trusts under the Basic Agreement by more than one trustee.

•
To provide for the issuance of Additional Junior Certificates or Refinancing Certificates after the Issuance Date, subject to certain terms and conditions. See “Possible Issuance of Additional Junior Certificates and Refinancing of Certificates”.

In each case, such modification or supplement may not adversely affect the status of the Trust as a grantor trust under Subpart E, Part I of Subchapter J of Chapter 1 of Subtitle A of the Internal Revenue Code of 1986, as amended (the “Code”), for U.S. federal income tax purposes. (Section 9.01; Trust Supplements, Section 6.02)
Each Pass Through Trust Agreement also contains provisions permitting the execution, with the consent of the holders of the Certificates of the related Trust evidencing fractional undivided interests aggregating not less than a majority in interest of such Trust, of amendments or supplements adding any provisions to or changing or eliminating any of the provisions of such Pass Through Trust Agreement, the Intercreditor Agreement, the Note Purchase Agreement or the Liquidity Facilities to the extent applicable to such Certificateholders or of modifying the rights and obligations of such Certificateholders under such Pass Through Trust Agreement, the Intercreditor Agreement, the Note Purchase Agreement or the Liquidity Facilities. No such amendment or supplement may, without the consent of the holder of each outstanding Certificate so affected thereby:
•
Reduce in any manner the amount of, or delay the timing of, any receipt by the Trustee of payments with respect to the Equipment Notes held in such Trust or distributions in respect of any Certificate related to such Trust, or change the date or place of any payment in respect of any Certificate, or make distributions payable in coin or currency other than that provided for in such Certificates, or impair the right of any Certificateholder of such Trust to institute suit for the enforcement of any such payment when due.

•
Permit the disposition of any Equipment Note held in such Trust, except as provided in such Pass Through Trust Agreement, or otherwise deprive such Certificateholder of the benefit of the ownership of the applicable Equipment Notes.

•
Alter the priority of distributions specified in the Intercreditor Agreement in a manner materially adverse to such Certificateholders.

•
Reduce the percentage of the aggregate fractional undivided interests of the Trust provided for in such Pass Through Trust Agreement, the consent of the holders of which is required for any such supplemental agreement or for any waiver provided for in such Pass Through Trust Agreement.

•
Modify any of the provisions relating to the rights of the Certificateholders to consent to the amendments or supplements referred to in this paragraph or in respect of certain waivers of Indenture Defaults, except to increase any such percentage or to provide that certain other provisions of such Pass Through Trust Agreement cannot be modified or waived without the consent of each Certificateholder affected thereby.

•
Adversely affect the status of any Trust as a grantor trust under Subpart E, Part I of Subchapter J of Chapter 1 of Subtitle A of the Code for U.S. federal income tax purposes. (Section 9.02; Trust Supplements, Section 6.03)

In the event that a Trustee, as holder (or beneficial owner through the Subordination Agent) of any Equipment Note in trust for the benefit of the Certificateholders of the relevant Trust or as Controlling Party under the Intercreditor Agreement, receives (directly or indirectly through the Subordination Agent) a request for a consent to any amendment, modification, waiver or supplement under any Indenture, any Participation Agreement, any Equipment Note or any other related document, such Trustee shall forthwith send a notice of such proposed amendment, modification, waiver or supplement to each Certificateholder of the relevant Trust as of the date of such notice, except in the case when consent of Certificateholders is not required under the applicable Pass Through Trust Agreement. Such Trustee shall request from the Certificateholders a direction as to:
•
Whether or not to take or refrain from taking (or direct the Subordination Agent to take or refrain from taking) any action which a holder of such Equipment Note or the Controlling Party has the option to direct.

•
Whether or not to give or execute (or direct the Subordination Agent to give or execute) any waivers, consents, amendments, modifications or supplements as a holder of such Equipment Note or as Controlling Party.

•
How to vote (or direct the Subordination Agent to vote) any Equipment Note if a vote has been called for with respect thereto.

Provided such a request for Certificateholder direction shall have been made, in directing any action or casting any vote or giving any consent as the holder of any Equipment Note (or in directing the Subordination Agent in any of the foregoing):
•
Other than as Controlling Party, such Trustee shall vote for or give consent to any such action with respect to such Equipment Note in the same proportion as that of (x) the aggregate face amount of all Certificates actually voted in favor of or for giving consent to such action by such direction of Certificateholders to (y) the aggregate face amount of all outstanding Certificates of the relevant Trust.

•
As the Controlling Party, such Trustee shall vote as directed in such Certificateholder direction by the Certificateholders evidencing fractional undivided interests aggregating not less than a majority in interest in the relevant Trust.

For purposes of the immediately preceding paragraph, a Certificate shall have been “actually voted” if the Certificateholder has delivered to the applicable Trustee an instrument evidencing such Certificateholder’s consent to such direction prior to one Business Day before such Trustee directs such action or casts such vote or gives such consent. Notwithstanding the foregoing, but subject to certain rights of the Certificateholders under the relevant Pass Through Trust Agreement and subject to the Intercreditor Agreement, a Trustee may, in its own discretion and at its own direction, consent and notify the relevant Loan Trustee of such consent (or direct the Subordination Agent to consent and notify the relevant Loan Trustee of such consent) to any amendment, modification, waiver or supplement under the relevant Indenture, Participation Agreement, any relevant Equipment Note or any other related document, if an Indenture Default under any Indenture shall have occurred and be continuing, or if such amendment, modification, waiver or supplement will not materially adversely affect the interests of the Certificateholders. (Section 10.01)
In determining whether the Certificateholders of the requisite fractional undivided interests of Certificates of any class have given any direction under a Pass Through Trust Agreement, Certificates owned by United or any of its affiliates will be disregarded and deemed not to be outstanding for purposes of any such determination. Notwithstanding the foregoing, (i) if any such person owns 100% of the Certificates of any class, such Certificates shall not be so disregarded, and (ii) if any amount of Certificates of any class so owned by any such person have been pledged in good faith, such Certificates shall not be disregarded if the pledgee establishes to the satisfaction of the applicable Trustee the pledgee’s right so to act with respect to such Certificates and that the pledgee is not United or an affiliate of United.
Obligation to Purchase Equipment Notes
The Trustees will be obligated to purchase on the Issuance Date the Equipment Notes issued with respect to the Aircraft, subject to the terms and conditions of a note purchase agreement (the “Note

Purchase Agreement”). Under the Note Purchase Agreement, United will enter into a secured debt financing with respect to each Aircraft. The Note Purchase Agreement provides for the relevant parties to enter into a participation agreement (each, a “Participation Agreement”) and an indenture (each, an “Indenture”) relating to the financing of each Aircraft in substantially the form attached to the Note Purchase Agreement.
Termination of the Trusts
The obligations of United and the applicable Trustee with respect to a Trust will terminate upon the distribution to Certificateholders of such Trust of all amounts required to be distributed to them pursuant to the applicable Pass Through Trust Agreement and the disposition of all property held in such Trust. The applicable Trustee will send to each Certificateholder of such Trust notice of the termination of such Trust, the amount of the proposed final payment and the proposed date for the distribution of such final payment for such Trust. The final distribution to any Certificateholder of such Trust will be made only upon surrender of such Certificateholder’s Certificates at the office or agency of the applicable Trustee specified in such notice of termination. (Trust Supplements, Section 7.01(a))
The Trustees
The Trustee for each Trust will be Wilmington Trust, National Association. The Trustee’s address is Wilmington Trust, National Association, 1100 North Market Street, Wilmington, Delaware 19890-1605, Attention: Corporate Trust Administration.
Book-Entry; Delivery and Form
General
Upon issuance, each class of Certificates will be represented by one or more fully registered global certificates. Each global certificate will be deposited with, or on behalf of, The Depository Trust Company (“DTC”) and registered in the name of Cede & Co. (“Cede”), the nominee of DTC. DTC was created to hold securities for its participants (“DTC Participants”) and facilitate the clearance and settlement of securities transactions between DTC Participants through electronic book-entry changes in accounts of the DTC Participants, thereby eliminating the need for physical movement of certificates. DTC Participants include securities brokers and dealers, banks, trust companies and clearing corporations and certain other organizations. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly (“Indirect DTC Participants”).
So long as such book-entry procedures are applicable, no person acquiring an interest in such Certificates (“Certificate Owner”) will be entitled to receive a certificate representing such person’s interest in such Certificates. Unless and until definitive certificates are issued under the limited circumstances described below under “— Physical Certificates”, all references to actions by Certificateholders shall refer to actions taken by DTC upon instructions from DTC Participants, and all references herein to distributions, notices, reports and statements to Certificateholders shall refer, as the case may be, to distributions, notices, reports and statements to DTC or Cede, as the registered holder of such Certificates, or to DTC Participants for distribution to Certificate Owners in accordance with DTC procedures.
DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to Section 17A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
Under the New York Uniform Commercial Code, a “clearing corporation” is defined as:
•
a person that is registered as a “clearing agency” under the federal securities laws;

•
a federal reserve bank; or

•
any other person that provides clearance or settlement services with respect to financial assets that would require it to register as a clearing agency under the federal securities laws but for an exclusion or exemption from the registration requirement, if its activities as a clearing corporation, including promulgation of rules, are subject to regulation by a federal or state governmental authority.
A “clearing agency” is an organization established for the execution of trades by transferring funds, assigning deliveries and guaranteeing the performance of the obligations of parties to trades.
Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers of the Certificates among DTC Participants on whose behalf it acts with respect to the Certificates and to receive and transmit distributions with respect to the Certificates. DTC Participants and Indirect DTC Participants with which Certificate Owners have accounts similarly are required to make book-entry transfers and receive and transmit the payments on behalf of their respective customers. Certificate Owners that are not DTC Participants or Indirect DTC Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the Certificates may do so only through DTC Participants and Indirect DTC Participants. In addition, Certificate Owners will receive all distributions with respect to the Certificates from the Trustees through DTC Participants or Indirect DTC Participants, as the case may be.
Under a book-entry format, Certificate Owners may experience some delay in their receipt of payments, because payments with respect to the Certificates will be forwarded by the Trustees to Cede, as nominee for DTC. DTC will forward payments in same-day funds to each DTC Participant who is credited with ownership of the Certificates in an amount proportionate to the face amount of that DTC Participant’s holdings of beneficial interests in the Certificates, as shown on the records of DTC or its nominee. Each such DTC Participant will forward payments to its Indirect DTC Participants in accordance with standing instructions and customary industry practices. DTC Participants and Indirect DTC Participants will be responsible for forwarding distributions to Certificate Owners for whom they act. Accordingly, although Certificate Owners will not possess physical certificates, DTC’s rules provide a mechanism by which Certificate Owners will receive payments on the Certificates and will be able to transfer their interests.
Unless and until physical certificates are issued under the limited circumstances described under “— Physical Certificates” below, the only Certificateholder of physical certificates will be Cede, as nominee of DTC. Certificate Owners will not be recognized by the Trustees as registered owners of Certificates under the applicable Pass Through Trust Agreement. Certificate Owners will be permitted to exercise their rights under the applicable Pass Through Trust Agreement only indirectly through DTC. DTC will take any action permitted to be taken by a Certificateholder under the applicable Pass Through Trust Agreement only at the direction of one or more DTC Participants to whose accounts with DTC the Certificates are credited. In the event any action requires approval by Certificateholders of a certain percentage of the beneficial interests in a Trust, DTC will take action only at the direction of and on behalf of DTC Participants whose holdings include undivided interests that satisfy the required percentage. DTC may take conflicting actions with respect to other undivided interests to the extent that the actions are taken on behalf of DTC Participants whose holdings include those undivided interests. DTC will convey notices and other communications to DTC Participants, and DTC Participants will convey notices and other communications to Indirect DTC Participants in accordance with arrangements among them. Arrangements among DTC and its direct and indirect participants are subject to any statutory or regulatory requirements as may be in effect from time to time. DTC’s rules applicable to itself and DTC Participants are on file with the Commission.
A Certificate Owner’s ability to pledge its Certificates to persons or entities that do not participate in the DTC system, or otherwise to act with respect to its Certificates, may be limited due to the lack of a physical certificate to evidence ownership of the Certificates, and because DTC can only act on behalf of DTC Participants, who in turn act on behalf of Indirect DTC Participants.
Neither United nor the Trustees will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Certificates held by Cede, as nominee for DTC, for maintaining, supervising or reviewing any records relating to the beneficial ownership interests or for the performance by DTC, any DTC Participant or any Indirect DTC Participant of their respective obligations under the rules and procedures governing their obligations.
As long as the Certificates of any Trust are registered in the name of DTC or its nominee, United will make all payments to the Loan Trustee under the applicable Indenture in immediately available funds. The applicable Trustee will pass through to DTC in immediately available funds all payments received from United, including the final distribution of principal with respect to the Certificates of such Trust.
Any Certificates registered in the name of DTC or its nominee will trade in DTC’s Same-Day Funds Settlement System until maturity. DTC will require secondary market trading activity in the Certificates to settle in immediately available funds. No assurance can be given as to the effect, if any, of settlement in same-day funds on trading activity in the Certificates.
Physical Certificates
Physical certificates will be issued in paper form to Certificateholders or their nominees, rather than to DTC or its nominee, only if:
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United advises the applicable Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the Certificates and United is unable to locate a qualified successor;

•
United elects to terminate the book-entry system through DTC; or

•
after the occurrence of an Indenture Default under any Indenture pursuant to which Equipment Notes held by a Trust were issued, Certificate Owners owning at least a majority in fractional undivided interests in such Trust advise the applicable Trustee, United and DTC through DTC Participants that the continuation of a book-entry system through DTC or a successor to DTC is no longer in the Certificate Owners’ best interest.

Upon the occurrence of any of the events described in the three subparagraphs above, the applicable Trustee will notify all applicable Certificate Owners through DTC Participants of the occurrence of such event and the availability of physical certificates. Upon surrender by DTC of the global certificates and receipt of instructions for re-registration, the applicable Trustee will reissue the Certificates as physical certificates to the applicable Certificate Owners.
In the case of the physical certificates that are issued, the applicable Trustee or a paying agent will make distributions with respect to such Certificates directly to holders in whose names the physical certificates were registered at the close of business on the applicable record date. Except for the final payment to be made with respect to a Certificate, the applicable Trustee or a paying agent will make distributions by check mailed to the addresses of the registered holders as they appear on the register maintained by such Trustee. The applicable Trustee or a paying agent will make the final payment with respect to any Certificate only upon presentation and surrender of the applicable Certificate at the office or agency specified in the notice of final distribution to Certificateholders.
Physical certificates will be freely transferable and exchangeable at the office of the Trustee upon compliance with the requirements set forth in the applicable Pass Through Trust Agreement. Neither the Trustee nor any transfer or exchange agent will impose a service charge for any registration of transfer or exchange. However, the Trustee or transfer or exchange agent will require payment of a sum sufficient to cover any tax or other governmental charge attributable to a transfer or exchange.

DESCRIPTION OF THE LIQUIDITY FACILITIES
The following summary describes the material terms of the Liquidity Facilities and certain provisions of the Intercreditor Agreement relating to the Liquidity Facilities. The summary does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the Liquidity Facilities and the Intercreditor Agreement, each of which will be filed as an exhibit to a Current Report on Form 8-K to be filed by United with the Commission. The provisions of the Liquidity Facilities are substantially identical except as otherwise indicated.
General
Natixis, acting through its New York Branch (the “Liquidity Provider”), will enter into a separate revolving credit agreement (each, a “Liquidity Facility”) with the Subordination Agent with respect to the Class AA Trust and the Class A Trust. On any Regular Distribution Date, if, after giving effect to the subordination provisions of the Intercreditor Agreement, the Subordination Agent does not have sufficient funds for the payment of interest on the Class AA or A Certificates, the Liquidity Provider under the relevant Liquidity Facility will make an advance (an “Interest Drawing”) in the amount needed to fund such interest shortfall up to the Maximum Available Commitment. The maximum amount of Interest Drawings available under each Liquidity Facility is expected to provide an amount sufficient for the Subordination Agent to pay interest on the related class of Certificates on up to three consecutive semiannual Regular Distribution Dates (without regard to any expected future payments of principal on such Certificates) at the respective interest rates shown on the cover page of this Prospectus Supplement for such Certificates (the “Stated Interest Rates”). If interest payment defaults occur that exceed the amount covered by and available under the Liquidity Facility for the Class AA or Class A Trust, the Certificateholders of such Trust will bear their allocable share of the deficiencies to the extent that there are no other sources of funds. The Liquidity Provider with respect to each of the Class AA Trust and Class A Trust may be replaced by one or more other entities under certain circumstances.
Drawings
Except as otherwise provided below, the Liquidity Facility for each of the Class AA and Class A Trusts will enable the Subordination Agent to make Interest Drawings thereunder promptly on or after any Regular Distribution Date if, after giving effect to the subordination provisions of the Intercreditor Agreement, there are insufficient funds available to the Subordination Agent to pay interest on the Certificates of such Trust at the Stated Interest Rate for such Trust; provided, however, that the maximum amount available to be drawn under the Liquidity Facility with respect to the Class AA or Class A Trust on any Regular Distribution Date to fund any shortfall of interest on Certificates of such Trust will not exceed the then Maximum Available Commitment under such Liquidity Facility. The “Maximum Available Commitment” at any time under each Liquidity Facility is an amount equal to the then Maximum Commitment of such Liquidity Facility less the aggregate amount of each Interest Drawing outstanding under such Liquidity Facility at such time, provided that following a Downgrade Drawing (subject to reinstatement of the obligations of any applicable Liquidity Provider if any such Liquidity Provider has a Long-Term Rating specified for each Rating Agency in the definition of “Liquidity Threshold Rating” or higher at any time after the occurrence of a Downgrade Event and so notifies the Subordination Agent), a Special Termination Drawing, a Final Drawing or a Non-Extension Drawing under a Liquidity Facility, the Maximum Available Commitment under such Liquidity Facility shall be zero.
“Maximum Commitment” for the Liquidity Facility for the Class AA Trust and the Class A Trust means initially $80,698,279 and $34,598,610, respectively, as the same may be reduced from time to time as described below.
“Required Amount” means, in relation to the Liquidity Facility for any applicable Trust for any day, the sum of the aggregate amount of interest, calculated at the rate per annum equal to the Stated Interest Rate for such Trust, that would be payable on such class of Certificates on each of the three successive Regular Distribution Dates immediately following such day or, if such day is a Regular Distribution Date, on such day and the succeeding two Regular Distribution Dates, in each case calculated on the basis of the Pool Balance of the corresponding class of Certificates on such day and without regard to expected future payments of principal on such class of Certificates.

The Liquidity Facility for any applicable class of Certificates does not provide for drawings thereunder to pay for principal of or premium on the Certificates of such class or any interest on the Certificates of such class in excess of the Stated Interest Rate for such class or more than three semiannual installments of interest thereon or principal of or interest or premium on the Certificates of any other class. (Liquidity Facilities, Section 2.02; Intercreditor Agreement, Section 3.5)
Each payment by a Liquidity Provider reduces by the same amount the Maximum Available Commitment under the related Liquidity Facility, subject to reinstatement as described below. With respect to any Interest Drawing, upon reimbursement of the applicable Liquidity Provider in full or in part for the amount of such Interest Drawing plus interest thereon, the Maximum Available Commitment under the applicable Liquidity Facility will be reinstated by an amount equal to the amount of such Interest Drawing so reimbursed to an amount not to exceed the then Required Amount of such Liquidity Facility. However, the Maximum Available Commitment under such Liquidity Facility will not be so reinstated at any time if (i) a Liquidity Event of Default with respect to such Liquidity Facility shall have occurred and be continuing and less than 65% of the then aggregate outstanding principal amount of all Equipment Notes (other than Additional Equipment Notes, if any) are Performing Equipment Notes or (ii) a Final Drawing, Downgrade Drawing, Special Termination Drawing or Non-Extension Drawing shall have been made or an Interest Drawing shall have been converted into a Final Drawing. The Maximum Available Commitment under any Liquidity Facility will not be reinstated after a Final Drawing, Downgrade Drawing (except as described above), Special Termination Drawing or Non-Extension Drawing thereunder. On (or, if applicable, immediately following) the first Regular Distribution Date and promptly following each date on which the Pool Balance of the Class AA or Class A Trust shall have been reduced by payments made to the related Certificateholders pursuant to the Intercreditor Agreement, the Maximum Commitment of the Liquidity Facility for such Trust will be automatically reduced from time to time to an amount equal to the then Required Amount. (Liquidity Facilities, Section 2.04(a); Intercreditor Agreement, Section 3.5(j))
“Performing Equipment Note” means an Equipment Note with respect to which no payment default has occurred and is continuing (without giving effect to any acceleration); provided that in the event of a bankruptcy proceeding under the U.S. Bankruptcy Code in which United is a debtor any payment default existing during the 60-day period under Section 1110(a)(2)(A) of the U.S. Bankruptcy Code (or such longer period as may apply under Section 1110(b) of the U.S. Bankruptcy Code or as may apply for the cure of such payment default under Section 1110(a)(2)(B) of the U.S. Bankruptcy Code) shall not be taken into consideration until the expiration of the applicable period.
If at any time a Liquidity Provider is downgraded, or any applicable rating of a Liquidity Provider is suspended or withdrawn, by any nationally recognized rating agency which shall have been requested to rate the Certificates and which shall then be rating the Certificates (the “Rating Agencies”) such that after such downgrading, suspension or withdrawal such Liquidity Provider does not have a Long-Term Rating from such Rating Agency of the applicable Liquidity Threshold Rating or higher (any such downgrading, suspension or withdrawal, a “Downgrade Event”), and such Liquidity Facility is not replaced with a Replacement Facility within 35 days of the occurrence of such Downgrade Event (or, if earlier, the expiration date of such Liquidity Facility), such Liquidity Facility will be drawn up to the then Maximum Available Commitment under such Liquidity Facility (the “Downgrade Drawing”), unless no later than 35 days after the occurrence of such Downgrade Event (or, if earlier, the expiration date of such Liquidity Facility), the Rating Agency whose downgrading, suspension or withdrawal of such Liquidity Provider resulted in the occurrence of such Downgrade Event provides a written confirmation to the effect that such downgrading, suspension or withdrawal will not result in a downgrading, withdrawal or suspension of the rating by such Rating Agency for the related class of Certificates. The proceeds of a Downgrade Drawing will be deposited into a cash collateral account (the “Cash Collateral Account”) for the applicable class of Certificates and used for the same purposes and under the same circumstances and subject to the same conditions as cash payments of Interest Drawings under such Liquidity Facility would be used. If at any time after the occurrence of a Downgrade Event with respect to a Liquidity Provider, such Liquidity Provider has a Long-Term Rating specified by each Rating Agency in the definition of “Liquidity Threshold Rating” or higher and so notifies the Subordination Agent, amounts on deposit in the applicable Cash Collateral Account that have not be applied to the payment of interest will be reimbursed to such Liquidity Provider and the obligations of such Liquidity Provider under the related Liquidity Facility shall be reinstated to the extent of such amounts which have been reimbursed to such Liquidity Provider. For the avoidance of doubt, the foregoing requirements shall apply to each occurrence of a Downgrade Event with respect to a Liquidity Provider, regardless of whether or not one or more Downgrade Events have occurred prior thereto and whether or not any confirmation by a Rating Agency specified in the foregoing requirements has been obtained with respect to any prior occurrence of a Downgrade Event. (Liquidity Facilities, Section 2.02(c); Intercreditor Agreement, Section 3.5(c)) If a qualified Replacement Facility is subsequently provided, the balance of the applicable Cash Collateral Account will be repaid to the replaced Liquidity Provider.
“Liquidity Threshold Rating” means: (a) in the case of S&P Global Ratings (“S&P”), a Long-Term Rating of A- with respect to the Class AA Trust and a Long-Term Rating of BBB with respect to the Class A Trust, and (b) in the case of Moody’s Investors Service, Inc. (“Moody’s”), a Long-Term Rating of Baa2.
“Long-Term Rating” means, for any entity, (a) in the case of S&P, the long-term issuer credit rating of such entity and (b) in the case of Moody’s, the long-term unsecured debt rating of such entity.
If at any time during the 18-month period prior to the final expected Regular Distribution Date, the Pool Balance for a Trust is greater than the aggregate outstanding principal amount of Equipment Notes held in such Trust (other than any Equipment Notes previously sold or with respect to which the collateral securing such Equipment Notes has been disposed of), the Liquidity Provider may, in its discretion, give notice of special termination under the applicable Liquidity Facility (a “Special Termination Notice”). The effect of the delivery of such Special Termination Notice will be to cause (i) such Liquidity Facility to expire on the fifth Business Day after the date on which such Special Termination Notice is received by the Subordination Agent, (ii) the Subordination Agent to promptly request, and the Liquidity Provider to promptly make, a special termination drawing (a “Special Termination Drawing”) in an amount equal to the Maximum Available Commitment thereunder and (iii) all amounts owing to the Liquidity Provider automatically to become accelerated. The proceeds of a Special Termination Drawing will be deposited into the applicable Cash Collateral Account and used for the same purposes under the same circumstances and subject to the same conditions as cash payments of Interest Drawings under such Liquidity Facility would be used. (Liquidity Facilities, Section 6.02; Intercreditor Agreement, Section 3.5(m))
The Liquidity Facility for each Trust provides that the applicable Liquidity Provider’s obligations thereunder will expire on the earliest of:
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The first anniversary of the Issuance Date.

•
The date on which the Subordination Agent delivers to such Liquidity Provider a certification that all of the Certificates of such Trust have been paid in full.

•
The date on which the Subordination Agent delivers to such Liquidity Provider a certification that a Replacement Facility has been substituted for such Liquidity Facility.

•
The fifth Business Day following receipt by the Subordination Agent of a Termination Notice from such Liquidity Provider. See “— Liquidity Events of Default”.

•
The fifth Business Day following receipt by the Subordination Agent of a Special Termination Notice from such Liquidity Provider.

•
The date on which no amount is or may (by reason of reinstatement) become available for drawing under such Liquidity Facility.

Each Liquidity Facility provides that it will be extended automatically for additional one-year periods unless the applicable Liquidity Provider advises the Subordination Agent 25 days prior to its then-scheduled expiration date that the expiration date will not be extended. The Intercreditor Agreement will provide that the Liquidity Facility for any applicable Trust may be replaced if the applicable Liquidity Provider advises the Subordination Agent that it will not extend such Liquidity Facility in accordance with the immediately preceding sentence and such Liquidity Facility is scheduled to expire earlier than 15 days after the Final Maturity Date for the Certificates of such Trust. If such Liquidity Facility is not so extended or replaced by the 25th day prior to its then-scheduled expiration date, such Liquidity Facility will be drawn in full up to the then Maximum Available Commitment under such Liquidity Facility (the “Non-Extension Drawing”). The proceeds of the Non-Extension Drawing under any Liquidity Facility will be deposited in the Cash Collateral Account for the related Trust to be used for the same purposes and under the same circumstances, and subject to the same conditions, as cash payments of Interest Drawings under such Liquidity Facility would be used. (Liquidity Facilities, Section 2.02(b); Intercreditor Agreement, Section 3.5(d))
Upon receipt by the Subordination Agent of a Termination Notice with respect to any Liquidity Facility from the relevant Liquidity Provider, the Subordination Agent shall request a final drawing (a “Final Drawing”) under such Liquidity Facility, in an amount equal to the then Maximum Available Commitment thereunder. The Subordination Agent will hold the proceeds of the Final Drawing in the Cash Collateral Account for the related Trust as cash collateral to be used for the same purposes and under the same circumstances, and subject to the same conditions, as cash payments of Interest Drawings under such Liquidity Facility would be used. (Liquidity Facilities, Section 2.02(d); Intercreditor Agreement, Section 3.5(i))
Drawings under any Liquidity Facility will be made by delivery by the Subordination Agent of a certificate in the form required by such Liquidity Facility. Upon receipt of such a certificate, the relevant Liquidity Provider is obligated to make payment of the drawing requested thereby in immediately available funds. Upon payment by the relevant Liquidity Provider of the amount specified in any drawing under any Liquidity Facility, such Liquidity Provider will be fully discharged of its obligations under such Liquidity Facility with respect to such drawing and will not thereafter be obligated to make any further payments under such Liquidity Facility in respect of such drawing to the Subordination Agent or any other person.
Replacement Liquidity Facility
A “Replacement Facility” for any Liquidity Facility will mean an irrevocable liquidity facility (or liquidity facilities) in substantially the form of the replaced Liquidity Facility, including reinstatement provisions, or in such other form (which may include a letter of credit) as shall permit the Rating Agencies to confirm in writing their respective ratings then in effect for the Certificates of an applicable Trust (before downgrading of such ratings, if any, as a result of the downgrading of the replaced Liquidity Provider), in a face amount (or in an aggregate face amount) equal to the then Required Amount for the replaced Liquidity Facility and issued by a person (or persons) having a Long-Term Rating issued by each applicable Rating Agency which is equal to or higher than the applicable Liquidity Threshold Rating. (Intercreditor Agreement, Section 1.1) The provider of any Replacement Facility will have the same rights (including, without limitation, priority distribution rights and rights as “Controlling Party” under the Intercreditor Agreement) as the Liquidity Provider being replaced.
Subject to certain limitations, United may, at its option, arrange for a Replacement Facility at any time to replace the Liquidity Facility for any applicable Trust (including without limitation any Replacement Facility described in the following sentence). In addition, if a Liquidity Provider shall determine not to extend any Replacement Facility, then such Liquidity Provider may, at its option, arrange for another Replacement Facility to replace such Replacement Facility (i) during the period no earlier than 40 days and no later than 25 days prior to the then scheduled expiration date of such Replacement Facility and (ii) at any time after a Non-Extension Drawing has been made under such Liquidity Facility. The Liquidity Provider may also arrange for a Replacement Facility to replace any of its Liquidity Facilities at any time after a Downgrade Drawing under such Liquidity Facility. If any Replacement Facility is provided at any time after a Downgrade Drawing, a Special Termination Drawing or a Non-Extension Drawing under any Liquidity Facility, the funds with respect to such Liquidity Facility on deposit in the Cash Collateral Account for such Trust will be returned to the Liquidity Provider being replaced. (Intercreditor Agreement, Section 3.5(e))
Reimbursement of Drawings
The Subordination Agent must reimburse amounts drawn under any Liquidity Facility by reason of an Interest Drawing, Final Drawing, Downgrade Drawing, Special Termination Drawing or Non-Extension Drawing and interest thereon, but only to the extent that the Subordination Agent has funds available therefor. See “Description of the Intercreditor Agreement — Priority of Distributions”.
Interest Drawings, Special Termination Drawing and Final Drawing
Amounts drawn by reason of an Interest Drawing, Special Termination Drawing or Final Drawing will be immediately due and payable, together with interest on the amount of such drawing. From the date of the drawing to (but excluding) the third business day following the applicable Liquidity Provider’s receipt of the notice of such Interest Drawing or Final Drawing, interest will accrue at the Base Rate plus 3.25% per annum.
Thereafter, interest will accrue at the Term SOFR Reference Rate for the applicable interest period (or, as described in the sixth paragraph under “— Reimbursement of Drawings — Interest Drawings, Special Termination Drawing and Final Drawing”, the Base Rate) plus 3.25% per annum. Any Special Termination Drawing under the Liquidity Facilities, other than any portion thereof applied to the payment of interest on the Certificates, will bear interest (x) subject to clause (y) below, in an amount equal to the investment earnings on amounts deposited in the Cash Collateral Account attributable to such Liquidity Facility plus a specified rate per annum on the outstanding amount from time to time of such Special Termination Drawing and (y) from and after the date, if any, on which it is converted into a Final Drawing as described below under “— Liquidity Events of Default”, at a rate equal to the Term SOFR Reference Rate for the applicable interest period (or, as described in the sixth paragraph under “— Interest Drawings, Special Termination Drawing and Final Drawing”, the Base Rate) plus 3.25% per annum.
“Base Rate” means, for any given day, a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to (a) the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a business day, for the next preceding business day) by the Federal Reserve Bank of New York, or if such rate is not so published for any day that is a business day, the average of the quotations for such day for such transactions received by the applicable Liquidity Provider from three Federal funds brokers of recognized standing selected by it, provided that if such rate would be less than zero percent (0%), then such rate shall be deemed to be equal to zero percent (0%), plus (b) one-quarter of one percent (1/4 of 1%).
“SOFR” means a rate equal to the secured overnight financing rate as administered by the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).
“Term SOFR” means, with respect to any applicable interest period, (a) the Term SOFR Reference Rate for a tenor comparable to the applicable interest period on the day that is two (2) U.S. Government Securities Business Days prior to the first day of such interest period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any such day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a benchmark replacement setting with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to any such day, and (b) if the rate calculated pursuant to the foregoing clause (a) is not available or otherwise determinable by the applicable Liquidity Provider in accordance with the terms of such clause (a) (including as a result of the existence of a relevant benchmark unavailability period as of any applicable date of determination of such rate), the Base Rate. Notwithstanding the foregoing, if Term SOFR determined as provided above with respect to any interest period would be less than 0% per annum, then Term SOFR for such interest period shall be deemed to be 0% per annum.
“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the applicable Liquidity Provider in consultation with United and with notice to the Subordination Agent).
“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.
“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.
Each Liquidity Facility includes Term SOFR benchmark setting provisions and benchmark replacement provisions substantially similar to those most recently recommended (for Term SOFR credit facilities) by the Loan Syndications & Trading Association, providing for the implementation and, upon certain events, replacement of Term SOFR or any subsequent benchmark, including the authority for the applicable Liquidity Provider to make customary conforming changes from time to time in consultation with United and with notice of effectiveness to the Subordination Agent. Such benchmark implementation and replacement, including amendments to implement the same, may be accomplished without any consent of Certificateholders.
Downgrade Drawings and Non-Extension Drawings
The amount drawn under any Liquidity Facility by reason of a Downgrade Drawing or a Non-Extension Drawing will be treated as follows:
•
Such amount will be released on any Distribution Date to the applicable Liquidity Provider to the extent that such amount exceeds the Required Amount.

•
Any portion of such amount withdrawn from the Cash Collateral Account for such Certificates to pay interest on such Certificates will be treated in the same way as Interest Drawings.

•
The balance of such amount will be invested in certain specified eligible investments.

Any Downgrade Drawing under any Liquidity Facility, other than any portion thereof applied to the payment of interest on the applicable Certificates, will bear interest (x) subject to clause (y) below, in an amount equal to the investment earnings on amounts deposited in the Cash Collateral Account attributable to such Liquidity Facility plus a specified rate per annum on the outstanding amount from time to time of such Downgrade Drawing and (y) from and after the date, if any, on which it is converted into a Final Drawing as described below under “— Liquidity Events of Default”, at a rate equal to the Term SOFR Reference Rate for the applicable interest period (or, as described in the sixth paragraph under “— Interest Drawings, Special Termination Drawing and Final Drawing”, the Base Rate) plus 3.25% per annum.
Any Non-Extension Drawing under any Liquidity Facility, other than any portion thereof applied to the payment of interest on the applicable Certificates, will bear interest (x) subject to clause (y) below, in an amount equal to the investment earnings on amounts deposited in the Cash Collateral Account attributable to such Liquidity Facility plus a specified rate per annum on the outstanding amount from time to time of such Non-Extension Drawing and (y) from and after the date, if any, on which it is converted into a Final Drawing as described below under “— Liquidity Events of Default”, at a rate equal to the Term SOFR Reference Rate for the applicable interest period (or, as described in the sixth paragraph under “— Interest Drawings, Special Termination Drawing and Final Drawing”, the Base Rate) plus 3.25% per annum.
Liquidity Events of Default
Events of default under each Liquidity Facility (each, a “Liquidity Event of Default”) will consist of:
•
The acceleration of all of the Equipment Notes.

•
Certain bankruptcy or similar events involving United. (Liquidity Facilities, Section 1.01)

If (i) any Liquidity Event of Default under any Liquidity Facility has occurred and is continuing and (ii) less than 65% of the aggregate outstanding principal amount of all Equipment Notes (other than any Additional Equipment Notes, if any) are Performing Equipment Notes, the applicable Liquidity Provider may, in its discretion, give a notice of termination of such Liquidity Facility to the Subordination Agent (a “Termination Notice”). The Termination Notice will have the following consequences:
•
Such Liquidity Facility will expire on the fifth Business Day after the date on which such Termination Notice is received by the Subordination Agent.

•
The Subordination Agent will promptly request, and the applicable Liquidity Provider will make, a Final Drawing thereunder in an amount equal to the then Maximum Available Commitment thereunder.

•
Any drawing remaining unreimbursed as of the date of termination will be automatically converted into a Final Drawing under such Liquidity Facility.

•
All amounts owing to the applicable Liquidity Provider automatically will be accelerated.

Notwithstanding the foregoing, the Subordination Agent will be obligated to pay amounts owing to the applicable Liquidity Provider only to the extent of funds available therefor after giving effect to the payments in accordance with the provisions set forth under “Description of the Intercreditor Agreement — Priority of Distributions”. (Liquidity Facilities, Section 2.09) Upon the circumstances described below under “Description of the Intercreditor Agreement — Intercreditor Rights”, such Liquidity Provider may become the Controlling Party with respect to the exercise of remedies under the Indentures. (Intercreditor Agreement, Section 2.6(c))
Liquidity Provider
The initial Liquidity Provider for each Liquidity Facility will be Natixis, acting through its New York Branch. The Liquidity Provider meets the Liquidity Threshold Rating on the date hereof. The Liquidity Provider does not accept responsibility for any information contained in this Prospectus Supplement other than the information relating to Natixis, acting through its New York Branch.

DESCRIPTION OF THE INTERCREDITOR AGREEMENT
The following summary describes the material provisions of the Intercreditor Agreement (the “Intercreditor Agreement”) among the Trustees, the Liquidity Provider and Wilmington Trust, National Association, as subordination agent (the “Subordination Agent”). The summary does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the Intercreditor Agreement, which will be filed as an exhibit to a Current Report on Form 8-K to be filed by United with the Commission.
Intercreditor Rights
Controlling Party
Each Loan Trustee will be directed in taking, or refraining from taking, any action under an Indenture or with respect to the Equipment Notes issued under such Indenture, by the holders of at least a majority of the outstanding principal amount of the Equipment Notes issued under such Indenture, so long as no Indenture Default shall have occurred and be continuing thereunder. For so long as the Subordination Agent is the registered holder of the Equipment Notes, the Subordination Agent will act with respect to the preceding sentence in accordance with the directions of the Trustees for whom the Equipment Notes issued under such Indenture are held as Trust Property, to the extent constituting, in the aggregate, directions with respect to the required principal amount of Equipment Notes.
After the occurrence and during the continuance of an Indenture Default under an Indenture, each Loan Trustee will be directed in taking, or refraining from taking, any action thereunder or with respect to the Equipment Notes issued under such Indenture, including acceleration of such Equipment Notes or foreclosing the lien on the related Aircraft, by the Controlling Party, subject to the limitations described below. See “Description of the Certificates — Indenture Defaults and Certain Rights Upon an Indenture Default” for a description of the rights of the Certificateholders of each Trust to direct the respective Trustees.
The “Controlling Party” will be:
•
The Class AA Trustee.

•
Upon payment of Final Distributions to the holders of Class AA Certificates, the Class A Trustee.

•
Under certain circumstances, and notwithstanding the foregoing, the Liquidity Provider (including, if any Class B Certificates or Class C Certificates are issued, the liquidity provider for the Class B Certificates or Class C Certificates) with the largest amount owed to it, as discussed in the next paragraph.

At any time after 18 months from the earliest to occur of (x) the date on which the entire available amount under any Liquidity Facility shall have been drawn (for any reason other than a Downgrade Drawing, Special Termination Drawing or Non-Extension Drawing that has not been converted into a Final Drawing) and shall remain unreimbursed, (y) the date on which the entire amount of any Downgrade Drawing, Special Termination Drawing or Non-Extension Drawing shall have been withdrawn from the relevant Cash Collateral Account to pay interest on the relevant class of Certificates and shall remain unreimbursed and (z) the date on which all Equipment Notes shall have been accelerated, the Liquidity Provider (including, if any Class B Certificates or Class C Certificates are issued, the liquidity provider for the Class B Certificates or Class C Certificates) with the highest outstanding amount of Liquidity Obligations (so long as such Liquidity Provider has not defaulted in its obligation to make any drawing under any Liquidity Facility) shall have the right to become the Controlling Party.
For purposes of giving effect to the rights of the Controlling Party, each Trustee (to the extent not the Controlling Party) shall irrevocably agree, and the Certificateholders (other than the Certificateholders represented by the Controlling Party) will be deemed to agree by virtue of their purchase of Certificates, that the Subordination Agent, as record holder of the Equipment Notes, shall exercise its voting rights in respect of the Equipment Notes as directed by the Controlling Party. (Intercreditor Agreement, Section 2.6) For a description of certain limitations on the Controlling Party’s rights to exercise remedies, see “Description of the Equipment Notes — Remedies”.

“Final Distributions” means, with respect to the Certificates of any Trust on any Distribution Date, the sum of (x) the aggregate amount of all accrued and unpaid interest on such Certificates and (y) the Pool Balance of such Certificates as of the immediately preceding Distribution Date. For purposes of calculating Final Distributions with respect to the Certificates of any Trust, any premium paid on the Equipment Notes held in such Trust which has not been distributed to the Certificateholders of such Trust (other than such premium or a portion thereof applied to the payment of interest on the Certificates of such Trust or the reduction of the Pool Balance of such Trust) shall be added to the amount of such Final Distributions.
Limitation on Exercise of Remedies
So long as any Certificates are outstanding, during nine months after the earlier of (x) the acceleration of the Equipment Notes under any Indenture and (y) the bankruptcy or insolvency of United, without the consent of each Trustee (and each Additional Trustee, if any Additional Junior Certificates are outstanding), no Aircraft subject to the lien of such Indenture or such Equipment Notes may be sold in the exercise of remedies under such Indenture, if the net proceeds from such sale would be less than the Minimum Sale Price for such Aircraft or such Equipment Notes.
“Minimum Sale Price” means, with respect to any Aircraft or the Equipment Notes issued in respect of such Aircraft, at any time, in the case of the sale of an Aircraft, 75%, or in the case of the sale of related Equipment Notes, 85%, of the Appraised Current Market Value of such Aircraft.
Following the occurrence and during the continuation of an Indenture Default under any Indenture, if the Equipment Notes issued pursuant to such Indenture have been accelerated, the Controlling Party may direct the Subordination Agent to sell or otherwise dispose of all (but not less than all) of such Equipment Notes or all or any portion of the Collateral under such Indenture. In each case, such sale or other disposition shall be conducted in a commercially reasonable manner and in accordance with applicable law, including, without limitation, Article 9 of the Uniform Commercial Code as in effect in any applicable jurisdiction (including Sections 9-610 and 9-627 thereof) and, to the extent a United Bankruptcy Event has occurred and is continuing, the U.S. Bankruptcy Code. If all or any portion of the Collateral is sold or otherwise disposed of following an Indenture Default, no break-up or other fees (excluding third-party broker fees) or similar amounts may be paid to any buyer, potential buyer or other person from the proceeds of such sale or other disposition. (Intercreditor Agreement, Section 4.1(a)(i)) In addition, in lieu of such sale, the Controlling Party may direct the Subordination Agent to instruct the Loan Trustee under such Indenture to foreclose on the lien on the related Aircraft or to take other remedial action permitted under such Indenture or under any applicable law, including, without limitation, Article 9 of the Uniform Commercial Code as in effect in any applicable jurisdiction (including Sections 9-610 and 9-627 thereof) and, to the extent a United Bankruptcy Event has occurred and is continuing, the Bankruptcy Code. (Intercreditor Agreement, Section 4.1(b))
Following the occurrence and during the continuation of an Indenture Default under any Indenture, in the exercise of remedies pursuant to such Indenture, the Loan Trustee under such Indenture may be directed to lease the Aircraft to any person (including United) so long as the Loan Trustee in doing so acts in a “commercially reasonable” manner within the meaning of Article 9 of the Uniform Commercial Code as in effect in any applicable jurisdiction (including Sections 9-610 and 9-627 thereof).
If following certain events of bankruptcy, reorganization or insolvency with respect to United described in the Intercreditor Agreement (a “United Bankruptcy Event”) and during the pendency thereof, the Controlling Party receives a proposal from or on behalf of United to restructure the financing of any one or more of the Aircraft, the Controlling Party will promptly thereafter give the Subordination Agent, each Trustee (each Additional Trustee, if any Additional Junior Certificates are outstanding) and each Liquidity Provider that has not made a Final Drawing notice of the material economic terms and conditions of such restructuring proposal whereupon the Subordination Agent acting on behalf of each Trustee (and each Additional Trustee, if Additional Junior Certificates are outstanding) will endeavor using reasonable commercial efforts to make such terms and conditions of such restructuring proposal available to all Certificateholders (and, if then outstanding, holders of Additional Junior Certificates) (whether by posting on DTC’s Internet board or otherwise). Thereafter, neither the Subordination Agent nor any Trustee, whether acting on instructions of the Controlling Party or otherwise, may, without the consent of each Trustee (and each Additional Trustee, if any Additional Junior Certificates are outstanding) and each

Liquidity Provider that has not made a Final Drawing, enter into any term sheet, stipulation or other agreement (whether in the form of an adequate protection stipulation, an extension under Section 1110(b) of the U.S. Bankruptcy Code or otherwise) to effect any such restructuring proposal with or on behalf of United unless and until the material economic terms and conditions of such restructuring proposal shall have been made available to all Certificateholders (and, if then outstanding, holders of Additional Junior Certificates) for a period of not less than 15 calendar days (except that such requirement shall not apply to any such term sheet, stipulation or other agreement that is entered into on or prior to the expiry of the 60-Day Period and that is effective for a period not longer than three months from the expiry of the 60-Day Period).
In the event that any holder of Class A Certificates or, if issued, of Additional Junior Certificates gives irrevocable notice of the exercise of its right to purchase all (but not less than all) of the class of Certificates represented by the then Controlling Party (as described in “Description of the Certificates — Purchase Rights of Certificateholders”), prior to the expiry of the 15-day notice period specified above, such Controlling Party may not direct the Subordination Agent or any Trustee to enter into any such restructuring proposal with respect to any of the Aircraft, unless and until such holder fails to purchase such class of Certificates on the date that it is required to make such purchase.
Post Default Appraisals
Upon the occurrence and continuation of an Indenture Default under any Indenture, the Subordination Agent will be required to obtain three desktop appraisals from the appraisers selected by the Controlling Party setting forth the current market value, current lease rate and distressed value (in each case, as defined by the International Society of Transport Aircraft Trading) of the Aircraft subject to such Indenture (each such appraisal, an “Appraisal” and the current market value appraisals being referred to herein as the “Post Default Appraisals”). For so long as any Indenture Default shall be continuing under any Indenture, and without limiting the right of the Controlling Party to request more frequent Appraisals, the Subordination Agent will be required to obtain additional Appraisals on the date that is 364 days from the date of the most recent Appraisal or if a United Bankruptcy Event shall have occurred and is continuing, on the date that is 180 days from the date of the most recent Appraisal and, acting on behalf of each Trustee, to post such Appraisals on DTC’s internet bulletin board or make such other commercially reasonable efforts as the Subordination Agent may deem appropriate to make such Appraisals available to all Certificateholders. (Intercreditor Agreement, Section 4.1(a)(iv))
“Appraised Current Market Value” of any Aircraft means the lower of the average and the median of the three most recent Post Default Appraisals of such Aircraft.
Priority of Distributions
All payments in respect of the Equipment Notes and certain other payments received on each Regular Distribution Date or Special Distribution Date (each, a “Distribution Date”) will be promptly distributed by the Subordination Agent on such Distribution Date in the following order of priority:
•
To the Subordination Agent, any Trustee, any Certificateholder and any Liquidity Provider to the extent required to pay certain out-of-pocket costs and expenses actually incurred by the Subordination Agent (or reasonably expected to be incurred by the Subordination Agent for the period ending on the next succeeding Regular Distribution Date, which shall not exceed $150,000 unless approved in writing by the Controlling Party) or the Liquidity Provider or any Trustee or to reimburse any Certificateholder or the Liquidity Provider in respect of payments made to the Subordination Agent or any Trustee in connection with the protection or realization of the value of the Equipment Notes held by the Subordination Agent or any Collateral under (and as defined in) any Indenture (collectively, the “Administration Expenses”).

•
To the Liquidity Provider (a) to the extent required to pay the Liquidity Expenses or (b) in the case of a Special Payment on account of the redemption, purchase or prepayment of Equipment Notes issued pursuant to an Indenture (an “Equipment Note Special Payment”), so long as no Indenture Default has occurred and is continuing under any Indenture, the amount of accrued and unpaid Liquidity Expenses that are not yet due, multiplied by the Section 2.4 Fraction or, if an Indenture Default has occurred and is continuing, clause (a) will apply.

•
To the Liquidity Provider (a) to the extent required to pay interest accrued on the Liquidity Obligations and if a Special Termination Drawing has been made and has not been converted into a Final Drawing, to pay the outstanding amount of such Special Termination Drawing or (b) in the case of an Equipment Note Special Payment, so long as no Indenture Default has occurred and is continuing under any Indenture, to the extent required to pay accrued and unpaid interest then in arrears on the Liquidity Obligations plus an amount equal to the amount of accrued and unpaid interest on the Liquidity Obligations not in arrears, multiplied by the Section 2.4 Fraction and if a Special Termination Drawing has been made and has not been converted into a Final Drawing, the outstanding amount of such Special Termination Drawing or, if an Indenture Default has occurred and is continuing, clause (a) will apply.

•
To (i) the Liquidity Provider to the extent required to pay the outstanding amount of all Liquidity Obligations and (ii) if applicable, with respect to any particular Liquidity Facility, unless (in the case of this clause (ii) only) (x) less than 65% of the aggregate outstanding principal amount of all Equipment Notes (other than Additional Equipment Notes, if any) are Performing Equipment Notes and a Liquidity Event of Default shall have occurred and is continuing under such Liquidity Facility or (y) a Final Drawing shall have occurred under such Liquidity Facility or an Interest Drawing for such Liquidity Facility shall have been converted into a Final Drawing, the Subordination Agent to replenish the Cash Collateral Account with respect to such Liquidity Facility up to the Required Amount for the related class of Certificates.

•
To the Subordination Agent, any Trustee or any Certificateholder to the extent required to pay certain fees, taxes, charges and other amounts payable.

•
To the Class AA Trustee (a) to the extent required to pay accrued and unpaid interest at the Stated Interest Rate on the Pool Balance of the Class AA Certificates or (b) in the case of an Equipment Note Special Payment, so long as no Indenture Default has occurred and is continuing under any Indenture, to the extent required to pay any such interest that is then due together with (without duplication) accrued and unpaid interest at the Stated Interest Rate on the outstanding principal amount of the Series AA Equipment Notes held in the Class AA Trust being redeemed, purchased or prepaid or, if an Indenture Default has occurred and is continuing, clause (a) will apply.

•
To the Class A Trustee (a) to the extent required to pay accrued and unpaid Class A Adjusted Interest on the Class A Certificates or (b) in the case of an Equipment Note Special Payment, so long as no Indenture Default has occurred and is continuing under any Indenture, to the extent required to pay any such Class A Adjusted Interest that is then due or, if an Indenture Default has occurred and is continuing, clause (a) will apply.

•
To the Class AA Trustee to the extent required to pay Expected Distributions on the Class AA Certificates.

•
To the Class A Trustee (a) to the extent required to pay accrued and unpaid interest at the Stated Interest Rate on the Pool Balance of the Class A Certificates (other than Class A Adjusted Interest paid above) or (b) in the case of an Equipment Note Special Payment, so long as no Indenture Default has occurred and is continuing under any Indenture, to the extent required to pay any such interest that is then due (other than Class A Adjusted Interest paid above) together with (without duplication) accrued and unpaid interest at the Stated Interest Rate on the outstanding principal amount of the Series A Equipment Notes held in the Class A Trust and being redeemed, purchased or prepaid or, if an Indenture Default has occurred and is continuing, clause (a) will apply.

•
To the Class A Trustee to the extent required to pay Expected Distributions on the Class A Certificates.

If any Class B Certificates or Class C Certificates are issued, such Class B Certificates or Class C Certificates may have the benefit of credit support similar to the Liquidity Facilities or different therefrom and the priority of distributions in the Intercreditor Agreement may be revised so that claims for fees, interest, expenses, reimbursement of advances and other obligations arising from such credit support may rank equally with similar claims in respect of the Liquidity Facilities if certain conditions are met. See “Possible Issuance of Additional Junior Certificates and Refinancing of Certificates”.
If any Additional Junior Certificates have been issued, the priority of distributions in the Intercreditor Agreement may be revised such that certain obligations relating to such Additional Junior Certificates may rank ahead of certain obligations with respect to the Certificates. See “Possible Issuance of Additional Junior Certificates and Refinancing of Certificates”.
“Section 2.4 Fraction” means, with respect to any Special Distribution Date, a fraction, the numerator of which shall be the amount of principal of the applicable Series AA Equipment Notes and Series A Equipment Notes being redeemed, purchased or prepaid on such Special Distribution Date, and the denominator of which shall be the aggregate unpaid principal amount of all Series AA Equipment Notes and Series A Equipment Notes outstanding as of such Special Distribution Date.
“Liquidity Obligations” means the obligations of the Subordination Agent to reimburse or to pay the Liquidity Provider all principal, interest, fees, indemnities and other amounts owing to it under each Liquidity Facility and certain other agreements.
“Liquidity Expenses” means the Liquidity Obligations other than any interest accrued thereon or the principal amount of any drawing under the Liquidity Facilities.
“Expected Distributions” means, with respect to the Certificates of any Trust on any Distribution Date (the “Current Distribution Date”), the difference between:
(A)   the Pool Balance of such Certificates as of the immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date, the original aggregate face amount of the Certificates of such Trust), and
(B)   the Pool Balance of such Certificates as of the Current Distribution Date calculated on the basis that (i) the principal of the Equipment Notes other than Performing Equipment Notes held in such Trust has been paid in full and such payments have been distributed to the holders of such Certificates, (ii) the principal of the Performing Equipment Notes held in such Trust has been paid when due (but without giving effect to any acceleration of Performing Equipment Notes) and such payments have been distributed to the holders of such Certificates and (iii) the principal of any Equipment Notes formerly held in such Trust that have been sold pursuant to the Intercreditor Agreement has been paid in full and such payments have been distributed to the holders of such Certificates (or, if the Current Distribution Date is the first Distribution Date, occurring after the initial issuance of the Certificates of such Trust).
For purposes of calculating Expected Distributions with respect to the Certificates of any Trust, any premium paid on the Equipment Notes held in such Trust that has not been distributed to the Certificateholders of such Trust (other than such premium or a portion thereof applied to the payment of interest on the Certificates of such Trust or the reduction of the Pool Balance of such Trust) shall be added to the amount of Expected Distributions.
“Class A Adjusted Interest” means, as of any Distribution Date, (I) any interest described in clause (II) of this definition accruing prior to the immediately preceding Distribution Date which remains unpaid and (II) interest at the Stated Interest Rate for the Class A Certificates (x) for the number of days during the period commencing on, and including, the immediately preceding Distribution Date (or, if the current Distribution Date is the first Distribution Date, the Issuance Date) and ending on, but excluding, the current Distribution Date, on the Preferred A Pool Balance on such Distribution Date and (y) on the principal amount calculated pursuant to clauses (B)(i), (ii), (iii) and (iv) of the definition of Preferred A Pool Balance for each Series A Equipment Note with respect to which a disposition, distribution, sale or Deemed Disposition Event has occurred since the immediately preceding Distribution Date (but only if no such event has previously occurred with respect to such Series A Equipment Note), for each day during the period, for each such Series A Equipment Note, commencing on, and including, the immediately preceding Distribution Date (or, if the current Distribution Date is the first Distribution Date, the Issuance Date) and ending on, but excluding the date of disposition, distribution, sale or Deemed Disposition Event with respect to such Series A Equipment Note, Aircraft or Collateral under (and as defined in) the related Indenture, as the case may be.
“Preferred A Pool Balance” means, as of any date, the excess of (A) the Pool Balance of the Class A Certificates as of the immediately preceding Distribution Date (or, if such date is on or before the first Distribution Date, the original aggregate face amount of the Class A Certificates) (after giving effect to payments made on such date) over (B) the sum of (i) the outstanding principal amount of each Series A

Equipment Note that remains unpaid as of such date subsequent to the disposition of the Collateral under (and as defined in) the related Indenture and after giving effect to any distributions of the proceeds of such disposition applied under such Indenture to the payment of each such Series A Equipment Note, (ii) the outstanding principal amount of each Series A Equipment Note that remains unpaid as of such date subsequent to the scheduled date of mandatory redemption of such Series A Equipment Note following an Event of Loss with respect to the Aircraft which secured such Series A Equipment Note and after giving effect to the distributions of any proceeds in respect of such Event of Loss applied under such Indenture to the payment of each such Series A Equipment Note, (iii) the excess, if any, of (x) the outstanding amount of principal and interest as of the date of sale of each Series A Equipment Note previously sold over (y) the purchase price received with respect to the sale of such Series A Equipment Note (net of any applicable costs and expenses of sale) and (iv) the outstanding principal amount of any Series A Equipment Note with respect to which a Deemed Disposition Event has occurred; provided, however, that if more than one of the clauses (i), (ii), (iii) and (iv) is applicable to any one Series A Equipment Note, only the amount determined pursuant to the clause that first became applicable shall be counted with respect to such Series A Equipment Note.
“Deemed Disposition Event” means, in respect of any Equipment Note, the continuation of an Indenture Default in respect of such Equipment Note without an Actual Disposition Event occurring in respect of such Equipment Note for a period of five years from the date of the occurrence of such Indenture Default.
“Actual Disposition Event” means, in respect of any Equipment Note, (i) the disposition of the Aircraft securing such Equipment Note, (ii) the occurrence of the mandatory redemption date for such Equipment Note following an Event of Loss with respect to the Aircraft which secured such Equipment Note or (iii) the sale of such Equipment Note.
Interest Drawings under the applicable Liquidity Facility and withdrawals from the applicable Cash Collateral Account in respect of interest on the Certificates of the Class AA or A Trust, as applicable, will be distributed to the Trustee for such Trust, notwithstanding the priority of distributions set forth in the Intercreditor Agreement and otherwise described herein. All amounts on deposit in the Cash Collateral Account for any such Trust that are in excess of the Required Amount will be paid to the applicable Liquidity Provider.
Voting of Equipment Notes
In the event that the Subordination Agent, as the registered holder of any Equipment Note, receives a request for its consent to any amendment, supplement, modification, consent or waiver under such Equipment Note or the related Indenture (or, if applicable, the related Participation Agreement or other related document), (i) if no Indenture Default shall have occurred and be continuing with respect to such Indenture, the Subordination Agent shall request directions from each applicable Trustee and shall vote or consent in accordance with such directions and (ii) if any Indenture Default shall have occurred and be continuing with respect to such Indenture, the Subordination Agent will exercise its voting rights as directed by the Controlling Party, subject to certain limitations; provided that no such amendment, modification, consent or waiver shall, without the consent of the Liquidity Provider and each affected Certificateholder, (a) reduce the amount of principal or interest payable by United under any Equipment Note, (b) change the time of payments or method of calculation of any amount under any Equipment Note or (c) directly or indirectly amend, modify or supersede, or otherwise conflict with, the requirement that any disposition shall be conducted in a commercially reasonable manner and in accordance with applicable law, including, without limitation, Article 9 of the Uniform Commercial Code as in effect in any applicable jurisdiction (including Sections 9-610 and 9-627 thereof) and, to the extent a United Bankruptcy Event has occurred and is continuing, the U.S. Bankruptcy Code. (Intercreditor Agreement, Section 9.1(b))
List of Certificateholders
Upon the occurrence of an Indenture Default, the Subordination Agent shall instruct the Trustee to, and the Trustee shall, request that DTC post on its Internet bulletin board a securities position listing setting forth the names of all the parties reflected on DTC’s books as holding interests in the Certificates.

Reports
Promptly after the occurrence of a Triggering Event or an Indenture Default resulting from the failure of United to make payments on any Equipment Note and on every Regular Distribution Date while the Triggering Event or such Indenture Default shall be continuing, the Subordination Agent will provide to the Trustee, the Liquidity Provider, the Rating Agencies and United a statement setting forth the following information:
•
After a bankruptcy of United, with respect to each Aircraft, whether such Aircraft is (i) subject to the 60-day period of Section 1110 of the U.S. Bankruptcy Code, (ii) subject to an election by United under Section 1110(a) of the U.S. Bankruptcy Code, (iii) covered by an agreement contemplated by Section 1110(b) of the U.S. Bankruptcy Code or (iv) not subject to any of (i), (ii) or (iii).

•
To the best of the Subordination Agent’s knowledge, after requesting such information from United, (i) whether the Aircraft are currently in service or parked in storage, (ii) the maintenance status of the Aircraft and (iii) the location of the Engines (as defined in the Indentures). United has agreed to provide such information upon request of the Subordination Agent, but no more frequently than every three months with respect to each Aircraft so long as it is subject to the lien of an Indenture.

•
The current Pool Balance of the Certificates, the Preferred A Pool Balance and outstanding principal amount of all Equipment Notes for all Aircraft.

•
The expected amount of interest which will have accrued on the Equipment Notes and on the Certificates as of the next Regular Distribution Date.

•
The amounts paid to each person on such Distribution Date pursuant to the Intercreditor Agreement.

•
Details of the amounts paid on such Distribution Date identified by reference to the relevant provision of the Intercreditor Agreement and the source of payment (by Aircraft and party).

•
If the Subordination Agent has made a Final Drawing under any Liquidity Facility.

•
The amounts currently owed to each Liquidity Provider.

•
The amounts drawn under each Liquidity Facility.

•
After a United Bankruptcy Event, any operational reports filed by United with the bankruptcy court which are available to the Subordination Agent on a non-confidential basis.

The Subordination Agent
Wilmington Trust, National Association will be the Subordination Agent under the Intercreditor Agreement. United and its affiliates may from time to time enter into banking and trustee relationships with the Subordination Agent and its affiliates. The Subordination Agent’s address is Wilmington Trust, National Association, 1100 North Market Street, Wilmington, Delaware 19890-1605, Attention: Corporate Trust Administration.
The Subordination Agent may resign at any time, in which event a successor Subordination Agent will be appointed as provided in the Intercreditor Agreement. The Controlling Party may remove the Subordination Agent for cause as provided in the Intercreditor Agreement. In such circumstances, a successor Subordination Agent will be appointed as provided in the Intercreditor Agreement. Any resignation or removal of the Subordination Agent and appointment of a successor Subordination Agent does not become effective until acceptance of the appointment by the successor Subordination Agent. (Intercreditor Agreement, Section 8.1)

DESCRIPTION OF THE AIRCRAFT AND THE APPRAISALS
The Aircraft
The 48 aircraft to be financed pursuant to this Offering (collectively, the “Aircraft”) will consist of two Boeing 777-300ER aircraft delivered new to United from January 2020 to March 2020, five Boeing 787-10 aircraft delivered new to United from November 2022 to December 2022, five Boeing 737 MAX 8 aircraft delivered new to United from June 2023 to December 2023, 11 Boeing 737 MAX 9 aircraft delivered new to United from May 2023 to September 2023, four Boeing 737-800 aircraft delivered new to United from October 2010 to March 2011 and 21 Boeing 737-900ER aircraft delivered new to United from December 2010 to June 2015. See “— The Appraisals” for a description of the 48 aircraft that may be financed with the proceeds of this Offering. Each Aircraft will be comprised of an airframe (the “Airframe”) and two engines (the “Engines”).
Boeing 777-300ER Aircraft
The Boeing Company (“Boeing”) 777-300ER aircraft is a long-range aircraft with a seating capacity of approximately 350 passengers (in United’s expected configuration for these aircraft to be financed pursuant to this Offering). The engine type utilized on United’s 777-300ER aircraft is the General Electric GE90.
Boeing 787-10 Aircraft
The Boeing 787-10 aircraft is a long-range aircraft with a seating capacity of approximately 318 passengers (in United’s expected configuration for these aircraft to be financed pursuant to this Offering). The engine type utilized on United’s 787-10 aircraft is the General Electric GEnx.
Boeing 737 MAX 8 Aircraft
The Boeing 737 MAX 8 aircraft is a medium-range aircraft with a seating capacity of approximately 166 passengers. The engine type utilized on United’s 737 MAX 8 aircraft is the CFM International, Inc. LEAP-1B.
Boeing 737 MAX 9 Aircraft
The Boeing 737 MAX 9 aircraft is a medium-range aircraft with a seating capacity of approximately 179 passengers. The engine type utilized on United’s 737 MAX 9 aircraft is the CFM International, Inc. LEAP-1B.
Boeing 737-800 Aircraft
The Boeing 737-800 aircraft is a medium-range aircraft with a seating capacity of approximately 166 passengers. The engine type utilized on United’s 737-800 aircraft is the CFM International, Inc. CFM56.
Boeing 737-900ER Aircraft
The Boeing 737-900ER aircraft is a medium-range aircraft with a seating capacity of approximately 179 passengers. The engine type utilized on United’s 737-900ER aircraft is the CFM International, Inc. CFM56.
The Appraisals
The table below sets forth the appraised values of the aircraft to be financed with the proceeds of this Offering, as determined by Aviation Specialists Group, Inc. (“ASG”), BK Associates, Inc. (“BK”) and mba Aviation (“MBA”), independent aircraft appraisal and consulting firms (the “Appraisers”).

Aircraft Type	Registration Number(1)	Manufacturer’s Serial Number(1)	Manufacturer Delivery Month(1)	Appraiser’s Valuations			Appraised Value(2)
				ASG	BK	MBA
737 MAX 8	N27290	44309	June 2023	$51,328,182	$54,485,353	$51,220,000	$51,328,182
737 MAX 8	N17312	64609	July 2023	52,122,275	54,587,543	51,530,000	52,122,275
737 MAX 8	N37307	64608	August 2023	52,122,275	54,689,733	51,830,000	52,122,275
737 MAX 8	N37324	67604	December 2023	52,921,723	55,098,492	53,040,000	53,040,000
737 MAX 8	N47330	67588	December 2023	52,921,723	55,098,492	53,040,000	53,040,000
737 MAX 9	N37560	67184	May 2023	51,700,000	55,858,811	52,000,000	52,000,000
737 MAX 9	N37561	67590	May 2023	51,700,000	55,858,811	52,000,000	52,000,000
737 MAX 9	N37562	67591	June 2023	51,700,000	55,966,351	52,290,000	52,290,000
737 MAX 9	N37563	67187	June 2023	51,700,000	55,966,351	52,290,000	52,290,000
737 MAX 9	N17565	67186	June 2023	51,700,000	55,966,351	52,290,000	52,290,000
737 MAX 9	N17564	67188	June 2023	51,700,000	55,966,351	52,290,000	52,290,000
737 MAX 9	N77573	67603	August 2023	52,800,000	56,181,432	52,870,000	52,870,000
737 MAX 9	N77571	67193	August 2023	52,800,000	56,181,432	52,870,000	52,870,000
737 MAX 9	N77575	67609	August 2023	52,800,000	56,181,432	52,870,000	52,870,000
737 MAX 9	N77576	67610	September 2023	52,800,000	56,288,972	53,160,000	53,160,000
737 MAX 9	N37577	67615	September 2023	52,800,000	56,288,972	53,160,000	53,160,000
737-800	N76528	31663	October 2010	15,665,389	16,788,044	14,680,000	15,665,389
737-800	N76529	31652	December 2010	15,091,839	16,215,238	14,220,000	15,091,839
737-800	N77530	39998	March 2011	27,169,977	27,394,853	26,150,000	26,904,943
737-800	N87531	39999	March 2011	19,001,251	19,913,175	18,690,000	19,001,251
737-900ER	N38443	31655	December 2010	13,936,313	16,230,112	14,300,000	14,300,000
737-900ER	N36444	31643	December 2010	13,635,783	16,089,010	14,090,000	14,090,000
737-900ER	N73445	40000	April 2011	14,574,282	16,711,759	15,060,000	15,060,000
737-900ER	N38446	31661	January 2012	16,525,239	18,767,647	16,620,000	16,620,000
737-900ER	N36447	31650	February 2012	16,881,718	19,421,276	17,960,000	17,960,000
737-900ER	N78448	40003	March 2012	16,175,033	18,727,482	16,470,000	16,470,000
737-900ER	N81449	31651	March 2012	18,237,354	20,462,655	18,540,000	18,540,000
737-900ER	N39450	40004	April 2012	23,078,644	24,811,129	23,110,000	23,110,000
737-900ER	N38451	31646	April 2012	16,960,515	19,199,256	16,990,000	16,990,000
737-900ER	N68452	40005	May 2012	17,659,581	19,975,027	18,110,000	18,110,000
737-900ER	N68453	41742	May 2012	17,576,871	19,871,525	17,730,000	17,730,000
737-900ER	N38454	31640	June 2012	17,651,108	20,079,825	17,940,000	17,940,000
737-900ER	N34455	41743	June 2012	17,103,288	19,622,423	17,390,000	17,390,000
737-900ER	N37456	37205	September 2012	15,781,983	18,902,471	15,880,000	15,880,000
737-900ER	N28457	41744	September 2012	15,676,020	18,787,874	15,740,000	15,740,000
737-900ER	N38458	37199	September 2012	15,828,964	18,913,487	15,890,000	15,890,000
737-900ER	N38459	37206	October 2012	16,370,934	19,100,039	16,110,000	16,370,934
737-900ER	N34460	37200	November 2012	16,668,490	19,466,913	16,850,000	16,850,000
737-900ER	N68811	42175	January 2014	20,372,669	21,751,854	20,220,000	20,372,669
737-900ER	N61882	42201	May 2015	23,750,053	24,362,509	23,570,000	23,750,053
737-900ER	N62883	42202	June 2015	23,212,209	24,099,281	24,400,000	23,903,830
777-300ER	N2251U	66591	January 2020	107,406,020	83,788,505	96,360,000	95,851,509
777-300ER	N2352U	66592	March 2020	107,406,020	84,607,199	97,860,000	96,624,406
787-10	N14019	66988	November 2022	144,153,233	149,036,706	139,230,000	144,139,979
787-10	N13018	66987	November 2022	144,153,233	149,036,706	139,230,000	144,139,979

Aircraft Type	Registration Number(1)	Manufacturer’s Serial Number(1)	Manufacturer Delivery Month(1)	Appraiser’s Valuations			Appraised Value(2)
				ASG	BK	MBA
787-10	N12020	66989	December 2022	144,153,233	149,227,976	140,110,000	144,153,233
787-10	N12021	66990	December 2022	144,153,233	149,227,976	140,110,000	144,153,233
787-10	N14016	66985	December 2022	144,153,233	149,227,976	140,110,000	144,153,233

(1)
United has certain rights to substitute other aircraft if, on or prior to the Issuance Date, an aircraft contemplated to be financed with the proceeds of this Offering ceases to be in the condition required for such financing. See “— Substitute Aircraft”.

(2)
The appraised value of each aircraft set forth above is the lesser of the average and median values of such aircraft as appraised by the Appraisers.

For purposes of the foregoing chart, ASG, BK and MBA were each asked to provide its opinion as to the appraised base value of each Aircraft delivered on or after January 2020, adjusted for maintenance status based on typical utilization, depreciation and other assumptions as more fully described in each applicable appraisal, and appraised half life base values of each Aircraft delivered prior to January 2020, adjusted for maintenance status based on information provided by United, in each case as of the date set forth in such appraisal. As part of this process, all three Appraisers performed “desktop” appraisals without any physical inspection of the aircraft. The appraisals are based on various assumptions and methodologies, which vary among the appraisals. The appraised values were determined as of June 1, 2024 for each of ASG, BK and MBA. The Appraisers have delivered letters summarizing their respective appraisals, copies of which are annexed to this Prospectus Supplement as Appendix II. For a discussion of the assumptions and methodologies used in each of the appraisals, reference is hereby made to such summaries.
An appraisal is only an estimate of value. It is not indicative of the price at which an Aircraft may be purchased from the manufacturer. Nor should it be relied upon as a measure of realizable value. The proceeds realized upon a sale of any Aircraft may be less than its appraised value. The value of the Aircraft in the event of the exercise of remedies under the applicable Indenture will depend on market and economic conditions, the availability of buyers, the condition of the Aircraft and other similar factors. Accordingly, there can be no assurance that the proceeds realized upon any such exercise with respect to the Equipment Notes and the Aircraft pursuant to the applicable Indenture would equal the appraised value of such Aircraft or be sufficient to satisfy in full payments due on such Equipment Notes or the Certificates. See “Risk Factors — Risk Factors Relating to the Certificates and the Offering — The Appraisals are only estimates of Aircraft value”.
Substitute Aircraft
If, on or prior to the Issuance Date, an aircraft contemplated to be financed with the proceeds of this Offering ceases to be in the condition required for such financing, United may identify for such financing one or more substitute aircraft (each, together with the substitute aircraft referred to below, a “Substitute Aircraft”) therefor meeting the applicable conditions described below.
In the case of a Substitute Aircraft that is of the same model as the aircraft being replaced, United will be obligated to obtain written confirmation from each Rating Agency that substituting such Substitute Aircraft for the replaced aircraft will not result in a withdrawal, suspension or downgrading of the expected ratings of any class of Certificates.
In the case of Substitute Aircraft that consist of one or more aircraft of a different model and/or manufacturer from the aircraft being replaced, the following conditions must be satisfied:
•
Each Substitute Aircraft shall have a date of manufacture no earlier than one year prior to the date of manufacture of the aircraft being replaced (each such date of manufacture to be deemed to be the date of original delivery of the applicable airframe to a customer by the manufacturer of such airframe);

•
United will be obligated to obtain written confirmation from each Rating Agency that substituting such Substitute Aircraft for the replaced aircraft will not result in a withdrawal, suspension or downgrading of the expected ratings of any class of Certificates; and

•
The Substitute Aircraft shall have an appraised current market value, adjusted for its maintenance status, (or, in the case of multiple Substitute Aircraft, the sum of their current market values shall be), at least equal to the sum of the current market values of the aircraft being replaced.

If any Substitute Aircraft will be substituted on other than a one for one basis with an aircraft, prior to the effectiveness of such substitution the Note Purchase Agreement and affected Indenture (or forms thereof) will be modified to allocate among such Substitute Aircraft the amortization schedules with respect to the aircraft being replaced in a manner consistent with, and as would preserve the aggregate amortization profile of, the original amortization schedules.
For purposes of any Substitute Aircraft, current market value means the “current market value” (as defined by the International Society of Transport Aircraft Trading or any successor organization) adjusted for the maintenance status of the Substitute Aircraft and the Aircraft being replaced by the Substitute Aircraft, as applicable, such maintenance status to be based upon maintenance data provided by United to the applicable appraiser with respect to the Substitute Aircraft and such Aircraft being replaced as of the same date within the 75-day period prior to the substitution for both the Substitute Aircraft and such Aircraft being replaced.

DESCRIPTION OF THE EQUIPMENT NOTES
The following summary describes the material terms of the Equipment Notes. The summary makes use of terms defined in, and is qualified in its entirety by reference to all of the provisions of, the Equipment Notes, the Indentures, the Participation Agreements and the Note Purchase Agreement. The Note Purchase Agreement and the forms of the Equipment Notes, the Indentures and the Participation Agreements each will be filed as an exhibit to a Current Report on Form 8-K to be filed by United with the Commission. Except as otherwise indicated, the following summaries relate to the Equipment Notes, the Indenture and the Participation Agreement that may be applicable to each Aircraft.
General
Under the Note Purchase Agreement, on the Issuance Date, the Trustees will purchase, using the proceeds from the issuance of the Certificates, and United will issue and sell to the Trustees, Equipment Notes secured by the Aircraft, and United will enter into a secured debt financing with respect to each Aircraft. The Note Purchase Agreement provides for the relevant parties to enter into a Participation Agreement and an Indenture relating to the financing of each Aircraft.
Equipment Notes will be issued in two series with respect to each Aircraft (the “Series AA Equipment Notes” and the “Series A Equipment Notes” and, collectively, the “Equipment Notes”). United may elect to issue one or more series of Additional Equipment Notes with respect to an Aircraft at any time, which will be funded from sources other than this Offering and will be subordinated in right of payment to the Equipment Notes. See “Possible Issuance of Additional Junior Certificates and Refinancing of Certificates”. The Equipment Notes with respect to each Aircraft will be issued under a separate Indenture among United and Wilmington Trust, National Association, as indenture trustee thereunder (each, a “Loan Trustee”).
United’s obligations under the Equipment Notes will be general obligations of United.
Subordination
The Indentures provide for the following subordination provisions applicable to the Equipment Notes:
•
Series AA Equipment Notes issued in respect of an Aircraft will rank senior in right of payment to other Equipment Notes issued in respect of such Aircraft.

•
Series A Equipment Notes issued in respect of an Aircraft will rank junior in right of payment to the Series AA Equipment Notes issued in respect of such Aircraft.

If United elects to issue Additional Equipment Notes with respect to an Aircraft, they will be subordinated in right of payment to the Series AA and Series A Equipment Notes issued with respect to such Aircraft. See “Possible Issuance of Additional Junior Certificates and Refinancing of Certificates”.
Principal and Interest Payments
Subject to the provisions of the Intercreditor Agreement, interest paid on the Equipment Notes held in each Trust will be passed through to the Certificateholders of such Trust on the dates and at the rate per annum set forth on the cover page of this Prospectus Supplement with respect to Certificates issued by such Trust until the final expected Regular Distribution Date for such Trust. Subject to the provisions of the Intercreditor Agreement, principal paid on the Equipment Notes held in each Trust will be passed through to the Certificateholders of such Trust in scheduled amounts on the dates set forth herein until the final expected Regular Distribution Date for such Trust.
Interest will be payable on the unpaid principal amount of each Equipment Note at the rate applicable to such Equipment Note on February 15 and August 15 of each year, commencing on February 15, 2025. Such interest will be computed on the basis of a 360-day year of twelve 30-day months.
Scheduled principal payments on the Equipment Notes will be made on February 15 and August 15 of each year, commencing on February 15, 2025 for certain Equipment Notes and August 15, 2025 for the remaining Equipment Notes. See “Description of the Certificates — Pool Factors” for a discussion of the scheduled payments of principal of the Equipment Notes and possible revisions thereto.

If any date scheduled for a payment of principal, premium (if any) or interest with respect to the Equipment Notes is not a Business Day, such payment will be made on the next succeeding Business Day, without any additional interest.
United is also required to pay under each Indenture such Indenture’s pro rata share of:
•
the fees, the interest payable on drawings under each Liquidity Facility in excess of earnings on cash deposits from such drawings plus certain other amounts and certain other payments due to the Liquidity Provider under each Liquidity Facility; and

•
compensation and certain expenses payable to the Pass Through Trustee and the Subordination Agent.

Redemption
If an Event of Loss occurs with respect to an Aircraft and such Aircraft is not replaced by United under the related Indenture, the Equipment Notes issued with respect to such Aircraft will be redeemed, in whole, in each case at a price equal to the aggregate unpaid principal amount thereof, together with accrued interest thereon to, but not including, the date of redemption, but without premium, on a Special Distribution Date. (Indentures, Section 2.10)
All of the Equipment Notes issued with respect to an Aircraft may be redeemed prior to maturity at any time, at the option of United, only if all outstanding Equipment Notes with respect to all other Aircraft are simultaneously redeemed. In addition, United may elect to redeem all of the outstanding Series A Equipment Notes with respect to all of the Aircraft. The redemption price for any optional redemption will be the unpaid principal amount of the relevant Equipment Notes, together with accrued and unpaid interest thereon to, but not including, the date of redemption, plus a Make-Whole Premium. (Indentures, Section 2.11) See “Possible Issuance of Additional Junior Certificates and Refinancing of Certificates”.
“Make-Whole Premium” means, with respect to any Equipment Note, an amount (as determined by an independent investment bank of national standing) equal to the excess, if any, of (a) the present value of the remaining scheduled payments of principal and interest to maturity of such Equipment Note computed by discounting such payments on a semiannual basis on each payment date under the applicable Indenture (assuming a 360-day year of twelve 30-day months) using a discount rate equal to the Treasury Yield plus the applicable Make-Whole Spread over (b) the outstanding principal amount of such Equipment Note plus accrued interest to the date of determination. The “Make-Whole Spread” applicable to each Series of Equipment Notes is set forth below:
Make-Whole Spread
Series AA Equipment Notes	0.20%
Series A Equipment Notes	0.25%
For purposes of determining the Make-Whole Premium, “Treasury Yield” means, at the date of determination with respect to any Equipment Note, the interest rate (expressed as a decimal and, in the case of United States Treasury bills, converted to a bond equivalent yield) determined to be the per annum rate equal to the semiannual yield to maturity for United States Treasury securities maturing on the Average Life Date of such Equipment Note and trading in the public securities markets either as determined by interpolation between the most recent weekly average yield to maturity for two series of United States Treasury securities trading in the public securities markets, (A) one maturing as close as possible to, but earlier than, the Average Life Date of such Equipment Note and (B) the other maturing as close as possible to, but later than, the Average Life Date of such Equipment Note, in each case as published in the most recent H.15 Page or, if a weekly average yield to maturity for United States Treasury securities maturing on the Average Life Date of such Equipment Note is reported in the most recent H.15 Page, such weekly average yield to maturity as published in such H.15 Page. “H.15 Page” means the H.15 page, published by the Board of Governors of the Federal Reserve System on its website (or successor publication of such information by such Board of Governors). The date of determination of a Make-Whole Premium shall be the third Business Day prior to the applicable payment or redemption date and the “most recent H.15 Page” means the H.15 Page published prior to the close of business on the third Business Day prior to the applicable payment or redemption date.
“Average Life Date” for any Equipment Note shall be the date which follows the time of determination by a period equal to the Remaining Weighted Average Life of such Equipment Note.
“Remaining Weighted Average Life” on a given date with respect to any Equipment Note shall be the number of days equal to the quotient obtained by dividing (a) the sum of each of the products obtained by multiplying (i) the amount of each then remaining scheduled payment of principal of such Equipment Note by (ii) the number of days from and including such determination date to but excluding the date on which such payment of principal is scheduled to be made, by (b) the then outstanding principal amount of such Equipment Note.
Security
Aircraft
The Equipment Notes issued with respect to each Aircraft will be secured by a security interest in such Aircraft and each of the other Aircraft for which Equipment Notes are outstanding and an assignment to the Loan Trustee of certain of United’s rights under warranties with respect to the Aircraft.
Since the Equipment Notes are cross-collateralized, any proceeds from the sale of an Aircraft securing Equipment Notes or other exercise of remedies under an Indenture with respect to such Aircraft will (subject to the provisions of the U.S. Bankruptcy Code) be available for application to shortfalls with respect to obligations due under the other Equipment Notes at the time such proceeds are received. In the absence of any such shortfall, excess proceeds will be held as additional collateral by the Loan Trustee under such Indenture for such other Equipment Notes. However, if an Equipment Note ceases to be held by the Subordination Agent (as a result of sale upon the exercise of remedies or otherwise), it ceases to be entitled to the benefits of cross-collateralization.
See Appendix III to this Prospectus Supplement for tables setting forth the projected loan to value ratios for each of the Aircraft.
Cash
Cash, if any, held from time to time by the Loan Trustee with respect to any Aircraft, including funds held as the result of an Event of Loss to such Aircraft, will be invested and reinvested by such Loan Trustee, at the direction of United, in investments described in the related Indenture. (Indentures, Section 6.06)
Limitation of Liability
Except as otherwise provided in the Indentures, each Loan Trustee, in its individual capacity, will not be answerable or accountable under the Indentures or under the Equipment Notes under any circumstances except, among other things, for its own willful misconduct or gross negligence. (Indentures, Section 7.01)
Indenture Defaults, Notice and Waiver
Events of default under each Indenture (“Indenture Defaults”) will include:
•
The failure by United to pay any amount, when due, under such Indenture or under any Equipment Note issued thereunder that continues for more than fifteen days, in the case of principal, interest or Make-Whole Premium, and, in all other cases, thirty days after United receives written notice from the related Loan Trustee.

•
Any representation or warranty made by United in such Indenture, the related Participation Agreement or certain related documents furnished to the Loan Trustee or any holder of an Equipment Note pursuant thereto being false or incorrect in any material respect when made that continues to be material and adverse to the interests of the Loan Trustee or registered holders of the Equipment Notes (in such capacity, the “Note Holders”) and remains unremedied after notice and specified cure periods.
•
Failure by United to perform or observe any covenant or obligation for the benefit of the Loan Trustee or holders of Equipment Notes under such Indenture or certain related documents that continues after notice and specified cure periods.

•
The lapse or cancellation of insurance required under such Indenture; provided that no such lapse or cancellation of insurance will constitute an Indenture Default until the earlier of (i) the date such lapse or cancellation has continued unremedied for a period of thirty days after the Loan Trustee receives notice of the lapse or cancellation of such insurance or (ii) the date such insurance is not in effect as to the Loan Trustee.

•
The occurrence of an Indenture Default under any other Indenture.

•
The occurrence of certain events of bankruptcy, reorganization or insolvency of United.

Notwithstanding anything to the contrary set forth in the foregoing, any failure of United to perform or observe any covenant, condition or agreement shall not constitute an Indenture Default if such failure arises by reason of an event referred to in the definition of “Event of Loss” so long as United is continuing to comply with all of the terms set forth under “— Certain Provisions of the Indentures — Events of Loss”. (Indentures, Section 5.01)
The holders of a majority in principal amount of the outstanding Equipment Notes issued with respect to any Aircraft, by notice to the Loan Trustee, may on behalf of all the holders waive any existing default and its consequences under the Indenture with respect to such Aircraft, except a default in the payment of the principal of, or premium or interest on any such Equipment Notes or a default in respect of any covenant or provision of such Indenture that cannot be modified or amended without the consent of each holder of Equipment Notes. (Indentures, Section 5.06) See “Description of the Intercreditor Agreement — Voting of Equipment Notes” regarding the persons entitled to direct the vote of Equipment Notes.
Remedies
If an Indenture Default (other than certain events of bankruptcy, reorganization or insolvency) occurs and is continuing under an Indenture, the related Loan Trustee or the holders of a majority in principal amount of the Equipment Notes outstanding under such Indenture may declare the principal of all such Equipment Notes issued thereunder immediately due and payable, together with all accrued but unpaid interest thereon. If certain events of bankruptcy, reorganization or insolvency occur with respect to United, such amounts shall be due and payable without any declaration or other act on the part of the related Loan Trustee or holders of Equipment Notes. The holders of a majority in principal amount of Equipment Notes outstanding under an Indenture may rescind any declaration of acceleration of such Equipment Notes at any time before the judgment or decree for the payment of the money so due shall be entered if (i) there has been paid to the related Loan Trustee an amount sufficient to pay all principal, interest and premium, if any, on any such Equipment Notes, to the extent such amounts have become due otherwise than by such declaration of acceleration and (ii) all other Indenture Defaults and incipient Indenture Defaults with respect to any covenant or provision of such Indenture have been cured. (Indentures, Section 5.02(b))
Each Indenture provides that if an Indenture Default under such Indenture has occurred and is continuing, the related Loan Trustee may exercise certain rights or remedies available to it under such Indenture or under applicable law.
In the case of Chapter 11 bankruptcy proceedings in which an air carrier is a debtor, Section 1110 of the U.S. Bankruptcy Code (“Section 1110”) provides special rights to holders of security interests with respect to “equipment” (defined as described below). Under Section 1110, the right of such holders to take possession of such equipment in compliance with the provisions of a security agreement is not affected by any provision of the U.S. Bankruptcy Code or any power of the bankruptcy court. Such right to take possession may not be exercised for 60 days following the date of commencement of the reorganization proceedings. Thereafter, such right to take possession may be exercised during such proceedings unless, within the 60-day period or any longer period consented to by the relevant parties, the debtor agrees to perform its future obligations and cures all existing and future defaults on a timely basis. Defaults resulting solely from the financial condition, bankruptcy, insolvency or reorganization of the debtor need not be cured.
“Equipment” is defined in Section 1110, in part, as an aircraft, aircraft engine, propeller, appliance, or spare part (as defined in Section 40102 of Title 49 of the U.S. Code) that is subject to a security interest granted by, leased to, or conditionally sold to a debtor that, at the time such transaction is entered into, holds an air carrier operating certificate issued pursuant to chapter 447 of Title 49 of the U.S. Code for aircraft capable of carrying ten or more individuals or 6,000 pounds or more of cargo. Rights under Section 1110 are subject to certain limitations in the case of equipment first placed in service on or prior to October 22, 1994.
It is a condition to the Trustees’ obligation to purchase Equipment Notes with respect to each Aircraft that outside counsel to United, which is expected to be Hughes Hubbard & Reed LLP, provide its opinion to the Trustees that the Loan Trustees will be entitled to the benefits of Section 1110 with respect to the airframe and engines comprising such Aircraft, assuming that, at the time of such transaction, United holds an air carrier operating certificate issued pursuant to chapter 447 of Title 49 of the U.S. Code for aircraft capable of carrying ten or more individuals or 6,000 pounds or more of cargo. For a description of certain limitations on the Loan Trustee’s exercise of rights contained in the Indenture, see “— Indenture Defaults, Notice and Waiver”.
The opinion of Hughes Hubbard & Reed LLP will not address the possible replacement of an Aircraft after an Event of Loss in the future, the consummation of which is conditioned upon the contemporaneous delivery of an opinion of counsel to the effect that the related Loan Trustee will be entitled to Section 1110 benefits with respect to such replacement unless there is a change in law or court interpretation that results in Section 1110 not being available. See “— Certain Provisions of the Indentures — Events of Loss”. The opinion of Hughes Hubbard & Reed LLP will also not address the availability of Section 1110 with respect to any possible lessee of an Aircraft if it is leased by United.
If an Indenture Default under any Indenture occurs and is continuing, any sums held or received by the related Loan Trustee may be applied to reimburse such Loan Trustee for any tax, expense or other loss incurred by it and to pay any other amounts due to such Loan Trustee prior to any payments to holders of the Equipment Notes issued under such Indenture. (Indentures, Section 3.03)
Modification of Indentures
Without the consent of holders of a majority in principal amount of the Equipment Notes outstanding under any Indenture, the provisions of such Indenture and the related Participation Agreement may not be amended or modified, except to the extent indicated below.
Without the consent of the Liquidity Provider and the holder of each Equipment Note outstanding under any Indenture affected thereby, no amendment or modification of such Indenture may, among other things, (a) reduce the principal amount of, or premium, if any, or interest payable on, any Equipment Notes issued under such Indenture or change the date on which any principal, premium, if any, or interest is due and payable, (b) permit the creation of any security interest with respect to the property subject to the lien of such Indenture, except as provided in such Indenture, or deprive any holder of an Equipment Note issued under such Indenture of the benefit of the lien of such Indenture upon the property subject thereto or (c) modify the percentage of holders of Equipment Notes issued under such Indenture required to take or approve any action under such Indenture. (Indentures, Section 10.01(a))
Any Indenture may be amended without the consent of the holders of Equipment Notes to, among other things, cure any defect or inconsistency in such Indenture or the Equipment Notes issued thereunder (provided that such change does not adversely affect the interests of any such holder), subject to the lien of such Indenture the applicable Airframe or Engines or a replacement airframe or engine in connection with an Event of Loss or exercise by United of its right of substitution under such Indenture, provide for the replacement of one or more Airframes by one or more substitute airframes pursuant to Section 4.04(f) of such Indenture and replacement of related Engines (see “Description of the Equipment Notes — Certain Provisions of the Indentures — Substitution of Airframe or Engine”), or provide for the re-issuance thereunder of Series A Equipment Notes or the issuance or successive repayment and issuance from time to time thereunder of one or more series of Additional Equipment Notes (and the re-issuance of Series A Equipment Notes or issuance of one or more series of Additional Equipment Notes under other Indentures) and any related credit support arrangements. See “Possible Issuance of Additional Junior Certificates and Refinancing of Certificates”. (Indentures, Section 10.01(b))
Indemnification
United will be required to indemnify each Loan Trustee, each Liquidity Provider, the Subordination Agent and each Trustee, but not the holders of Certificates, for certain losses, claims and other matters.
Certain Provisions of the Indentures
Maintenance
United is obligated under each Indenture, among other things and at its expense, to keep each Aircraft duly registered and insured, and to maintain, service, repair and overhaul the Aircraft so as to keep it in good operating condition, and in such condition as required to maintain the airworthiness certificate for the Aircraft in good standing at all times, except during periods of storage, maintenance or governmental grounding. (Indentures, Section 4.02)
Possession, Lease and Transfer
Each Aircraft may be operated by United or, subject to certain restrictions, by certain other persons. Interchange agreements with respect to the Airframe and interchange, pooling and borrowing agreements with respect to any Engine, in each case entered into in the ordinary course of business, are permitted. Leases are also permitted to U.S. air carriers and foreign air carriers that have their principal executive office in certain specified countries, subject to a reasonably satisfactory legal opinion that, among other things, such country would recognize the Loan Trustee’s security interest in respect of the applicable Aircraft. In addition, a lessee may not be subject to insolvency or similar proceedings at the commencement of such lease. (Indentures, Section 4.02) Permitted foreign air carriers are not limited to those based in a country that is a party to the Convention on the International Recognition of Rights in Aircraft (Geneva 1948) (the “Convention”) or the Cape Town Convention on International Interests in Mobile Equipment and the related Protocol to the Convention on International Interests in Mobile Equipment on Matters Specific to Aircraft Equipment (the “Cape Town Treaty”). It is uncertain to what extent the relevant Loan Trustee’s security interest would be recognized if an Aircraft is registered or located in a jurisdiction not a party to the Convention or the Cape Town Treaty. Moreover, in the case of an Indenture Default, the ability of the related Loan Trustee to realize upon its security interest in an Aircraft could be adversely affected as a legal or practical matter if such Aircraft were registered or located outside the United States.
Registration
United is required to keep each Aircraft duly registered under the Transportation Code with the FAA and to record each Indenture and certain other documents under the Transportation Code. In addition, United is required to register the “international interests” created pursuant to the Indenture under the Cape Town Treaty. (Indentures, Section 4.02(e)) Such recordation of the Indenture and certain other documents with respect to each Aircraft will give the relevant Loan Trustee a first-priority, perfected security interest in such Aircraft under U.S. law. If such Aircraft is located outside the United States, under U.S. law the effect of such perfection and the priority of such security interest will be governed by the law of the jurisdiction where such Aircraft is located. The Convention provides that such security interest will be recognized, with certain limited exceptions, in those jurisdictions that have ratified or adhere to the Convention. The Cape Town Treaty provides that a registered “international interest” has priority over a subsequently registered interest and over an unregistered interest for purposes of the law of those jurisdictions that have ratified the Cape Town Treaty. There are many jurisdictions in the world that have not ratified either the Convention or the Cape Town Treaty, and the Aircraft may be located in any such jurisdiction from time to time.
So long as no Indenture Default exists, United has the right to register any Aircraft in a country other than the United States at its own expense in connection with a permitted lease of the Aircraft to a permitted foreign air carrier, subject to certain conditions set forth in the related Indenture. These conditions include a requirement that an opinion of counsel be provided that the lien of the applicable Indenture will continue as a first priority security interest in the applicable Aircraft. (Indentures, Section 4.02(e))
Liens
United is required to maintain each Aircraft free of any liens, other than the rights of the relevant Loan Trustee, the holders of the Equipment Notes and United arising under the applicable Indenture or the other operative documents related thereto, and other than certain limited liens permitted under such documents, including but not limited to (i) liens for taxes either not yet due or being contested in good faith by appropriate proceedings; (ii) materialmen’s, mechanics’ and other similar liens arising in the ordinary course of business and securing obligations that either are not yet delinquent for more than 60 days or are being contested in good faith by appropriate proceedings; (iii) judgment liens so long as such judgment is discharged or vacated within 60 days or the execution of such judgment is stayed pending appeal or discharged, vacated or reversed within 60 days after expiration of such stay; and (iv) any other lien as to which United has provided a bond or other security adequate in the reasonable opinion of the Loan Trustee; provided that in the case of each of the liens described in the foregoing clauses (i), (ii) and (iii), such liens and proceedings do not involve any material risk of the sale, forfeiture or loss of such Aircraft or the interest of the Loan Trustee therein or impair the lien of the relevant Indenture. (Indentures, Section 4.01)
Replacement of Parts; Alterations
United is obligated to replace all parts at its expense that may from time to time be incorporated or installed in or attached to any Aircraft and that may become lost, damaged beyond repair, worn out, stolen, seized, confiscated or rendered permanently unfit for use. United or any permitted lessee has the right, at its own expense, to make such alterations, modifications and additions with respect to each Aircraft as it deems desirable in the proper conduct of its business and to remove parts which it deems to be obsolete or no longer suitable or appropriate for use, so long as such alteration, modification, addition or removal does not materially diminish the fair market value or utility of the related Aircraft or Engine or invalidate the Aircraft’s airworthiness certificate. United or any permitted lessee may remove any part from an Aircraft without replacing it if such part is in addition to (and not in replacement of) any part originally incorporated in an Aircraft at the time of delivery by the applicable manufacturer, is not required to be incorporated in the Aircraft under applicable law, regulatory mandate or other obligation and may be removed without materially diminishing the fair market value or utility of such Aircraft (assuming such part had not been incorporated in such Aircraft). (Indentures, Section 4.04(d))
Insurance
United is required to maintain, at its expense (or at the expense of a permitted lessee), all-risk aircraft hull insurance covering each Aircraft, at all times in an amount not less than the unpaid principal amount of the Equipment Notes relating to such Aircraft together with six months of interest accrued thereon (the “Debt Balance”). However, after giving effect to self-insurance permitted as described below, the amount payable under such insurance may be less than such amounts payable with respect to the Equipment Notes. In the event of a loss, any insurance proceeds in excess of $20,000,000 per occurrence in the case of a Boeing 787-10 Aircraft or a Boeing 777-300ER Aircraft and $10,000,000 per occurrence in the case of a Boeing 737 MAX 8 Aircraft, a Boeing 737 MAX 9 Aircraft, a Boeing 737-800 Aircraft or a Boeing 737-900ER Aircraft (or, in the case of an Event of Loss, with respect to such Aircraft, all insurance proceeds), up to the Debt Balance of the relevant Aircraft, will be payable to the applicable Loan Trustee, for so long as the relevant Indenture shall be in effect. In the event of a loss (other than an Event of Loss), any insurance proceeds up to and including the amount per occurrence set forth in the preceding sentence with respect to the relevant model of Aircraft, will be payable directly to United so long as no Indenture Default exists under the related Indenture. So long as the loss does not constitute an Event of Loss, insurance proceeds will be applied to repair or replace the property. (Indentures, Section 4.06 and Annex B)
In addition, United is obligated to maintain commercial airline liability insurance at its expense (or at the expense of a permitted lessee), including, without limitation, passenger liability, baggage liability, cargo and mail liability, hangarkeeper’s liability and contractual liability insurance with respect to each Aircraft. Such liability insurance must be underwritten by insurers of nationally or internationally recognized responsibility. The amount of such liability insurance coverage per occurrence may not be less than the amount of commercial airline liability insurance from time to time applicable to aircraft owned and operated by United (or a permitted lessee) of the same type and operating on similar routes as such Aircraft. (Indentures, Section 4.06 and Annex B)
United is also required to maintain war risk, hijacking and allied perils insurance if it (or any permitted lessee) operates any Aircraft, Airframe or Engine in any area of recognized hostilities or if United (or any permitted lessee) maintains such insurance with respect to other aircraft operated on the same international routes or areas on or in which the Aircraft is operated. (Indentures, Section 4.06 and Annex B)
United (or a permitted lessee) may self-insure under a program applicable to all aircraft in its fleet, but the amount of such self-insurance in the aggregate may not exceed 1% of the average aggregate insurable value (during the preceding policy year) of all aircraft on which United carries insurance, unless an insurance broker of national standing shall certify that the standard among all other major U.S. airlines is a higher level of self-insurance, in which case United may self-insure the Aircraft to such higher level. In addition, United (or a permitted lessee) may self-insure to the extent of any applicable deductible per Aircraft that does not exceed industry standards for major U.S. airlines. (Indentures, Section 4.06 and Annex B)
In respect of each Aircraft, United is required to name as additional insured parties the Loan Trustees, the holders of the Equipment Notes and the Liquidity Provider under all liability insurance policies required with respect to such Aircraft. In addition, the insurance policies will be required to provide that, in respect of the interests of such additional insured persons, the insurance shall not be invalidated or impaired by any act or omission of United, any permitted lessee or any other person. (Indentures, Section 4.06 and Annex B)
Events of Loss
If an Event of Loss occurs with respect to the Airframe or the Airframe and Engines of an Aircraft, United must elect within 45 days after such occurrence either to make payment with respect to such Event of Loss or to replace such Airframe and any such Engines. Not later than the first Business Day following the earlier of (i) the 120th day following the date of occurrence of such Event of Loss, and (ii) the fourth Business Day following the receipt of the insurance proceeds in respect of such Event of Loss, United must either (i) pay to the Loan Trustee the outstanding principal amount of the Equipment Notes, together with certain additional amounts, but, in any case, without any Make-Whole Premium or (ii) unless an Indenture Default or failure to pay principal or interest under the Indenture or certain bankruptcy defaults shall have occurred and is continuing, substitute an airframe (or airframe and one or more engines, as the case may be) for the Airframe, or Airframe and Engine(s), that suffered such Event of Loss. (Indentures, Sections 2.10 and 4.05(a))
If United elects to replace an Airframe (or Airframe and one or more Engines, as the case may be) that suffered such Event of Loss, it shall subject an airframe (or airframe and one or more engines) to the lien of the Indenture. Such replacement airframe must be the same model as the Airframe to be replaced or a comparable or improved model manufactured by the same airframe manufacturer as with respect to such Airframe, each replacement engine must be the same model as the Engine to be replaced or a comparable or improved model, manufactured by the same engine manufacturer as with respect to such Engine or another manufacturer, and such replacement airframe and engines, if any, shall have a value and utility (without regard to hours or cycles) at least equal to the Airframe or Airframe and Engines to be replaced, assuming that such Airframe and such Engines had been maintained in accordance with the related Indenture.
United is also required to provide to the relevant Loan Trustee reasonably acceptable opinions of counsel to the effect, among other things, that (i) certain specified documents have been duly filed under the Transportation Code and (ii) such Loan Trustee will be entitled to receive the benefits of Section 1110 of the U.S. Bankruptcy Code with respect to any such replacement airframe (unless, as a result of a change in law or court interpretation, such benefits are not then available). (Indentures, Section 4.05(c))
If United elects not to replace such Airframe, or Airframe and Engine(s), then upon payment of the outstanding principal amount of the Equipment Notes issued with respect to such Aircraft, together with accrued and unpaid interest thereon and all additional amounts then due and unpaid with respect to such

Aircraft, the lien of the Indenture shall terminate with respect to such Aircraft, and the obligation of United thereafter to make interest and principal payments with respect thereto shall cease. (Indentures, Sections 2.10, 3.02 and 4.05(a)(ii))
If an Event of Loss occurs with respect to an Engine alone, United will be required to replace such Engine within 60 days after the occurrence of such Event of Loss with another engine, free and clear of all liens (other than certain permitted liens). Such replacement engine shall be the same model as the Engine to be replaced, or a comparable or improved model manufactured by the same engine manufacturer as with respect to such Engine, or another manufacturer, suitable for installation and use on the Airframe, and having a value and utility (without regard to hours or cycles) at least equal to the Engine to be replaced, assuming that such Engine had been maintained in accordance with the relevant Indenture. (Indentures, Section 4.04(e))
An “Event of Loss” with respect to an Aircraft, Airframe or any Engine means any of the following events with respect to such property:
•
The destruction of such property, damage to such property beyond economic repair or rendition of such property permanently unfit for normal use.

•
The actual or constructive total loss of such property or any damage to such property or requisition of title or use of such property which results in an insurance settlement with respect to such property on the basis of a total loss or a constructive or compromised total loss.

•
Any theft, hijacking or disappearance of such property for a period of 180 consecutive days or more.

•
Any seizure, condemnation, confiscation, taking or requisition of title to such property by any governmental entity or purported governmental entity (other than a U.S. government entity) for a period exceeding 180 consecutive days.

•
As a result of any law, rule, regulation, order or other action by the FAA or any governmental entity, the use of such property in the normal course of United’s business of passenger air transportation is prohibited for 180 consecutive days, unless United, prior to the expiration of such 180-day period, shall have undertaken and shall be diligently carrying forward steps which are necessary or desirable to permit the normal use of such property by United, but in any event if such use shall have been prohibited for a period of two consecutive years, provided that no Event of Loss shall be deemed to have occurred if such prohibition has been applicable to United’s entire U.S. registered fleet of similar property and United, prior to the expiration of such two-year period, shall have conformed at least one unit of such property in its fleet to the requirements of any such law, rule, regulation, order or other action and commenced regular commercial use of the same and shall be diligently carrying forward, in a manner which does not discriminate against applicable property in so conforming such property, steps which are necessary or desirable to permit the normal use of such property by United, but in any event if such use shall have been prohibited for a period of three years.

•
With respect to any Engine, any divestiture of title to such Engine in connection with pooling or certain other arrangements shall be treated as an Event of Loss. (Indentures, Section 4.02(b) and Annex A)

An Event of Loss with respect to the Airframe (but not, for the avoidance of doubt, only one or both Engines and not involving the Airframe) shall be deemed an Event of Loss with respect to the Aircraft.
Substitution of Airframe or Engine
United may elect to release any Airframe from the security interest of the related Indenture and substitute for it (1) an airframe of the same model as such Airframe or a comparable or improved model manufactured by the same airframe manufacturer as with respect to such Airframe or (2) one or more airframes with a different model (other than as referred to in clause (1) of this sentence) and/or manufacturer than such Airframe, free and clear of all liens (other than certain permitted liens), so long as:
•
no Indenture Default has occurred and is continuing at the time of substitution;

•
the substitute airframe has a date of manufacture no earlier than one year prior to the date of manufacture of the Airframe subject to the lien of such Indenture on the issuance date of the

Equipment Notes under such Indenture (each such date of manufacture to be deemed to be the date of original delivery of the applicable airframe to a customer by the manufacturer of such airframe);
•
the substitute airframe has an appraised current market value, adjusted for its maintenance status, (or, in the case of multiple substitute airframes, the sum of such current market values of such substitute airframes shall be) at least equal to the sum of the current market values of each released Airframe (assuming that each such released Airframe had been maintained in accordance with the terms of the related Indenture); and

•
in the case of any substitute airframe referred to in clause (2) above in this sentence, United shall have obtained written confirmation from each Rating Agency that substituting such substitute airframe for such released Airframe(s) will not result in a withdrawal, suspension or downgrading of the ratings of any class of Certificates.

If any airframe will be substituted on other than a one for one basis with an Airframe, prior to the effectiveness of such substitution the applicable Indenture will be amended to allocate among such substitute airframes the principal amount of the Equipment Notes issued under each applicable Indenture and remaining amortization schedules in a manner consistent with, and as would preserve the aggregate amortization profile of, the original Equipment Notes.
If United elects to substitute an Airframe, United is required to provide to the relevant Loan Trustee opinions of counsel (i) to the effect that the Loan Trustee will be entitled to the benefits of Section 1110 with respect to the substitute airframe (unless, as a result of a change in law or governmental or judicial interpretation, such benefits were not available with respect to the Aircraft immediately prior to such substitution), and (ii) as to the due registration of the aircraft of which such substitute airframe is part, the due recordation by the FAA of a supplement to the Indenture relating to such substitute airframe and the registration of the lien of the Indenture on such substitute airframe with the international registry under the Cape Town Treaty, if applicable. (Indentures, Section 4.04(f))
Upon effectiveness of the substitution of an airframe, the Loan Trustee is required to provide notice of such substitution to the Note Holders. If the Subordination Agent, in its capacity as a Note Holder, receives such notice of substitution of an airframe, the Subordination Agent will promptly:
•
provide a copy of such notice to each Trustee, each Liquidity Provider and each Rating Agency; and

•
on behalf of each Trustee post such notice on DTC’s internet bulletin board.

United may elect to release any Engine from the security interest of the related Indenture and substitute for it a replacement engine on substantially the same terms as if an Event of Loss had occurred with respect to such Engine alone. (Indentures, Section 4.04(e)) See “— Certain Provisions of the Indentures — Events of Loss”.

POSSIBLE ISSUANCE OF ADDITIONAL JUNIOR CERTIFICATES AND REFINANCING OF CERTIFICATES
Issuance of Additional Junior Certificates
United may elect to issue one or more additional series of equipment notes (each, a series of “Additional Equipment Notes”) with respect to any Aircraft at any time on or after the Issuance Date, each of which will be funded from sources other than this offering (this “Offering”) but will be issued under the same Indenture as the Equipment Notes for such Aircraft. Any Additional Equipment Note issued under an Indenture will be subordinated in right of payment to the Series AA and Series A Equipment Notes issued under such Indenture and may also be subordinated in right of payment to other Additional Equipment Notes that rank senior in right of payment to such Additional Equipment Notes. United will fund the sale of any series of Additional Equipment Notes through the sale of related pass through certificates (the “Additional Junior Certificates” and, in the case of certificates generally subordinated to the Class AA Certificates and Class A Certificates, but no other Additional Junior Certificates, the “Class B Certificates” and, in the case of certificates generally subordinated to the Certificates and Class B Certificates, but no other Additional Junior Certificates, the “Class C Certificates”) issued by a single related United Airlines pass through trust (each such trust, an “Additional Trust”).
The trustee of, and the liquidity provider (if any) for, any Additional Trust (each, an “Additional Trustee”) will become a party to the Intercreditor Agreement. Except in the case of Class B Certificates issued on the same date as the Class AA Certificates and the Class A Certificates (in which case the original Intercreditor Agreement will cover all three classes of Certificates), the Intercreditor Agreement will be amended by written agreement of United and the Subordination Agent to provide for the subordination of the Additional Junior Certificates to the Administration Expenses, the Liquidity Obligations, the Class AA and Class A Certificates and, if applicable, any other Additional Junior Certificates that rank senior in right of payment to such Additional Junior Certificates. The priority of distributions under the Intercreditor Agreement may be revised, however, to provide for distribution of “Adjusted Interest” with respect to each issued class of Additional Junior Certificates (calculated in a manner substantially similar to the calculation of Class A Adjusted Interest but with respect to the applicable class of Additional Junior Certificates) after Class A Adjusted Interest, but before Expected Distributions on the Class AA Certificates.
The holders of Additional Junior Certificates will have the right to purchase all of the Class AA and Class A Certificates and, if applicable, a previously issued or concurrently issued class of Additional Junior Certificates that ranks senior to such class under certain circumstances after a bankruptcy of United. See “Description of the Certificates — Purchase Rights of Certificateholders”. In addition, the applicable Additional Trustee may be the Controlling Party upon payment of Final Distributions to the holders of the Class A Certificates, subject to the rights of the Liquidity Provider to be the Controlling Party under certain circumstances. See “Description of the Intercreditor Agreement — Intercreditor Rights”.
Any such issuance of Additional Equipment Notes and Additional Junior Certificates after the Issuance Date, and any such amendment of the Intercreditor Agreement (and any amendment of an Indenture in connection with such issuance) are contingent upon each Rating Agency providing written confirmation that such actions will not result in a withdrawal, suspension or downgrading of the rating of any class of Certificates. The issuance of Additional Equipment Notes and Additional Junior Certificates in compliance with the foregoing conditions will not require the consent of any Trustee or any holders of any class of Certificates.
Refinancing of Certificates
United may elect to repay (either pursuant to a redemption or at Final Maturity) and at such time or subsequently re-issue Series A Equipment Notes (or any series of Additional Equipment Notes if so provided under the terms thereof) (any such re-issued equipment notes, the “Refinancing Equipment Notes”) in respect of all (but not less than all) of the Aircraft secured by such refinanced notes at any time after the Issuance Date. Refinancing Equipment Notes may have the same series designation as, and the same or differing terms as, the corresponding repaid Equipment Notes. In such case, United will fund the sale of such

Refinancing Equipment Notes through the sale of pass through certificates (any such certificates, the “Refinancing Certificates”) issued by a United Airlines pass through trust (any such trust, the “Refinancing Trust”).
The trustee of each Refinancing Trust will become a party to the Intercreditor Agreement and the Intercreditor Agreement will be amended by written agreement of United and the Subordination Agent to provide for the subordination of the Refinancing Certificates to the Administration Expenses, the Liquidity Obligations and the Class AA Certificates and each other class of Certificates that ranks senior in right of payment to such Refinancing Certificates, in the same manner that the corresponding class of refinanced Certificates were subordinated. Any such issuance of Refinancing Equipment Notes and Refinancing Certificates, and any such amendment of the Intercreditor Agreement (and any amendment of an Indenture in connection with such re-issuance), are contingent upon each Rating Agency providing written confirmation that such actions will not result in a withdrawal, suspension or downgrading of the rating of any class of Certificates that remains outstanding. The issuance of Refinancing Certificates in compliance with the foregoing conditions will not require the consent of any Trustees or any holders of any class of Certificates.
Additional Liquidity Facilities
Refinancing Certificates in respect of refinanced Class A Certificates may have the benefit of credit support similar to the Liquidity Facility for the Class A Trust or different therefrom and claims for fees, interest, expenses, reimbursement of advances and other obligations arising from such credit support may rank equally with similar claims in respect of the Liquidity Facilities, so long as the prior written consent of the Liquidity Provider shall have been obtained and each Rating Agency shall have provided written confirmation to the effect that such actions will not result in a withdrawal, suspension, or downgrading of the rating of any class of Certificates if then rated by such Rating Agency and that remains outstanding.
Class B Certificates and Refinancing Certificates in respect of refinanced Class B Certificates may have the benefit of credit support similar to the Liquidity Facilities or different therefrom and claims for fees, interest, expenses, reimbursement of advances and other obligations arising from such credit support may rank equally with similar claims in respect of the Liquidity Facilities, so long as the prior written consent of the Liquidity Provider shall have been obtained and each Rating Agency shall have provided written confirmation to the effect that such actions will not result in a withdrawal, suspension, or downgrading of the rating of any class of Certificates if then rated by such Rating Agency and that remains outstanding.
Class C Certificates and Refinancing Certificates in respect of refinanced Class B Certificates may have the benefit of credit support similar to the Liquidity Facilities or different therefrom and claims for fees, interest, expenses, reimbursement of advances and other obligations arising from such credit support may rank equally with similar claims in respect of the Liquidity Facilities, so long as the prior written consent of the Liquidity Provider shall have been obtained and each Rating Agency shall have provided written confirmation to the effect that such actions will not result in a withdrawal, suspension, or downgrading of the rating of any class of Certificates if then rated by such Rating Agency and that remains outstanding.
Additional Junior Certificates that are subordinate to the Class C Certificates and Refinancing Certificates in respect of such refinanced Additional Junior Certificates may have the benefit of credit support similar to the Liquidity Facilities or different therefrom (provided that claims for fees, interest, expenses, reimbursement of advances and other obligations arising from such credit support shall be subordinated to the Administration Expenses, the Liquidity Obligations, the Class AA Certificates, the Class A Certificates, the Class B Certificates, the Class C Certificates and any Additional Junior Certificates that rank senior in right of payment to the applicable Additional Junior Certificates or Refinancing Certificates), so long as each Rating Agency shall have provided written confirmation to the effect that such actions will not result in a withdrawal, suspension, or downgrading of the rating of any class of Certificates if then rated by such Rating Agency and that remains outstanding.

CERTAIN U.S. FEDERAL TAX CONSEQUENCES
General
The following summary describes all material generally applicable U.S. federal income tax consequences, as well as certain Medicare tax considerations, to Certificateholders of the purchase, ownership and disposition of the Certificates. Except as otherwise specified, the summary is addressed to beneficial owners of Certificates that are (i) citizens or residents of the United States, (ii) corporations created or organized in or under the laws of the United States or any state therein or the District of Columbia, (iii) estates the income of which is subject to U.S. federal income taxation regardless of its source, or (iv) trusts that (1) meet the following two tests: (a) a U.S. court is able to exercise primary supervision over the administration of the trust and (b) one or more U.S. fiduciaries have the authority to control all substantial decisions of the trust or (2) were in existence on August 20, 1996 and treated as U.S. persons and have validly elected to continue to be so treated (“U.S. Persons”) that will hold the Certificates as capital assets (“U.S. Certificateholders”). This summary does not address the tax treatment of U.S. Certificateholders that may be subject to special tax rules, such as banks, insurance companies, dealers in securities or commodities, partnerships, holders subject to the mark-to-market rules, holders subject to alternative minimum tax, tax-exempt entities, holders that are required to accelerate the recognition of any item of gross income as a result of such income being recognized on applicable financial statements, holders that will hold Certificates as part of a straddle or holders that have a “functional currency” other than the U.S. Dollar, nor, except as otherwise specified, does it address the tax treatment of U.S. Certificateholders that do not acquire Certificates at the public offering price as part of the initial offering. The summary does not purport to be a comprehensive description of all of the tax considerations that may be relevant to a decision to purchase Certificates. This summary does not describe any tax consequences arising under the laws of any state, locality or taxing jurisdiction other than the United States.
The summary is based upon the tax laws and practice of the United States as in effect on the date of this Prospectus Supplement, as well as judicial and administrative interpretations thereof (in final or proposed form) available on or before such date. All of the foregoing are subject to change, which change could apply retroactively. We have not sought any ruling from the U.S. Internal Revenue Service (the “IRS”) with respect to the tax consequences described below, and we cannot assure you that the IRS will not take contrary positions. The Trusts are not indemnified for any U.S. federal income taxes that may be imposed upon them, and the imposition of any such taxes on a Trust could result in a reduction in the amounts available for distribution to the Certificateholders of such Trust. Prospective investors should consult their own tax advisors with respect to the federal, state, local and foreign tax consequences to them of the purchase, ownership and disposition of the Certificates.
Tax Status of the Trusts
Although there is no authority addressing the characterization of entities that are similar to the Trusts in all material respects, United believes that each of the Trusts will be classified as a grantor trust for U.S. federal income tax purposes. If the Trusts are not classified as grantor trusts, they will be classified as partnerships for U.S. federal income tax purposes and will not be classified as publicly traded partnerships taxable as corporations provided that at least 90% of each Trust’s gross income for each taxable year of its existence is “qualifying income” (which is defined to include, among other things, interest income, gain from the sale or disposition of capital assets held for the production of interest income, and income derived with respect to a business of investing in securities). Income derived by the Trusts from the Equipment Notes will constitute qualifying income and the Trusts therefore will meet the 90% test described above, assuming that the Trusts operate in accordance with the terms of the Pass Through Trust Agreements and other agreements to which they are parties. The remainder of this discussion assumes that the Trusts will be treated as grantor trusts.
Taxation of Certificateholders Generally
Assuming that a Trust is classified as a grantor trust, a U.S. Certificateholder will be treated as owning its pro rata undivided interest in each of the Equipment Notes held by the Trust and any other property held by the Trust. Accordingly, each U.S. Certificateholder’s share of interest paid on the Equipment Notes will be taxable as ordinary income, as it is paid or accrued, in accordance with such U.S. Certificateholder’s method of accounting for U.S. federal income tax purposes except as noted in the next paragraph, and a U.S. Certificateholder’s share of premium, if any, paid on redemption of an Equipment Note will be treated as capital gain. Any amounts received by a Trust under a Liquidity Facility in order to make interest payments will be treated for U.S. federal income tax purposes as having the same characteristics as the payments they replace.
In the case of a subsequent purchaser of a Certificate, the purchase price for the Certificate should be allocated among the Equipment Notes and any other assets held by the relevant Trust in accordance with their relative fair market values at the time of purchase. A U.S. Certificateholder who is treated as purchasing an interest in an Equipment Note at a market discount (generally, at a cost less than its remaining principal amount) that exceeds a statutorily defined de minimis amount will be subject to the “market discount” rules of the Code. These rules provide, in part, that gain on the sale or other disposition of a debt instrument with a term of more than one year and partial principal payments (including partial redemptions) on such a debt instrument are treated as ordinary income to the extent of accrued but unrecognized market discount. The market discount rules also provide for deferral of interest deductions with respect to debt incurred or continued to purchase or carry a debt instrument that has market discount. A U.S. Certificateholder who is treated as purchasing an interest in an Equipment Note at a premium may elect to amortize the premium as an offset to interest income on the Equipment Note under rules prescribed by the Code and Treasury regulations promulgated under the Code.
Each U.S. Certificateholder that is a corporation (other than an S corporation) generally will be entitled to deduct, consistent with its method of accounting, its pro rata share of fees and expenses paid or incurred by the corresponding Trust. Certain fees and expenses, including fees paid to the Trustee and the Liquidity Provider, will be borne by parties other than the Certificateholders. It is possible that payments related to such fees and expenses will be treated as constructively received by the Trust, in which event a U.S. Certificateholder will be required to include in income and, in the case of a U.S. Certificateholder that is a corporation (other than an S corporation), generally will be entitled to deduct its pro rata share of such fees and expenses. If a U.S. Certificateholder is an individual, estate or trust, a deduction for such holder’s share of such fees or expenses generally will not be allowed for tax years beginning prior to January 1, 2026 and will be subject to limitations applicable to investment expenses in subsequent years.
Effect of Reallocation of Payments under the Intercreditor Agreement
In the event that the Class A Trust receives less than the full amount of the interest, principal or premium paid with respect to the Equipment Notes held by it because of the subordination of the Class A Trust under the Intercreditor Agreement, the corresponding owners of beneficial interests in the Class A Certificates would probably be treated for federal income tax purposes as if they had:
•
received as distributions their full share of interest, principal or premium;

•
paid over to the holders of Class AA Certificates an amount equal to their share of the amount of the shortfall; and

•
retained the right to reimbursement of the amount of the shortfall to the extent of future amounts payable to them on account of the shortfall.

Under this analysis:
•
Class A Certificateholders incurring a shortfall would be required to include as current income any interest or other income of the Class A Trust that was a component of the shortfall, even though that amount was in fact paid to the holders of Class AA Certificates;

•
a loss would only be allowed to Class A Certificateholders when their right to receive reimbursement of the shortfall becomes worthless; that is, when it becomes clear that funds will not be available from any source to reimburse the shortfall; and

•
reimbursement of the shortfall before a claim of worthlessness would not be taxable income to the Class A Certificateholders because the amount reimbursed would have been previously included in income.

These results should not significantly affect the inclusion of income for Class A Certificateholders on the accrual method of accounting, but could accelerate inclusion of income to Class A Certificateholders on the cash method of accounting by, in effect, placing them on the accrual method.
Sale or Other Disposition of the Certificates
Upon the sale, exchange or other disposition of a Certificate, a U.S. Certificateholder generally will recognize capital gain or loss (subject to the possible recognition of ordinary income under the market discount rules) equal to the difference between the amount realized on the disposition (other than any amount attributable to accrued interest which will be taxable as ordinary income) and the U.S. Certificateholder’s adjusted tax basis in the Equipment Notes and any other property held by the corresponding Trust. Any such gain or loss will be long-term capital gain or loss to the extent attributable to property held by the Trust for more than one year. In the case of individuals, estates and trusts, the maximum rate of tax on net long-term capital gains generally is 20%.
3.8% Medicare Tax on “Net Investment Income”
U.S. Certificateholders that are individuals, estates, and certain trusts are subject to an additional 3.8% tax on all or a portion of their “net investment income,” which may include the interest payments and any gain realized with respect to the Equipment Notes, to the extent of their net investment income that, when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, estate or trust, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), or $125,000 for a married individual filing a separate return. U.S. Certificateholders should consult their advisors with respect to the 3.8% Medicare tax.
Foreign Certificateholders
Subject to the discussion of FATCA and backup withholding below, payments of principal, interest and premium on the Equipment Notes to, or on behalf of, any beneficial owner of a Certificate that is for U.S. federal income tax purposes a nonresident alien (other than certain former United States citizens or residents), foreign corporation, foreign trust, or foreign estate (a “non-U.S. Certificateholder”) will not be subject to U.S. federal withholding tax provided that:
•
the non-U.S. Certificateholder does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of United;

•
the non-U.S. Certificateholder is not a bank receiving interest pursuant to a loan agreement entered into in the ordinary course of its trade or business, or a controlled foreign corporation for U.S. tax purposes that is related to United; and

•
certain certification requirements (including identification of the beneficial owner of the Certificate) are complied with.

Subject to the discussion of FATCA and backup withholding below, any capital gain (not including any amount treated as interest) realized upon the sale, exchange, retirement or other disposition of a Certificate or upon receipt of premium paid on an Equipment Note by a non-U.S. Certificateholder will not be subject to U.S. federal income or withholding taxes if (i) such gain is not effectively connected with a U.S. trade or business of the holder and (ii) in the case of an individual, such holder is not present in the United States for 183 days or more in the taxable year of the sale, exchange, retirement or other disposition or receipt.
Sections 1471 through 1474 of the Code (“FATCA”) generally impose a withholding tax of 30% on U.S. sourced interest paid on, and the gross proceeds of a disposition of, debt obligations paid to (i) a foreign financial institution, as defined for purposes of FATCA (whether as a beneficial owner or an intermediary), unless (a) such institution enters into an agreement with the United States government to collect and provide to the United States tax authorities substantial information regarding United States account holders of such institution (which would include certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with United States owners), (b) such institution is resident in a country that has entered into an agreement with the United States regarding the exchange of certain information with respect to United States account holders and complies with local legislation enacted to give effect to such agreement, or (c) such institution otherwise establishes an exemption from FATCA withholding or (ii) a foreign entity that is not a financial institution, unless such entity provides the withholding agent with a certification identifying the substantial United States owners of the entity, which generally includes any U.S. Person who directly or indirectly owns more than 10% of the entity, or otherwise establishes an exemption from FATCA withholding. Under proposed regulations, upon which taxpayers are entitled to rely until further guidance is provided, FATCA withholding tax will not apply to gross proceeds from the disposition of debt instruments. Investors are encouraged to consult with their own tax advisors regarding the implications of this legislation on their investment in the Certificates.
Backup Withholding
Payments made on the Certificates and proceeds from the sale of Certificates will not be subject to backup withholding tax unless, in general, the Certificateholder fails to comply with certain reporting procedures or otherwise fails to establish an exemption from such tax under applicable provisions of the Code. Backup withholding is not an additional tax. A Certificateholder generally will be entitled to credit any amounts withheld under the backup withholding rules against its U.S. federal income tax liability or to obtain a refund of the amounts withheld, provided the required information is furnished to the IRS in a timely manner.

CERTAIN DELAWARE TAXES
The Trustee is a national banking association with its corporate trust office in Delaware. In the opinion of Morris James LLP, Wilmington, Delaware, counsel to the Trustee, under currently applicable law, assuming that the Trusts will not be taxable as corporations, but, rather, will be classified as grantor trusts under subpart E, Part I of Subchapter J of the Code or as partnerships under Subchapter K of the Code, (i) the Trusts will not be subject to any tax (including, without limitation, net or gross income, tangible or intangible property, net worth, capital, franchise or doing business tax), fee or other governmental charge under the laws of the State of Delaware or any political subdivision thereof and (ii) Certificateholders that are not residents of or otherwise subject to tax in Delaware will not be subject to any tax (including, without limitation, net or gross income, tangible or intangible property, net worth, capital, franchise or doing business tax), fee or other governmental charge under the laws of the State of Delaware or any political subdivision thereof as a result of purchasing, holding (including receiving payments with respect to) or selling a Certificate.
Neither the Trusts nor the Certificateholders will be indemnified for any state or local taxes imposed on them, and the imposition of any such taxes on a Trust could result in a reduction in the amounts available for distribution to the Certificateholders of such Trust. In general, should a Certificateholder or any Trust be subject to any state or local tax which would not be imposed if the Trustee were located in a different jurisdiction in the United States, the Trustee will resign and a new Trustee in such other jurisdiction will be appointed.

CERTAIN ERISA CONSIDERATIONS
The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), imposes certain requirements on employee benefit plans subject to Title I of ERISA (“ERISA Plans”), and on those persons who are fiduciaries with respect to ERISA Plans. Investments by ERISA Plans are subject to ERISA’s general fiduciary requirements, including, but not limited to, the requirements of investment prudence and diversification and the requirement that an ERISA Plan’s investments be made in accordance with the documents governing the Plan.
Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of an ERISA Plan (as well as those plans that are not subject to ERISA but which are subject to Section 4975 of the Code, such as individual retirement accounts (together with ERISA Plans, “Plans”)) and certain persons (referred to as “parties in interest” or “disqualified persons”) having certain relationships to such Plans, unless a statutory or administrative exemption is applicable to the transaction. A party in interest or disqualified person who engages in a prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code.
The Department of Labor has promulgated a regulation, 29 CFR Section 2510.3-101 (the “Plan Asset Regulation”), describing what constitutes the assets of a Plan with respect to the Plan’s investment in an entity for purposes of ERISA and Section 4975 of the Code. Under the Plan Asset Regulation, as modified by Section 3(42) of ERISA, if a Plan invests (directly or indirectly) in a Certificate, the Plan’s assets will include both the Certificate and an undivided interest in each of the underlying assets of the corresponding Trust, including the Equipment Notes held by such Trust, unless it is established that equity participation in such Trust by Plans and entities whose underlying assets include Plan assets by reason of a Plan’s investment in the entity is not “significant” within the meaning of the Plan Asset Regulation, as modified by Section 3(42) of ERISA. In this regard, the extent to which there is equity participation in a particular Trust by, or on behalf of, employee benefit plans will not be monitored. If the assets of a Trust are deemed to constitute the assets of a Plan, transactions involving the assets of such Trust could be subject to the prohibited transaction provisions of ERISA and Section 4975 of the Code unless a statutory or administrative exemption is applicable to the transaction.
The fiduciary of a Plan that proposes to purchase and hold any Certificates should consider, among other things, whether such purchase and holding may involve a direct or indirect (i) extension of credit to a party in interest or a disqualified person, (ii) sale or exchange of any property between a Plan and a party in interest or a disqualified person, or (iii) transfer to, or use by or for the benefit of, a party in interest or a disqualified person, of any Plan assets. Such parties in interest or disqualified persons could include, without limitation, United and its affiliates, the Underwriters, the Loan Trustee, the Trustee and the Liquidity Provider. In addition, if one class of Certificates is purchased by a Plan and another class of Certificates is held by a party in interest or a disqualified person with respect to such Plan, the exercise by the holder of the subordinate class of Certificates of its right to purchase the senior class of Certificates upon the occurrence and during the continuation of a Certificate Buyout Event could be considered to constitute a prohibited transaction unless a statutory or administrative exemption were applicable. Depending on the identity of the Plan fiduciary making the decision to acquire or hold Certificates on behalf of a Plan, Prohibited Transaction Class Exemption (“PTCE”) 91-38 (relating to investments by a bank collective investment fund), PTCE 84-14 (relating to transactions effected by a “qualified professional asset manager”), PTCE 95-60 (relating to investments by an insurance company general account), PTCE 96-23 (relating to transactions directed by an in-house professional asset manager) or PTCE 90-1 (relating to investments by an insurance company pooled separate account) (collectively, the “Class Exemptions”) could provide an exemption from the prohibited transaction provisions of ERISA and Section 4975 of the Code. However, there can be no assurance that any of these Class Exemptions or any other exemption will be available with respect to any particular transaction involving the Certificates.
Governmental plans, certain church plans, and foreign plans (collectively, “Similar Law Plans”) while not subject to the fiduciary responsibility provisions of ERISA or the prohibited transaction provisions of ERISA and Section 4975 of the Code, may nevertheless be subject to other laws that are substantially similar to the foregoing provisions of ERISA and the Code. Fiduciaries of any such plans should consult with their counsel before purchasing any Certificates.

Any Plan fiduciary which proposes to cause a Plan to purchase any Certificates should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and Section 4975 of the Code to such an investment, and to confirm that such purchase and holding will not constitute or result in a non-exempt prohibited transaction or any other violation of an applicable requirement of ERISA.
Each person who acquires or accepts a Certificate or an interest therein, will be deemed by such acquisition or acceptance to have represented and warranted that either: (i) no assets of a Plan or any Similar Law Plan have been used to purchase or hold such Certificate or an interest therein or (ii) the purchase and holding of such Certificate or an interest therein either (a) in the case of Plan assets, are exempt from the prohibited transaction restrictions of ERISA and the Code pursuant to one or more prohibited transaction statutory or administrative exemptions or (b) in the case of Similar Law Plan assets, will not violate any similar state, local or foreign law.
If the purchaser or transferee of a Certificate or an interest therein is a Plan, it will be deemed to represent, warrant and agree that (i) none of UAL, United, or the Underwriters, nor any of their affiliates, has provided any investment recommendation or investment advice on which it, or any fiduciary or other person investing the assets of the Plan (“Plan Fiduciary”), has relied in connection with its decision to invest in Certificates, and they are not otherwise acting as a fiduciary, as defined in Section 3(21) of ERISA or Section 4975(e)(3) of the Code, to the Plan or the Plan Fiduciary in connection with the Plan’s acquisition of Certificates (unless a statutory or administrative exemption applies (all of the applicable conditions of which are satisfied) or the transaction is not otherwise prohibited); and (ii) the Plan Fiduciary is exercising its own independent judgment in evaluating the transaction.

UNDERWRITING
Under the terms and subject to the conditions contained in an underwriting agreement (the “Underwriting Agreement”) dated the date of this Prospectus Supplement among United and Goldman Sachs & Co. LLC and Morgan Stanley & Co. LLC, as representatives of the several underwriters listed below (collectively, the “Underwriters”), United has agreed to cause each Trust to sell to the Underwriters, and each of the Underwriters has severally agreed to purchase, the following respective face amounts of the Class AA and Class A Certificates:
Underwriter	Face Amount of Class AA Certificates	Face Amount of Class A Certificates
Goldman Sachs & Co. LLC	$139,564,000	$55,508,000
Morgan Stanley & Co. LLC	139,564,000	55,508,000
Citigroup Global Markets Inc.	87,228,000	34,692,000
Deutsche Bank Securities Inc.	87,228,000	34,692,000
BofA Securities, Inc.	50,882,000	20,237,000
Barclays Capital Inc.	50,882,000	20,237,000
BNP Paribas Securities Corp.	50,882,000	20,237,000
J.P. Morgan Securities LLC	50,882,000	20,237,000
Mizuho Securities USA LLC	50,882,000	20,237,000
MUFG Securities Americas Inc.	50,882,000	20,237,000
NatWest Markets Securities Inc.	50,882,000	20,237,000
SMBC Nikko Securities America, Inc.	50,882,000	20,237,000
Natixis Securities Americas LLC	42,644,000	16,961,000
Credit Agricole Securities (USA) Inc.	25,683,000	10,215,000
Loop Capital Markets LLC	25,683,000	10,215,000
Raymond James & Associates, Inc.	9,691,000	3,855,000
Academy Securities, Inc.	2,423,000	964,000
AmeriVet Securities, Inc.	2,423,000	964,000
Total	$969,187,000	$385,470,000
The Underwriting Agreement provides that the obligations of the Underwriters are subject to certain conditions precedent and that the Underwriters are obligated to purchase all of the Certificates if any are purchased. If an Underwriter defaults on its purchase commitment, the purchase commitments of the non-defaulting Underwriters may be increased or the offering of the Certificates may be terminated. The Certificates are offered subject to receipt and acceptance by the Underwriters and to certain other conditions, including the right to reject orders in whole or in part.
The aggregate proceeds from the sale of the Certificates will be $1,354,657,000. United will pay the Underwriters a commission of $13,546,570. United estimates that its expenses associated with the offer and sale of the Certificates will be approximately $4,300,000.
The Underwriters propose to offer the Certificates to the public initially at the public offering prices on the cover page of this Prospectus Supplement and to selling group members at those prices less the concessions set forth below. The Underwriters and selling group members may allow a discount to other broker/dealers as set forth below. After the initial public offering, the public offering prices and concessions and discounts may be changed by the Underwriters.
Pass Through Certificates	Concession To Selling Group Members	Discount To Broker/Dealers
2024-1AA	0.50%	0.25%
2024-1A	0.50%	0.25%

Each class of Certificates is a new issue of securities with no established trading market. United does not intend to apply for the listing of the Certificates on a national securities exchange.
The Underwriters have advised United that one or more of the Underwriters currently intend to make a market in the Certificates, as permitted by applicable laws and regulations. The Underwriters are not obligated, however, to make a market in the Certificates and any such market making may be discontinued at any time at their sole discretion. Accordingly, no assurance can be given as to the liquidity of the trading market for the Certificates.
United has agreed to indemnify the several Underwriters against certain liabilities including liabilities under the Securities Act of 1933, as amended, or contribute to payments which the Underwriters may be required to make in that respect.
From time to time, the several Underwriters or their affiliates have performed and are performing investment banking and advisory services for, and have provided and are providing general financing and banking services to, UAL and United and their affiliates. In particular, affiliates of Goldman Sachs & Co. LLC, Morgan Stanley & Co. LLC, Citigroup Global Markets Inc., Barclays Capital Inc., BNP Paribas Securities Corp., Credit Agricole Securities (USA) Inc. and Natixis Securities Americas LLC are liquidity facility providers to United. In addition, an affiliate of Natixis Securities Americas LLC will be the initial liquidity facility provider for the Certificates. Affiliates of each of the Underwriters are lenders to UAL and/or United. An affiliate of J.P. Morgan Securities LLC is a merchant processing bank and a counterparty to certain agreements with UAL to process customer credit card transactions for the sale of air travel and other services. Under certain circumstances, such affiliate may have the right to require that UAL establish additional cash or other collateral reserves or additional withholding of payments related to receivables collected if UAL does not maintain certain minimum levels of unrestricted cash, cash equivalents and short-term investments.
In addition, in the ordinary course of their various business activities, the Underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of United. The Underwriters and their respective affiliates that have a lending relationship with United may hedge their credit exposure to United. Such Underwriters and their affiliates may hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in United’s securities, including potentially the Certificates offered hereby. Any such short positions could adversely affect future trading prices of the Certificates offered hereby. The Underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
United expects that delivery of the Certificates will be made against payment therefor on or about the closing date specified on the cover page of this Prospectus Supplement, which will be the tenth business day following the date hereof (this settlement cycle being referred to as T+10). Under Rule 15c6-1 of the Commission under the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to the trade expressly agree otherwise. Accordingly, purchasers who wish to trade Certificates prior to the date of initial delivery of the Certificates will be required, by virtue of the fact that the Certificates initially will settle on a delayed basis, to specify an alternate settlement cycle at the time of any trade to prevent a failed settlement and should consult their own advisor.
To facilitate the offering of the Certificates, the Underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the Certificates. Specifically, the Underwriters may overallot in connection with this Offering, creating a short position in the Certificates for their own account. To cover overallotments or to stabilize the price of the Certificates, the Underwriters may bid for, and purchase, Certificates in the open market. Finally, the Underwriters may reclaim selling concessions allowed to an agent or a dealer for distributing Certificates in this Offering, if the Underwriters repurchase previously distributed Certificates in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the Certificates above independent market levels. The Underwriters are not required to engage in these activities, and may end any of these activities at any time.

Selling Restrictions
This Prospectus Supplement and the accompanying Prospectus do not constitute an offer of, or a solicitation of an offer by or on behalf of us or the Underwriters to subscribe for or purchase, any of the Certificates in any jurisdiction to or from any person to whom or from whom it is unlawful to make such an offer or solicitation in that jurisdiction. This distribution of this Prospectus Supplement and the accompanying Prospectus and the offering of the Certificates in certain jurisdictions may be restricted by law. We and the Underwriters require persons into whose possession this Prospectus Supplement and the accompanying Prospectus come to observe the following restrictions.
European Economic Area
This Prospectus Supplement has been prepared on the basis that any offer of the securities referred to herein in any Member State of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of the Certificates. Accordingly, any person making or intending to make an offer in a Member State of Certificates which are the subject of the offering contemplated in this Prospectus Supplement may only do so in circumstances in which no obligation arises for United or any of the Underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Regulation, in each case, in relation to such offer. Neither United nor the Underwriters have authorized, nor do they authorize, the making of any offer of Certificates in circumstances in which an obligation arises for United or the Underwriters to publish a prospectus for such offer. The expression “Prospectus Regulation” means Regulation (EU) 2017/1129. This paragraph is subject to the paragraph below.
The Certificates are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”), (ii) a customer within the meaning of Directive 2016/97/EU (the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II or (iii) not a qualified investor as defined in the Prospectus Regulation. Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the Certificates or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Certificates or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.
The expression an offer includes the communication in any form and by any means of sufficient information on the terms of the offer and the Certificates to be offered so as to enable an investor to decide to purchase or subscribe for the Certificates.
United Kingdom
This Prospectus Supplement is for distribution only to persons who (i) have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Financial Promotion Order”), (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This Prospectus Supplement is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this Prospectus Supplement relates is available only to relevant persons and will be engaged in only with relevant persons.
The Certificates are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (“UK”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”); (ii) a customer within the meaning of the provisions of the FSMA and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the EUWA. Consequently, no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the Certificates or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the Certificates or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.
The expression an offer includes the communication in any form and by any means of sufficient information on the terms of the offer and the Certificates to be offered so as to enable an investor to decide to purchase or subscribe for the Certificates.
Canada
The Certificates may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Certificates must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this Prospectus Supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the Underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this Offering.
Hong Kong
The Certificates may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the Certificates may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to Certificates which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder.
Singapore
This Prospectus Supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this Prospectus Supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Certificates may not be circulated or distributed, nor may the Certificates be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the

“SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.
Where the Certificates are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the Certificates under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.
Singapore Securities and Futures Act Product Classification
Solely for the purposes of our obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the SFA, we have determined, and hereby notify all relevant persons (as defined in Section 309A of the SFA), that the Certificates are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).
Japan
The Certificates have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the Financial Instruments and Exchange Law) and each Underwriter has agreed that it will not offer or sell any Certificates, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.
Switzerland
The Certificates may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”) and no application has or will be made to admit the Certificates to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this Prospectus Supplement nor any other offering or marketing material relating to the Certificates constitutes a prospectus pursuant to the FinSA, and neither this Prospectus Supplement nor any other offering or marketing material relating to the Certificates may be publicly distributed or otherwise made publicly available in Switzerland.

LEGAL MATTERS
The validity of the Certificates is being passed upon for United by Hughes Hubbard & Reed LLP, New York, New York, and for the Underwriters by Milbank LLP, New York, New York. Morris James LLP, Wilmington, Delaware, counsel for Wilmington Trust, National Association, as Trustee, will pass upon certain matters of Delaware law relating to the Pass Through Trust Agreements, including that the Certificates are binding obligations of the Trustee, and Milbank LLP will rely on such opinion.
EXPERTS
The consolidated financial statements of United Airlines, Inc. appearing in United Airlines, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2023 (including the financial statement schedule appearing therein) have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.
The references to ASG, BK and MBA, and to their appraisal reports, dated June 21, 2024, July 2, 2024 and July 2, 2024, respectively, are included herein in reliance upon the authority of each such firm as an expert with respect to the matters contained in its appraisal report.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
This Prospectus Supplement incorporates by reference the following documents previously filed by United with the Commission (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act) that are not delivered with this Prospectus Supplement:
Filing	Date Filed
Annual Report on Form 10-K for the year ended December 31, 2023	February 29, 2024
Quarterly Report on Form 10-Q for the quarter ended March 31, 2024	April 17, 2024
Quarterly Report on Form 10-Q for the quarter ended June 30, 2024	July 18, 2024
Current Report on Form 8-K	February 22, 2024
Current Report on Form 8-K	March 4, 2024
Current Report on Form 8-K	July 2, 2024
United’s Commission file number is 1-10323.
Reference is made to the information under “Incorporation of Certain Documents by Reference” in the accompanying Prospectus. All documents filed under the Exchange Act with the Commission prior to January 1, 2024, and incorporated by reference in the Prospectus have been superseded by the above-listed documents and shall not be deemed to constitute a part of the Prospectus or this Prospectus Supplement. In addition, for the avoidance of doubt, the Annual Report on Form 10-K for the year ended December 31, 2023, the Quarterly Report on Form 10-Q for the quarter ended March 31, 2024 and the Quarterly Report on Form 10-Q for the quarter ended June 30, 2024 of UAL are not incorporated by reference in this Prospectus Supplement.

APPENDIX I — INDEX OF TERMS
60-Day Period	S-31
Actual Disposition Event	S-50
Additional Equipment Notes	S-66
Additional Junior Certificates	S-66
Additional Trust	S-66
Additional Trustee	S-66
Administration Expenses	S-47
Aircraft	S-52
Airframe	S-52
Appraisal	S-47
Appraised Current Market Value	S-47
Appraisers	S-52
ASG	S-52
Assumed Amortization Schedule	S-28
Average Life Date	S-58
Base Rate	S-42
Basic Agreement	S-25
BK	S-52
Boeing	S-52
Business Day	S-27
Cape Town Treaty	S-61
CARES Act	S-17
Cash Collateral Account	S-39
Cede	S-35
Certificate Account	S-27
Certificate Buyout Event	S-31
Certificate Owner	S-35
Certificateholders	S-26
Certificates	S-25
citizen of the United States	S-32
Class A Adjusted Interest	S-49
Class A Certificates	S-25
Class A Trust	S-25
Class A Trustee	S-25
Class AA Certificates	S-25
Class AA Trust	S-25
Class AA Trustee	S-25
Class B Certificates	S-66
Class C Certificates	S-66
Class Exemptions	S-73
clearing agency	S-36
clearing corporation	S-35
Code	S-33
Commission	S-1
Company	S-19
Controlling Party	S-45
Convention	S-61
Current Distribution Date	S-49
Debt Balance	S-62
Deemed Disposition Event	S-50
default	S-30
disqualified persons	S-73
Distribution Date	S-47
Downgrade Drawing	S-39
Downgrade Event	S-39
Draft Securitization RTS	S-22
DTC	S-35
DTC Participants	S-35
EEA	S-77
Engines	S-52
Equipment	S-60
Equipment Note Special Payment	S-47
Equipment Notes	S-56
ERISA	S-73
ERISA Plans	S-73
EU Securitization Laws	S-22
EU Securitization Regulation	S-22
EUWA	S-77
Event of Loss	S-64
Exchange Act	S-35
Expected Distributions	S-49
FATCA	S-70
Final Distributions	S-46
Final Drawing	S-41
Final Maturity Date	S-26
Financial Promotion Order	S-77
FinSA	S-79
Form 10-K	S-16
Form 10-Q	S-16
H.15 Page	S-57
Indenture	S-35
Indenture Defaults	S-58
Indirect DTC Participants	S-35
Insurance Distribution Directive	S-77
Intercreditor Agreement	S-45
Interest Drawing	S-38
Investment Company Act	S-1
IRS	S-68
Issuance Date	S-22
Liquidity Event of Default	S-43
Liquidity Expenses	S-49
Liquidity Facility	S-38
Liquidity Obligations	S-49
Liquidity Provider	S-38
Liquidity Threshold Rating	S-40
Loan Trustee	S-56

I-1

Long-Term Rating	S-40
LTVs	S-7
Make-Whole Premium	S-57
Make-Whole Spread	S-57
Maximum Available Commitment	S-38
Maximum Commitment	S-38
MBA	S-52
MiFID II	S-77
Minimum Sale Price	S-46
Moody’s	S-40
most recent H.15 Page	S-58
Non-Extension Drawing	S-40
non-U.S. Certificateholder	S-70
Note Holders	S-59
Note Purchase Agreement	S-34
Offering	S-66
Participation Agreement	S-35
parties in interest	S-73
Pass Through Trust Agreements	S-25
Performing Equipment Note	S-39
Plan Asset Regulation	S-73
Plan Fiduciary	S-74
Plans	S-73
Pool Balance	S-27
Pool Factor	S-28
Post Default Appraisals	S-47
Preferred A Pool Balance	S-49
PRIIPs Regulation	S-77
Prospectus Regulation	S-77
PSP2 and PSP3 Agreements	S-17
PTC Event of Default	S-31
PTCE	S-73
qualifying income	S-68
Rating Agencies	S-39
Refinancing Certificates	S-67
Refinancing Equipment Notes	S-66
Refinancing Trust	S-67
Regular Distribution Dates	S-26
relevant persons	S-77
Remaining Weighted Average Life	S-58
Replacement Facility	S-41
Required Amount	S-38
S&P	S-40
Scheduled Payments	S-26
Section 1110	S-59
Section 2.4 Fraction	S-49
Series A Equipment Notes	S-56
Series AA Equipment Notes	S-56
SFA	S-79
Similar Law Plans	S-73
SOFR	S-42
Special Distribution Date	S-27
Special Payment	S-26
Special Payments Account	S-27
Special Termination Drawing	S-40
Special Termination Notice	S-40
Stated Interest Rates	S-38
Subordination Agent	S-45
Substitute Aircraft	S-54
Term SOFR	S-42
Term SOFR Administrator	S-42
Term SOFR Reference Rate	S-42
Termination Notice	S-43
Transportation Code	S-32
Treasury	S-17
Treasury Yield	S-57
Triggering Event	S-27
Trust Indenture Act	S-33
Trust Property	S-25
Trust Supplement	S-25
Trustee	S-25
Trusts	S-25
U.S. Certificateholders	S-68
U.S. Government Securities Business Day	S-42
U.S. Persons	S-68
UAL	S-19
UK	S-77
UK PRIIPs Regulation	S-78
UK Securitization Laws	S-22
Underwriters	S-75
Underwriting Agreement	S-75
United	S-19
United Bankruptcy Event	S-46

I-2

APPENDIX II — APPRAISAL LETTERS

Adjusted Desktop Valuation Report

Aviation Specialists Group, Inc. (“ASG”) has been engaged by United Airlines, Inc. (“Client”) to provide an adjusted desktop valuation setting forth ASG’s opinions as to halflife halftime and Adjusted Base and Current Market Values for those 48 Boeing jetliners described in the Aircraft Descriptions and Values table later in this report. In reaching its value opinions, ASG has relied upon data provided to it by Client.

This report contains the following sections:

▶	Adjusted Desktop Valuation Assumptions
▶	Value Definitions and Explanations
▶	Aircraft Values
▶	Covenants

Adjusted Desktop Valuation Assumptions

In an adjusted desktop valuation, the appraiser neither sees the subject aircraft nor reviews its specifications and technical documents. Instead, the appraiser is furnished with certain maintenance status information by the client or aircraft operator. In preparing its value opinions, ASG relies on that data and, unless specifically stated otherwise, makes the following assumptions about the aircraft itself:

▶	It is of average specification for its type and age and has no special equipment or characteristics which would materially affect its value.
▶	Its utilization in terms of hours and cycles is average for its type and age.
▶	It is in passenger or freighter configuration as appropriate.
▶	It is certificated and operated under the aegis of a major airworthiness authority such as the FAA or EASA.
▶	It is in average physical condition and its maintenance records and documents comply with all applicable regulations and good industry practices. Required back to birth records are on hand and in good order and only original equipment manufacturer parts are in use in the aircraft and engines.
▶	It has no history of major damage.
▶	It complies with applicable Airworthiness Directives and mandatory Service Bulletins.

ASG first develops the subject aircraft’s Base and/or Current Market Value assuming that the airframe, engines, engine life limited parts, landing gears and other major life- and time-limited components are in halflife, halftime condition. ASG then uses the maintenance data provided to it to adjust for the aircraft’s variance from that status. For example, if the aircraft has had a recent heavy check or engine shop visit, ASG will add to the halflife value.

Regarding Adjusted Base/Market Values, ASG uses the following value convention. A new aircraft is considered to be factory new with 100% life remaining on all components, that is, it is full life. The aircraft then ages based on typical utilization for its type until it becomes mature and reaches halflife condition. ASG’s unadjusted values for mature aircraft assume them to be in halflife condition. Time to reach mature halflife status depends on the aircraft and engine combination and typical utilization for that aircraft type. For many (but not all) jetliners, mature halflife status is reached when they are 4-5 years old. For aircraft between factory new and mature, ASG’s Current Market and Base Values already assume the aircraft to be in better than halflife condition and therefore no further adjustments are needed to their values. Adjustments are shown in the Aircraft Descriptions and Values table below.

In developing its values, ASG also makes two further assumptions:

United Airlines, Inc.

June 21, 2024

1

▶	that the aircraft has been bought and will be sold as a single unit or as part of a small lot. It is not part of a launch purchase nor will it be the subject of a fleet sale which could result in a price discount.
▶	that the aircraft is not subject to an existing lease. ASG’s opinion of values excludes the effects of attached lease rental streams and tax benefits, either of which can have a material effect on an aircraft’s actual purchase price.

Value Definitions and Explanations

ASG uses the following ISTAT definitions:

▶	Base Value is the Appraiser’s opinion of the value of an aircraft (or other aviation-related asset) in a stable market with a reasonable balance of supply and demand. The Base Value of a tangible asset typically assumes its physical condition is average for an asset of its type and age, and its maintenance status is as described. Base Value assumes that the value is for an unencumbered single-unit transaction valued for the asset’s highest and best use (as defined by the Appraiser), that the parties to the potential sale would be willing, able, prudent and knowledgeable, and under no unusual pressure for a prompt sale, and that the transaction would be negotiated in an open and unrestricted market on an arm’s-length basis, for cash or equivalent consideration, and given an adequate amount of time for effective exposure to prospective buyers.
▶	Market Value or Fair Market Value (or Current Market Value or Current Fair Market Value, if the value pertains to the time of the analysis) is the Appraiser’s opinion of the most likely trading price that may be generated for an aircraft (or other aviation-related asset) under the market circumstances perceived to exist at the time in question. Market Value assumes that the value is for an unencumbered single-unit transaction valued for the asset’s highest and best use (as defined by the Appraiser), that the parties to the potential sale would be willing, able, prudent and knowledgeable, and under no unusual pressure for a prompt sale, and that the transaction would be negotiated in an open and unrestricted market on an arm’s-length basis, for cash or equivalent consideration, and given an adequate amount of time for effective exposure to prospective buyers.
▶	Full-life/Full-time describes a maintenance status where all scheduled maintenance events are at zero-time (100% time remaining) and all life-limited components have their full lives remaining.
▶	Halflife/Halftime (historically also known as Mid-life/Mid-time) describes a maintenance status where all scheduled maintenance events are at mid-point of their scheduled or estimated interval (50% time remaining) and all life-limited components are at the mid-point of their assigned lives.

ASG also uses the term Adjusted Market/Base Value to indicate that it has adjusted Current Market/Base Value to reflect the data which it has regarding the aircraft’s maintenance status.

Aircraft Values

ASG’s value opinions for the subject aircraft are set forth in millions of U.S. dollars in the Aircraft Descriptions and Values table below. Maintenance adjustments to halflife halftime values are set forth in the MX Adjustments column of the table. Detailed adjustments to specific aircraft values are available on request.

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June 21, 2024

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Aircraft Descriptions and Values (US$ millions), 01 June 2024

MSN	Type	DOM	Registration	Engine	ESN1	ESN2	OH Crew Rests	Unadj Current Mkt Value	Unadj Base Value	MX Adjustmt	Adj Cur Mkt Val	Adj Base Val
44309	737 MAX 8	Jun-23	N27290	LEAP 1B-28	603741	603756	n/a	$52.5	$51.3	$0.0	$52.5	$51.3
64609	737 MAX 8	Jul-23	N17312	LEAP 1B-28	602765	602821	n/a	$53.2	$52.1	$0.0	$53.2	$52.1
64608	737 MAX 8	Aug-23	N37307	LEAP 1B-28	602846	602843	n/a	$53.2	$52.1	$0.0	$53.2	$52.1
67604	737 MAX 8	Dec-23	N37324	LEAP 1B-28	603967	60B013	n/a	$54.0	$52.9	$0.0	$54.0	$52.9
67588	737 MAX 8	Dec-23	N47330	LEAP 1B-28	60A132	60A488	n/a	$54.0	$52.9	$0.0	$54.0	$52.9
67184	737 MAX 9	May-23	N37560	LEAP 1B-28	603421	60A463	n/a	$52.9	$51.7	$0.0	$52.9	$51.7
67590	737 MAX 9	May-23	N37561	LEAP 1B-28	603202	603353	n/a	$52.9	$51.7	$0.0	$52.9	$51.7
67591	737 MAX 9	Jun-23	N37562	LEAP 1B-28	603227	603861	n/a	$52.9	$51.7	$0.0	$52.9	$51.7
67187	737 MAX 9	Jun-23	N37563	LEAP 1B-28	60B229	60B235	n/a	$52.9	$51.7	$0.0	$52.9	$51.7
67186	737 MAX 9	Jun-23	N17565	LEAP 1B-28	60B287	60B292	n/a	$52.9	$51.7	$0.0	$52.9	$51.7
67188	737 MAX 9	Jun-23	N17564	LEAP 1B-28	603288	603568	n/a	$52.9	$51.7	$0.0	$52.9	$51.7
67603	737 MAX 9	Aug-23	N77573	LEAP 1B-28	60A367	603602	n/a	$54.0	$52.8	$0.0	$54.0	$52.8
67193	737 MAX 9	Aug-23	N77571	LEAP 1B-28	60B352	60B375	n/a	$54.0	$52.8	$0.0	$54.0	$52.8
67609	737 MAX 9	Aug-23	N77575	LEAP 1B-28	603120	60A674	n/a	$54.0	$52.8	$0.0	$54.0	$52.8
67610	737 MAX 9	Sep-23	N77576	LEAP 1B-28	60B443	60B473	n/a	$54.0	$52.8	$0.0	$54.0	$52.8
67615	737 MAX 9	Sep-23	N37577	LEAP 1B-28	60B472	60B475	n/a	$54.0	$52.8	$0.0	$54.0	$52.8
31663	B737-800	Oct-10	N76528	CFM56-7B26	805240	804292	n/a	$20.8	$20.2	($4.6)	$16.2	$15.7
31652	B737-800	Dec-10	N76529	CFM56-7B26	804586	805596	n/a	$20.8	$20.2	($5.1)	$15.6	$15.1
39998	B737-800	Mar-11	N77530	CFM56-7B26	804678	804677	n/a	$21.1	$20.6	$6.6	$27.7	$27.2
39999	B737-800	Mar-11	N87531	CFM56-7B26	804509	804545	n/a	$21.1	$20.6	($1.6)	$19.5	$19.0
31655	B737-900ER	Dec-10	N38443	CFM56-7B26	804398	804401	n/a	$17.9	$18.7	($4.8)	$13.1	$13.9
31643	B737-900ER	Dec-10	N36444	CFM56-7B26	804446	804447	n/a	$17.9	$18.7	($5.1)	$12.8	$13.6
40000	B737-900ER	Apr-11	N73445	CFM56-7B26	804866	804869	n/a	$18.6	$19.5	($4.9)	$13.7	$14.6
31661	B737-900ER	Jan-12	N38446	CFM56-7B26	960530	960540	n/a	$19.7	$20.8	($4.2)	$15.5	$16.5
31650	B737-900ER	Feb-12	N36447	CFM56-7B26	960603	960604	n/a	$19.7	$20.8	($3.9)	$15.8	$16.9
40003	B737-900ER	Mar-12	N78448	CFM56-7B26	960637	960645	n/a	$19.7	$20.8	($4.6)	$15.1	$16.2

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MSN	Type	DOM	Registration	Engine	ESN1	ESN2	OH Crew Rests	Unadj Current Mkt Value	Unadj Base Value	MX Adjustmt	Adj Cur Mkt Val	Adj Base Val
31651	B737-900ER	Mar-12	N81449	CFM56-7B26	960715	960716	n/a	$19.7	$20.8	($2.5)	$17.2	$18.2
40004	B737-900ER	Apr-12	N39450	CFM56-7B26	960735	961746	n/a	$20.1	$21.2	$1.9	$22.0	$23.1
31646	B737-900ER	Apr-12	N38451	CFM56-7B26	960742	961747	n/a	$20.1	$21.2	($4.2)	$15.9	$17.0
40005	B737-900ER	May-12	N68452	CFM56-7B26	960831	960839	n/a	$20.1	$21.2	($3.5)	$16.6	$17.7
41742	B737-900ER	May-12	N68453	CFM56-7B26	960869	960871	n/a	$20.1	$21.2	($3.6)	$16.5	$17.6
31640	B737-900ER	Jun-12	N38454	CFM56-7B26	960904	961908	n/a	$20.1	$21.2	($3.5)	$16.5	$17.7
41743	B737-900ER	Jun-12	N34455	CFM56-7B26	960936	960943	n/a	$20.1	$21.2	($4.1)	$16.0	$17.1
37205	B737-900ER	Sep-12	N37456	CFM56-7B26	962201	963202	n/a	$20.5	$21.6	($5.8)	$14.6	$15.8
41744	B737-900ER	Sep-12	N28457	CFM56-7B26	962231	962234	n/a	$20.5	$21.6	($5.9)	$14.5	$15.7
37199	B737-900ER	Sep-12	N38458	CFM56-7B26	962248	962252	n/a	$20.5	$21.6	($5.8)	$14.7	$15.8
37206	B737-900ER	Oct-12	N38459	CFM56-7B26	962312	962318	n/a	$20.9	$22.0	($5.7)	$15.2	$16.4
37200	B737-900ER	Nov-12	N34460	CFM56-7B26	962316	962330	n/a	$20.9	$22.0	($5.4)	$15.5	$16.7
42175	B737-900ER	Jan-14	N68811	CFM56-7B26	658490	658505	n/a	$22.9	$24.3	($3.9)	$18.9	$20.4
42201	B737-900ER	May-15	N61882	CFM56-7B26	862112	862113	n/a	$25.0	$26.8	($3.1)	$22.0	$23.8
42202	B737-900ER	Jun-15	N62883	CFM56-7B26	862193	862210	n/a	$25.0	$26.8	($3.6)	$21.4	$23.2
66591	777-300ER	Jan-20	N2251U	GE90-115B	901497	901498	Pilot / FA	$84.1	$107.4	$0.0	$84.1	$107.4
66592	777-300ER	Mar-20	N2352U	GE90-115B	901507	901508	Pilot / FA	$84.1	$107.4	$0.0	$84.1	$107.4
66988	787-10	Nov-22	N14019	GEnx-1B70	958735	958792	Pilot / FA	$144.1	$144.2	$0.0	$144.1	$144.2
66987	787-10	Nov-22	N13018	GEnx-1B70	958798	958799	Pilot / FA	$144.1	$144.2	$0.0	$144.1	$144.2
66989	787-10	Dec-22	N12020	GEnx-1B70	958806	958807	Pilot / FA	$144.1	$144.2	$0.0	$144.1	$144.2
66990	787-10	Dec-22	N12021	GEnx-1B70	958809	958810	Pilot / FA	$144.1	$144.2	$0.0	$144.1	$144.2
66985	787-10	Dec-22	N14016	GEnx-1B70	958780	958782	Pilot / FA	$144.1	$144.2	$0.0	$144.1	$144.2

United Airlines, Inc.

June 21, 2024

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Covenants

In accordance with ISTAT’s Principles of Appraisal Practice and Code of Ethics, this report has been prepared for the exclusive use of Client; ASG will not provide it to any other party without the express consent of Client. ASG has no present or contemplated interest in the subject equipment or any similar equipment, it has no current, past or contemplated interest in Client or any companies related to Client nor does it have any other interest which might tend to prevent it making a fair and unbiased appraisal.

This report fairly represents ASG’s opinion of the subject equipment’s value. In reaching its value opinions, ASG has relied upon information provided by Client. ASG does not assume responsibility or legal liability for any actions taken, or not taken, by Client or other parties with regard to the equipment. By accepting this report, all parties agree that ASG shall bear no such responsibility or legal liability including liability for special or consequential damages.

For Aviation Specialists Group, Inc.

Fred J. Klein

ISTAT-certified Senior Appraiser Fellow

International Society of Transport Aircraft Trading

United Airlines, Inc.

June 21, 2024

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VALUATION OF A 48 AIRCRAFT PORTFOLIO

As of June 1, 2024 Client: United Airlines, Inc.

Report Date: July 2, 2024

7315 Wisconsin Ave, Ste 800W Bethesda, MD 20814

VALUATION SUMMARY	2
DEFINITIONS	3
ASSUMPTIONS	4
MARKET OUTLOOK	5
AIRCRAFT MARKET ANALYTICS	9
VALUATION METHODOLOGY	12
DISCLAIMER	14

1

I.         VALUATION SUMMARY

BK Associates, Inc. (“BK”) has been engaged by United Airlines, Inc. (“Client”) to provide a desktop valuation, setting forth BK’s opinions of current half-life base values (BV) for 23 aircraft and maintenance-adjusted BVs for 25 aircraft, as of June 1, 2024.

AIRCRAFT DESCRIPTION

The Portfolio aircraft are identified by type, serial number, date of manufacture and engine model/variant in the attached Figure 1. Figure 1 reflects the current half-life and maintenance-adjusted BVs in millions.

PURPOSE OF THE VALUATION ENGAGEMENT

It is understood by BK that the Conclusion of Value will be used by Client for potential financing. This report was prepared solely for the purposes described herein and, accordingly, should not be used for any other purpose. In addition, this report should not be distributed to any party other than Client, without the express knowledge and written consent of the Client or BK.

RELEVANT DATES

BK was engaged to value the subject aircraft as of the Valuation Date, June 1, 2024. In this valuation, BK considered only circumstances that existed as of and events that occurred up to the Valuation Date.

PREMISE OF VALUE

The valuation premise may be either in-use (i.e., going concern) or liquidation. The determining factor being the highest and best use as considered from a market participant’s perspective. The values issued in this report are based on an in-use valuation premise, which assumes that the aircraft will continue to operate.

CONCLUSIONS

Based upon BK’s knowledge of these various aircraft types, BK’s knowledge of the capabilities and uses to which they have been put in various parts of the world, BK’s knowledge of the marketing of used aircraft, and BK’s knowledge of aircraft in general, it is BK’s opinion that the values are in 2024 U.S. dollars as found in the attached Figure 1.

2

II.         DEFINITIONS

According to the International Society of Transport Aircraft Trading's (ISTAT) definition of Base Value to which BK Associates subscribes, the base value is the Appraiser's opinion of the underlying economic value of an aircraft in an open, unrestricted, stable market environment with a reasonable balance of supply and demand, and assumes full consideration of its "highest and best use". An aircraft's base value is founded in the historical trend of values and in the projection of future value trends and presumes an arm's length, cash transaction between willing, able and knowledgeable parties, acting prudently, with an absence of duress and with a reasonable period of time available for marketing. The base value normally refers to a transaction involving a single aircraft. When multiple aircraft are acquired in the same transaction, the trading price of each unit may be discounted.

BK’s stated values include assumed half-life and maintenance adjusted values. For comparison purposes, it is the convention to assign “half-time, half-life” values to aircraft or engines, which represent the value of an aircraft or engine that is halfway between the expense major maintenance events. As a starting point, the base value of a tangible asset typically assumes its maintenance status is at half-life/half-time, or benefiting from an above half-life/half-time maintenance status if the asset is new or young.

The maintenance adjusted values include appropriate financial adjustments applied to the half-time value, these adjustments are based on BK’s interpretation of the maintenance summary and fleet utilization data provided. The adjustments are approximate, based on industry average costs, and include an adjustment for the time remaining to a “C” check, time remaining to a “D” check, time remaining to landing gear overhaul, time since new or time since the most recent heavy shop visit on engines and life remaining on engine life-limited parts.

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III.        ASSUMPTIONS

BK has made the following assumptions and determinations with respect to these aircraft in preparing this valuation:

1.	The aircraft are in good physical condition.

2.	The historical maintenance documentation has been maintained to acceptable international standards.

3.	The specifications of the aircraft are those most common for aircraft of their type and vintage.

4.	The aircraft are in standard passenger configurations, unless specifically stated otherwise.

5.	The aircraft are current as to all Airworthiness Directives and Service Bulletins.

6.	Their modification statuses are comparable to those of aircraft of their type and vintage.

7.	They are operated under an appropriate civil airworthiness authority.

8.	Their utilization is comparable to industry averages.

9.	There is no history of accident or incident damage that BK is aware of.

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IV.            MARKET OUTLOOK

The performance and value of any aircraft is affected to varying degrees by conditions in the global economy. Some of the key influences include gross domestic product, fuel price, and the lending environment. This section of the report will analyze what the current outlook is for each.

GROSS DOMESTIC PRODUCT (GDP) 1

Source: IATA.org

Aviation is a highly cyclical industry, marked with high highs and low lows. Historically, GDP and traffic have been good indicators of the health of the industry, as they are highly correlated. Economic prosperity leads to an increase in disposable income and subsequently an increase in demand for air travel. An increase in demand for air travel means an increase in demand for aircraft and related equipment.

The aviation industry, along with the global economy at large, were severely impacted by the COVID-19 pandemic. As a result of travel restrictions and broader economic downturns, both traffic and GDP sharply dropped. However, access to the COVID-19 vaccine brought down caseloads, easing travel restrictions and brightened economic prospects for advanced economies. While 2022 saw tremendous GDP growth compared to 2021, this is likely to slow down due to global inflation. According to the IMF, global growth was 3.2 percent in 2023 and projected to be the same in 2024 and 2025. Advanced economies grew by 1.6% in 2023, and increase to 1.7% and 1.8% in 2024 and 2025, respectively. Developing economies had and are estimated to have stronger growth, relative to advanced economies, with 4.3% in 2023, and projected to grow 4.2% in both 2024 and 2025. In addition, there are more difficult near-term prospects due in part to tight

1 https://www.imf.org/en/Publications/WEO/Issues/2024/04/16/world-economic-outlook-april-2024

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monetary policy tackling inflation, the impacts of the war in Ukraine, and the supply chain disruptions within manufacturing countries.

FUEL ENVIRONMENT  2 3 4 5 6 7 8

Source: Indexmundi.com

The chart above shows the volatility in the fuel market over the last decade in U.S. Dollars. Brent crude has a strong correlation with Jet Fuel A prices. After a period of high prices, crude oil began to decline in the fall of 2014. Prices remained low through early 2016 and then steadily rose, reaching a four-year high in October 2018. Following a sharp price drop in November 2018, crude oil prices remained relatively stable through January 2020, averaging around $63 per barrel. As a result of the COVID-19 pandemic, along with the price war between Russia and Saudi Arabia, both Brent Crude and Jet Fuel A saw severe drops in price in early 2020. Crude and Fuel hit the lowest points in April 2020, and both began recovery. During the first half of 2022, prices started to increase significantly, as a result of Russia’s invasion of Ukraine in February 2022. From January 2022 to June 2022, Brent Crude and Jet Fuel A prices increased by 40% and 68%, respectively. After June 2022, prices started dropping in 2022 and were a bit more stable in 2023. According to Airlines for America’s U.S. Jet Fuel Index, fuel was trading at $2.39 per gallon as of May 13, 2024.

2 https://www.ft.com/content/bc938195-82d3-43eb-b031-740028451382

3 https://www.bloomberg.com/news/articles/2020-04-01/saudi-arabia-resists-trump-s-attempt-to-broker-an-oil-war-truce

4 https://www.airlines.org/argus-us-jet-fuel-index/

5 https://www.nbcnews.com/politics/politics-news/us-ban-russian-oil-imports-rcna19119

6 https://apnews.com/article/gas-prices-record-high-russia-ukraine-ac7fcc350ad1f1c71db4185b99fef112

7 https://economictimes.indiatimes.com/markets/commodities/news/crude-oil-price-falls-for-fifth-straight-day-amid-rising-us-stockpile/articleshow/81561171.cms

8 https://www.eia.gov/outlooks/steo/

6

Historically, jet fuel and airline profitability have had an inverse relationship. Higher fuel means higher fares, worse profitability and in turn, lower demand. According to the Department of Energy’s latest short-term outlook, crude oil prices in 2023 were $82 per barrel, an 18% decrease compared to 2022. As of May 2024, prices have increased to $88 per barrel. The U.S. Department of Energy expects oil prices to slightly fluctuate through 2024, then slightly drop to $85 per barrel in 2025.

LENDING LANDSCAPE 9 10 11 12 13 14

The lending environment is also a material consideration when evaluating the current market. The last 10 years have been marked with historically low interest rates. However, while indicators of economic activity and employment have continued to strengthen, inflation remains elevated. This reflects pandemic-related supply and demand imbalances, higher energy prices, and broader price pressures.

In March of 2022, the Federal Reserve raised interest rates for the first time since 2018. On June 1, 2022, the Fed began reducing its holdings of Treasury securities and agency mortgage-backed securities. On May 1, 2024, the Committee announced its plan to continue to reduce its holding of Treasury securities, but slightly altered from their June 2023 plans. Beginning June 2024, for Treasury securities, the Committee will reduce the monthly redemption cap from $60 billion to $25 billion. For agency mortgage-back securities, the Committee will maintain a monthly cap of $35 billion and will reinvest any payments that exceed the cap into Treasury securities.

Over the past year, the Federal Reserve transitioned from a position of rate hikes to that of a holding pattern as it continues to seek to achieve maximum employment and inflation at a 2.0% target rate over the longer run. On May 1, 2024, the Federal Open Market Committee (FOMC) noted economic activity has continued to expand, and job gains have been strong with unemployment rate remaining low. They also noted that though inflation has eased in the past year, inflation is still elevated and there has not been enough progress towards the Committee’s 2.0% inflation goal. The FOMC decided to hold the federal funds rate at its current position, between 5.25% and 5.50%. The Committee will continue to monitor economic data and will consider adjusting rates when applicable.

Goldman Sachs announced in November 2023 that they predict a U.S. recession in the next 12 months is less likely, at a 15% chance. Their prediction has remained the same from

9 https://www.federalreserve.gov/newsevents/speech/powell20220321a.htm

10 https://www.federalreserve.gov/newsevents/pressreleases/monetary20220504a.htm

11 https://www.federalreserve.gov/newsevents/pressreleases/monetary20220504b.htm

12 https://www.wsj.com/articles/fed-raises-interest-rates-for-first-time-since-2018-11647453603?mod=trending_now_news_5

13 https://www.federalreserve.gov/monetarypolicy/files/20230616_mprfullreport.pdf

14 https://www.federalreserve.gov/newsevents/pressreleases/monetary20240501a.htm

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September and is lower compared to their 20%, 25% and 35% chance predictions from July, June and March, respectively. 15 16 17

COVID-19 RECOVERY 18 19 20 21

The global economic shock resulting from the COVID-19 pandemic has dramatically impacted the aviation industry. Airlines around the world saw financial positions deteriorate as passenger revenues for the industry fell more than 68% during 2020, while net losses exceeded $137 billion.

In February 2021, pharmaceutical companies Pfizer-BioNTech, Moderna, Oxford-AstraZeneca began to rollout vaccines and as a result, travel recovery began. For the full year of 2021, RPKs grew 22% compared to 2020, while reaching 42% of 2019 levels. In 2022, as more and more countries started to lift travel restrictions, air travel increased. For 2022 year-end, RPKs increased by 64%. Further recovery from the pandemic was seen as 2022 RPKs reached 62% of 2019 levels.

As of December 2023, global RPKs for 2023 year-end increased by 26.9% compared to 2022, and was at 94.1% of 2019 levels. For global 2023 RPKs, compared to 2022, the Asia Pacific total market saw the largest increase in traffic, increasing by 96.3%. When comparing 2023 to pre-pandemic levels in 2019, only the North American and Latin American total markets saw an increase in RPKs, with 2.4% and 0.4%, respectively. Domestic traffic continues to be the leading driver for recovery, as domestic RPKs in 2023 were 3.9% above 2019 levels. International traffic in 2023 reached 88.6% of 2019 levels. International passenger load factor for 2023 reached 82.8%, a 4.2 percentage point increase compared to 2022, and a 0.8 percentage point increase compared to 2019.

In 2023, airlines are estimated to reach a global $23.3 billion net profit, and forecasted to reach $25.7 billion in 2024. A drastic improvement and stronger signs of recovery from the pandemic.

COVID-19 has proven to become less of a concern as domestic travel seems to have recovered and international travel is close to a full recovery.

15 https://www.goldmansachs.com/intelligence/pages/the-probability-of-us-recession-in-the-next-year-has-fallen-to-20-percent.html

16 https://www.goldmansachs.com/intelligence/pages/why-a-us-recession-has-become-less-likely.html

17 https://www.goldmansachs.com/intelligence/pages/the-us-economy-is-on-its-final-descent-to-a-soft-landing.html#:~:text=US%20GDP%20is%20projected%20to,over%20the%20next%2012%20months.

18 https://www.iata.org/en/iata-repository/publications/economic-reports/industry-statistics-fact-sheet-december-2023/

19 https://www.iata.org/en/iata-repository/publications/economic-reports/air-passenger-monthly-analysis---december-2021/

20 https://www.iata.org/en/iata-repository/publications/economic-reports/air-passenger-market-analysis---december-2022/

21 https://www.iata.org/en/pressroom/2024-releases/2024-01-31-02/

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V.       AIRCRAFT MARKET ANALYTICS

AIRCRAFT DEMAND 22

Source: Boeing.com; Airbus.com

The number of orders placed in a given year is a good indicator of where the industry is in the cycle. An aircraft type launched in the right business cycle can lead to a large order stream and, ultimately, a strong residual value. The number of orders has increased every year since 2020. In 2023, Airbus delivered a total of 735 aircraft and received 2,094 new orders (net in year of cancelation). Most orders were for the A321Neo, followed by the A320Neo, combined had 1,688 orders, 81% of Airbus 2023 new orders. Indigo placed the most A321Neo orders with 375, while Air India placed the most A320Neo orders with 140. By comparison, in 2023, Boeing delivered 528 aircraft, while receiving 1,456 gross orders, but only 1,314 when accounting for cancelations. Though the 737 MAX family has ran into some issues in the past few years, the aircraft is still the most ordered aircraft across the board, with a total of 987 gross orders in 2023.

According to IATA, despite persistent supply chain issues, aircraft demand remained strong and deliveries increased in 2023, going from 1,238 to 1,372. Latin America was the only region where deliveries did not increase in 2023. North America had the most aircraft deliveries with 456, while the Middle East saw the largest year-over-year increase, with aircraft deliveries increasing by 71% in 2023. Though 2023 saw many issues, including labor shortages, deliveries were able to increase. Some of these problems are expected to continue in 2024, deliveries are still projected to increase. In 2024 and 2025, deliveries are projected to reach 1,777 and 2,075 aircraft, respectively.

22 https://www.iata.org/en/iata-repository/publications/economic-reports/global-outlook-for-air-transport---december-2023---report/

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GEOGRAPHIC DIVERSITY

Source: JetInventory.com

The aircraft in this portfolio are popular all over the world with a dominance in Asia and North America, on a regional level. The B737-800 is in 84 countries, the B737-900ER is in 14 countries, the B737MAX8 is in 43 countries, the B737MAX9 is in 11 countries, the B777-300ER is in 33 countries and the B787-10 is in 9 countries. China has the most B737-800 aircraft with 1,166 of them. The United States has the most B737-900ER, B737MAX8 and B737MAX9 aircraft with 378, 377 and 145 of them, respectively. The United Arab Emirates has the most B777-300ER aircraft with 140 of them. Singapore has the most B787-10 aircraft with 22 of them. Regional diversification is also a major influence on value. The more diverse the operation of the aircraft, the easier it is to remarket it.

10

OPERATOR BASE

Source: JetInventory.com

The graph above illustrates the operator base of each aircraft type compared with the age of the global fleet. A320s and 737-800s are typically viewed as the most liquid aircraft types, in terms of ability to convert to cash. The B737-800 has 231 operators, the B737-900ER has 20 operators, the B737MAX8 has 78 operators, the B737MAX9 has 12 operators, the B777-300ER has 52 operators and the B787-10 has 9 operators. The largest operator of B737-800 aircraft is American Airlines with 303 of them. The largest operator of B737-900ER aircraft is Delta Air Lines with 163 of them. The largest operator of B737MAX8 aircraft is Southwest Airlines with 230 of them. The largest operator of B737MAX9 aircraft is United Airlines with 80 of them. The largest operator of B777-300ER aircraft is Emirates with 127 of them. The largest operator of B787-10 aircraft is Singapore Airlines with 22 of them. Operator base, like region diversification is an important influence on value. The more operators there are, the easier it is to remarket the aircraft.

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VI.        VALUATION METHODOLOGY

Current values are normally based on comparison to recent sales of comparable aircraft. Unfortunately, aircraft transactions are not made public. Since the 1990s, the major airlines and other aviation industry entities in the United States have claimed, with support of the government and the courts that the realizations in their aircraft sales should be kept confidential. Prior to that, all transactions were reported to the government and the prices were available to the public. However, BK tracks transactions through various means such as discussions with clients, as well as relevant players involved in transactions, and releases in the press. Equipment manufacturers also share with BK confidential cost data related to their products.

BK Associates has accumulated a database of over 13,000 data points of aircraft sales that occurred since 1970. From analysis of this data, BK is aware, for example, what the average aircraft should sell for as a percentage of its new price, as well as the high and low values that have occurred in strong and weak markets.

Based on this data, BK has developed relationships between aircraft age and sale price. BK has developed refinements for such things as derivative aircraft, aircraft still in production versus no longer in production, and aircraft early in the production run versus later models. Within each group, variations are determined by the performance capabilities of each aircraft relative to the others. BK tracks hundreds of different aircraft types and models and determines current and forecast base values. These relationships are verified and changed or updated, if necessary, as sales data becomes available.

This relationship between sale price as a function of age and the new price is depicted in the following figure.

Regarding the current market values, based on BK’s analysis of numbers of aircraft available for sale, numbers in storage, fleet size, operator base, short-term projected

12

demand, and recent transactions and listings, BK has determined likely current market values.

One of the most important factors affecting the current market is supply and demand, as evidenced by the numbers of aircraft available for sale and in storage. The following, consolidated from online sources, lists similar aircraft, which are publicly advertised for sale or lease. Additionally, aircraft currently active, scrapped, and in storage are quantified. However, it should be understood that some operators and lessors do not publicize their aircraft availability and the list of stored aircraft does not directly compliment the availability listing.

As of April 2024				Available	% of
	Active	Stored	Scrapped	For Sale	Fleet
B737-800	4,521	268	108	10	0.2%
B737-900ER	480	24	1	-	0.0%
B737MAX8	1,244	17	2	-	0.0%
B737MAX9	214	2	-	-	0.0%
B777-300ER	754	58	8	7	0.9%
B787-10	99	1	-	-	0.0%

Experience has shown that when more than one percent of the fleet is available for sale, downward pressure begins on current market values.

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VII.       DISCLAIMER

It should be understood that BK Associates has neither inspected the Aircraft nor the maintenance records, but has relied upon the information provided by the addressee and in the BK Associates database. The assumptions have been made that upon delivery all Airworthiness Directives have been complied with; and accident damage has not been incurred that would affect market values. Further, BK has assumed, unless otherwise stated, that the Aircraft are in typical configuration for the type. Deviations from these assumptions can change significantly BK’s opinion regarding the values.

BK Associates, Inc. has no present or contemplated future interest in the Aircraft, nor any interest that would preclude making a fair and unbiased estimate. This appraisal represents the opinion of BK Associates, Inc. and reflects BK’s best judgment based on the information available at the time of preparation and the time and budget constraints imposed by the Client. It is not given as a recommendation, nor as an inducement, for any financial transaction and further, BK Associates, Inc. assumes no responsibility or legal liability for any action taken or not taken by the addressee, or any other party, with regard to the appraised equipment. By accepting this appraisal, the addressee agrees that BK Associates, Inc. shall bear no such responsibility or legal liability. This appraisal is prepared for the use of the addressee and shall not be provided to other parties without the express consent of the addressee.

Sincerely,

BK ASSOCIATES, INC.

Caelan Doherty
Financial Analyst

Simon Chang Director

Pooja Gardemal, CPA/ABV
Managing Director
ISTAT Certified Appraiser

CD/SC/PG

14

FIGURE

UNITED AIRLINES

MAINTENANCE-ADJUSTED BASE VALUES (BV)

ALL VALUES IN U.S. $ MILLIONS

VALUES AS JUNE 1, 2024

Aircraft	Aircraft	Registration	Manufacturer's	Engine	Delivery	Mx-Adj*
No.	Type	Number	Serial Number	Type	Date	BV
1	737 MAX 8	N27290	44309	LEAP 1B-28	Jun-23	54.49
2	737 MAX 8	N17312	64609	LEAP 1B-28	Jul-23	54.59
3	737 MAX 8	N37307	64608	LEAP 1B-28	Aug-23	54.69
4	737 MAX 8	N37324	67604	LEAP 1B-28	Dec-23	55.10
5	737 MAX 8	N47330	67588	LEAP 1B-28	Dec-23	55.10
6	737 MAX 9	N37560	67184	LEAP 1B-28	May-23	55.86
7	737 MAX 9	N37561	67590	LEAP 1B-28	May-23	55.86
8	737 MAX 9	N37562	67591	LEAP 1B-28	Jun-23	55.97
9	737 MAX 9	N37563	67187	LEAP 1B-28	Jun-23	55.97
10	737 MAX 9	N17565	67186	LEAP 1B-28	Jun-23	55.97
11	737 MAX 9	N17564	67188	LEAP 1B-28	Jun-23	55.97
12	737 MAX 9	N77573	67603	LEAP 1B-28	Aug-23	56.18
13	737 MAX 9	N77571	67193	LEAP 1B-28	Aug-23	56.18
14	737 MAX 9	N77575	67609	LEAP 1B-28	Aug-23	56.18
15	737 MAX 9	N77576	67610	LEAP 1B-28	Sep-23	56.29
16	737 MAX 9	N37577	67615	LEAP 1B-28	Sep-23	56.29
17	777-300ER	N2251U	66591	GE90-115B	Jan-20	83.79	**
18	777-300ER	N2352U	66592	GE90-115B	Mar-20	84.61	**
19	787-10	N14019	66988	GEnx-1B70	Nov-22	149.04
20	787-10	N13018	66987	GEnx-1B70	Nov-22	149.04
21	787-10	N12020	66989	GEnx-1B70	Dec-22	149.23
22	787-10	N12021	66990	GEnx-1B70	Dec-22	149.23
23	787-10	N14016	66985	GEnx-1B70	Dec-22	149.23
24	737-800	N76528	31663	CFM56-7B26	Oct-10	16.79
25	737-800	N76529	31652	CFM56-7B26	Dec-10	16.22
26	737-800	N77530	39998	CFM56-7B26	Mar-11	27.39
27	737-800	N87531	39999	CFM56-7B26	Mar-11	19.91
28	737-900ER	N38443	31655	CFM56-7B26	Dec-10	16.23
29	737-900ER	N36444	31643	CFM56-7B26	Dec-10	16.09
30	737-900ER	N73445	40000	CFM56-7B26	Apr-11	16.71
31	737-900ER	N38446	31661	CFM56-7B26	Jan-12	18.77
32	737-900ER	N36447	31650	CFM56-7B26	Feb-12	19.42
33	737-900ER	N78448	40003	CFM56-7B26	Mar-12	18.73
34	737-900ER	N81449	31651	CFM56-7B26	Mar-12	20.46
35	737-900ER	N39450	40004	CFM56-7B26	Apr-12	24.81
36	737-900ER	N38451	31646	CFM56-7B26	Apr-12	19.20
37	737-900ER	N68452	40005	CFM56-7B26	May-12	19.98
38	737-900ER	N68453	41742	CFM56-7B26	May-12	19.87
39	737-900ER	N38454	31640	CFM56-7B26	Jun-12	20.08
40	737-900ER	N34455	41743	CFM56-7B26	Jun-12	19.62
41	737-900ER	N37456	37205	CFM56-7B26	Sep-12	18.90
42	737-900ER	N28457	41744	CFM56-7B26	Sep-12	18.79
43	737-900ER	N38458	37199	CFM56-7B26	Sep-12	18.91
44	737-900ER	N38459	37206	CFM56-7B26	Oct-12	19.10
45	737-900ER	N34460	37200	CFM56-7B26	Nov-12	19.47
46	737-900ER	N68811	42175	CFM56-7B26	Jan-14	21.75
47	737-900ER	N61882	42201	CFM56-7B26	May-15	24.36
48	737-900ER	N62883	42202	CFM56-7B26	Jun-15	24.10

* BK valued 2021 vintages and newer, assuming typical utilization. All other vintages are based on maintenance records provided by the Client.

** BK valued assuming half-life, based on typical utilization assumptions for 4-year old aircraft

Extended Desktop Appraisal of:
Forty-Eight (48) Various Boeing Aircraft

Client:

United Airlines, Inc.

Date:

July 2, 2024

Headquarters:

2101 Wilson Boulevard Suite 1001
Arlington, Virginia 22201 USA
Tel: +1 703 276 3200
Email: mba@mba.aero

Americas | Europe | Asia	www.mba.aero

I.	Introduction and Executive Summary	1

II.	Qualifications	2

III.	Current Market Conditions	3

	737 MAX 8	14

	737 MAX 9	21

	737-800	26

	737-900ER	32

	777-300ER	38

	787-10	44

IV.	Definitions	49

V.	Methodology	50

VI.	Valuation	52

VII.	Covenants	58

I.	Introduction and Executive Summary

mba Aviation (mba) has been retained by United Airlines, Inc. (the “Client”) to provide an Extended Desktop Appraisal to determine the Half-Time and Maintenance-Adjusted Current Base Values of 48 various aircraft (the “Subject Aircraft”) as of June 1, 2024. The Subject Aircraft are fully identified in Section VI of this Report.

In performing this Appraisal, mba relied on industry knowledge and intelligence, confidentially obtained data points, its market expertise, and current analysis of market trends and conditions, along with value information from its quarterly publication REDBOOK– 2Q 2024.

Based on the information set forth in this Report, it is mba’s opinion that the total Current and Maintenance-Adjusted Base Values of the Subject Aircraft are as follows and as set forth in Section VI.

	Current Base Value (US$)	Maintenance-Adjusted Current Base Value (US$)
(48) Subject Aircraft	$2,267,170,000	$2,178,470,000

Section IV of this report presents definitions of various terms, such as Current Base Value as promulgated by the Appraisal Program of the International Society of Transport Aircraft Trading (ISTAT). ISTAT is a non-profit association of management personnel from banks, leasing companies, airlines, manufacturers, brokers, and others who have a vested interest in the commercial aviation industry and who have established a technical and ethical certification program for expert appraisers.

United Airlines, Inc. Job File #24151 Page 1 of 58

II.	Qualifications

mba is a recognized provider of aircraft and aviation-related asset appraisals and inspections. mba and its principals have been providing appraisal services to the aviation industry for over 30 years, and its employees adhere to the rules and ethics set forth by the International Society of Transport Aircraft Trading (ISTAT). mba employs a team of ISTAT Certified Appraisers and ISTAT Certified Senior Appraisers. mba’s clients include most of the world’s major airlines, lessors, financial institutions, and manufacturers and suppliers. mba maintains offices in North America, Europe, and Asia.

mba publishes quarterly values updates on its online platform REDBOOK, which provides current and projected aircraft values for the next 20 years for over 150 types of jet, turboprop, and cargo aircraft in addition to engines and helicopters.

mba also provides consulting services to the industry relating to operations, marketing, and management with an emphasis on financial/operational analysis, airline safety audits and certification, utilizing hands-on solutions to current situations. mba also provides expert testimony and witness support on cases involving collateral/asset disputes, bankruptcies, financial operations, safety, regulatory, and maintenance concerns.

United Airlines, Inc. Job File #24151 Page 2 of 58

III.	Current Market Conditions

GENERAL PASSENGER MARKET OBSERVATIONS – 2ND QUARTER 2024

A key component of any appraisal is an understanding of the market at the time the valuation is rendered, contextualized by recent notable developments. Though the past several years have been filled with uncertainty, the industry enters the second quarter of 2024 trusting that elevated interest and escalation rates will not hinder further recovery, though deferred aircraft deliveries and operators shedding staff are the newest concern. In the following sections, mba defines current and recent passenger air market conditions, highlights major factors influencing aircraft values, and offers mba’s view of the current market situation for each aircraft type examined in this valuation.

HISTORIC AND CURRENT PASSENGER TRAFFIC

Air traffic demand growth is measured by Revenue Passenger Kilometers (RPKs), the number of kilometers traveled by paying passengers, and has historically been a fundamental indicator of the industry's health. Annual macroeconomic factors like Gross Domestic Product (GDP) growth and microeconomic metrics like the number of new aircraft orders have typically been highly correlated to RPK growth and retraction, as seen in the chart below. RPKs are regularly analyzed alongside other airline monthly trailing indicators like Passenger Load Factor (PLF), a measure of how much capacity is filled, and Available Seat Kilometers (ASKs), which IATA defines as measures of carrying capacity available to generate revenue.

While 2018 marked the ninth consecutive year of more than 5.0% Year-over-Year (YoY) growth in RPKs, all regions began retracting in 2019, with North America and Europe stagnating. GDP rates, too, had begun flattening in 2018 and shrank further in 2019, especially in advanced economies.
Sources: mba REDBOOK FLEET; Original Equipment Manufacturers (OEMs); International Monetary Fund (IMF); International Air Transport Association (IATA)

Of course, all metrics saw a precipitous decline from 2020–2022, with RPKs falling nearly 95.0% in April and May 2020 and PLFs flagging greatly, even as the only flight activity proceeding was deemed critical to global infrastructure. While RPKs, PLFs, and ASKs have shown sustained growth since early 2021, total revenues began to match 2019 levels only in the last six months.

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According to IATA, total RPKs in February 2024 are higher than the same period in 2019 for the first time, with 2H 2023 marking the first time that total RPKs were within 5.0% of 2019 levels and international RPKs were within 10.0% of 2019 levels. YoY total RPKs are up 21.5% in February 2024, with international RPKs up 26.3%. Total Market PLFs, too, have stabilized, averaging 83.6% over the second half of 2023, higher than the average PLF levels in 2018 or 2019.

Source: IATA

Global Domestic RPKs outstripped 2019 nearly every month in 2023. While global International RPKs still lag behind pre-pandemic highs, they were only ~4.3% down from 2019 in January 2024 and 0.9% above 2019 levels in February, compared to trailing 51.9% in 2022. North American carriers have fully recovered in terms of international RPKs, with February 2024 levels up 14.1% above 2019. Total RPKs were still down 0.4% from January 2019 levels, due primarily to Asia-Pacific International RPKs remaining 6.7% below January 2019 levels, though February total RPKs are 5.7% above those of February 2019. mba expects all markers to return to pre-COVID-19 levels moving forward into 2024.

As RPKs continue to improve, so do ASKs. mba expects continued recovery in ASKs in 2024 and beyond as travel demand and capacity reach and exceed 2019 levels. Total Market ASKs in 2023 exceeded 2018 levels and are only 5.9% below 2019 ASK levels, but still lag by 14.0% in the Asia Pacific region. Domestic ASKs have hit new records, rising to 13.7% above February 2019 highs, and global international ASKs in November and December were above the same months in 2019 for the first time since the pandemic. mba expects international ASKs to continue growing and reach 2019 levels throughout 2024.

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Source: OAG

However, while many airlines were able to return to profitability in 2023, according to the U.S. Bureau of Transportation Statistics (BTS), 1,159 full-time or part-time airline positions were lost in January 2024, plus another 2,117 jobs for U.S. cargo airlines. In January, American Airlines announced layoffs of over 650 customer service employees, all non-union, and Delta Air Lines revealed that it will slow down pilot hiring in 2024. United Airlines announced in April that it is asking pilots to take voluntary unpaid leave for at least May 2024 due to delays in Boeing aircraft deliveries. Spirit Airlines stated it would defer all Airbus deliveries scheduled to deliver 2Q25 through 2029, not taking delivery until the beginning of 2030, boosting the airline’s liquidity by US$340 million (stated by the airline).

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MACROECONOMIC INDICATORS

Though headline and core inflation rates have stabilized and trended slightly downward in the Eurozone and the U.S., interest rates remain elevated, with the U.S. Fed Funds rate at 5.3% and the Eurozone rate at 4.5%. However, major central banks have begun talks of several interest rate cuts throughout 2024, providing investors with optimism.

Sources: Federal Reserve Economic Data (FRED), Trading Economics

As a result of inflation, escalation costs on new aircraft, engines, and parts have seen atypically high increases since 2021. The Industrial Commodities Producer Price Index (PPI), Civilian Aircraft Manufacturing PPI, and Employee Cost Index, indices used by OEMs to determine annual price escalation, experienced significant increases in recent years, though not at pace with core inflation. New aircraft prices saw an average compounded annual growth rate (CAGR) of approximately 0.5–1.0% from 1999 to 2019. However, this includes a prolonged period of near-zero inflation and periods where new aircraft CAGR was closer to 1.5%. mba continues to monitor the impact of increased costs on escalation for new deliveries.

Source: Federal Reserve Economic Data (FRED)

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Additionally, much of the recent price increases in engines and parts have been prompted by the rise in cost of some of the most important raw materials in airplane manufacturing, including aluminum and titanium. It is also likely that such costs will continue to trend downward from early 2022 highs as inflation continues to trend lower. Both production indices have shown further signs of easing in 2024, bringing hope that escalation increases for both new deliveries and engines will slow. mba expects engine and parts escalation rates to remain elevated in the immediate future without becoming a long-term trend.
Source: Federal Reserve Economic Data (FRED)

EFFECTS OF OIL PRICES ON AVIATION

Historically, oil prices have strongly influenced aircraft values, typically constituting 20.0–30.0% of operators’ total expenses. Previous spikes led OEMs to quickly introduce more fuel-efficient aircraft, while fuel price drops have typically kept older aircraft in service longer. High and volatile fuel prices can significantly impact airlines’ balance sheets and, in some cases, have been the final nail in a cash-strapped airline’s coffin.

Source: U.S. Energy Information Administration (EIA)

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After a period of volatility between 2007 and 2011, oil prices remained over US$100.00 per barrel until the end of 2014, leading to the launch of the A320neo in December 2010 and the 737 MAX in mid-2011 as prices surged. Next generation widebodies, too, have been announced when oil prices are high, as the 787 was in 2004, when prices were climbing, and as the A330neo family was in July 2014, right at the tail end of another era of high oil prices. However, by January 2016, Brent Crude had fallen to a new 13-year low, dropping to US$26.00 per barrel. During this period, larger, older, less-efficient widebody aircraft were utilized in larger numbers, keeping residual values for such aircraft higher than one would expect in higher-fuel-price environments.

Oil prices in 2020 briefly fell to new 20-year lows but have since rebounded strongly; in 2022, oil prices rose above US$120.00 per barrel for the first time since 2015. In April 2023, OPEC announced that it would cut oil production by 3.7% of global demand, further limiting supply after a previous cut in October 2022, with yet another cut of over 1.0 billion barrels per day starting in 2024. As a result, prices are currently quite volatile and have decreased since June 2022. As of March 2024, the price of oil is around US$85.00 per barrel, increasing from a low of US$75.00 per barrel in June 2023. The outlook on prices remains highly uncertain.

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NARROWBODY ORDERS AND DELIVERIES

In 2023, orders for narrowbody aircraft rose to new heights thanks to continued demand for new technology narrowbody aircraft. The June Paris Airshow was a very busy time for both major OEMs’ narrowbody programs. IndiGo placed an order for 125 A320neos and 375 A321neos, which made history as the largest order in commercial aviation. Air India placed an order for 140 A320neos, 70 A321neos, 140 MAX 8s, and 50 MAX 10s, plus 30 787 widebodies. Though order books and backlogs remain strong, Boeing and Airbus continue to face issues delivering new aircraft due to ongoing supply chain pressures and manufacturing woes.
Sources: Airbus, Boeing Orders and Deliveries

Boeing has faced numerous new production issues with the MAX family, starting in April 2023 when a flaw in the manufacturing process was found to affect two of the components fitted on the aircraft. Another manufacturing defect was found in August 2023, causing additional delays in MAX production prior to the door plug failure early in 2024, which has curbed all MAX production in early 2024. The manufacturer had planned to ramp up production to 50 aircraft per month by 2026, but the U.S. Federal Aviation Authority (FAA) has limited the total number of monthly certificates for MAX aircraft to 38 for the foreseeable future. Actual delivery numbers have fallen short of this figure, with 25 delivered in January, 17 in February, and 24 in March. Airbus exceeded its 2023 target and confirmed a production rate of 75 aircraft by 2026. In 2024, Airbus has delivered were 28 narrowbodies in January, 45 in February, and 55 in March.

Sources: Boeing Commercial, Airbus Orders and Deliveries

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NARROWBODY UTILIZATION TRENDS

Source: OAG Analyser

The utilization of narrowbody aircraft has mostly returned to pre-pandemic levels, with March 2024 narrowbody ASKs 9.2% above March 2019 levels, with every month since July 2023 exceeding 2024 ASKs. Utilization of narrowbody aircraft will likely remain strong in the near to mid-term as domestic travel demand continues to increase. The return to domestic travel levels seen pre-COVID-19 has been the primary catalyst for the recovery in values of new tech and mid-life narrowbody aircraft since bottoming out during the pandemic. Though delivery delays of new aircraft and durability issues of new tech narrowbody engines have led to narrowbody capacity restrictions, such circumstances are likely to support aircraft values further as operators frantically seek out aircraft to meet increasing domestic travel demand. mba holds a positive outlook on narrowbody aircraft values and expects Market Values to continue trending upward due to heightened demand and capacity shortfalls.

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WIDEBODY ORDERS AND DELIVERIES

Sources: Boeing Commercial, Airbus Orders and Deliveries

As international traffic demand recovers, widebody orders have been pouring in. A total of 737 widebody aircraft were ordered in 2023, compared to the last robust year, 2019, when 348 widebody aircraft were ordered. The A350 family was the most popular aircraft in the 2023 order book, with 300 orders. Orders for widebody aircraft will likely remain robust in 2024 as the outlook on international travel demand remains positive; although, the year has started off slowly, with only four orders for the 787-9, four for the A330-900neo, and one each for the A350-900 and -1000 through the end of February 2024.

Sources: Boeing and Airbus Orders and Deliveries, December 31, 2023

Though the backlogs for widebody aircraft remain strong, deliveries have lagged in the aftermath of the pandemic, largely due to continued supply chain pressures causing delivery delays at OEMs. Many operators have been forced to reactivate current generation widebody aircraft that they previously planned to retire as they attempt to meet capacity requirements due to recovering international travel demand. Lufthansa reactivated all ten of its Airbus A340-600 aircraft in the second quarter of 2023. After facing further delivery delays on widebody orders from both Boeing and Airbus, the airline announced it would also reactivate some of its A380s. mba expects deliveries to remain heavily dependent on whether and when supply chain pressures ease.

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WIDEBODY UTILIZATION TRENDS

Source: OAG Analyser

Unlike domestic travel levels, international travel recovery has lagged in the aftermath of the pandemic, causing depressed utilization of widebody aircraft in recent years. Widebody ASKs comprised 45.1% of total global ASKs in January 2019 and have climbed back to 40.0% of total global ASKs in March 2024 but have yet to rebound fully. However, with continued signs of recovery, international air travel is expected to fully recover sometime in 2024. Unlike the value trends seen for both mid-life and new technology narrowbody aircraft in recent years, the current and new generation of widebody aircraft experienced different impacts due to the pandemic. mba holds a cautious outlook on the current generation of widebody aircraft due to suppressed international travel demand and the long-term residual value impacts recently seen on various aircraft such as the 777-300ER, A380-800, and A330-200/300. However, mba’s outlook on new tech widebody aircraft remains neutral to positive as no residual value impacts were seen for these types. Order books have become very robust for new tech widebodies, and delivery rates are expected to increase as international travel demand further recovers and supply chain constraints ease.

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MARKET OUTLOOK

Overall, the industry is continuing its comeback post-pandemic, though certain questions remain: most importantly, when international long-haul traffic will sustainably and fully rebound, how aircraft deferrals and slowed deliveries will affect capacity, what the effects of tightening monetary policy worldwide will be, and how current turbulent geopolitical conditions will affect the global economy. But the pandemic’s direct impacts on passenger air traffic appear to be behind us, and major indicators like increased flight demand, robust aircraft backlogs, sub-US$100 oil pricing, and quelling inflation and interest rates point to a recovery sooner and stronger than recently expected. While mba is monitoring the potentially unsustainable escalation in new aircraft and maintenance costs, the overall market sentiment going into 2024 is positive, with upward value movement seen across the most popular aircraft types and further improvements expected over the coming quarters.

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737 MAX 8

OVERVIEW

The 737 MAX is the fourth generation of the Boeing 737 family, preceded by the Originals (i.e., -100 and -200), the Classics (i.e., -300, -400, and -500), and the Next Generation (NG) (i.e., the -600, -700, -800, -900, and -900ER). The 737 MAX 8, typically referred to as the 737-8 as part of Boeing’s refreshed marketing campaign, was the first delivered member of the MAX generation as the successor to the exceedingly popular 737-800. The aircraft was certified by the Federal Aviation Administration (FAA) in March 2017 and delivered to Malaysian carrier Malindo Air that May. The 737 MAX 8 is fitted with sole-sourced CFM LEAP-1B engines, while its competitor, the A320neo, offers both CFM LEAP-1A engines and Pratt & Whitney PW1100 Geared Turbofan (GTF) engines. In addition to fuel-burn, noise, and emissions improvements, the MAX also offers longer airframe-check intervals, extending the C Check from 24 months to 36 months, the Heavy Check from 96 months to 108 months, and the Landing Gear Overhaul from 120 months to 144 months.

In March 2019, nearly two years into service, the MAX fleet was grounded by all major civil aviation authorities after the second fatal crash of the aircraft in six months. On November 18, 2020, 20 months after the grounding, the FAA published an Airworthiness Directive (AD) specifying “design changes that must be made before the aircraft returns to service,” finally opening up the path for the aircraft to return to service. Most other civil aviation authorities followed suit, including China, a long-time holdout that finally granted clearance for the operation of MAX aircraft in December 2023.

Positives

+	Successor to the highly popular 737-800.

+	Order book holds a large, geographically diverse operator base.

+	Longer airframe maintenance intervals decrease operator costs over the life of the aircraft.

+	Sole-source engines ease remarketing to secondary operators.

+	LEAP-1B is marketed to have a 15.0% fuel-burn improvement over current technology engines.

Neutral

o	Not a clean-sheet replacement as originally intended.

o	The MAX 7’s delayed entry into service has prompted some customers to convert MAX 7 orders to MAX 8s.

o	The high-density configuration of the MAX 8, the -200, has only one operator currently, Ryanair. How it will be accepted by the secondary market remains to be seen.

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FLEET STATUS

As of April 2024, approximately 1,300 commercial passenger 737 MAX 8 aircraft have been built, including 147 MAX 8-200s. A shrinking number remain undelivered with Boeing, currently 81*, down from over 300 after the grounding order was lifted. Most of these aircraft are based in China and, therefore, have yet to be certificated due to importation acceptance processes by the Chinese government. The 737 MAX 8 has slightly more orders than its closest competitor, the A320neo, which has 4,121 orders and 1,942 deliveries as of April 2024, according to Airbus. However, the A320neo family as a whole has received 10,501 net orders compared to the 737 MAX family’s 6,299 net orders. The actual total number of MAX 8 orders, including 200 seat variant currently stands at 4,413 aircraft with a backlog of 3,145 aircraft. After losing over 3,000 orders since the height of the order book, the total backlog for the family now stands at 4,813 commercial aircraft. Boeing’s 2024 production rate for the MAX aircraft is 38 per month, but plans to ramp up production have been halted by the FAA following the January 2024 Air Alaska MAX 9 door plug incident.

Net Orders	MAX 8 3,923	MAX 8-200 490
Backlog	MAX 8 2,802	MAX 8-200 343
Delivered	MAX 8 1,121	MAX 8-200 147
Destroyed/Retired	2
Undelivered	81
Stored Aircraft	61
Active Aircraft	MAX 8 1,019	MAX 8-200 143
Number of Active Operators	81
Number of Customers with Backlog	62
Average Active Fleet Age (Yrs)	3.47

*Undelivered fleet count is based on the result of the worldwide grounding of the MAX family in March 2019 and slow delivery of the built but parked aircraft Boeing manufactured during the grounding.

Sources: mba REDBOOK FLEET, April 2024; Boeing Orders – April 30, 2024

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NOTABLE DEVELOPMENTS

Q	In May 2024, Copa Airlines announced its decision to delay the introduction of its 737 MAX 8 aircraft by six weeks on US routes, citing Boeings production delays and current delivery status. (Simple Flying)

Q	In May 2024, Air India Express received its first two of six 737 MAX 8 aircraft leased from AviLease (Aerotime)

Q	In April 2024, Australian LCC, Bonza, announced the suspension of all operations with immediate effect, as its fleet of four 737 MAX 8 aircraft were repossessed by lessor, AIP Capital. (LARA)

Q	In February 2024, Boeing announced that it will replace the head of its 737 MAX program, effective immediately. This comes after the latest incident involving an Alaska Airlines 737 MAX 9 aircraft in which a fuselage door plug became detached midflight, forcing pilots to make an emergency landing. During his tenure, the program faced several production issues and experienced two crashes that grounded all MAX aircraft for 20 months. (Reuters)

Q	In February 2024, Boeing announced it has more work to do on about 50 undelivered 737 MAX aircraft after its supplier, Spirit Aerosystems, discovered two mis-drilled holes on some fuselages. This will potentially delay some near term deliveries. (Reuters)

Q	In January 2024, Boeing delivered its first Boeing 737 MAX aircraft—a MAX 8 to China Southern Airlines—since March 2019, ending a four-year freeze on deliveries for the aircraft in China. (Reuters)

Q	In January 2024, the Federal Aviation Administration barred Boeing from expanding production of its 737 MAX planes, following “unacceptable” quality issues. This comes after a fuselage door plug on a 737 MAX 9 became detached midflight earlier in the month. (Reuters)

Q	In November 2023, Ethiopian Airlines placed an order for 20 737 MAX jets, nearly five years after the fatal 2019 crash. (Reuters)

Q	In August 2023, Boeing discovered improperly drilled holes on the aft pressure bulkhead on fuselages supplied by Spirit Aerosystems. The manufacturing glitch will cause some near-term delivery delays. (Seattle Times)

Q	In June 2023, it was reported that Boeing delivered 50 MAX aircraft in May compared to only 17 aircraft in the month prior when it experienced production quality control issues; it appears to have overcome the issue. (Reuters)

Q	In April 2023, Boeing experienced a production quality problem, that delayed deliveries of new MAX aircraft. The issue is related to two of several brackets in the aft fuselage of the plane. (CNBC)

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FLEET DEMOGRAPHICS

Southwest Airlines is the largest operator of the type with 223 aircraft delivered and also holds the largest backlog with 482 (unknown variants), which accounts for 10.0% of Boeing’s published backlog for MAX aircraft as of March 31, 2024. United Airlines holds the second largest share of the backlog, with 347 unfilled orders for MAX aircraft, although the majority of the aircraft the airline has accepted are MAX 9s, which is a likely indicator of the composition of the rest of its order book. While the number of delivered MAX aircraft continues to grow, operators are beginning to reintroduce previously parked fleets into active service. For example, nearly half of Southwest’s MAX fleet was parked as of October 2021, while none are stored as of April 2024. The largest operator holding a relatively small percentage of the total fleet is a strong indication that the aircraft will have a highly diverse operator base.

The 737 MAX 8 is a popular aircraft with both low-cost and network carriers and has been used on both domestic and short-haul international flights. Though short- to medium-haul international routes have been predominately served by widebody aircraft, the 737 MAX 8 allowed operators to decrease capacity and boost load factors on thinner routes. It should be noted that three of the five largest customers for the MAX have order books that will potentially double and, in some cases, triple their existing fleets. There have been concerns that LCCs with large order books may cancel or defer part of their orders for both the MAX and Airbus A320neo families as passenger traffic is likely to take several years to return to pre-COVID levels.

Five Largest 737 MAX 8 Current Operators (Delivered Fleet)

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Current Fleet by Region

North America is currently home to the largest fleet of 737 MAX 8, with 38.9% of the total delivered fleet. Europe is home to 20.6%, followed by Asia, with 17.0% of the fleet. As the aircraft is relatively new, the regional diversity represented in the chart to the right is a positive indicator, as future deliveries could see the number of operators and geographical diversity increase.

Source: mba REDBOOK FLEET, April 2024

AIRCRAFT AVAILABILITY

According to MyAirTrade, as of May 2024, one 737 MAX 8 aircraft is currently available for ACMI lease. Availability was high during the pandemic but peaked in mid-2023, with six aircraft listed for lease only, and has steadily declined since October 2023.

737 MAX 8 Availability

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DELIVERIES BY YEAR

In May 2020, in anticipation of the MAX grounding being lifted in the second half of the year, Boeing restarted production of the MAX with new procedures in place to reduce incidences of foreign object debris (FOD) damage and increase production efficiency. While 2019 saw the most 737 MAX 8 aircraft assembled, a portion of these aircraft have yet to be delivered due to the grounding of the 737 MAX family. The current production rate is stated to be 38 MAX aircraft per month.

737 MAX Delivered to Date

Sources: mba REDBOOK FLEET, April 2024; Boeing Orders – April 30, 2024

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AIRCRAFT RANKING

mba’s Aircraft Ranking model considers numerous factors that affect an aircraft’s market standing on a scale specifically developed for each asset class. These ranking factors are individually weighted and compared against each other to develop mba’s overall ranking score for each aircraft type, which is expressed on a scale of 1.00 to 10.00. The most prevalent aircraft configurations are used in the ranking analysis, which can be further identified in mba’s REDBOOK publication or web-based valuation service.

The 737 MAX 8 ranks lower than the A320neo but has the third highest score for a narrowbody aircraft and has improved steadily since the end of the grounding. As more aircraft are delivered and entered back into service, mba anticipates the 737 MAX 8 will exhibit one of the best scores for narrowbodies, though it will continue to be held back slightly by the low number of seats compared to larger narrowbody aircraft.

OUTLOOK

Despite the grounding and several years of cancelations, the MAX program has a larger order book than ever, though its competition, the A320neo family, has been much more successful to date. Due to its size, the 737 MAX 8 aircraft is well positioned to eventually replace the 737-800, of which there were over 5,000 delivered. However, several years of low-priced oil in the mid-2010s hindered the 737 MAX 8’s initial success as operators delayed their transition to the 737 MAX 8 in favor of the lower acquisition cost of the 737-800. A different factor that may affect MAX 8 sales is the number of other variants of the MAX family, which may cannibalize some MAX 8 orders while still not offering the range and passenger capacity of the larger Airbus A321neo.

Since the aircraft’s return to service, mba’s long-term outlook for the 737 MAX 8 has been favorable and is improving as the program matures and its order book grows.

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737 MAX 9

OVERVIEW

The 737 MAX 9 is a stretched version of the 737 MAX 8 and is the intended successor to the Boeing 737-900ER. The 737 MAX 9’s first flight was completed on April 13, 2017, and the first aircraft was delivered to Lion Air (Indonesia) in March 2018. While offering the same number of seats as the 737-900ER (178 standard, 220 maximum), the 737 MAX 9 provides an increased Maximum Take-off Weight (MTOW) of 194,700 lb. over the -900ER’s 187,700 lb. and an increased range of nearly 600 nautical miles (NM), up to 3,515 NM. The 737 MAX 9 is powered by two CFM LEAP-1B engines, which offer up to 14.0% fuel-burn improvements over the current generation CFM56-7B engines. Although the exact backlog for the variant is not disclosed among the backlog of 4,287 MAX orders, the MAX 9 variant appears to trail behind the other variants.

In March 2019, nearly two years into service, the MAX fleet was grounded by all major civil aviation authorities after the second fatal crash of the aircraft in six months. On November 18, 2020, 20 months after the grounding, the FAA published an Airworthiness Directive (AD) specifying “design changes that must be made before the aircraft returns to service.” The FAA also published the MAX training requirements that must be met before commercial operations may resume in the U.S., stating that these actions alone do not allow the plane to return to service immediately. The FAA must approve each U.S.-based operator’s pilot training revisions, and FAA-mandated maintenance will be required of each parked aircraft. In January 2021, EASA, the U.K. CAA, and Transport Canada also announced the approval of Boeing’s software and training updates to allow the 737 MAX to return to service, followed shortly thereafter by the CAAs of India, Brazil, and several other countries. China has not yet recertified the aircraft, but significant progress has been made toward these efforts, and recertification is imminent in the country.

Positives

+	Sole-source engines will ease remarketing to secondary operators.

+	The new engine technology of the CFM LEAP-1B provides better fuel economy than the previous generation of aircraft.

+	Increased MTOW and range over the 737-900ER provide operators with new route opportunities.

Negatives

−	As of January 2024, the MAX 9’s direct competitor, the A321neo, has sold significantly more aircraft, with 6,169 orders and 1,246 deliveries.

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FLEET STATUS

During the worst of the pandemic and MAX grounding, Boeing saw over 700 cancellations of MAX orders. However, since Boeing does not publish the MAX order book by variant, it is difficult to establish exact numbers by variant. The 737 MAX 9 was originally designed to compete with Airbus’s A321neo. Sensing that the 737 MAX 9 was struggling to compete against the A321neo, Boeing launched the 737 MAX 10. Although the 737 MAX 10 could draw more orders to the 737 MAX family overall, it has negatively impacted the 737 MAX 9 order book as many customers have converted their 737 MAX 9 orders to the larger 737 MAX 10.

737 MAX 9[1]
Net Orders	340
Backlog	124
Delivered	216
Destroyed/Retired	0
Not in Service/Parked	8
Active Aircraft	208
Number of Identified Customers[2]	11

Sources: mba REDBOOK FLEET, May 2024; Boeing, Airline Press Releases

NOTABLE DEVELOPMENTS

Q	In February 2024, Boeing complied with an FAA request to cap 737 MAX production at 38 aircraft per month while the manufacturer worked through its quality control issues. (Aviation Week)

Q	In January 2024, an Alaska Airlines 737 MAX 9 aircraft was involved in an incident in which a plug door unexpectedly blew out mid-flight, causing rapid cabin decompression. As a result, the FAA issued an Emergency Airworthiness Directive, and all 737 MAX 9 aircraft equipped with cabin exit door plugs were grounded for inspection before being able to return to service. (Aviation Week)

Q	In February 2023, Hong Kong-based airline Greater Bay Airlines announced its consideration for an order of 15 737 MAX 9 aircraft. (Bloomberg)

1 Confirmed orders.

2 Includes aircraft lessors, which will place their aircraft with a number of different operators.

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FLEET DEMOGRAPHICS

United Airlines is currently the largest operator of the MAX 9, with 75 active aircraft. The number of MAX 9 aircraft in service has slowly increased over the last year, from 124 in January 2023 to 215 in April 2024. Due to Boeing’s policy allowing operators to choose variants closer to production, the number of MAX 9 operators may grow over the coming years as both domestic and international air traffic return to normal levels.

Five Largest 737 MAX 9 Operators by Active Fleet

Sources: mba REDBOOK FLEET, May 2024; Boeing, Airline Press Releases

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Current Fleet by Region

North American operators, led by United, operate more than half of all delivered MAX 9s. Yet, there is a small operator base and relatively sparse geographical distribution. Should the order book not expand, remarking opportunities for the MAX 9 aircraft may be unfavorable compared to those of the MAX 8 and MAX 10 variants.

Sources: mba REDBOOK FLEET, May 2024; Boeing, Airline Press Releases

AIRCRAFT RANKING

mba’s Aircraft Ranking model considers numerous factors that affect an aircraft’s market standing on a scale specifically developed for each asset class. These ranking factors are individually weighted and compared against each other to develop mba’s overall ranking score for each aircraft type, which is expressed on a scale of 1.00 to 10.00. The most prevalent aircraft configurations are used in the ranking analysis, which can be further identified in mba’s REDBOOK publication or web-based valuation service.

The 737 MAX 9 currently scores lower than its current generation competitors. This is due to the minimal number of known orders, operators, and delivered fleet. However, the 737 MAX 9 is still a very capable aircraft, and it scores high marks for its engine technology, max payload range, and passenger capacity. The 737 MAX 9’s score will increase if Boeing wins additional orders for the aircraft in the near future.

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OUTLOOK

The long-term outlook for the 737 MAX 9 is uncertain as the manufacturer continues to experience set backs and production delays, and the aircraft continues to be looked over in favor of the range of the MAX 8 and capacity of the MAX 10. Due to Boeing’s flexibility with regard to changing between the 737 MAX variants, it is unclear what the total 737 MAX 9 orders will be in the future but mba does not believe the order book will grow favorably. Based on new orders as of May 2024, the MAX 9 appears to be the least sought-after, with only 5.5% of the known orders going to the variant and even the niche MAX 8-200 and MAX 7 narrowly beat the MAX 9 in gross order. Without a defined market segment, the aircraft is in a unique situation where it can compete with Airbus in range but not in size of the base spec A321neo. Given the continued need for larger, more seat-cost-efficient narrowbody aircraft, the 737 MAX 9 has become a niche aircraft in Boeing’s portfolio and does not provide the versatility many airlines seek in the narrowbody space. However, with top airlines and flag carriers taking initial deliveries of the aircraft, the 737 MAX 9 may retain value similar to the 737-900ER as operators hold onto the aircraft for the majority of its economic life. mba has a cautious outlook on the values for the MAX 9 but believes there is potential for the aircraft to have stable residual values given its strong operator base.

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737-800

OVERVIEW

The 737-800 is the bestselling version of the 737NG family of aircraft, which also includes the 737-600, 737-700, 737-900, and 737-900ER. The 737-800 was built to replace the 737-400 and is a stretched version of the 737-700. The aircraft entered service with Hapag-Lloyd Flug (TUIfly) in 1998 and has been a commercial success for Boeing, selling nearly 5,000 commercial units. Even with the launch of the 737 MAX 8, which replaced the 737-800, demand for the 737-800 remains strong.

After over 20 years in production, the backlog for the 737-800 has effectively closed, with the last delivery made in 2020. Many carriers in the U.S. initially ordered the aircraft to replace older types like the Boeing 727-200, MD-80, and MD-90. Its secondary market has grown to include flag carriers, start-ups, low- and ultra-low-cost carriers (LCCs/ULCCs), and charter operators. The 737-800 operates with sole-source CFM56-7B engines and standard blended winglets, but customers also have the option of purchasing “Split-Scimitar” winglets, further enhancing fuel efficiency.

Positives

+	Most popular member of the highly successful 737NG family.

+	Large operator base is geographically diverse, allowing for easier remarketing.

+	Well-received by various operator types.

+	Sole-source engines ease remarketing to secondary operators.

Neutral

o	Based on the number of current conversion orders, the 737-800 has exceeded the popularity of its predecessor, the 737-400, as a converted freighter. IAI, AEI, and Boeing currently offer freighter conversions.

Negatives

−	The 737 MAX reentered passenger service in December 2020 and has been recertified by all major civil aviation authorities, which will likely negatively impact the 737-800’s medium- to long-term values.

United Airlines, Inc. Job File #24151 Page 26 of 58

FLEET STATUS

As of April 2024, 4,410 active passenger 737-800 aircraft are currently in service with 165 operators. Since the start of the 737-800’s production run, Boeing has received 4,989 orders for passenger 737-800s, making it the most popular aircraft variant based on orders. The A320-200 is a close second with 4,743 commercial orders. Demand for the 737-800 in a freighter role has accelerated since the pandemic began, with lessors looking for alternative opportunities to place their parked aircraft and cargo operators seeking additional capacity to meet growing e-commerce demands. As of April 2024, 192 737-800s have been converted to freighters; conversion slots remain filled, helping remove excess capacity for the type in the secondary market.

Net Orders	4,989
Backlog	2
Delivered	4,987
Destroyed/Retired	136
Not in Service/Long-Term Storage	221
Converted to Freighter	192
Converted to Other	28
Active Passenger Aircraft	4,410
Number of Active Operators	165
Average Fleet Age (Yrs)	12.70

Source: mba REDBOOK FLEET, April 2024

NOTABLE DEVELOPMENTS

Q	In April 2024, Sudan-based Bard Airlines acquired a 2011-vintage 737-800, the first owned by the operator. (AirFinance Journal)

Q	In April 2024, Sun Country Airlines acquired its second 737-800 this year. The first was a 2014-vintage ex-Pegasus Airlines aircraft; the second is a 2010-vintage ex-Air Austral aircraft. (AirFinance Journal)

Q	On April 7, 2024, a Southwest Airlines 737-800 lost its engine cover during takeoff. The following week, a United Airlines 737-800 arrived at its destination missing a panel next to the main landing gear. The FAA has indicated that they will investigate both matters. (Reuters)

Q	In January 2024, Alaska Airlines announced that it would invest US$130 million in cabin upgrades for its 737-800 fleet. (Simple Flying)

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FLEET DEMOGRAPHICS

Ryanair Holdings Group, which includes Ryanair and its eponymous subsidiaries as well as Malta Air and Buzz, is the largest operator of the 737-800 with 411 aircraft, 8.9% of the in-service fleet. The fact that the largest operator holds such a small percentage of the total fleet positively indicates a highly diverse operator base. The 737-800 is a popular aircraft with both LCCs and network carriers and can be used on domestic and short-haul international flights. The aircraft typically seats 162 passengers but can carry up to 189 passengers in a single-class layout, which is the current configuration of over one-third of the fleet. The 737-800 is also approved for 180-minute ETOPS by the FAA, allowing for flexibility on which routes operators can use the aircraft. North American carriers have taken advantage of the 737-800’s ETOPS certification by flying the aircraft from the West Coast of the U.S. to Hawaii. These routes previously were served by large widebody aircraft, but the 737-800 has allowed operators to decrease capacity and boost load factors on the routes.

Five Largest 737-800 Operators

Source: mba REDBOOK FLEET, April 2024

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Current Fleet by Region

Asia, home to the largest global share of narrowbody aircraft, also has the largest fleet of 737-800s, with 38.2% of the total fleet. The aircraft is popular with LCCs and legacy carriers both in Asia and the rest of the world. As airlines restructure their fleets and the MAX program matures, aircraft breakdown by region is expected to change over the next few years.

Source: mba REDBOOK FLEET, April 2024

AIRCRAFT AVAILABILITY

According to MyAirTrade, as of May 2024, 11 737-800 aircraft are currently available for sale or lease, representing approximately 0.24% of the active and parked fleet. Four are available for sale only, one is available for both sale and lease, and six are available for lease only. Availability has declined steadily from the peak of over 50 available in 2021, as more aircraft are moved into conversion or entering back into service to meet growing passenger demand, but during the low season, more aircraft tend to become available.

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DELIVERIES BY YEAR

Like comparable narrowbody aircraft, the 737-800 experienced a boom in demand in the early 2010s as operators looked to increase load factors on routes previously served by twin-aisle aircraft. The emergence of LCCs in middle to low-income countries and the steady development of regional airlines in China also contributed to the aircraft segment’s rapid growth. In 2018, the 737-800 deliveries dramatically declined due to the introduction of the 737 MAX. There have not been any additional orders since the start of 2020, despite the grounding of the MAX, and only two deliveries to an unidentified party remain in the backlog.

Sources: mba REDBOOK FLEET; Boeing

*While two aircraft remain officially on the backlog, they are unlikely to ever be produced.

AIRCRAFT RANKING

mba’s Aircraft Ranking model considers numerous factors that affect an aircraft’s market standing on a scale specifically developed for each asset class. These ranking factors are individually weighted and compared against each other to develop mba’s overall ranking score for each aircraft type, which is expressed on a scale of 1.00 to 10.00. The most prevalent aircraft configurations are used in the ranking analysis, which can be further identified in mba’s publication REDBOOK or web-based valuation service.

Until 2018, the 737-800 held the highest score of all aircraft evaluated by mba, but its score has declined over the years as its backlog depleted and the A320neo family and MAX markets matured. The aircraft benefits from its popularity, as it scores high marks for net orders, deliveries, and total active aircraft. Its multiple freighter-conversion options will help extend the life of the aircraft and offer additional secondary market opportunities. mba anticipates that the 737-800’s ranking will fall further should more aircraft become available, but it has room to strengthen if the market stabilizes further.

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OUTLOOK

The short-term outlook for the 737-800 is positive, as the aircraft is well positioned in terms of passenger capacity, operator ubiquity, and freighter conversion capability, while availability for passenger aircraft remains tight. In the long term, the outlook is neutral, as the 737-800 continues to lose market share to its successor, the MAX 8. The 737-800 benefitted from the MAX grounding in March 2019, which lasted for 22 months, pushing the Market Values up during the latter half of 2019 and into 2020 before COVID-19. While the 737 MAX 8 is not a true clean-sheet design, it does offer a 15.0% fuel-burn improvement and lower emissions than its predecessor.

Market Values for the 737-800 came down an average of 13.0% at their lowest point during the active COVID-19 era, though the impact varied by vintage and was similar in decline to the A320-200. mba anticipates most airlines will hold onto younger 737-800s while older vintages continue to be placed into conversion. While the aircraft has seen strong value recovery with the return of passenger traffic and increased freighter and parts demand, there is still concern for value volatility in the medium to long term. The aircraft will likely face increased retirements as the MAX becomes ubiquitous and the converted freighter begins to reach market saturation.

Due to the effects of the COVID-19 pandemic, values for older 737-800s reached a level where freighter conversion began making economic sense, and the diminishing feedstock of 737-400 aircraft viable for freighter conversion has made the business case for converting the 737-800 even stronger. The first 737-800BCF was delivered to GECAS in April 2018, well ahead of the A321P2F, which was delivered in October 2020. The 737-800BCF currently accommodates 11 full-size pallets compared to ten on the A320P2F and 14 on the A321P2F. While it remains to be seen whether the 737-800 will achieve the same success as previous Boeing Converted Freighters while facing new competition from Airbus products, so far, it has proven to be very popular with airlines and lessors and provides a second life to the 737-800 program.

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737-900ER

OVERVIEW

The Boeing 737-900 entered service in 2001 with Alaska Airlines and ended production four years later in 2005, after only 52 deliveries, due to a lack of orders. In 2007, the 737-900ER was introduced in its place, entering service with Indonesian low-cost carrier (LCC) Lion Air as the newest member of the 737NG family. The 737-900ER features an additional pair of exit doors and a flat rear pressure bulkhead to increase interior accommodation to 180 passengers in a typical two-class configuration or up to 215 passengers in a single-class configuration. The aircraft has the same external dimensions as the 737-900 but features an increased MTOW of 187,700 lb., strengthened landing gear and wing structures, up to two optional auxiliary fuel tanks, and winglets. These improvements allow for a range of 3,265 NM, carrying 180 passengers with the installation of the two auxiliary fuel tanks and winglets. In 2013, Boeing announced further improvements to the aircraft with the introduction of optional split-scimitar winglets for new delivery aircraft or as a retrofittable option for existing fleets. The split scimitars provide approximately 1.8% additional fuel-burn benefit.

Positives

+	Sole-sourced engines ease remarketing to secondary operators.

+	Commonality with other 737NG variants may increase the potential operator base when remarketing.

+	Aircraft that have come off initial leases have typically been placed quickly, even during the pandemic.

+	No published availability for sale or lease.

Negatives

−	Aircraft production was completed in 2019 with no additional orders as operators’ order books favor the 737 MAX and A321neo.

−	The two largest operators fly nearly 60.0% of the 737-900ER fleet, which may cause market softness if one operator retires their fleet.

−	The program was not as popular as its competitor, the A321-200.

−	Limited regional distribution due to the aircraft's niche purpose may limit long-term secondary market opportunities for the type.

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FLEET STATUS

As of April 2024, 493 active 737-900ER aircraft are in service with 17 operators. An additional 11 aircraft are in long-term storage, the lowest number since the onset of the COVID-19 pandemic, and an ex-SpiceJet aircraft was parted out in early 2024. Boeing received 505 orders for the type, far underselling its main competitor, the A321-200, which received 1,791 orders.

Net Orders	505
Backlog	0
Delivered	505
Destroyed/Retired	1
Not in Service/Stored	11
Active Aircraft	493
Number of Operators	17
Average Fleet Age (Yrs)	10.1

Source: mba REDBOOK FLEET, April 2024

NOTABLE DEVELOPMENTS

Q	In April 2024, Ukrainian airline Skyline Express received its first 737-900ER aircraft, previously operated in Turkey by Mavi Gök Airlines. (CAPA)

Q	In April 2024, Indonesian carrier Lion Air accepted delivery of a 2015-vintage 737-900ER, the ex-Srijiwaya Air aircraft that had been in storage since 2021. (AirFinance Journal)

Q	In January 2024, the FAA recommended door plug inspections for 737-900ER operators, following the incident with Alaska Airlines’ 737 MAX 9 door plug, which was also adopted and recommended for European operators by EASA. (Reuters)

Q	In June 2023, Aeroflot announced it would acquire two more 737-900ERs on lease despite economic sanctions on Russia. (Aviation Week) According to mba’s REDBOOK FLEET, as of January 2024, these aircraft have not yet begun operating for Aeroflot.

Q	In April 2023, Sun Country Airlines entered a deal to acquire the five 737-900ER aircraft that Oman Air is retiring. The first aircraft will be delivered in late 2024, and the subsequent aircraft will be delivered throughout 2025. (Airways)

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FLEET DEMOGRAPHICS

With its addition of 33 ex-Lion Air 737-900ERs, Delta Air Lines continues growing as the type's largest operator. As of April 2024, Delta operates 163 total aircraft, nearly one-third of the fleet. The second largest operator is United Airlines, which has 136 total aircraft, accounting for 27.0% of the fleet, many of which were inherited from Continental Airlines after the 2010 merger. U.S. operators often use the 737-900ER on transcontinental routes with high passenger demand previously served by widebody aircraft. The 737-900ER’s range and MTOW capability allow operators to perform longer flights with increased load factors. Though the 737-900ER has a heavy presence among limited operators, the aircraft is mainly operated by carriers who have historically held onto fleets for most of their economic lives. Lion Air, which accounts for 12.5% of the 737-900ER fleet, suffered significant financial distress early in the pandemic. However, it found some relief in shedding the aircraft that went to Delta and has successfully restructured most of its leases, assuring lessors of plans for continuation.

Five Largest 737-900ER Operators

Source: mba REDBOOK FLEET, April 2024

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Current Fleet by Region

North American carriers operate 75.0% of all 737-900ERs, as the aircraft is well-suited to transcontinental routes and flights from the U.S. West Coast to Hawaii. Asia is home to 17.3% of 737-900ERs, mainly consisting of aircraft operated by Lion Air Group airlines. The aircraft is not as popular in other regions; the Middle East is home to 6.3% of the fleet, and Europe is home to only 1.4% of the fleet. There are no 737-900ER aircraft operating in Africa, Latin America, or Oceania, where the A321-200 is the preferred large narrowbody aircraft.

Source: mba REDBOOK FLEET, April 2024

AIRCRAFT AVAILABILITY

According to MyAirTrade, as of May 2024, no 737-900ERs are listed as available. The last remaining SpiceJet aircraft had been available until it was returned to its lessor during the pandemic, where it remained stored until finally being scrapped in January 2024. The 737-900ER’s low availability reflects the young average fleet age and the leading operators’ preference for keeping aircraft for most of their economic life.

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DELIVERIES BY YEAR

Similar to the A321-200, the 737-900ER increased in popularity in the mid-2010s due to network carriers upgauging their fleets as a reaction to increased competition on routes. Operators also looked to increase load factors on routes previously served by larger twin-aisle aircraft. The correlation between load factors and increased 737-900ER orders can be seen in the graph below, though the correlation diverted when the MAX aircraft began to enter service in 2017. The 737-900ER completed deliveries in 2019 and currently has no additional orders.

Source: mba REDBOOK FLEET

AIRCRAFT RANKING

mba’s Aircraft Ranking model considers numerous factors that affect an aircraft’s market standing on a scale specifically developed for each asset class. These ranking factors are individually weighted and compared against each other to develop mba’s overall ranking score for each aircraft type, which is expressed on a scale of 1.00 to 10.00. The most prevalent aircraft configurations are used in the ranking analysis, which can be further identified in mba’s REDBOOK publication or web-based valuation service.

The 737-900ER’s score currently lags well behind its main competitors due to low orders and deliveries, a completed backlog, and a very small operator base. The aircraft scores high marks for its young age, max payload range performance, and low availability and percentage of the fleet in storage. Given the out-of-production status, the 737-900ER’s score is expected to continue to decline in the medium to long term.

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OUTLOOK

mba has a positive near-term outlook for the 737-900ER as the majority of the operators are high-credit airlines, and the few aircraft that have entered the secondary market in the past have been placed quickly. However, its competitor, the A321-200, was a more commercially successful platform. The long-term outlook will be shaped by the future success of the 737 MAX 9, 737 MAX 10, and A321neo programs. While not a true clean-sheet replacement, the MAX represents a break in production, and the last 737-900ER manufactured will suffer the most from a value perspective. In addition, due to the young age and inability to carry LD3 containers in the belly hold, the 737-900ER is not as good a candidate for freighter conversions as the A321. However, the aircraft benefits from being held by stable U.S. carriers that tend to hold onto fleets for the majority of their economic lives, which should help keep a large number of aircraft out of the secondary market.

The aircraft has benefitted from the significant recovery of global domestic traffic within the last two years, especially in North America, where the aircraft is predominately based. The 737-900ER has a limited operator base, and while availability increased slightly during the summer of 2022, it has historically experienced limited to no availability. Due to the aircraft's niche role for its largest operators, the 737-900ER saw moderate Market Value impacts throughout the pandemic era, which the aircraft has since recovered. mba anticipates values will remain at or above Base Value in the near term, with little to no residual value impacts for the type in the mid-term. In the long term, values may become more volatile as the aircraft enters the end of its life and its current operators begin to retire the fleet.

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777-300ER

OVERVIEW

The 777-300ER is an extended-range variant of the 777-300 aircraft, which itself is a stretched version of the 777-200 and 777-200ER. With a stretched fuselage increasing passenger capacity, the 777-300 and 777-300ER are capable of transporting 63 additional passengers in a typical three-class configuration (up to 339 total), whereas in a single-class configuration, they can seat an additional 110 passengers (up to a 396 total). Though the 777-300ER is the same size as the 777-300, it offers a further 2,000 NM range, allowing the aircraft to compete on routes previously dominated by four-engine widebody aircraft. The newer technology and operating economics of the twin-engine 777 family have made it one of the most popular widebody aircraft families of all time. In some cases, operators of four-engine aircraft opted to replace aircraft like the 747 with the 777-300ER, as the type offers similar capacity and range with the benefit of reduced operating costs.

Positives

+	Healthy geographic distribution, particularly popular in Asia and the Middle East.

+	GE90-115B is the sole-source engine, which aids in remarketing.

+	One of the most popular widebody aircraft in terms of total orders.

+	Freighter conversion programs are unlikely to begin delivering until late 2024, which should help absorb some of the aircraft entering the market in the near term.

+	Fewer aircraft are currently stored than at any point since the pandemic, a positive sign for utilization.

Neutral

o	Emirates flies a significant portion of the fleet, loosely tying the residual value to the airline’s fleet plans.

o	Currently, 35 777-300ERs are operated in Russia; nearly half of these are leased and, therefore, subject to current sanctions. They may never enter the market again and instead be written off by lessors.

Negatives

−	High cost of ownership remains a barrier to entry for secondary operators.

−	A large number of unplaced aircraft coming off their first leases during the pandemic negatively affected values.

−	New technology aircraft like the 777-9 and the A350-1000 have the potential to negatively impact the residual values of the 777-300ER.

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FLEET STATUS

As of April 2024, 756 777-300ER passenger-configured aircraft are actively flying with 42 operators; another 42 aircraft are in long-term storage (not including those aircraft already acquired for and awaiting conversion). The 777-300ER was able to command a strong order book due to a lack of competing aircraft from Airbus for 15 years but has not had a new order since 2019. The five remaining orders on backlog are unlikely to be delivered. While Airbus has since introduced the A350-1000, which entered service in early 2018, that aircraft has met lukewarm demand, with only 299 orders, according to Airbus’s latest published data. Boeing’s replacement for the 777-300ER, the 777-9, has seen stronger demand, with 383 orders for the type as of March 31, 2024; however, the 777-9 has been delayed until at least late 2025 due to certification requirements. This may help support 777-300ER availability and values in the short term, but will likely negatively impact values in the longer term as more aircraft enter the secondary market. Due to the uncertainty surrounding actual deliveries of the 777-9 and the relatively young age of the 777-300ER active fleet, many existing operators have not placed an order for a replacement aircraft.

Net Orders	837
Backlog	5*
Delivered	832
Destroyed/Retired	17
Aircraft in/acquired for Freighter Conversion	11
Converted to VIP/Other	6
Not in Service/Long-Term Storage	42
Active Aircraft	756
Number of Operators	42
Average Fleet Age (Yrs)	11.12

Source: mba REDBOOK FLEET, April 2024

* The remaining backlog belongs to Pakistan International Airlines, which has held this order unfilled for over ten years, rendering the production line effectively closed.

NOTABLE DEVELOPMENTS

Q	In March 2024, AviaAM transferred its second of six 777-300ER aircraft for freighter conversion with Mammoth, with future plans to operate on transatlantic or China-EU routes. (Flight Global)

Q	In March 2024, Philippine Airlines took delivery of its tenth 777-300ER, an ex-Garuda aircraft, on long-term lease; a second such aircraft is expected to deliver later this year. (Aviator)

Q	In December 2023, Turkmenistan Airlines received its first 777-300ER aircraft, previously operated by Cathay Pacific (Aviation Source News)

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FLEET DEMOGRAPHIC

Emirates operates the largest number of 777-300ERs with 123 aircraft, representing 15.4% of the passenger fleet. Qatar Airways comes in a distant second with 53 aircraft, representing 6.6% of the fleet. Network carriers almost exclusively operate the 777-300ER, as they have the infrastructure and demand for the routes that can support large widebody aircraft. A concern for the 777-300ER is that such a large fleet share is concentrated with a select few carriers. Once these carriers retire their 777-300ER fleets, owners may have difficulty finding secondary market opportunities for every aircraft should large numbers of aircraft be placed on the market in a short time span. Nearly every 777-300ER that entered the secondary market pre-pandemic found a new operator, with most going to Russia. Due to sanctions against Russia, the secondary market has become much smaller for the type.

Five Largest 777-300ER Operators

Source: mba REDBOOK FLEET, April 2024

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Current Fleet by Region

The majority of 777-300ERs are located in Asia and the Middle East. The 777-300ER has both the capacity and the range to meet the somewhat unique needs of carriers in both regions. The 777-300ER has helped Hong Kong, Dubai, and Doha airports to become major hubs, as operators use layovers to connect Asia and the Middle East to the rest of the world. While Asia holds a slightly larger share of active aircraft with 37.0% of the fleet, the aircraft is more widely distributed among carriers in that region compared to the Middle East, where only a few operators control 34.8% of the active global fleet.

Source: mba REDBOOK FLEET, April 2024

Adding to that concern, operators in the Middle East account for large shares of the 777X and A350-1000 order books. With such large orders placed, mba expects the regional fleet distribution to change once these replacement aircraft enter service in large numbers.

AIRCRAFT AVAILABILITY

According to MyAirTrade, as of May 2024, one 777-300ER is available on the market for sale or lease, currently operating for Cathay Pacific. This is a recent low after the removal of ten ex-Etihad aircraft late in 2022.

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DELIVERIES BY YEAR

Demand for the 777-300ER increased between 2011 and 2014 as oil prices soared. Operators started to look for an alternative to inefficient four-engine aircraft, and the twin-engine 777-300ER offered operators similar capacity but at reduced operating costs. In 2022, Boeing delivered three 777-300ER aircraft, leaving only five aircraft in the backlog.

Source: mba REDBOOK FLEET, April 2024

AIRCRAFT RANKING

mba’s Aircraft Ranking model considers numerous factors that affect an aircraft’s market standing on a scale specifically developed for each asset class. These ranking factors are individually weighted and compared against each other to develop mba’s overall ranking score for each aircraft type, which is expressed on a scale of 1.00 to 10.00. The most prevalent aircraft configurations are used in the ranking analysis, which can be further identified in mba’s REDBOOK publication or web-based valuation service.

The 777-300ER benefits from its large order book, scoring high marks for net orders, deliveries, and freighter conversion opportunities. Concerns about the likely future increase in availability, the consequent value volatility, and the large number of parked aircraft bring down the aircraft’s score. The A350-900 scores the highest for large widebodies but is a smaller, new technology aircraft competing more closely with the 787-9 and -10. Tepid acceptance has hindered the A350-1000, which was meant to compete directly with the 777-300ER. The score for the 777-300ER is expected to decline in the near term, and it could be further impacted by availability and active-to-parked ratio depending on how airlines restructure their fleets over the next several months.

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OUTLOOK

mba anticipates the market for the 777-300ER will continue to soften as production has effectively been completed and international routes remain constrained. mba has seen an approximate 14.0% drop in young aircraft values compared to the 777-300ER’s height in the mid-2010s.

Despite the large number of aircraft expected to come off lease in the next few years, the 777-300ER is a staple in many legacy carriers’ fleets. The aircraft boasts significant fuel-burn advantages over the 747-400 and A340 and is easier to fill than the Airbus A380-800 without the same airport restrictions. After the smaller 777-200ER’s Market Values tumbled in 2015 with little chance of recovery, concerns for the secondary placements of large widebody aircraft began to arise. mba believes the 777-300ER has a place in legacy fleets and expects more operators to extend leases or tap into the secondary market, as North American and European carriers have indicated. However, the timing of full recovery for international long-haul traffic will influence this. Once the successor aircraft enters service, a shortening of the economic life for later vintage aircraft can be expected, as seen with previous technological replacements. However, current production issues with the 787 program and the lengthy delay of the 777X may force operators to hold on to their 777-300ER fleets longer than anticipated, which could help stabilize values in the near term.

With the launch of several 777-300ER converted freighter programs, values for the type may be stabilized by demand for conversion candidates in the mid-2020s and part-out demand to keep the existing fleet flying. The long-term outlook for the 777-300ER depends highly on its largest operator, Emirates. Despite recent cancellations, Emirates still has the largest order for the 777X and may release a large number of 777-300ERs into the market in the mid-to-late 2020s, which may prolong the current soft market for the 777-300ER through the end of the decade.

mba anticipates value volatility in the medium to long term, and though Market Values have substantially softened since the pandemic, they are showing signs of stabilization. Considering the lengthy return for international passenger traffic, mba has made downward adjustments to the Base and Residual Value changes as the aircraft may run out of time to see full recovery. However, it remains to be seen how easily parked aircraft will be absorbed into the market once international passenger traffic recovers fully and how many will be acquired for freighter operations, which may help buoy Market Values in the mid-term.

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787-10

OVERVIEW

The 787-10 is the largest variant of the 787 family and the last of the family to be introduced to the market. The aircraft was designed to replace the 777-200, A340, and A330 aircraft and later to compete with the A350-900 and, in some cases, the A330-900neo. The first aircraft was delivered to launch-customer Singapore Airlines in March 2018. With the addition of nine fuselage plugs, the 787-10 is five and a half meters longer than the 787-9 and can carry 330 passengers in a typical two-class configuration, which is 40 more seats than the 787-9. The 787-10 also has a larger cargo capacity, carrying two more pallets than the 787-9. However, with the same 560,000-lb MTOW as the 787-9, the 787-10 trades additional capacity for a shorter range of 6,430 NM compared to the 7,635 NM range of the 787-9. Like other members of the 787 family, the 787-10 is powered by the General Electric (GE) GEnx-1B series engines or Rolls-Royce (RR) Trent 1000 family engines.

Positives

+	Similar to the smaller variants, the 787-10 offers class-leading technology, including a single composite-material fuselage and wings and health-monitoring systems.

+	As the latest iteration of the 787 family, the aircraft incorporates many of the improvements made on the 787 family from the start of production.

+	The composite fuselage is expected to mitigate the maintenance costs and corrosion issues over the lifespan of the aircraft.

+	Trent 1000 TEN engines fitted on all 787-10 aircraft resolve many of the reliability issues that affected the rest of the Rolls-Royce-powered 787s built prior to 2019.

Neutral

o	Dual-source engines from GE and RR could impact residual values should one engine type become more favorable as the program matures.

Negatives

−	Small order book after launch put into question the market acceptance of the type.

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FLEET STATUS

As of April 2024, there are 98 active Boeing 787-10 aircraft with nine operators. The relatively small order book and potentially small operator base has generated some concern regarding the market’s acceptance of the aircraft and long-term value prospects. In total, there are 168 787-10s remaining undelivered and the orderbook for the type remains strong.

Net Orders	266
Backlog	168
Delivered	98
Destroyed/Retired	0
Not in Service/Long-Term Storage	0
Active Aircraft	98
Number of Active Operators	9
Average Fleet Age (Yrs)	3.8

Source: mba REDBOOK FLEET, April 2024

NOTABLE DEVELOPMENTS

Q	In March 2024, Japanese carrier ANA announced that it would be deploying the first two if its 787-10s on Japanese domestic routes in a high-density configuration. (aerotime)

Q	In October 2023, Boeing announced that it had delivered its 1,000th dreamliner, a 787-10 to Singapore Airlines. (Simple Flying)

Q	In June 2023, British Airways took delivery of its seventh 787-10. (Simple Flying)

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FLEET DEMOGRAPHICS

United Airlines and Singapore Airlines are the largest operators for the 787-10, with 21 aircraft each, or 21.6% of the fleet. EVA Air follows with 11 active 787-10s, or 11.3% of the total fleet. Etihad Airways is expected to eventually become the largest operator with a total order book of 30 aircraft, 20 still undelivered. The leasing community has been slow to accept the aircraft, with only Air Lease Corporation and GECAS ordering the type, compared to the wider lessor exposure the 787-8 and 787-9 command. The 787-10’s slow uptake from lessors is likely linked to the limited operator distribution; although, the aircraft could see its lessor exposure broaden as the program matures and more aircraft enter the sale-leaseback market.

Five Largest 787-10 Operators

Source: mba REDBOOK FLEET, April 2024

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Current Fleet by Engine Type

There are two engine options for the 787-10: the Trent 1000 by RR and the GEnx-1B by GE. Like the rest of the 787 fleet, the GEnx currently holds the majority of the engine orders for the 787-10. The Trent 1000 TENs, with a core taken from the A350’s XWB engines, are fundamentally different engines from the issue-plagued Package B and C Trent 1000s fitted on the 787 fleet pre-2018. The GEnx-1B appears to be the preferred engine type on the aircraft, as based on the current order book, at least 80.5% of the fleet will be powered by GEnx-1B engines. As of April 2024, 67.3% of the delivered fleet is GEnx-1B-powered, with 88.1% of the remaining backlog powered by the GEnx-1B. The Trent 1000 was selected for 8.3% of the remaining backlog, with six orders still undecided.

787-10 Backlog by Engine Type	787-10 Deliveries by Engine Type

Source: mba REDBOOK FLEET, April 2024

Engine SFC
GEnx-1B	0.512 (at cruise)
(lb/h/lb)
Trent 1000	0.506 (at cruise)
(lb/h/lb)

Current Fleet by Region

With two of the four largest operators in the region, Asia is home to the largest fleet of 787-10 aircraft accounting for 42.9% of the active fleet. North America hosts the second largest operating fleet with 21.4% of the fleet, followed closely by the Middle East and Europe. This distribution should diversify as more aircraft are delivered, although Asia currently holds nearly one third of the undelivered orders.	Source: Boeing, mba REDBOOK FLEET, April 2024

United Airlines, Inc. Job File #24151 Page 47 of 58

AIRCRAFT RANKING

mba’s Aircraft Ranking model takes into account numerous factors that affect an aircraft’s market standing on a scale specifically developed for each asset class. These ranking factors are individually weighted and compared against each other to develop mba’s overall ranking score for each aircraft type, which is expressed on a scale of 1.00 to 10.00. The most prevalent aircraft configurations are used in the ranking analysis, which can be further identified in mba’s REDBOOK publication or web-based valuation service.

The 787-10 scores poorly compared to a majority of its competitors mainly because of its small orderbook and narrow customer base. The 787-10 is also negatively impacted by its limited range when compared to other widebody aircraft such as the A350-900; however, the new aircraft benefits from being one of the most technologically advanced commercial aircraft of its time and from the fleet’s young age and the fact that all delivered aircraft are in active service.

OUTLOOK

At this time, it is too early to determine the long-term success for the 787-10. There is some concern about the size of the orderbook, as only 266 aircraft have been ordered, net of cancellations, and its orderbook has been slow to grow. Despite its slow uptake, the 787-10 is a capable aircraft that offers a compelling cost-per-seat advantage over its competitors. Orders for the 787-10 may increase, especially for shorter trunk routes or transatlantic routes served by older 767s.

787-10 Market Values have recovered from pandemic lows and are now trading at base as international traffic demand continues to increase. The aircraft also benefits from an operator base made up mostly of flag and legacy carriers with strong credits and government support that were able to weather the pandemic. In addition, being a clean-sheet design, the aircraft’s economic benefits will likely result in operators holding onto the type and continuing to take deliveries while retiring older widebody aircraft. mba expects that Market Values will remain stable in the near team and continue to trade near base.

United Airlines, Inc. Job File #24151 Page 48 of 58

IV.        Definitions

Extended Desktop Appraisal

An Extended Desktop Appraisal is one that is characterized by the absence of any on-site inspection of the aircraft or its maintenance records, but it does include consideration of maintenance status information that is provided to the appraiser from the client, aircraft operator, or in the case of a second opinion, possibly from another appraiser’s report. An Extended Desktop Appraisal would normally provide a value that includes adjustments from the mid-time, mid-life baseline to account for the actual maintenance status of the aircraft. (ISTAT Handbook)

Base Value

ISTAT defines Base Values as the Appraiser’s opinion of the value of an aircraft in a stable market with a reasonable balance of supply and demand. The Base Value of a tangible asset typically assumes its physical condition is average for an asset of its type and age, and its maintenance status is as described.

Base Value assumes that the value is for an unencumbered single-unit transaction valued for the asset’s highest and best use (as defined by the Appraiser), that the parties to the potential sale would be willing, able, prudent and knowledgeable, and under no unusual pressure for a prompt sale, and that the transaction would be negotiated in an open and unrestricted market on an arm’s-length basis, for cash or equivalent consideration, and given an adequate amount of time for effective exposure to prospective buyers. As Base Value pertains to a somewhat idealized market it will often not be the same as Market Value. As a starting point, the Base Value of a tangible asset typically assumes its maintenance status is at Half-life/Half-time.

United Airlines, Inc. Job File #24151 Page 49 of 58

V.         Methodology

In developing the values of the Subject Aircraft, mba did not inspect the Subject Aircraft or the records and documentation associated with the Subject Aircraft but relied on partial information supplied by the Client. This information was not independently verified by mba. Therefore, mba used certain assumptions that are generally accepted industry practice to calculate the value of aircraft when more detailed information is not available.

The principal assumptions for the Subject Aircraft are as follows:

1.	The aircraft is in good overall condition.

2.	The overhaul status of the airframe, engines, landing gear, and other major components are the equivalent of mid-time/mid-life, or new, unless otherwise stated.

3.	The historical maintenance documentation has been maintained to acceptable international standards.

4.	The specifications of the aircraft are those most common for an aircraft of its type and vintage.

5.	The aircraft is in a standard airline configuration.

6.	The aircraft is current as to all Airworthiness Directives.

7.	Its modification status is comparable to that most common for an aircraft of its type and vintage.

8.	Its utilization is comparable to industry averages.

9.	There is no history of accident or incident damage.

10.	In the case of the Base and Market Value, no accounting is made for lease revenues, obligations, or terms of ownership unless otherwise specified.

11.	Young aircraft have inherent maintenance included in their values and are, therefore, not maintenance adjusted.

United Airlines, Inc. Job File #24151 Page 50 of 58

Maintenance Assumptions

Utilization

The maintenance status of the airframe and engines for the Subject Aircraft were provided by the Client and are as of May 1, 2024. mba forwarded the data to the date of valuation, June 1, 2024, based on each Subject Aircraft’s average daily utilization. The Subject Aircraft were presumed to be active and accumulating flight hours and cycles, apart from MSNs 37200 and 42202, which did not accumulate flight hours and cycles between the date of data and the date of valuation. For engines with an on–wing and active status, total flight hours and cycles were forwarded to June 1, 2024.

Maintenance Intervals

Airframe and landing gear check and overhaul intervals are based on operator-approved intervals that follow MSG-3 guidelines and are limited by either calendar months, flight hours, or flight cycles. Engine overhaul intervals are based on mba’s proprietary database, specific to aircraft and engine types, which considers data provided by the OEM and industry average time between overhauls as received from MROs, lessors, and operators. Engine overhaul intervals are adjusted based on the historical utilization and operator region of the aircraft.

Maintenance Cost

mba’s maintenance costs are based on internal data specific to aircraft and engine type as well as the operating environment. Airframe checks, landing gear overhauls, and engine overhaul costs are derived from OEM-published costs and average costs received from MROs, airlines, industry publications, and mba’s Asset Management team. LLP replacement costs are based on OEM-published costs as is standard for current, in-production engines.

Portfolio-Specific Assumptions

The following ESNs did not have flight hours or cycles forwarded from the date of data to the date of valuation.

•	658505
•	804292
•	960715
•	960716
•	962312

United Airlines, Inc. Job File #24151 Page 51 of 58

VI.       Valuation

Aircraft Portfolio
No.	Aircraft Type	Serial Number	Registration	Manufacture Date	Engine Type	ESN 1	ESN 2	Operator
1	737 MAX 8	44309	N27290	Jun-23	LEAP-1B28	603741	603756	United Airlines
2	737 MAX 8	64609	N17312	Jul-23	LEAP-1B28	602765	602821	United Airlines
3	737 MAX 8	64608	N37307	Aug-23	LEAP-1B28	602846	602843	United Airlines
4	737 MAX 8	67604	N37324	Dec-23	LEAP-1B28	603967	60B013	United Airlines
5	737 MAX 8	67588	N47330	Dec-23	LEAP-1B28	60A132	60A488	United Airlines
6	737 MAX 9	67184	N37560	May-23	LEAP-1B28	603421	60A463	United Airlines
7	737 MAX 9	67590	N37561	May-23	LEAP-1B28	603202	603353	United Airlines
8	737 MAX 9	67591	N37562	Jun-23	LEAP-1B28	603227	603861	United Airlines
9	737 MAX 9	67187	N37563	Jun-23	LEAP-1B28	60B229	60B235	United Airlines
10	737 MAX 9	67186	N17565	Jun-23	LEAP-1B28	60B287	60B292	United Airlines
11	737 MAX 9	67188	N17564	Jun-23	LEAP-1B28	603288	603568	United Airlines
12	737 MAX 9	67603	N77573	Aug-23	LEAP-1B28	60A367	603602	United Airlines
13	737 MAX 9	67193	N77571	Aug-23	LEAP-1B28	60B352	60B375	United Airlines
14	737 MAX 9	67609	N77575	Aug-23	LEAP-1B28	603120	60A674	United Airlines
15	737 MAX 9	67610	N77576	Sep-23	LEAP-1B28	60B443	60B473	United Airlines
16	737 MAX 9	67615	N37577	Sep-23	LEAP-1B28	60B472	60B475	United Airlines
17	737-800	31663	N76528	Oct-10	CFM56-7B26	805240	804292	United Airlines
18	737-800	31652	N76529	Dec-10	CFM56-7B26	804586	805596	United Airlines
19	737-800	39998	N77530	Mar-11	CFM56-7B26	804678	804677	United Airlines
20	737-800	39999	N87531	Mar-11	CFM56-7B26	804509	804545	United Airlines
21	737-900ER	31655	N38443	Dec-10	CFM56-7B26	804398	804401	United Airlines
22	737-900ER	31643	N36444	Dec-10	CFM56-7B26	804446	804447	United Airlines
23	737-900ER	40000	N73445	Apr-11	CFM56-7B26	804866	804869	United Airlines
24	737-900ER	31661	N38446	Jan-12	CFM56-7B26	960530	960540	United Airlines
25	737-900ER	31650	N36447	Feb-12	CFM56-7B26	960603	960604	United Airlines
26	737-900ER	40003	N78448	Mar-12	CFM56-7B26	960637	960645	United Airlines
27	737-900ER	31651	N81449	Mar-12	CFM56-7B26	960715	960716	United Airlines
28	737-900ER	40004	N39450	Apr-12	CFM56-7B26	960735	961746	United Airlines
29	737-900ER	31646	N38451	Apr-12	CFM56-7B26	960742	961747	United Airlines
30	737-900ER	40005	N68452	May-12	CFM56-7B26	960831	960839	United Airlines
31	737-900ER	41742	N68453	May-12	CFM56-7B26	960869	960871	United Airlines
32	737-900ER	31640	N38454	Jun-12	CFM56-7B26	960904	961908	United Airlines
33	737-900ER	41743	N34455	Jun-12	CFM56-7B26	960936	960943	United Airlines
34	737-900ER	37205	N37456	Sep-12	CFM56-7B26	962201	963202	United Airlines
35	737-900ER	41744	N28457	Sep-12	CFM56-7B26	962231	962234	United Airlines
36	737-900ER	37199	N38458	Sep-12	CFM56-7B26	962248	962252	United Airlines
37	737-900ER	37206	N38459	Oct-12	CFM56-7B26	962312	962318	United Airlines
38	737-900ER	37200	N34460	Nov-12	CFM56-7B26	962316	962330	United Airlines

United Airlines, Inc. Job File #24151 Page 52 of 58

Aircraft Portfolio
No.	Aircraft Type	Serial Number	Registration	Manufacture Date	Engine Type	ESN 1	ESN 2	Operator
39	737-900ER	42175	N68811	Jan-14	CFM56-7B26	658490	658505	United Airlines
40	737-900ER	42201	N61882	May-15	CFM56-7B26	862112	862113	United Airlines
41	737-900ER	42202	N62883	Jun-15	CFM56-7B26	862193	862210	United Airlines
42	777-300ER	66591	N2251U	Jan-20	GE90-115B	901497	901498	United Airlines
43	777-300ER	66592	N2352U	Mar-20	GE90-115B	901507	901508	United Airlines
44	787-10	66988	N14019	Nov-22	GEnx-1B70	958735	958792	United Airlines
45	787-10	66987	N13018	Nov-22	GEnx-1B70	958798	958799	United Airlines
46	787-10	66989	N12020	Dec-22	GEnx-1B70	958806	958807	United Airlines
47	787-10	66990	N12021	Dec-22	GEnx-1B70	958809	958810	United Airlines
48	787-10	66985	N14016	Dec-22	GEnx-1B70	958780	958782	United Airlines

Aircraft Portfolio Valuations
(US$ Million)
No.	Aircraft Type	Serial Number	Engine Adj.	CBV	Mx. Adj.	Mx. Adj. BV
1	737 MAX 8	44309	$0.48	$51.22	$0.00	$51.22
2	737 MAX 8	64609	$0.48	$51.53	$0.00	$51.53
3	737 MAX 8	64608	$0.48	$51.83	$0.00	$51.83
4	737 MAX 8	67604	$0.48	$53.04	$0.00	$53.04
5	737 MAX 8	67588	$0.48	$53.04	$0.00	$53.04
6	737 MAX 9	67184	$0.48	$52.00	$0.00	$52.00
7	737 MAX 9	67590	$0.48	$52.00	$0.00	$52.00
8	737 MAX 9	67591	$0.48	$52.29	$0.00	$52.29
9	737 MAX 9	67187	$0.48	$52.29	$0.00	$52.29
10	737 MAX 9	67186	$0.48	$52.29	$0.00	$52.29
11	737 MAX 9	67188	$0.48	$52.29	$0.00	$52.29
12	737 MAX 9	67603	$0.48	$52.87	$0.00	$52.87
13	737 MAX 9	67193	$0.48	$52.87	$0.00	$52.87
14	737 MAX 9	67609	$0.48	$52.87	$0.00	$52.87
15	737 MAX 9	67610	$0.48	$53.16	$0.00	$53.16
16	737 MAX 9	67615	$0.48	$53.16	$0.00	$53.16
17	737-800	31663	($0.20)	$19.45	($4.77)	$14.68
18	737-800	31652	($0.20)	$19.66	($5.44)	$14.22
19	737-800	39998	($0.20)	$19.98	$6.17	$26.15
20	737-800	39999	($0.20)	$19.98	($1.29)	$18.69
21	737-900ER	31655	($0.40)	$19.38	($5.08)	$14.30
22	737-900ER	31643	($0.40)	$19.38	($5.29)	$14.09
23	737-900ER	40000	($0.40)	$19.83	($4.77)	$15.06
24	737-900ER	31661	($0.40)	$20.85	($4.23)	$16.62

United Airlines, Inc. Job File #24151 Page 53 of 58

Aircraft Portfolio Valuations
(US$ Million)
No.	Aircraft Type	Serial Number	Engine Adj.	CBV	Mx. Adj.	Mx. Adj. BV
25	737-900ER	31650	($0.40)	$20.97	($3.01)	$17.96
26	737-900ER	40003	($0.40)	$21.09	($4.62)	$16.47
27	737-900ER	31651	($0.40)	$21.09	($2.55)	$18.54
28	737-900ER	40004	($0.40)	$21.22	$1.89	$23.11
29	737-900ER	31646	($0.40)	$21.22	($4.23)	$16.99
30	737-900ER	40005	($0.40)	$21.34	($3.23)	$18.11
31	737-900ER	41742	($0.40)	$21.34	($3.61)	$17.73
32	737-900ER	31640	($0.40)	$21.46	($3.52)	$17.94
33	737-900ER	41743	($0.40)	$21.46	($4.07)	$17.39
34	737-900ER	37205	($0.40)	$21.82	($5.94)	$15.88
35	737-900ER	41744	($0.40)	$21.82	($6.08)	$15.74
36	737-900ER	37199	($0.40)	$21.82	($5.93)	$15.89
37	737-900ER	37206	($0.40)	$21.95	($5.84)	$16.11
38	737-900ER	37200	($0.40)	$22.07	($5.22)	$16.85
39	737-900ER	42175	($0.40)	$23.86	($3.64)	$20.22
40	737-900ER	42201	($0.40)	$26.11	($2.54)	$23.57
41	737-900ER	42202	($0.40)	$26.26	($1.86)	$24.40
42	777-300ER	66591	$0.00	$96.36	$0.00	$96.36
43	777-300ER	66592	$0.00	$97.86	$0.00	$97.86
44	787-10	66988	$0.00	$139.23	$0.00	$139.23
45	787-10	66987	$0.00	$139.23	$0.00	$139.23
46	787-10	66989	$0.00	$140.11	$0.00	$140.11
47	787-10	66990	$0.00	$140.11	$0.00	$140.11
48	787-10	66985	$0.00	$140.11	$0.00	$140.11
Total			($1.52)	$2,267.17	($88.70)	$2,178.47

Legend for Portfolio Valuation:

Engine Adj. -	Adjustment for Engine Type
CBV -	Current Base Value
Mx. Adj. -	Maintenance Adjustment
Mx. Adj. BV -	Maintenance-Adjusted Base Value

United Airlines, Inc. Job File #24151 Page 54 of 58

Aircraft Maintenance Adjustments
(US$ Million)
No.	Aircraft Type	Serial Number	Int. MX. Adj.	Hvy. MX. I Adj.	Hvy. MX. II Adj.	LG Adj.	Engine 1 LLP Adj.	Engine 1 PR Adj.	Engine 2 LLP Adj.	Engine 2 PR Adj.	Total MX. Adj.
1	737 MAX 8	44309	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
2	737 MAX 8	64609	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
3	737 MAX 8	64608	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
4	737 MAX 8	67604	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
5	737 MAX 8	67588	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
6	737 MAX 9	67184	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
7	737 MAX 9	67590	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
8	737 MAX 9	67591	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
9	737 MAX 9	67187	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
10	737 MAX 9	67186	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
11	737 MAX 9	67188	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
12	737 MAX 9	67603	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
13	737 MAX 9	67193	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
14	737 MAX 9	67609	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
15	737 MAX 9	67610	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
16	737 MAX 9	67615	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
17	737-800	31663	$0.09	$0.21	$0.21	$0.18	($0.58)	($2.11)	($0.66)	($2.11)	($4.77)
18	737-800	31652	$0.03	$0.16	$0.19	$0.16	($0.83)	($2.15)	($0.85)	($2.15)	($5.44)
19	737-800	39998	$0.05	$0.17	$0.19	$0.17	$0.98	$1.67	$1.01	$1.93	$6.17
20	737-800	39999	$0.05	$0.18	$0.19	$0.17	$0.40	$0.58	($0.87)	($1.99)	($1.29)
21	737-900ER	31655	$0.02	$0.20	$0.28	$0.18	($0.84)	($2.15)	($0.62)	($2.15)	($5.08)
22	737-900ER	31643	$0.02	$0.20	$0.28	$0.17	($0.83)	($2.15)	($0.83)	($2.15)	($5.29)
23	737-900ER	40000	$0.06	$0.24	$0.30	$0.16	($0.64)	($1.99)	($0.91)	($1.99)	($4.77)
24	737-900ER	31661	$0.11	$0.29	$0.32	$0.23	($0.39)	($2.11)	($0.57)	($2.11)	($4.23)
25	737-900ER	31650	$0.13	$0.32	$0.34	$0.22	($0.60)	($2.11)	($0.05)	($1.26)	($3.01)
26	737-900ER	40003	$0.12	$0.31	$0.33	$0.22	($0.67)	($2.11)	($0.71)	($2.11)	($4.62)
27	737-900ER	31651	$0.11	$0.30	$0.33	$0.25	($0.46)	($2.11)	$1.14	($2.11)	($2.55)
28	737-900ER	40004	$0.14	$0.33	$0.34	$0.26	$1.31	$1.91	($0.45)	($1.95)	$1.89
29	737-900ER	31646	$0.14	$0.34	$0.35	$0.26	($0.60)	($2.11)	($0.50)	($2.11)	($4.23)
30	737-900ER	40005	$0.14	$0.33	$0.35	$0.23	$0.12	($1.87)	($0.42)	($2.11)	($3.23)
31	737-900ER	41742	$0.13	$0.32	$0.34	$0.26	$0.03	($2.11)	($0.47)	($2.11)	($3.61)
32	737-900ER	31640	$0.15	$0.34	$0.35	$0.27	$0.12	($2.11)	($0.53)	($2.11)	($3.52)
33	737-900ER	41743	$0.15	$0.34	$0.35	$0.27	($0.43)	($2.11)	($0.53)	($2.11)	($4.07)
34	737-900ER	37205	($0.14)	($0.33)	($0.34)	($0.27)	($0.40)	($2.11)	($0.24)	($2.11)	($5.94)
35	737-900ER	41744	($0.12)	($0.33)	($0.34)	($0.27)	($0.26)	($2.11)	($0.54)	($2.11)	($6.08)
36	737-900ER	37199	($0.13)	($0.33)	($0.34)	($0.27)	($0.43)	($2.11)	($0.21)	($2.11)	($5.93)
37	737-900ER	37206	($0.12)	($0.31)	($0.33)	($0.27)	($0.49)	($2.11)	($0.10)	($2.11)	($5.84)
38	737-900ER	37200	($0.13)	($0.36)	($0.33)	($0.27)	$0.12	($1.91)	($0.23)	($2.11)	($5.22)
39	737-900ER	42175	$0.03	$0.21	$0.28	($0.18)	$0.01	($1.83)	($0.05)	($2.11)	($3.64)
40	737-900ER	42201	($0.16)	$0.01	$0.18	($0.11)	$0.27	($1.50)	$0.27	($1.50)	($2.54)

United Airlines, Inc. Job File #24151 Page 55 of 58

Aircraft Maintenance Adjustments
(US$ Million)
No.	Aircraft Type	Serial Number	Int. MX. Adj.	Hvy. MX. I Adj.	Hvy. MX. II Adj.	LG Adj.	Engine 1 LLP Adj.	Engine 1 PR Adj.	Engine 2 LLP Adj.	Engine 2 PR Adj.	Total MX. Adj.
41	737-900ER	42202	($0.15)	$0.01	$0.19	($0.12)	$0.41	($1.29)	$0.40	($1.31)	($1.86)
42	777-300ER	66591	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
43	777-300ER	66592	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
44	787-10	66988	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
45	787-10	66987	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
46	787-10	66989	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
47	787-10	66990	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
48	787-10	66985	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
	Total		$0.72	$3.15	$4.01	$1.90	($4.68)	($40.11)	($7.52)	($46.17)	($88.70)

Legend for Maintenance Adj.
Int. MX. Adj. -	Intermediate Check or C Check Adjustment
Hvy. MX. I Adj. -	Heavy Check Adjustment
Hvy. MX. II Adj. -	Heavy Check Adjustment
LG Adj. -	Landing Gear Overhaul Adjustment
Engine LLP Adj. -	Engine Life-Limited Part Adjustment
Engine PR Adj. -	Engine Performance Restoration Adjustment

Aircraft Maintenance Status Percentage Remaining
No.	Aircraft Type	Serial Number	Int. MX. Adj.	Hvy. MX. I Adj.	Hvy. MX. II Adj.	LG Adj.	Engine 1 LLP Adj.	Engine 1 PR Adj.	Engine 2 LLP Adj.	Engine 2 PR Adj.
1	737 MAX 8	44309	-	-	-	-	-	-	-	-
2	737 MAX 8	64609	-	-	-	-	-	-	-	-
3	737 MAX 8	64608	-	-	-	-	-	-	-	-
4	737 MAX 8	67604	-	-	-	-	-	-	-	-
5	737 MAX 8	67588	-	-	-	-	-	-	-	-
6	737 MAX 9	67184	-	-	-	-	-	-	-	-
7	737 MAX 9	67590	-	-	-	-	-	-	-	-
8	737 MAX 9	67591	-	-	-	-	-	-	-	-
9	737 MAX 9	67187	-	-	-	-	-	-	-	-
10	737 MAX 9	67186	-	-	-	-	-	-	-	-
11	737 MAX 9	67188	-	-	-	-	-	-	-	-
12	737 MAX 9	67603	-	-	-	-	-	-	-	-
13	737 MAX 9	67193	-	-	-	-	-	-	-	-
14	737 MAX 9	67609	-	-	-	-	-	-	-	-
15	737 MAX 9	67610	-	-	-	-	-	-	-	-
16	737 MAX 9	67615	-	-	-	-	-	-	-	-
17	737-800	31663	79.3%	89.6%	94.8%	89.5%	40.8%	0.0%	39.6%	0.0%
18	737-800	31652	58.8%	79.4%	89.7%	84.9%	36.9%	0.0%	36.6%	0.0%
19	737-800	39998	64.2%	82.1%	91.1%	86.4%	65.4%	91.9%	65.9%	98.6%
20	737-800	39999	65.9%	83.0%	91.5%	87.6%	56.3%	64.7%	36.3%	0.0%

United Airlines, Inc. Job File #24151 Page 56 of 58

Aircraft Maintenance Status Percentage Remaining
No.	Aircraft Type	Serial Number	Int. MX. Adj.	Hvy. MX. I Adj.	Hvy. MX. II Adj.	LG Adj.	Engine 1 LLP Adj.	Engine 1 PR Adj.	Engine 2 LLP Adj.	Engine 2 PR Adj.
21	737-900ER	31655	54.8%	77.4%	88.7%	82.9%	36.8%	0.0%	40.3%	0.0%
22	737-900ER	31643	55.4%	77.7%	88.9%	82.2%	37.0%	0.0%	37.0%	0.0%
23	737-900ER	40000	67.7%	83.8%	91.9%	80.2%	39.9%	0.0%	35.8%	0.0%
24	737-900ER	31661	82.3%	91.1%	95.6%	93.0%	43.8%	0.0%	41.1%	0.0%
25	737-900ER	31650	91.1%	95.5%	97.8%	90.2%	40.6%	0.0%	49.3%	20.1%
26	737-900ER	40003	85.8%	92.9%	96.5%	90.5%	39.4%	0.0%	38.9%	0.0%
27	737-900ER	31651	84.6%	92.3%	96.1%	97.0%	42.8%	0.0%	67.9%	0.0%
28	737-900ER	40004	92.2%	96.1%	98.1%	97.6%	70.6%	98.8%	42.9%	0.0%
29	737-900ER	31646	94.2%	97.1%	98.6%	97.4%	40.6%	0.0%	42.2%	0.0%
30	737-900ER	40005	93.7%	96.8%	98.4%	92.6%	51.8%	5.8%	43.4%	0.0%
31	737-900ER	41742	90.8%	95.4%	97.7%	98.8%	50.4%	0.0%	42.6%	0.0%
32	737-900ER	31640	96.7%	98.4%	99.2%	99.1%	51.8%	0.0%	41.7%	0.0%
33	737-900ER	41743	95.5%	97.8%	98.9%	99.7%	43.2%	0.0%	41.7%	0.0%
34	737-900ER	37205	6.1%	3.4%	2.3%	0.0%	43.7%	0.0%	46.3%	0.0%
35	737-900ER	41744	13.3%	3.4%	2.4%	0.0%	46.0%	0.0%	41.5%	0.0%
36	737-900ER	37199	9.2%	4.1%	2.5%	0.0%	43.2%	0.0%	46.7%	0.0%
37	737-900ER	37206	13.5%	6.3%	3.2%	0.0%	42.2%	0.0%	48.5%	0.0%
38	737-900ER	37200	11.0%	0.0%	3.4%	0.0%	51.8%	4.7%	46.4%	0.0%
39	737-900ER	42175	58.4%	79.2%	89.6%	16.2%	50.2%	6.8%	49.2%	0.0%
40	737-900ER	42201	1.7%	50.9%	75.4%	29.8%	54.2%	14.6%	54.2%	14.6%
41	737-900ER	42202	3.8%	51.9%	76.0%	27.5%	56.4%	19.4%	56.3%	19.0%
42	777-300ER	66591	-	-	-	-	-	-	-	-
43	777-300ER	66592	-	-	-	-	-	-	-	-
44	787-10	66988	-	-	-	-	-	-	-	-
45	787-10	66987	-	-	-	-	-	-	-	-
46	787-10	66989	-	-	-	-	-	-	-	-
47	787-10	66990	-	-	-	-	-	-	-	-
48	787-10	66985	-	-	-	-	-	-	-	-

United Airlines, Inc. Job File #24151 Page 57 of 58

VII.        Covenants

This Report has been prepared for the exclusive use of United Airlines, Inc., and shall not be provided to other parties by mba without the express consent of United Airlines, Inc. mba certifies that this report has been independently prepared and that it fully and accurately reflects mba’s and the signatory’s opinion of the values of the Subject Aircraft as requested. mba further certifies that it does not have and does not expect to have any financial or other interest in the Subject Aircraft. Neither mba nor the signatory has provided the OEMs of the airframe or engines with pro bono or paid consulting or advice in the design or development of the assets valued herein.

This Report represents the opinion of mba of the values of the Subject Aircraft as requested and is intended to be advisory only. Therefore, mba assumes no responsibility or legal liability for any actions taken or not taken by United Airlines, Inc., or any other party with regard to the Subject Aircraft. By accepting this Report, all parties agree that mba shall bear no such responsibility or legal liability.

PREPARED BY:

Grant Holve
Analyst – Asset Valuations
mba Aviation
July 2, 2024
REVIEWED BY:

Anna Kopinski
Director – Asset Valuations
mba Aviation
ISTAT Certified Appraiser

United Airlines, Inc. Job File #24151 Page 58 of 58

APPENDIX III — LOAN TO VALUE RATIO TABLES
The following tables set forth loan to Aircraft value ratios for the Equipment Notes that may be issued in respect of each of the 48 aircraft that may be financed pursuant to this Offering, as of the Issuance Date and the Regular Distribution Dates thereafter. The loan to value ratio was obtained by dividing (i) the outstanding balance (assuming no payment default) of such Equipment Notes plus, in the case of the Series A Equipment Notes, the outstanding balance (assuming no payment default) of the Series AA Equipment Notes, determined immediately after giving effect to the payments scheduled to be made on each such Regular Distribution Date by (ii) the appraised value of the Aircraft securing such Equipment Notes (see “Description of the Aircraft and the Appraisals — The Appraisals”), subject to the “Depreciation Assumption”. The Depreciation Assumption contemplates that the value of each Aircraft at issuance of the Equipment Notes included in each table depreciates by approximately (i) 3% of the initial appraised value per year during the first 15 years after the original delivery of such Aircraft by Boeing, (ii) if applicable, 4% of the initial appraised value per year thereafter until the 20th anniversary of such original delivery by Boeing and (iii) if applicable, 5% of the initial appraised value per year thereafter, in each case prior to the final expected Regular Distribution Date. Other rates or methods of depreciation may result in materially different loan to Aircraft value ratios, and no assurance can be given (i) that the depreciation rates and method assumed for the purposes of the tables are the ones most likely to occur or (ii) as to the actual future value of any Aircraft. Thus, the tables should not be considered a forecast or prediction of expected or likely loan to Aircraft value ratios, but simply a mathematical calculation based on one set of assumptions.
A.   Boeing 737 MAX 8
		N27290
		Outstanding Balance		Scheduled Payments of Principal		Loan to Value Ratio
Date	Assumed Aircraft Value	Series AA Equipment Note	Series A Equipment Note	Series AA Equipment Note	Series A Equipment Note	Series AA Equipment Note	Series A Equipment Note
At Issuance	$51,328,182.00	$22,584,000.00	$8,982,000.00	$0.00	$0.00	44.0%	61.5%
February 15, 2025	50,534,447.23	22,584,000.00	8,982,000.00	0.00	0.00	44.7%	62.5%
August 15, 2025	49,740,712.45	22,039,725.60	8,765,533.80	544,274.40	216,466.20	44.3%	61.9%
February 15, 2026	48,946,977.68	21,495,451.20	8,549,067.60	544,274.40	216,466.20	43.9%	61.4%
August 15, 2026	48,153,242.91	20,951,176.80	8,332,601.40	544,274.40	216,466.20	43.5%	60.8%
February 15, 2027	47,359,508.13	20,406,902.40	8,116,135.20	544,274.40	216,466.20	43.1%	60.2%
August 15, 2027	46,565,773.36	19,862,628.00	7,899,669.00	544,274.40	216,466.20	42.7%	59.6%
February 15, 2028	45,772,038.59	19,318,353.60	7,683,202.80	544,274.40	216,466.20	42.2%	59.0%
August 15, 2028	44,978,303.81	18,774,079.20	7,466,736.60	544,274.40	216,466.20	41.7%	58.3%
February 15, 2029	44,184,569.04	18,229,804.80	7,250,270.40	544,274.40	216,466.20	41.3%	57.7%
August 15, 2029	43,390,834.27	17,685,530.40	7,033,804.20	544,274.40	216,466.20	40.8%	57.0%
February 15, 2030	42,597,099.49	17,141,256.00	6,817,338.00	544,274.40	216,466.20	40.2%	56.2%
August 15, 2030	41,803,364.72	16,596,981.60	6,600,871.80	544,274.40	216,466.20	39.7%	55.5%
February 15, 2031	41,009,629.95	16,052,707.20	6,384,405.60	544,274.40	216,466.20	39.1%	54.7%
August 15, 2031	40,215,895.18	15,508,432.80	6,167,939.40	544,274.40	216,466.20	38.6%	53.9%
February 15, 2032	39,422,160.40	14,964,158.40	5,951,473.20	544,274.40	216,466.20	38.0%	53.1%
August 15, 2032	38,628,425.63	14,419,884.00	5,735,007.00	544,274.40	216,466.20	37.3%	52.2%
February 15, 2033	37,834,690.86	13,875,609.60	5,518,540.80	544,274.40	216,466.20	36.7%	51.3%
August 15, 2033	37,040,956.08	13,331,335.20	5,302,074.60	544,274.40	216,466.20	36.0%	50.3%
February 15, 2034	36,247,221.31	12,787,060.80	5,085,608.40	544,274.40	216,466.20	35.3%	49.3%
August 15, 2034	35,453,486.54	12,242,786.40	4,869,142.20	544,274.40	216,466.20	34.5%	48.3%
February 15, 2035	34,659,751.76	11,698,512.00	4,652,676.00	544,274.40	216,466.20	33.8%	47.2%
August 15, 2035	33,866,016.99	11,154,237.60	4,436,209.80	544,274.40	216,466.20	32.9%	46.0%
February 15, 2036	33,072,282.22	10,609,963.20	4,219,743.60	544,274.40	216,466.20	32.1%	44.8%
August 15, 2036	32,278,547.44	10,065,688.80	4,003,277.40	544,274.40	216,466.20	31.2%	43.6%
February 15, 2037	31,484,812.67	0.00	0.00	10,065,688.80	4,003,277.40	0.0%	0.0%

III-1

		N17312
		Outstanding Balance		Scheduled Payments of Principal		Loan to Value Ratio
Date	Assumed Aircraft Value	Series AA Equipment Note	Series A Equipment Note	Series AA Equipment Note	Series A Equipment Note	Series AA Equipment Note	Series A Equipment Note
At Issuance	$52,122,274.95	$22,934,000.00	$9,121,000.00	$0.00	$0.00	44.0%	61.5%
February 15, 2025	51,316,260.39	22,934,000.00	9,121,000.00	0.00	0.00	44.7%	62.5%
August 15, 2025	50,510,245.83	22,381,290.60	8,901,183.90	552,709.40	219,816.10	44.3%	61.9%
February 15, 2026	49,704,231.27	21,828,581.20	8,681,367.80	552,709.40	219,816.10	43.9%	61.4%
August 15, 2026	48,898,216.71	21,275,871.80	8,461,551.70	552,709.40	219,816.10	43.5%	60.8%
February 15, 2027	48,092,202.14	20,723,162.40	8,241,735.60	552,709.40	219,816.10	43.1%	60.2%
August 15, 2027	47,286,187.58	20,170,453.00	8,021,919.50	552,709.40	219,816.10	42.7%	59.6%
February 15, 2028	46,480,173.02	19,617,743.60	7,802,103.40	552,709.40	219,816.10	42.2%	59.0%
August 15, 2028	45,674,158.46	19,065,034.20	7,582,287.30	552,709.40	219,816.10	41.7%	58.3%
February 15, 2029	44,868,143.90	18,512,324.80	7,362,471.20	552,709.40	219,816.10	41.3%	57.7%
August 15, 2029	44,062,129.34	17,959,615.40	7,142,655.10	552,709.40	219,816.10	40.8%	57.0%
February 15, 2030	43,256,114.78	17,406,906.00	6,922,839.00	552,709.40	219,816.10	40.2%	56.2%
August 15, 2030	42,450,100.22	16,854,196.60	6,703,022.90	552,709.40	219,816.10	39.7%	55.5%
February 15, 2031	41,644,085.66	16,301,487.20	6,483,206.80	552,709.40	219,816.10	39.1%	54.7%
August 15, 2031	40,838,071.09	15,748,777.80	6,263,390.70	552,709.40	219,816.10	38.6%	53.9%
February 15, 2032	40,032,056.53	15,196,068.40	6,043,574.60	552,709.40	219,816.10	38.0%	53.1%
August 15, 2032	39,226,041.97	14,643,359.00	5,823,758.50	552,709.40	219,816.10	37.3%	52.2%
February 15, 2033	38,420,027.41	14,090,649.60	5,603,942.40	552,709.40	219,816.10	36.7%	51.3%
August 15, 2033	37,614,012.85	13,537,940.20	5,384,126.30	552,709.40	219,816.10	36.0%	50.3%
February 15, 2034	36,807,998.29	12,985,230.80	5,164,310.20	552,709.40	219,816.10	35.3%	49.3%
August 15, 2034	36,001,983.73	12,432,521.40	4,944,494.10	552,709.40	219,816.10	34.5%	48.3%
February 15, 2035	35,195,969.17	11,879,812.00	4,724,678.00	552,709.40	219,816.10	33.8%	47.2%
August 15, 2035	34,389,954.61	11,327,102.60	4,504,861.90	552,709.40	219,816.10	32.9%	46.0%
February 15, 2036	33,583,940.05	10,774,393.20	4,285,045.80	552,709.40	219,816.10	32.1%	44.8%
August 15, 2036	32,777,925.48	10,221,683.80	4,065,229.70	552,709.40	219,816.10	31.2%	43.6%
February 15, 2037	31,971,910.92	0.00	0.00	10,221,683.80	4,065,229.70	0.0%	0.0%
		N37307
		Outstanding Balance		Scheduled Payments of Principal		Loan to Value Ratio
Date	Assumed Aircraft Value	Series AA Equipment Note	Series A Equipment Note	Series AA Equipment Note	Series A Equipment Note	Series AA Equipment Note	Series A Equipment Note
At Issuance	$52,122,274.95	$22,934,000.00	$9,121,000.00	$0.00	$0.00	44.0%	61.5%
February 15, 2025	51,316,260.39	22,934,000.00	9,121,000.00	0.00	0.00	44.7%	62.5%
August 15, 2025	50,510,245.83	22,381,290.60	8,901,183.90	552,709.40	219,816.10	44.3%	61.9%
February 15, 2026	49,704,231.27	21,828,581.20	8,681,367.80	552,709.40	219,816.10	43.9%	61.4%
August 15, 2026	48,898,216.71	21,275,871.80	8,461,551.70	552,709.40	219,816.10	43.5%	60.8%
February 15, 2027	48,092,202.14	20,723,162.40	8,241,735.60	552,709.40	219,816.10	43.1%	60.2%
August 15, 2027	47,286,187.58	20,170,453.00	8,021,919.50	552,709.40	219,816.10	42.7%	59.6%
February 15, 2028	46,480,173.02	19,617,743.60	7,802,103.40	552,709.40	219,816.10	42.2%	59.0%
August 15, 2028	45,674,158.46	19,065,034.20	7,582,287.30	552,709.40	219,816.10	41.7%	58.3%
February 15, 2029	44,868,143.90	18,512,324.80	7,362,471.20	552,709.40	219,816.10	41.3%	57.7%
August 15, 2029	44,062,129.34	17,959,615.40	7,142,655.10	552,709.40	219,816.10	40.8%	57.0%
February 15, 2030	43,256,114.78	17,406,906.00	6,922,839.00	552,709.40	219,816.10	40.2%	56.2%
August 15, 2030	42,450,100.22	16,854,196.60	6,703,022.90	552,709.40	219,816.10	39.7%	55.5%
February 15, 2031	41,644,085.66	16,301,487.20	6,483,206.80	552,709.40	219,816.10	39.1%	54.7%
August 15, 2031	40,838,071.09	15,748,777.80	6,263,390.70	552,709.40	219,816.10	38.6%	53.9%
February 15, 2032	40,032,056.53	15,196,068.40	6,043,574.60	552,709.40	219,816.10	38.0%	53.1%
August 15, 2032	39,226,041.97	14,643,359.00	5,823,758.50	552,709.40	219,816.10	37.3%	52.2%
February 15, 2033	38,420,027.41	14,090,649.60	5,603,942.40	552,709.40	219,816.10	36.7%	51.3%
August 15, 2033	37,614,012.85	13,537,940.20	5,384,126.30	552,709.40	219,816.10	36.0%	50.3%
February 15, 2034	36,807,998.29	12,985,230.80	5,164,310.20	552,709.40	219,816.10	35.3%	49.3%
August 15, 2034	36,001,983.73	12,432,521.40	4,944,494.10	552,709.40	219,816.10	34.5%	48.3%
February 15, 2035	35,195,969.17	11,879,812.00	4,724,678.00	552,709.40	219,816.10	33.8%	47.2%
August 15, 2035	34,389,954.61	11,327,102.60	4,504,861.90	552,709.40	219,816.10	32.9%	46.0%
February 15, 2036	33,583,940.05	10,774,393.20	4,285,045.80	552,709.40	219,816.10	32.1%	44.8%
August 15, 2036	32,777,925.48	10,221,683.80	4,065,229.70	552,709.40	219,816.10	31.2%	43.6%
February 15, 2037	31,971,910.92	0.00	0.00	10,221,683.80	4,065,229.70	0.0%	0.0%

III-2

		N37324
		Outstanding Balance		Scheduled Payments of Principal		Loan to Value Ratio
Date	Assumed Aircraft Value	Series AA Equipment Note	Series A Equipment Note	Series AA Equipment Note	Series A Equipment Note	Series AA Equipment Note	Series A Equipment Note
At Issuance	$53,040,000.00	$23,338,000.00	$9,282,000.00	$0.00	$0.00	44.0%	61.5%
February 15, 2025	52,232,284.26	23,338,000.00	9,282,000.00	0.00	0.00	44.7%	62.5%
August 15, 2025	51,424,568.53	22,775,554.20	9,058,303.80	562,445.80	223,696.20	44.3%	61.9%
February 15, 2026	50,616,852.79	22,213,108.40	8,834,607.60	562,445.80	223,696.20	43.9%	61.3%
August 15, 2026	49,809,137.06	21,650,662.60	8,610,911.40	562,445.80	223,696.20	43.5%	60.8%
February 15, 2027	49,001,421.32	21,088,216.80	8,387,215.20	562,445.80	223,696.20	43.0%	60.2%
August 15, 2027	48,193,705.58	20,525,771.00	8,163,519.00	562,445.80	223,696.20	42.6%	59.5%
February 15, 2028	47,385,989.85	19,963,325.20	7,939,822.80	562,445.80	223,696.20	42.1%	58.9%
August 15, 2028	46,578,274.11	19,400,879.40	7,716,126.60	562,445.80	223,696.20	41.7%	58.2%
February 15, 2029	45,770,558.38	18,838,433.60	7,492,430.40	562,445.80	223,696.20	41.2%	57.5%
August 15, 2029	44,962,842.64	18,275,987.80	7,268,734.20	562,445.80	223,696.20	40.6%	56.8%
February 15, 2030	44,155,126.90	17,713,542.00	7,045,038.00	562,445.80	223,696.20	40.1%	56.1%
August 15, 2030	43,347,411.17	17,151,096.20	6,821,341.80	562,445.80	223,696.20	39.6%	55.3%
February 15, 2031	42,539,695.43	16,588,650.40	6,597,645.60	562,445.80	223,696.20	39.0%	54.5%
August 15, 2031	41,731,979.70	16,026,204.60	6,373,949.40	562,445.80	223,696.20	38.4%	53.7%
February 15, 2032	40,924,263.96	15,463,758.80	6,150,253.20	562,445.80	223,696.20	37.8%	52.8%
August 15, 2032	40,116,548.22	14,901,313.00	5,926,557.00	562,445.80	223,696.20	37.1%	51.9%
February 15, 2033	39,308,832.49	14,338,867.20	5,702,860.80	562,445.80	223,696.20	36.5%	51.0%
August 15, 2033	38,501,116.75	13,776,421.40	5,479,164.60	562,445.80	223,696.20	35.8%	50.0%
February 15, 2034	37,693,401.02	13,213,975.60	5,255,468.40	562,445.80	223,696.20	35.1%	49.0%
August 15, 2034	36,885,685.28	12,651,529.80	5,031,772.20	562,445.80	223,696.20	34.3%	47.9%
February 15, 2035	36,077,969.54	12,089,084.00	4,808,076.00	562,445.80	223,696.20	33.5%	46.8%
August 15, 2035	35,270,253.81	11,526,638.20	4,584,379.80	562,445.80	223,696.20	32.7%	45.7%
February 15, 2036	34,462,538.07	10,964,192.40	4,360,683.60	562,445.80	223,696.20	31.8%	44.5%
August 15, 2036	33,654,822.34	10,401,746.60	4,136,987.40	562,445.80	223,696.20	30.9%	43.2%
February 15, 2037	32,847,106.60	0.00	0.00	10,401,746.60	4,136,987.40	0.0%	0.0%
		N47330
		Outstanding Balance		Scheduled Payments of Principal		Loan to Value Ratio
Date	Assumed Aircraft Value	Series AA Equipment Note	Series A Equipment Note	Series AA Equipment Note	Series A Equipment Note	Series AA Equipment Note	Series A Equipment Note
At Issuance	$53,040,000.00	$23,338,000.00	$9,282,000.00	$0.00	$0.00	44.0%	61.5%
February 15, 2025	52,232,284.26	23,338,000.00	9,282,000.00	0.00	0.00	44.7%	62.5%
August 15, 2025	51,424,568.53	22,775,554.20	9,058,303.80	562,445.80	223,696.20	44.3%	61.9%
February 15, 2026	50,616,852.79	22,213,108.40	8,834,607.60	562,445.80	223,696.20	43.9%	61.3%
August 15, 2026	49,809,137.06	21,650,662.60	8,610,911.40	562,445.80	223,696.20	43.5%	60.8%
February 15, 2027	49,001,421.32	21,088,216.80	8,387,215.20	562,445.80	223,696.20	43.0%	60.2%
August 15, 2027	48,193,705.58	20,525,771.00	8,163,519.00	562,445.80	223,696.20	42.6%	59.5%
February 15, 2028	47,385,989.85	19,963,325.20	7,939,822.80	562,445.80	223,696.20	42.1%	58.9%
August 15, 2028	46,578,274.11	19,400,879.40	7,716,126.60	562,445.80	223,696.20	41.7%	58.2%
February 15, 2029	45,770,558.38	18,838,433.60	7,492,430.40	562,445.80	223,696.20	41.2%	57.5%
August 15, 2029	44,962,842.64	18,275,987.80	7,268,734.20	562,445.80	223,696.20	40.6%	56.8%
February 15, 2030	44,155,126.90	17,713,542.00	7,045,038.00	562,445.80	223,696.20	40.1%	56.1%
August 15, 2030	43,347,411.17	17,151,096.20	6,821,341.80	562,445.80	223,696.20	39.6%	55.3%
February 15, 2031	42,539,695.43	16,588,650.40	6,597,645.60	562,445.80	223,696.20	39.0%	54.5%
August 15, 2031	41,731,979.70	16,026,204.60	6,373,949.40	562,445.80	223,696.20	38.4%	53.7%
February 15, 2032	40,924,263.96	15,463,758.80	6,150,253.20	562,445.80	223,696.20	37.8%	52.8%
August 15, 2032	40,116,548.22	14,901,313.00	5,926,557.00	562,445.80	223,696.20	37.1%	51.9%
February 15, 2033	39,308,832.49	14,338,867.20	5,702,860.80	562,445.80	223,696.20	36.5%	51.0%
August 15, 2033	38,501,116.75	13,776,421.40	5,479,164.60	562,445.80	223,696.20	35.8%	50.0%
February 15, 2034	37,693,401.02	13,213,975.60	5,255,468.40	562,445.80	223,696.20	35.1%	49.0%
August 15, 2034	36,885,685.28	12,651,529.80	5,031,772.20	562,445.80	223,696.20	34.3%	47.9%
February 15, 2035	36,077,969.54	12,089,084.00	4,808,076.00	562,445.80	223,696.20	33.5%	46.8%
August 15, 2035	35,270,253.81	11,526,638.20	4,584,379.80	562,445.80	223,696.20	32.7%	45.7%
February 15, 2036	34,462,538.07	10,964,192.40	4,360,683.60	562,445.80	223,696.20	31.8%	44.5%
August 15, 2036	33,654,822.34	10,401,746.60	4,136,987.40	562,445.80	223,696.20	30.9%	43.2%
February 15, 2037	32,847,106.60	0.00	0.00	10,401,746.60	4,136,987.40	0.0%	0.0%

III-3

B.   Boeing 737 MAX 9
		N37560
		Outstanding Balance		Scheduled Payments of Principal		Loan to Value Ratio
Date	Assumed Aircraft Value	Series AA Equipment Note	Series A Equipment Note	Series AA Equipment Note	Series A Equipment Note	Series AA Equipment Note	Series A Equipment Note
At Issuance	$52,000,000.00	$22,880,000.00	$9,100,000.00	$0.00	$0.00	44.0%	61.5%
February 15, 2025	51,183,246.07	22,880,000.00	9,100,000.00	0.00	0.00	44.7%	62.5%
August 15, 2025	50,366,492.15	22,328,592.00	8,880,690.00	551,408.00	219,310.00	44.3%	62.0%
February 15, 2026	49,549,738.22	21,777,184.00	8,661,380.00	551,408.00	219,310.00	44.0%	61.4%
August 15, 2026	48,732,984.29	21,225,776.00	8,442,070.00	551,408.00	219,310.00	43.6%	60.9%
February 15, 2027	47,916,230.37	20,674,368.00	8,222,760.00	551,408.00	219,310.00	43.1%	60.3%
August 15, 2027	47,099,476.44	20,122,960.00	8,003,450.00	551,408.00	219,310.00	42.7%	59.7%
February 15, 2028	46,282,722.51	19,571,552.00	7,784,140.00	551,408.00	219,310.00	42.3%	59.1%
August 15, 2028	45,465,968.59	19,020,144.00	7,564,830.00	551,408.00	219,310.00	41.8%	58.5%
February 15, 2029	44,649,214.66	18,468,736.00	7,345,520.00	551,408.00	219,310.00	41.4%	57.8%
August 15, 2029	43,832,460.73	17,917,328.00	7,126,210.00	551,408.00	219,310.00	40.9%	57.1%
February 15, 2030	43,015,706.81	17,365,920.00	6,906,900.00	551,408.00	219,310.00	40.4%	56.4%
August 15, 2030	42,198,952.88	16,814,512.00	6,687,590.00	551,408.00	219,310.00	39.8%	55.7%
February 15, 2031	41,382,198.95	16,263,104.00	6,468,280.00	551,408.00	219,310.00	39.3%	54.9%
August 15, 2031	40,565,445.03	15,711,696.00	6,248,970.00	551,408.00	219,310.00	38.7%	54.1%
February 15, 2032	39,748,691.10	15,160,288.00	6,029,660.00	551,408.00	219,310.00	38.1%	53.3%
August 15, 2032	38,931,937.17	14,608,880.00	5,810,350.00	551,408.00	219,310.00	37.5%	52.4%
February 15, 2033	38,115,183.25	14,057,472.00	5,591,040.00	551,408.00	219,310.00	36.9%	51.6%
August 15, 2033	37,298,429.32	13,506,064.00	5,371,730.00	551,408.00	219,310.00	36.2%	50.6%
February 15, 2034	36,481,675.39	12,954,656.00	5,152,420.00	551,408.00	219,310.00	35.5%	49.6%
August 15, 2034	35,664,921.47	12,403,248.00	4,933,110.00	551,408.00	219,310.00	34.8%	48.6%
February 15, 2035	34,848,167.54	11,851,840.00	4,713,800.00	551,408.00	219,310.00	34.0%	47.5%
August 15, 2035	34,031,413.61	11,300,432.00	4,494,490.00	551,408.00	219,310.00	33.2%	46.4%
February 15, 2036	33,214,659.69	10,749,024.00	4,275,180.00	551,408.00	219,310.00	32.4%	45.2%
August 15, 2036	32,397,905.76	10,197,616.00	4,055,870.00	551,408.00	219,310.00	31.5%	44.0%
February 15, 2037	31,581,151.83	0.00	0.00	10,197,616.00	4,055,870.00	0.0%	0.0%
		N37561
		Outstanding Balance		Scheduled Payments of Principal		Loan to Value Ratio
Date	Assumed Aircraft Value	Series AA Equipment Note	Series A Equipment Note	Series AA Equipment Note	Series A Equipment Note	Series AA Equipment Note	Series A Equipment Note
At Issuance	$52,000,000.00	$22,880,000.00	$9,100,000.00	$0.00	$0.00	44.0%	61.5%
February 15, 2025	51,183,246.07	22,880,000.00	9,100,000.00	0.00	0.00	44.7%	62.5%
August 15, 2025	50,366,492.15	22,328,592.00	8,880,690.00	551,408.00	219,310.00	44.3%	62.0%
February 15, 2026	49,549,738.22	21,777,184.00	8,661,380.00	551,408.00	219,310.00	44.0%	61.4%
August 15, 2026	48,732,984.29	21,225,776.00	8,442,070.00	551,408.00	219,310.00	43.6%	60.9%
February 15, 2027	47,916,230.37	20,674,368.00	8,222,760.00	551,408.00	219,310.00	43.1%	60.3%
August 15, 2027	47,099,476.44	20,122,960.00	8,003,450.00	551,408.00	219,310.00	42.7%	59.7%
February 15, 2028	46,282,722.51	19,571,552.00	7,784,140.00	551,408.00	219,310.00	42.3%	59.1%
August 15, 2028	45,465,968.59	19,020,144.00	7,564,830.00	551,408.00	219,310.00	41.8%	58.5%
February 15, 2029	44,649,214.66	18,468,736.00	7,345,520.00	551,408.00	219,310.00	41.4%	57.8%
August 15, 2029	43,832,460.73	17,917,328.00	7,126,210.00	551,408.00	219,310.00	40.9%	57.1%
February 15, 2030	43,015,706.81	17,365,920.00	6,906,900.00	551,408.00	219,310.00	40.4%	56.4%
August 15, 2030	42,198,952.88	16,814,512.00	6,687,590.00	551,408.00	219,310.00	39.8%	55.7%
February 15, 2031	41,382,198.95	16,263,104.00	6,468,280.00	551,408.00	219,310.00	39.3%	54.9%
August 15, 2031	40,565,445.03	15,711,696.00	6,248,970.00	551,408.00	219,310.00	38.7%	54.1%
February 15, 2032	39,748,691.10	15,160,288.00	6,029,660.00	551,408.00	219,310.00	38.1%	53.3%
August 15, 2032	38,931,937.17	14,608,880.00	5,810,350.00	551,408.00	219,310.00	37.5%	52.4%
February 15, 2033	38,115,183.25	14,057,472.00	5,591,040.00	551,408.00	219,310.00	36.9%	51.6%
August 15, 2033	37,298,429.32	13,506,064.00	5,371,730.00	551,408.00	219,310.00	36.2%	50.6%
February 15, 2034	36,481,675.39	12,954,656.00	5,152,420.00	551,408.00	219,310.00	35.5%	49.6%
August 15, 2034	35,664,921.47	12,403,248.00	4,933,110.00	551,408.00	219,310.00	34.8%	48.6%
February 15, 2035	34,848,167.54	11,851,840.00	4,713,800.00	551,408.00	219,310.00	34.0%	47.5%
August 15, 2035	34,031,413.61	11,300,432.00	4,494,490.00	551,408.00	219,310.00	33.2%	46.4%
February 15, 2036	33,214,659.69	10,749,024.00	4,275,180.00	551,408.00	219,310.00	32.4%	45.2%
August 15, 2036	32,397,905.76	10,197,616.00	4,055,870.00	551,408.00	219,310.00	31.5%	44.0%
February 15, 2037	31,581,151.83	0.00	0.00	10,197,616.00	4,055,870.00	0.0%	0.0%

III-4

		N37562
		Outstanding Balance		Scheduled Payments of Principal		Loan to Value Ratio
Date	Assumed Aircraft Value	Series AA Equipment Note	Series A Equipment Note	Series AA Equipment Note	Series A Equipment Note	Series AA Equipment Note	Series A Equipment Note
At Issuance	$52,290,000.00	$23,008,000.00	$9,151,000.00	$0.00	$0.00	44.0%	61.5%
February 15, 2025	51,481,391.75	23,008,000.00	9,151,000.00	0.00	0.00	44.7%	62.5%
August 15, 2025	50,672,783.51	22,453,507.20	8,930,460.90	554,492.80	220,539.10	44.3%	61.9%
February 15, 2026	49,864,175.26	21,899,014.40	8,709,921.80	554,492.80	220,539.10	43.9%	61.4%
August 15, 2026	49,055,567.01	21,344,521.60	8,489,382.70	554,492.80	220,539.10	43.5%	60.8%
February 15, 2027	48,246,958.76	20,790,028.80	8,268,843.60	554,492.80	220,539.10	43.1%	60.2%
August 15, 2027	47,438,350.52	20,235,536.00	8,048,304.50	554,492.80	220,539.10	42.7%	59.6%
February 15, 2028	46,629,742.27	19,681,043.20	7,827,765.40	554,492.80	220,539.10	42.2%	59.0%
August 15, 2028	45,821,134.02	19,126,550.40	7,607,226.30	554,492.80	220,539.10	41.7%	58.3%
February 15, 2029	45,012,525.77	18,572,057.60	7,386,687.20	554,492.80	220,539.10	41.3%	57.7%
August 15, 2029	44,203,917.53	18,017,564.80	7,166,148.10	554,492.80	220,539.10	40.8%	57.0%
February 15, 2030	43,395,309.28	17,463,072.00	6,945,609.00	554,492.80	220,539.10	40.2%	56.2%
August 15, 2030	42,586,701.03	16,908,579.20	6,725,069.90	554,492.80	220,539.10	39.7%	55.5%
February 15, 2031	41,778,092.78	16,354,086.40	6,504,530.80	554,492.80	220,539.10	39.1%	54.7%
August 15, 2031	40,969,484.54	15,799,593.60	6,283,991.70	554,492.80	220,539.10	38.6%	53.9%
February 15, 2032	40,160,876.29	15,245,100.80	6,063,452.60	554,492.80	220,539.10	38.0%	53.1%
August 15, 2032	39,352,268.04	14,690,608.00	5,842,913.50	554,492.80	220,539.10	37.3%	52.2%
February 15, 2033	38,543,659.79	14,136,115.20	5,622,374.40	554,492.80	220,539.10	36.7%	51.3%
August 15, 2033	37,735,051.55	13,581,622.40	5,401,835.30	554,492.80	220,539.10	36.0%	50.3%
February 15, 2034	36,926,443.30	13,027,129.60	5,181,296.20	554,492.80	220,539.10	35.3%	49.3%
August 15, 2034	36,117,835.05	12,472,636.80	4,960,757.10	554,492.80	220,539.10	34.5%	48.3%
February 15, 2035	35,309,226.80	11,918,144.00	4,740,218.00	554,492.80	220,539.10	33.8%	47.2%
August 15, 2035	34,500,618.56	11,363,651.20	4,519,678.90	554,492.80	220,539.10	32.9%	46.0%
February 15, 2036	33,692,010.31	10,809,158.40	4,299,139.80	554,492.80	220,539.10	32.1%	44.8%
August 15, 2036	32,883,402.06	10,254,665.60	4,078,600.70	554,492.80	220,539.10	31.2%	43.6%
February 15, 2037	32,074,793.81	0.00	0.00	10,254,665.60	4,078,600.70	0.0%	0.0%
		N37563
		Outstanding Balance		Scheduled Payments of Principal		Loan to Value Ratio
Date	Assumed Aircraft Value	Series AA Equipment Note	Series A Equipment Note	Series AA Equipment Note	Series A Equipment Note	Series AA Equipment Note	Series A Equipment Note
At Issuance	$52,290,000.00	$23,008,000.00	$9,151,000.00	$0.00	$0.00	44.0%	61.5%
February 15, 2025	51,481,391.75	23,008,000.00	9,151,000.00	0.00	0.00	44.7%	62.5%
August 15, 2025	50,672,783.51	22,453,507.20	8,930,460.90	554,492.80	220,539.10	44.3%	61.9%
February 15, 2026	49,864,175.26	21,899,014.40	8,709,921.80	554,492.80	220,539.10	43.9%	61.4%
August 15, 2026	49,055,567.01	21,344,521.60	8,489,382.70	554,492.80	220,539.10	43.5%	60.8%
February 15, 2027	48,246,958.76	20,790,028.80	8,268,843.60	554,492.80	220,539.10	43.1%	60.2%
August 15, 2027	47,438,350.52	20,235,536.00	8,048,304.50	554,492.80	220,539.10	42.7%	59.6%
February 15, 2028	46,629,742.27	19,681,043.20	7,827,765.40	554,492.80	220,539.10	42.2%	59.0%
August 15, 2028	45,821,134.02	19,126,550.40	7,607,226.30	554,492.80	220,539.10	41.7%	58.3%
February 15, 2029	45,012,525.77	18,572,057.60	7,386,687.20	554,492.80	220,539.10	41.3%	57.7%
August 15, 2029	44,203,917.53	18,017,564.80	7,166,148.10	554,492.80	220,539.10	40.8%	57.0%
February 15, 2030	43,395,309.28	17,463,072.00	6,945,609.00	554,492.80	220,539.10	40.2%	56.2%
August 15, 2030	42,586,701.03	16,908,579.20	6,725,069.90	554,492.80	220,539.10	39.7%	55.5%
February 15, 2031	41,778,092.78	16,354,086.40	6,504,530.80	554,492.80	220,539.10	39.1%	54.7%
August 15, 2031	40,969,484.54	15,799,593.60	6,283,991.70	554,492.80	220,539.10	38.6%	53.9%
February 15, 2032	40,160,876.29	15,245,100.80	6,063,452.60	554,492.80	220,539.10	38.0%	53.1%
August 15, 2032	39,352,268.04	14,690,608.00	5,842,913.50	554,492.80	220,539.10	37.3%	52.2%
February 15, 2033	38,543,659.79	14,136,115.20	5,622,374.40	554,492.80	220,539.10	36.7%	51.3%
August 15, 2033	37,735,051.55	13,581,622.40	5,401,835.30	554,492.80	220,539.10	36.0%	50.3%
February 15, 2034	36,926,443.30	13,027,129.60	5,181,296.20	554,492.80	220,539.10	35.3%	49.3%
August 15, 2034	36,117,835.05	12,472,636.80	4,960,757.10	554,492.80	220,539.10	34.5%	48.3%
February 15, 2035	35,309,226.80	11,918,144.00	4,740,218.00	554,492.80	220,539.10	33.8%	47.2%
August 15, 2035	34,500,618.56	11,363,651.20	4,519,678.90	554,492.80	220,539.10	32.9%	46.0%
February 15, 2036	33,692,010.31	10,809,158.40	4,299,139.80	554,492.80	220,539.10	32.1%	44.8%
August 15, 2036	32,883,402.06	10,254,665.60	4,078,600.70	554,492.80	220,539.10	31.2%	43.6%
February 15, 2037	32,074,793.81	0.00	0.00	10,254,665.60	4,078,600.70	0.0%	0.0%

III-5

		N17565
		Outstanding Balance		Scheduled Payments of Principal		Loan to Value Ratio
Date	Assumed Aircraft Value	Series AA Equipment Note	Series A Equipment Note	Series AA Equipment Note	Series A Equipment Note	Series AA Equipment Note	Series A Equipment Note
At Issuance	$52,290,000.00	$23,008,000.00	$9,151,000.00	$0.00	$0.00	44.0%	61.5%
February 15, 2025	51,481,391.75	23,008,000.00	9,151,000.00	0.00	0.00	44.7%	62.5%
August 15, 2025	50,672,783.51	22,453,507.20	8,930,460.90	554,492.80	220,539.10	44.3%	61.9%
February 15, 2026	49,864,175.26	21,899,014.40	8,709,921.80	554,492.80	220,539.10	43.9%	61.4%
August 15, 2026	49,055,567.01	21,344,521.60	8,489,382.70	554,492.80	220,539.10	43.5%	60.8%
February 15, 2027	48,246,958.76	20,790,028.80	8,268,843.60	554,492.80	220,539.10	43.1%	60.2%
August 15, 2027	47,438,350.52	20,235,536.00	8,048,304.50	554,492.80	220,539.10	42.7%	59.6%
February 15, 2028	46,629,742.27	19,681,043.20	7,827,765.40	554,492.80	220,539.10	42.2%	59.0%
August 15, 2028	45,821,134.02	19,126,550.40	7,607,226.30	554,492.80	220,539.10	41.7%	58.3%
February 15, 2029	45,012,525.77	18,572,057.60	7,386,687.20	554,492.80	220,539.10	41.3%	57.7%
August 15, 2029	44,203,917.53	18,017,564.80	7,166,148.10	554,492.80	220,539.10	40.8%	57.0%
February 15, 2030	43,395,309.28	17,463,072.00	6,945,609.00	554,492.80	220,539.10	40.2%	56.2%
August 15, 2030	42,586,701.03	16,908,579.20	6,725,069.90	554,492.80	220,539.10	39.7%	55.5%
February 15, 2031	41,778,092.78	16,354,086.40	6,504,530.80	554,492.80	220,539.10	39.1%	54.7%
August 15, 2031	40,969,484.54	15,799,593.60	6,283,991.70	554,492.80	220,539.10	38.6%	53.9%
February 15, 2032	40,160,876.29	15,245,100.80	6,063,452.60	554,492.80	220,539.10	38.0%	53.1%
August 15, 2032	39,352,268.04	14,690,608.00	5,842,913.50	554,492.80	220,539.10	37.3%	52.2%
February 15, 2033	38,543,659.79	14,136,115.20	5,622,374.40	554,492.80	220,539.10	36.7%	51.3%
August 15, 2033	37,735,051.55	13,581,622.40	5,401,835.30	554,492.80	220,539.10	36.0%	50.3%
February 15, 2034	36,926,443.30	13,027,129.60	5,181,296.20	554,492.80	220,539.10	35.3%	49.3%
August 15, 2034	36,117,835.05	12,472,636.80	4,960,757.10	554,492.80	220,539.10	34.5%	48.3%
February 15, 2035	35,309,226.80	11,918,144.00	4,740,218.00	554,492.80	220,539.10	33.8%	47.2%
August 15, 2035	34,500,618.56	11,363,651.20	4,519,678.90	554,492.80	220,539.10	32.9%	46.0%
February 15, 2036	33,692,010.31	10,809,158.40	4,299,139.80	554,492.80	220,539.10	32.1%	44.8%
August 15, 2036	32,883,402.06	10,254,665.60	4,078,600.70	554,492.80	220,539.10	31.2%	43.6%
February 15, 2037	32,074,793.81	0.00	0.00	10,254,665.60	4,078,600.70	0.0%	0.0%
		N17564
		Outstanding Balance		Scheduled Payments of Principal		Loan to Value Ratio
Date	Assumed Aircraft Value	Series AA Equipment Note	Series A Equipment Note	Series AA Equipment Note	Series A Equipment Note	Series AA Equipment Note	Series A Equipment Note
At Issuance	$52,290,000.00	$23,008,000.00	$9,151,000.00	$0.00	$0.00	44.0%	61.5%
February 15, 2025	51,481,391.75	23,008,000.00	9,151,000.00	0.00	0.00	44.7%	62.5%
August 15, 2025	50,672,783.51	22,453,507.20	8,930,460.90	554,492.80	220,539.10	44.3%	61.9%
February 15, 2026	49,864,175.26	21,899,014.40	8,709,921.80	554,492.80	220,539.10	43.9%	61.4%
August 15, 2026	49,055,567.01	21,344,521.60	8,489,382.70	554,492.80	220,539.10	43.5%	60.8%
February 15, 2027	48,246,958.76	20,790,028.80	8,268,843.60	554,492.80	220,539.10	43.1%	60.2%
August 15, 2027	47,438,350.52	20,235,536.00	8,048,304.50	554,492.80	220,539.10	42.7%	59.6%
February 15, 2028	46,629,742.27	19,681,043.20	7,827,765.40	554,492.80	220,539.10	42.2%	59.0%
August 15, 2028	45,821,134.02	19,126,550.40	7,607,226.30	554,492.80	220,539.10	41.7%	58.3%
February 15, 2029	45,012,525.77	18,572,057.60	7,386,687.20	554,492.80	220,539.10	41.3%	57.7%
August 15, 2029	44,203,917.53	18,017,564.80	7,166,148.10	554,492.80	220,539.10	40.8%	57.0%
February 15, 2030	43,395,309.28	17,463,072.00	6,945,609.00	554,492.80	220,539.10	40.2%	56.2%
August 15, 2030	42,586,701.03	16,908,579.20	6,725,069.90	554,492.80	220,539.10	39.7%	55.5%
February 15, 2031	41,778,092.78	16,354,086.40	6,504,530.80	554,492.80	220,539.10	39.1%	54.7%
August 15, 2031	40,969,484.54	15,799,593.60	6,283,991.70	554,492.80	220,539.10	38.6%	53.9%
February 15, 2032	40,160,876.29	15,245,100.80	6,063,452.60	554,492.80	220,539.10	38.0%	53.1%
August 15, 2032	39,352,268.04	14,690,608.00	5,842,913.50	554,492.80	220,539.10	37.3%	52.2%
February 15, 2033	38,543,659.79	14,136,115.20	5,622,374.40	554,492.80	220,539.10	36.7%	51.3%
August 15, 2033	37,735,051.55	13,581,622.40	5,401,835.30	554,492.80	220,539.10	36.0%	50.3%
February 15, 2034	36,926,443.30	13,027,129.60	5,181,296.20	554,492.80	220,539.10	35.3%	49.3%
August 15, 2034	36,117,835.05	12,472,636.80	4,960,757.10	554,492.80	220,539.10	34.5%	48.3%
February 15, 2035	35,309,226.80	11,918,144.00	4,740,218.00	554,492.80	220,539.10	33.8%	47.2%
August 15, 2035	34,500,618.56	11,363,651.20	4,519,678.90	554,492.80	220,539.10	32.9%	46.0%
February 15, 2036	33,692,010.31	10,809,158.40	4,299,139.80	554,492.80	220,539.10	32.1%	44.8%
August 15, 2036	32,883,402.06	10,254,665.60	4,078,600.70	554,492.80	220,539.10	31.2%	43.6%
February 15, 2037	32,074,793.81	0.00	0.00	10,254,665.60	4,078,600.70	0.0%	0.0%

III-6

		N77573
		Outstanding Balance		Scheduled Payments of Principal		Loan to Value Ratio
Date	Assumed Aircraft Value	Series AA Equipment Note	Series A Equipment Note	Series AA Equipment Note	Series A Equipment Note	Series AA Equipment Note	Series A Equipment Note
At Issuance	$52,870,000.00	$23,263,000.00	$9,252,000.00	$0.00	$0.00	44.0%	61.5%
February 15, 2025	52,052,422.68	23,263,000.00	9,252,000.00	0.00	0.00	44.7%	62.5%
August 15, 2025	51,234,845.36	22,702,361.70	9,029,026.80	560,638.30	222,973.20	44.3%	61.9%
February 15, 2026	50,417,268.04	22,141,723.40	8,806,053.60	560,638.30	222,973.20	43.9%	61.4%
August 15, 2026	49,599,690.72	21,581,085.10	8,583,080.40	560,638.30	222,973.20	43.5%	60.8%
February 15, 2027	48,782,113.40	21,020,446.80	8,360,107.20	560,638.30	222,973.20	43.1%	60.2%
August 15, 2027	47,964,536.08	20,459,808.50	8,137,134.00	560,638.30	222,973.20	42.7%	59.6%
February 15, 2028	47,146,958.76	19,899,170.20	7,914,160.80	560,638.30	222,973.20	42.2%	59.0%
August 15, 2028	46,329,381.44	19,338,531.90	7,691,187.60	560,638.30	222,973.20	41.7%	58.3%
February 15, 2029	45,511,804.12	18,777,893.60	7,468,214.40	560,638.30	222,973.20	41.3%	57.7%
August 15, 2029	44,694,226.80	18,217,255.30	7,245,241.20	560,638.30	222,973.20	40.8%	57.0%
February 15, 2030	43,876,649.48	17,656,617.00	7,022,268.00	560,638.30	222,973.20	40.2%	56.2%
August 15, 2030	43,059,072.16	17,095,978.70	6,799,294.80	560,638.30	222,973.20	39.7%	55.5%
February 15, 2031	42,241,494.85	16,535,340.40	6,576,321.60	560,638.30	222,973.20	39.1%	54.7%
August 15, 2031	41,423,917.53	15,974,702.10	6,353,348.40	560,638.30	222,973.20	38.6%	53.9%
February 15, 2032	40,606,340.21	15,414,063.80	6,130,375.20	560,638.30	222,973.20	38.0%	53.1%
August 15, 2032	39,788,762.89	14,853,425.50	5,907,402.00	560,638.30	222,973.20	37.3%	52.2%
February 15, 2033	38,971,185.57	14,292,787.20	5,684,428.80	560,638.30	222,973.20	36.7%	51.3%
August 15, 2033	38,153,608.25	13,732,148.90	5,461,455.60	560,638.30	222,973.20	36.0%	50.3%
February 15, 2034	37,336,030.93	13,171,510.60	5,238,482.40	560,638.30	222,973.20	35.3%	49.3%
August 15, 2034	36,518,453.61	12,610,872.30	5,015,509.20	560,638.30	222,973.20	34.5%	48.3%
February 15, 2035	35,700,876.29	12,050,234.00	4,792,536.00	560,638.30	222,973.20	33.8%	47.2%
August 15, 2035	34,883,298.97	11,489,595.70	4,569,562.80	560,638.30	222,973.20	32.9%	46.0%
February 15, 2036	34,065,721.65	10,928,957.40	4,346,589.60	560,638.30	222,973.20	32.1%	44.8%
August 15, 2036	33,248,144.33	10,368,319.10	4,123,616.40	560,638.30	222,973.20	31.2%	43.6%
February 15, 2037	32,430,567.01	0.00	0.00	10,368,319.10	4,123,616.40	0.0%	0.0%
		N77571
		Outstanding Balance		Scheduled Payments of Principal		Loan to Value Ratio
Date	Assumed Aircraft Value	Series AA Equipment Note	Series A Equipment Note	Series AA Equipment Note	Series A Equipment Note	Series AA Equipment Note	Series A Equipment Note
At Issuance	$52,870,000.00	$23,263,000.00	$9,252,000.00	$0.00	$0.00	44.0%	61.5%
February 15, 2025	52,052,422.68	23,263,000.00	9,252,000.00	0.00	0.00	44.7%	62.5%
August 15, 2025	51,234,845.36	22,702,361.70	9,029,026.80	560,638.30	222,973.20	44.3%	61.9%
February 15, 2026	50,417,268.04	22,141,723.40	8,806,053.60	560,638.30	222,973.20	43.9%	61.4%
August 15, 2026	49,599,690.72	21,581,085.10	8,583,080.40	560,638.30	222,973.20	43.5%	60.8%
February 15, 2027	48,782,113.40	21,020,446.80	8,360,107.20	560,638.30	222,973.20	43.1%	60.2%
August 15, 2027	47,964,536.08	20,459,808.50	8,137,134.00	560,638.30	222,973.20	42.7%	59.6%
February 15, 2028	47,146,958.76	19,899,170.20	7,914,160.80	560,638.30	222,973.20	42.2%	59.0%
August 15, 2028	46,329,381.44	19,338,531.90	7,691,187.60	560,638.30	222,973.20	41.7%	58.3%
February 15, 2029	45,511,804.12	18,777,893.60	7,468,214.40	560,638.30	222,973.20	41.3%	57.7%
August 15, 2029	44,694,226.80	18,217,255.30	7,245,241.20	560,638.30	222,973.20	40.8%	57.0%
February 15, 2030	43,876,649.48	17,656,617.00	7,022,268.00	560,638.30	222,973.20	40.2%	56.2%
August 15, 2030	43,059,072.16	17,095,978.70	6,799,294.80	560,638.30	222,973.20	39.7%	55.5%
February 15, 2031	42,241,494.85	16,535,340.40	6,576,321.60	560,638.30	222,973.20	39.1%	54.7%
August 15, 2031	41,423,917.53	15,974,702.10	6,353,348.40	560,638.30	222,973.20	38.6%	53.9%
February 15, 2032	40,606,340.21	15,414,063.80	6,130,375.20	560,638.30	222,973.20	38.0%	53.1%
August 15, 2032	39,788,762.89	14,853,425.50	5,907,402.00	560,638.30	222,973.20	37.3%	52.2%
February 15, 2033	38,971,185.57	14,292,787.20	5,684,428.80	560,638.30	222,973.20	36.7%	51.3%
August 15, 2033	38,153,608.25	13,732,148.90	5,461,455.60	560,638.30	222,973.20	36.0%	50.3%
February 15, 2034	37,336,030.93	13,171,510.60	5,238,482.40	560,638.30	222,973.20	35.3%	49.3%
August 15, 2034	36,518,453.61	12,610,872.30	5,015,509.20	560,638.30	222,973.20	34.5%	48.3%
February 15, 2035	35,700,876.29	12,050,234.00	4,792,536.00	560,638.30	222,973.20	33.8%	47.2%
August 15, 2035	34,883,298.97	11,489,595.70	4,569,562.80	560,638.30	222,973.20	32.9%	46.0%
February 15, 2036	34,065,721.65	10,928,957.40	4,346,589.60	560,638.30	222,973.20	32.1%	44.8%
August 15, 2036	33,248,144.33	10,368,319.10	4,123,616.40	560,638.30	222,973.20	31.2%	43.6%
February 15, 2037	32,430,567.01	0.00	0.00	10,368,319.10	4,123,616.40	0.0%	0.0%

III-7

		N77575
		Outstanding Balance		Scheduled Payments of Principal		Loan to Value Ratio
Date	Assumed Aircraft Value	Series AA Equipment Note	Series A Equipment Note	Series AA Equipment Note	Series A Equipment Note	Series AA Equipment Note	Series A Equipment Note
At Issuance	$52,870,000.00	$23,263,000.00	$9,252,000.00	$0.00	$0.00	44.0%	61.5%
February 15, 2025	52,052,422.68	23,263,000.00	9,252,000.00	0.00	0.00	44.7%	62.5%
August 15, 2025	51,234,845.36	22,702,361.70	9,029,026.80	560,638.30	222,973.20	44.3%	61.9%
February 15, 2026	50,417,268.04	22,141,723.40	8,806,053.60	560,638.30	222,973.20	43.9%	61.4%
August 15, 2026	49,599,690.72	21,581,085.10	8,583,080.40	560,638.30	222,973.20	43.5%	60.8%
February 15, 2027	48,782,113.40	21,020,446.80	8,360,107.20	560,638.30	222,973.20	43.1%	60.2%
August 15, 2027	47,964,536.08	20,459,808.50	8,137,134.00	560,638.30	222,973.20	42.7%	59.6%
February 15, 2028	47,146,958.76	19,899,170.20	7,914,160.80	560,638.30	222,973.20	42.2%	59.0%
August 15, 2028	46,329,381.44	19,338,531.90	7,691,187.60	560,638.30	222,973.20	41.7%	58.3%
February 15, 2029	45,511,804.12	18,777,893.60	7,468,214.40	560,638.30	222,973.20	41.3%	57.7%
August 15, 2029	44,694,226.80	18,217,255.30	7,245,241.20	560,638.30	222,973.20	40.8%	57.0%
February 15, 2030	43,876,649.48	17,656,617.00	7,022,268.00	560,638.30	222,973.20	40.2%	56.2%
August 15, 2030	43,059,072.16	17,095,978.70	6,799,294.80	560,638.30	222,973.20	39.7%	55.5%
February 15, 2031	42,241,494.85	16,535,340.40	6,576,321.60	560,638.30	222,973.20	39.1%	54.7%
August 15, 2031	41,423,917.53	15,974,702.10	6,353,348.40	560,638.30	222,973.20	38.6%	53.9%
February 15, 2032	40,606,340.21	15,414,063.80	6,130,375.20	560,638.30	222,973.20	38.0%	53.1%
August 15, 2032	39,788,762.89	14,853,425.50	5,907,402.00	560,638.30	222,973.20	37.3%	52.2%
February 15, 2033	38,971,185.57	14,292,787.20	5,684,428.80	560,638.30	222,973.20	36.7%	51.3%
August 15, 2033	38,153,608.25	13,732,148.90	5,461,455.60	560,638.30	222,973.20	36.0%	50.3%
February 15, 2034	37,336,030.93	13,171,510.60	5,238,482.40	560,638.30	222,973.20	35.3%	49.3%
August 15, 2034	36,518,453.61	12,610,872.30	5,015,509.20	560,638.30	222,973.20	34.5%	48.3%
February 15, 2035	35,700,876.29	12,050,234.00	4,792,536.00	560,638.30	222,973.20	33.8%	47.2%
August 15, 2035	34,883,298.97	11,489,595.70	4,569,562.80	560,638.30	222,973.20	32.9%	46.0%
February 15, 2036	34,065,721.65	10,928,957.40	4,346,589.60	560,638.30	222,973.20	32.1%	44.8%
August 15, 2036	33,248,144.33	10,368,319.10	4,123,616.40	560,638.30	222,973.20	31.2%	43.6%
February 15, 2037	32,430,567.01	0.00	0.00	10,368,319.10	4,123,616.40	0.0%	0.0%
		N77576
		Outstanding Balance		Scheduled Payments of Principal		Loan to Value Ratio
Date	Assumed Aircraft Value	Series AA Equipment Note	Series A Equipment Note	Series AA Equipment Note	Series A Equipment Note	Series AA Equipment Note	Series A Equipment Note
At Issuance	$53,160,000.00	$23,390,000.00	$9,303,000.00	$0.00	$0.00	44.0%	61.5%
February 15, 2025	52,337,938.14	23,390,000.00	9,303,000.00	0.00	0.00	44.7%	62.5%
August 15, 2025	51,515,876.29	22,826,301.00	9,078,797.70	563,699.00	224,202.30	44.3%	61.9%
February 15, 2026	50,693,814.43	22,262,602.00	8,854,595.40	563,699.00	224,202.30	43.9%	61.4%
August 15, 2026	49,871,752.58	21,698,903.00	8,630,393.10	563,699.00	224,202.30	43.5%	60.8%
February 15, 2027	49,049,690.72	21,135,204.00	8,406,190.80	563,699.00	224,202.30	43.1%	60.2%
August 15, 2027	48,227,628.87	20,571,505.00	8,181,988.50	563,699.00	224,202.30	42.7%	59.6%
February 15, 2028	47,405,567.01	20,007,806.00	7,957,786.20	563,699.00	224,202.30	42.2%	59.0%
August 15, 2028	46,583,505.15	19,444,107.00	7,733,583.90	563,699.00	224,202.30	41.7%	58.3%
February 15, 2029	45,761,443.30	18,880,408.00	7,509,381.60	563,699.00	224,202.30	41.3%	57.7%
August 15, 2029	44,939,381.44	18,316,709.00	7,285,179.30	563,699.00	224,202.30	40.8%	57.0%
February 15, 2030	44,117,319.59	17,753,010.00	7,060,977.00	563,699.00	224,202.30	40.2%	56.2%
August 15, 2030	43,295,257.73	17,189,311.00	6,836,774.70	563,699.00	224,202.30	39.7%	55.5%
February 15, 2031	42,473,195.88	16,625,612.00	6,612,572.40	563,699.00	224,202.30	39.1%	54.7%
August 15, 2031	41,651,134.02	16,061,913.00	6,388,370.10	563,699.00	224,202.30	38.6%	53.9%
February 15, 2032	40,829,072.16	15,498,214.00	6,164,167.80	563,699.00	224,202.30	38.0%	53.1%
August 15, 2032	40,007,010.31	14,934,515.00	5,939,965.50	563,699.00	224,202.30	37.3%	52.2%
February 15, 2033	39,184,948.45	14,370,816.00	5,715,763.20	563,699.00	224,202.30	36.7%	51.3%
August 15, 2033	38,362,886.60	13,807,117.00	5,491,560.90	563,699.00	224,202.30	36.0%	50.3%
February 15, 2034	37,540,824.74	13,243,418.00	5,267,358.60	563,699.00	224,202.30	35.3%	49.3%
August 15, 2034	36,718,762.89	12,679,719.00	5,043,156.30	563,699.00	224,202.30	34.5%	48.3%
February 15, 2035	35,896,701.03	12,116,020.00	4,818,954.00	563,699.00	224,202.30	33.8%	47.2%
August 15, 2035	35,074,639.18	11,552,321.00	4,594,751.70	563,699.00	224,202.30	32.9%	46.0%
February 15, 2036	34,252,577.32	10,988,622.00	4,370,549.40	563,699.00	224,202.30	32.1%	44.8%
August 15, 2036	33,430,515.46	10,424,923.00	4,146,347.10	563,699.00	224,202.30	31.2%	43.6%
February 15, 2037	32,608,453.61	0.00	0.00	10,424,923.00	4,146,347.10	0.0%	0.0%

III-8

		N37577
		Outstanding Balance		Scheduled Payments of Principal		Loan to Value Ratio
Date	Assumed Aircraft Value	Series AA Equipment Note	Series A Equipment Note	Series AA Equipment Note	Series A Equipment Note	Series AA Equipment Note	Series A Equipment Note
At Issuance	$53,160,000.00	$23,390,000.00	$9,303,000.00	$0.00	$0.00	44.0%	61.5%
February 15, 2025	52,337,938.14	23,390,000.00	9,303,000.00	0.00	0.00	44.7%	62.5%
August 15, 2025	51,515,876.29	22,826,301.00	9,078,797.70	563,699.00	224,202.30	44.3%	61.9%
February 15, 2026	50,693,814.43	22,262,602.00	8,854,595.40	563,699.00	224,202.30	43.9%	61.4%
August 15, 2026	49,871,752.58	21,698,903.00	8,630,393.10	563,699.00	224,202.30	43.5%	60.8%
February 15, 2027	49,049,690.72	21,135,204.00	8,406,190.80	563,699.00	224,202.30	43.1%	60.2%
August 15, 2027	48,227,628.87	20,571,505.00	8,181,988.50	563,699.00	224,202.30	42.7%	59.6%
February 15, 2028	47,405,567.01	20,007,806.00	7,957,786.20	563,699.00	224,202.30	42.2%	59.0%
August 15, 2028	46,583,505.15	19,444,107.00	7,733,583.90	563,699.00	224,202.30	41.7%	58.3%
February 15, 2029	45,761,443.30	18,880,408.00	7,509,381.60	563,699.00	224,202.30	41.3%	57.7%
August 15, 2029	44,939,381.44	18,316,709.00	7,285,179.30	563,699.00	224,202.30	40.8%	57.0%
February 15, 2030	44,117,319.59	17,753,010.00	7,060,977.00	563,699.00	224,202.30	40.2%	56.2%
August 15, 2030	43,295,257.73	17,189,311.00	6,836,774.70	563,699.00	224,202.30	39.7%	55.5%
February 15, 2031	42,473,195.88	16,625,612.00	6,612,572.40	563,699.00	224,202.30	39.1%	54.7%
August 15, 2031	41,651,134.02	16,061,913.00	6,388,370.10	563,699.00	224,202.30	38.6%	53.9%
February 15, 2032	40,829,072.16	15,498,214.00	6,164,167.80	563,699.00	224,202.30	38.0%	53.1%
August 15, 2032	40,007,010.31	14,934,515.00	5,939,965.50	563,699.00	224,202.30	37.3%	52.2%
February 15, 2033	39,184,948.45	14,370,816.00	5,715,763.20	563,699.00	224,202.30	36.7%	51.3%
August 15, 2033	38,362,886.60	13,807,117.00	5,491,560.90	563,699.00	224,202.30	36.0%	50.3%
February 15, 2034	37,540,824.74	13,243,418.00	5,267,358.60	563,699.00	224,202.30	35.3%	49.3%
August 15, 2034	36,718,762.89	12,679,719.00	5,043,156.30	563,699.00	224,202.30	34.5%	48.3%
February 15, 2035	35,896,701.03	12,116,020.00	4,818,954.00	563,699.00	224,202.30	33.8%	47.2%
August 15, 2035	35,074,639.18	11,552,321.00	4,594,751.70	563,699.00	224,202.30	32.9%	46.0%
February 15, 2036	34,252,577.32	10,988,622.00	4,370,549.40	563,699.00	224,202.30	32.1%	44.8%
August 15, 2036	33,430,515.46	10,424,923.00	4,146,347.10	563,699.00	224,202.30	31.2%	43.6%
February 15, 2037	32,608,453.61	0.00	0.00	10,424,923.00	4,146,347.10	0.0%	0.0%
C.   Boeing 737-800
		N76528
		Outstanding Balance		Scheduled Payments of Principal		Loan to Value Ratio
Date	Assumed Aircraft Value	Series AA Equipment Note	Series A Equipment Note	Series AA Equipment Note	Series A Equipment Note	Series AA Equipment Note	Series A Equipment Note
At Issuance	$15,665,389.43	$6,893,000.00	$2,741,000.00	$0.00	$0.00	44.0%	61.5%
February 15, 2025	15,260,250.05	6,665,758.24	2,650,637.36	227,241.76	90,362.64	43.7%	61.1%
August 15, 2025	14,855,110.67	6,438,516.48	2,560,274.72	227,241.76	90,362.64	43.3%	60.6%
February 15, 2026	14,314,924.83	6,211,274.72	2,469,912.08	227,241.76	90,362.64	43.4%	60.6%
August 15, 2026	13,774,738.98	5,984,032.96	2,379,549.44	227,241.76	90,362.64	43.4%	60.7%
February 15, 2027	13,234,553.14	5,756,791.20	2,289,186.80	227,241.76	90,362.64	43.5%	60.8%
August 15, 2027	12,694,367.30	5,529,549.44	2,198,824.16	227,241.76	90,362.64	43.6%	60.9%
February 15, 2028	12,154,181.46	5,302,307.68	2,108,461.52	227,241.76	90,362.64	43.6%	61.0%
August 15, 2028	11,613,995.61	5,075,065.92	2,018,098.88	227,241.76	90,362.64	43.7%	61.1%
February 15, 2029	11,073,809.77	4,847,824.16	1,927,736.24	227,241.76	90,362.64	43.8%	61.2%
August 15, 2029	10,533,623.93	4,620,582.40	1,837,373.60	227,241.76	90,362.64	43.9%	61.3%
February 15, 2030	9,993,438.09	4,393,340.64	1,747,010.96	227,241.76	90,362.64	44.0%	61.4%
August 15, 2030	9,453,252.24	4,166,098.88	1,656,648.32	227,241.76	90,362.64	44.1%	61.6%
February 15, 2031	8,778,019.94	3,938,857.12	1,566,285.68	227,241.76	90,362.64	44.9%	62.7%
August 15, 2031	0.00	0.00	0.00	3,938,857.12	1,566,285.68	0.0%	0.0%
February 15, 2032	0.00	0.00	0.00	0.00	0.00	0.0%	0.0%
August 15, 2032	0.00	0.00	0.00	0.00	0.00	0.0%	0.0%
February 15, 2033	0.00	0.00	0.00	0.00	0.00	0.0%	0.0%
August 15, 2033	0.00	0.00	0.00	0.00	0.00	0.0%	0.0%
February 15, 2034	0.00	0.00	0.00	0.00	0.00	0.0%	0.0%
August 15, 2034	0.00	0.00	0.00	0.00	0.00	0.0%	0.0%
February 15, 2035	0.00	0.00	0.00	0.00	0.00	0.0%	0.0%
August 15, 2035	0.00	0.00	0.00	0.00	0.00	0.0%	0.0%
February 15, 2036	0.00	0.00	0.00	0.00	0.00	0.0%	0.0%
August 15, 2036	0.00	0.00	0.00	0.00	0.00	0.0%	0.0%
February 15, 2037	0.00	0.00	0.00	0.00	0.00	0.0%	0.0%

III-9

		N76529
		Outstanding Balance		Scheduled Payments of Principal		Loan to Value Ratio
Date	Assumed Aircraft Value	Series AA Equipment Note	Series A Equipment Note	Series AA Equipment Note	Series A Equipment Note	Series AA Equipment Note	Series A Equipment Note
At Issuance	$15,091,838.99	$6,640,000.00	$2,641,000.00	$0.00	$0.00	44.0%	61.5%
February 15, 2025	14,711,372.46	6,421,098.90	2,553,934.07	218,901.10	87,065.93	43.6%	61.0%
August 15, 2025	14,330,905.93	6,202,197.80	2,466,868.14	218,901.10	87,065.93	43.3%	60.5%
February 15, 2026	13,950,439.40	5,983,296.70	2,379,802.21	218,901.10	87,065.93	42.9%	59.9%
August 15, 2026	13,443,150.69	5,764,395.60	2,292,736.28	218,901.10	87,065.93	42.9%	59.9%
February 15, 2027	12,935,861.99	5,545,494.50	2,205,670.35	218,901.10	87,065.93	42.9%	59.9%
August 15, 2027	12,428,573.28	5,326,593.40	2,118,604.42	218,901.10	87,065.93	42.9%	59.9%
February 15, 2028	11,921,284.58	5,107,692.30	2,031,538.49	218,901.10	87,065.93	42.8%	59.9%
August 15, 2028	11,413,995.87	4,888,791.20	1,944,472.56	218,901.10	87,065.93	42.8%	59.9%
February 15, 2029	10,906,707.17	4,669,890.10	1,857,406.63	218,901.10	87,065.93	42.8%	59.8%
August 15, 2029	10,399,418.46	4,450,989.00	1,770,340.70	218,901.10	87,065.93	42.8%	59.8%
February 15, 2030	9,892,129.76	4,232,087.90	1,683,274.77	218,901.10	87,065.93	42.8%	59.8%
August 15, 2030	9,384,841.05	4,013,186.80	1,596,208.84	218,901.10	87,065.93	42.8%	59.8%
February 15, 2031	8,877,552.34	3,794,285.70	1,509,142.91	218,901.10	87,065.93	42.7%	59.7%
August 15, 2031	0.00	0.00	0.00	3,794,285.70	1,509,142.91	0.0%	0.0%
February 15, 2032	0.00	0.00	0.00	0.00	0.00	0.0%	0.0%
August 15, 2032	0.00	0.00	0.00	0.00	0.00	0.0%	0.0%
February 15, 2033	0.00	0.00	0.00	0.00	0.00	0.0%	0.0%
August 15, 2033	0.00	0.00	0.00	0.00	0.00	0.0%	0.0%
February 15, 2034	0.00	0.00	0.00	0.00	0.00	0.0%	0.0%
August 15, 2034	0.00	0.00	0.00	0.00	0.00	0.0%	0.0%
February 15, 2035	0.00	0.00	0.00	0.00	0.00	0.0%	0.0%
August 15, 2035	0.00	0.00	0.00	0.00	0.00	0.0%	0.0%
February 15, 2036	0.00	0.00	0.00	0.00	0.00	0.0%	0.0%
August 15, 2036	0.00	0.00	0.00	0.00	0.00	0.0%	0.0%
February 15, 2037	0.00	0.00	0.00	0.00	0.00	0.0%	0.0%
		N77530
		Outstanding Balance		Scheduled Payments of Principal		Loan to Value Ratio
Date	Assumed Aircraft Value	Series AA Equipment Note	Series A Equipment Note	Series AA Equipment Note	Series A Equipment Note	Series AA Equipment Note	Series A Equipment Note
At Issuance	$26,904,943.33	$11,838,000.00	$4,708,000.00	$0.00	$0.00	44.0%	61.5%
February 15, 2025	26,226,667.44	11,447,736.26	4,552,791.21	390,263.74	155,208.79	43.6%	61.0%
August 15, 2025	25,548,391.56	11,057,472.52	4,397,582.42	390,263.74	155,208.79	43.3%	60.5%
February 15, 2026	24,870,115.68	10,667,208.78	4,242,373.63	390,263.74	155,208.79	42.9%	59.9%
August 15, 2026	23,965,747.84	10,276,945.04	4,087,164.84	390,263.74	155,208.79	42.9%	59.9%
February 15, 2027	23,061,379.99	9,886,681.30	3,931,956.05	390,263.74	155,208.79	42.9%	59.9%
August 15, 2027	22,157,012.15	9,496,417.56	3,776,747.26	390,263.74	155,208.79	42.9%	59.9%
February 15, 2028	21,252,644.31	9,106,153.82	3,621,538.47	390,263.74	155,208.79	42.8%	59.9%
August 15, 2028	20,348,276.47	8,715,890.08	3,466,329.68	390,263.74	155,208.79	42.8%	59.9%
February 15, 2029	19,443,908.62	8,325,626.34	3,311,120.89	390,263.74	155,208.79	42.8%	59.8%
August 15, 2029	18,539,540.78	7,935,362.60	3,155,912.10	390,263.74	155,208.79	42.8%	59.8%
February 15, 2030	17,635,172.94	7,545,098.86	3,000,703.31	390,263.74	155,208.79	42.8%	59.8%
August 15, 2030	16,730,805.09	7,154,835.12	2,845,494.52	390,263.74	155,208.79	42.8%	59.8%
February 15, 2031	15,826,437.25	6,764,571.38	2,690,285.73	390,263.74	155,208.79	42.7%	59.7%
August 15, 2031	0.00	0.00	0.00	6,764,571.38	2,690,285.73	0.0%	0.0%
February 15, 2032	0.00	0.00	0.00	0.00	0.00	0.0%	0.0%
August 15, 2032	0.00	0.00	0.00	0.00	0.00	0.0%	0.0%
February 15, 2033	0.00	0.00	0.00	0.00	0.00	0.0%	0.0%
August 15, 2033	0.00	0.00	0.00	0.00	0.00	0.0%	0.0%
February 15, 2034	0.00	0.00	0.00	0.00	0.00	0.0%	0.0%
August 15, 2034	0.00	0.00	0.00	0.00	0.00	0.0%	0.0%
February 15, 2035	0.00	0.00	0.00	0.00	0.00	0.0%	0.0%
August 15, 2035	0.00	0.00	0.00	0.00	0.00	0.0%	0.0%
February 15, 2036	0.00	0.00	0.00	0.00	0.00	0.0%	0.0%
August 15, 2036	0.00	0.00	0.00	0.00	0.00	0.0%	0.0%
February 15, 2037	0.00	0.00	0.00	0.00	0.00	0.0%	0.0%

III-10

		N87531
		Outstanding Balance		Scheduled Payments of Principal		Loan to Value Ratio
Date	Assumed Aircraft Value	Series AA Equipment Note	Series A Equipment Note	Series AA Equipment Note	Series A Equipment Note	Series AA Equipment Note	Series A Equipment Note
At Issuance	$19,001,250.69	$8,361,000.00	$3,325,000.00	$0.00	$0.00	44.0%	61.5%
February 15, 2025	18,522,227.56	8,085,362.64	3,215,384.62	275,637.36	109,615.38	43.7%	61.0%
August 15, 2025	18,043,204.43	7,809,725.28	3,105,769.24	275,637.36	109,615.38	43.3%	60.5%
February 15, 2026	17,564,181.31	7,534,087.92	2,996,153.86	275,637.36	109,615.38	42.9%	60.0%
August 15, 2026	16,925,483.80	7,258,450.56	2,886,538.48	275,637.36	109,615.38	42.9%	59.9%
February 15, 2027	16,286,786.30	6,982,813.20	2,776,923.10	275,637.36	109,615.38	42.9%	59.9%
August 15, 2027	15,648,088.80	6,707,175.84	2,667,307.72	275,637.36	109,615.38	42.9%	59.9%
February 15, 2028	15,009,391.30	6,431,538.48	2,557,692.34	275,637.36	109,615.38	42.9%	59.9%
August 15, 2028	14,370,693.80	6,155,901.12	2,448,076.96	275,637.36	109,615.38	42.8%	59.9%
February 15, 2029	13,731,996.29	5,880,263.76	2,338,461.58	275,637.36	109,615.38	42.8%	59.9%
August 15, 2029	13,093,298.79	5,604,626.40	2,228,846.20	275,637.36	109,615.38	42.8%	59.8%
February 15, 2030	12,454,601.29	5,328,989.04	2,119,230.82	275,637.36	109,615.38	42.8%	59.8%
August 15, 2030	11,815,903.79	5,053,351.68	2,009,615.44	275,637.36	109,615.38	42.8%	59.8%
February 15, 2031	11,177,206.29	4,777,714.32	1,900,000.06	275,637.36	109,615.38	42.7%	59.7%
August 15, 2031	0.00	0.00	0.00	4,777,714.32	1,900,000.06	0.0%	0.0%
February 15, 2032	0.00	0.00	0.00	0.00	0.00	0.0%	0.0%
August 15, 2032	0.00	0.00	0.00	0.00	0.00	0.0%	0.0%
February 15, 2033	0.00	0.00	0.00	0.00	0.00	0.0%	0.0%
August 15, 2033	0.00	0.00	0.00	0.00	0.00	0.0%	0.0%
February 15, 2034	0.00	0.00	0.00	0.00	0.00	0.0%	0.0%
August 15, 2034	0.00	0.00	0.00	0.00	0.00	0.0%	0.0%
February 15, 2035	0.00	0.00	0.00	0.00	0.00	0.0%	0.0%
August 15, 2035	0.00	0.00	0.00	0.00	0.00	0.0%	0.0%
February 15, 2036	0.00	0.00	0.00	0.00	0.00	0.0%	0.0%
August 15, 2036	0.00	0.00	0.00	0.00	0.00	0.0%	0.0%
February 15, 2037	0.00	0.00	0.00	0.00	0.00	0.0%	0.0%
D.   Boeing 737-900ER
		N38443
		Outstanding Balance		Scheduled Payments of Principal		Loan to Value Ratio
Date	Assumed Aircraft Value	Series AA Equipment Note	Series A Equipment Note	Series AA Equipment Note	Series A Equipment Note	Series AA Equipment Note	Series A Equipment Note
At Issuance	$14,300,000.00	$6,292,000.00	$2,503,000.00	$0.00	$0.00	44.0%	61.5%
February 15, 2025	13,939,495.80	6,084,571.43	2,420,483.52	207,428.57	82,516.48	43.6%	61.0%
August 15, 2025	13,578,991.60	5,877,142.86	2,337,967.04	207,428.57	82,516.48	43.3%	60.5%
February 15, 2026	13,218,487.39	5,669,714.29	2,255,450.56	207,428.57	82,516.48	42.9%	60.0%
August 15, 2026	12,737,815.13	5,462,285.72	2,172,934.08	207,428.57	82,516.48	42.9%	59.9%
February 15, 2027	12,257,142.86	5,254,857.15	2,090,417.60	207,428.57	82,516.48	42.9%	59.9%
August 15, 2027	11,776,470.59	5,047,428.58	2,007,901.12	207,428.57	82,516.48	42.9%	59.9%
February 15, 2028	11,295,798.32	4,840,000.01	1,925,384.64	207,428.57	82,516.48	42.8%	59.9%
August 15, 2028	10,815,126.05	4,632,571.44	1,842,868.16	207,428.57	82,516.48	42.8%	59.9%
February 15, 2029	10,334,453.78	4,425,142.87	1,760,351.68	207,428.57	82,516.48	42.8%	59.9%
August 15, 2029	9,853,781.51	4,217,714.30	1,677,835.20	207,428.57	82,516.48	42.8%	59.8%
February 15, 2030	9,373,109.24	4,010,285.73	1,595,318.72	207,428.57	82,516.48	42.8%	59.8%
August 15, 2030	8,892,436.97	3,802,857.16	1,512,802.24	207,428.57	82,516.48	42.8%	59.8%
February 15, 2031	8,411,764.71	3,595,428.59	1,430,285.76	207,428.57	82,516.48	42.7%	59.7%
August 15, 2031	0.00	0.00	0.00	3,595,428.59	1,430,285.76	0.0%	0.0%
February 15, 2032	0.00	0.00	0.00	0.00	0.00	0.0%	0.0%
August 15, 2032	0.00	0.00	0.00	0.00	0.00	0.0%	0.0%
February 15, 2033	0.00	0.00	0.00	0.00	0.00	0.0%	0.0%
August 15, 2033	0.00	0.00	0.00	0.00	0.00	0.0%	0.0%
February 15, 2034	0.00	0.00	0.00	0.00	0.00	0.0%	0.0%
August 15, 2034	0.00	0.00	0.00	0.00	0.00	0.0%	0.0%
February 15, 2035	0.00	0.00	0.00	0.00	0.00	0.0%	0.0%
August 15, 2035	0.00	0.00	0.00	0.00	0.00	0.0%	0.0%
February 15, 2036	0.00	0.00	0.00	0.00	0.00	0.0%	0.0%
August 15, 2036	0.00	0.00	0.00	0.00	0.00	0.0%	0.0%
February 15, 2037	0.00	0.00	0.00	0.00	0.00	0.0%	0.0%

III-11

		N36444
		Outstanding Balance		Scheduled Payments of Principal		Loan to Value Ratio
Date	Assumed Aircraft Value	Series AA Equipment Note	Series A Equipment Note	Series AA Equipment Note	Series A Equipment Note	Series AA Equipment Note	Series A Equipment Note
At Issuance	$14,090,000.00	$6,200,000.00	$2,466,000.00	$0.00	$0.00	44.0%	61.5%
February 15, 2025	13,734,789.92	5,995,604.40	2,384,703.30	204,395.60	81,296.70	43.7%	61.0%
August 15, 2025	13,379,579.83	5,791,208.80	2,303,406.60	204,395.60	81,296.70	43.3%	60.5%
February 15, 2026	13,024,369.75	5,586,813.20	2,222,109.90	204,395.60	81,296.70	42.9%	60.0%
August 15, 2026	12,550,756.30	5,382,417.60	2,140,813.20	204,395.60	81,296.70	42.9%	59.9%
February 15, 2027	12,077,142.86	5,178,022.00	2,059,516.50	204,395.60	81,296.70	42.9%	59.9%
August 15, 2027	11,603,529.41	4,973,626.40	1,978,219.80	204,395.60	81,296.70	42.9%	59.9%
February 15, 2028	11,129,915.97	4,769,230.80	1,896,923.10	204,395.60	81,296.70	42.9%	59.9%
August 15, 2028	10,656,302.52	4,564,835.20	1,815,626.40	204,395.60	81,296.70	42.8%	59.9%
February 15, 2029	10,182,689.08	4,360,439.60	1,734,329.70	204,395.60	81,296.70	42.8%	59.9%
August 15, 2029	9,709,075.63	4,156,044.00	1,653,033.00	204,395.60	81,296.70	42.8%	59.8%
February 15, 2030	9,235,462.18	3,951,648.40	1,571,736.30	204,395.60	81,296.70	42.8%	59.8%
August 15, 2030	8,761,848.74	3,747,252.80	1,490,439.60	204,395.60	81,296.70	42.8%	59.8%
February 15, 2031	8,288,235.29	3,542,857.20	1,409,142.90	204,395.60	81,296.70	42.7%	59.7%
August 15, 2031	0.00	0.00	0.00	3,542,857.20	1,409,142.90	0.0%	0.0%
February 15, 2032	0.00	0.00	0.00	0.00	0.00	0.0%	0.0%
August 15, 2032	0.00	0.00	0.00	0.00	0.00	0.0%	0.0%
February 15, 2033	0.00	0.00	0.00	0.00	0.00	0.0%	0.0%
August 15, 2033	0.00	0.00	0.00	0.00	0.00	0.0%	0.0%
February 15, 2034	0.00	0.00	0.00	0.00	0.00	0.0%	0.0%
August 15, 2034	0.00	0.00	0.00	0.00	0.00	0.0%	0.0%
February 15, 2035	0.00	0.00	0.00	0.00	0.00	0.0%	0.0%
August 15, 2035	0.00	0.00	0.00	0.00	0.00	0.0%	0.0%
February 15, 2036	0.00	0.00	0.00	0.00	0.00	0.0%	0.0%
August 15, 2036	0.00	0.00	0.00	0.00	0.00	0.0%	0.0%
February 15, 2037	0.00	0.00	0.00	0.00	0.00	0.0%	0.0%
		N73445
		Outstanding Balance		Scheduled Payments of Principal		Loan to Value Ratio
Date	Assumed Aircraft Value	Series AA Equipment Note	Series A Equipment Note	Series AA Equipment Note	Series A Equipment Note	Series AA Equipment Note	Series A Equipment Note
At Issuance	$15,060,000.00	$6,626,000.00	$2,636,000.00	$0.00	$0.00	44.0%	61.5%
February 15, 2025	14,680,336.13	6,407,560.44	2,549,098.90	218,439.56	86,901.10	43.6%	61.0%
August 15, 2025	14,300,672.27	6,189,120.88	2,462,197.80	218,439.56	86,901.10	43.3%	60.5%
February 15, 2026	13,921,008.40	5,970,681.32	2,375,296.70	218,439.56	86,901.10	42.9%	60.0%
August 15, 2026	13,414,789.92	5,752,241.76	2,288,395.60	218,439.56	86,901.10	42.9%	59.9%
February 15, 2027	12,908,571.43	5,533,802.20	2,201,494.50	218,439.56	86,901.10	42.9%	59.9%
August 15, 2027	12,402,352.94	5,315,362.64	2,114,593.40	218,439.56	86,901.10	42.9%	59.9%
February 15, 2028	11,896,134.45	5,096,923.08	2,027,692.30	218,439.56	86,901.10	42.8%	59.9%
August 15, 2028	11,389,915.97	4,878,483.52	1,940,791.20	218,439.56	86,901.10	42.8%	59.9%
February 15, 2029	10,883,697.48	4,660,043.96	1,853,890.10	218,439.56	86,901.10	42.8%	59.9%
August 15, 2029	10,377,478.99	4,441,604.40	1,766,989.00	218,439.56	86,901.10	42.8%	59.8%
February 15, 2030	9,871,260.50	4,223,164.84	1,680,087.90	218,439.56	86,901.10	42.8%	59.8%
August 15, 2030	9,365,042.02	4,004,725.28	1,593,186.80	218,439.56	86,901.10	42.8%	59.8%
February 15, 2031	8,858,823.53	3,786,285.72	1,506,285.70	218,439.56	86,901.10	42.7%	59.7%
August 15, 2031	0.00	0.00	0.00	3,786,285.72	1,506,285.70	0.0%	0.0%
February 15, 2032	0.00	0.00	0.00	0.00	0.00	0.0%	0.0%
August 15, 2032	0.00	0.00	0.00	0.00	0.00	0.0%	0.0%
February 15, 2033	0.00	0.00	0.00	0.00	0.00	0.0%	0.0%
August 15, 2033	0.00	0.00	0.00	0.00	0.00	0.0%	0.0%
February 15, 2034	0.00	0.00	0.00	0.00	0.00	0.0%	0.0%
August 15, 2034	0.00	0.00	0.00	0.00	0.00	0.0%	0.0%
February 15, 2035	0.00	0.00	0.00	0.00	0.00	0.0%	0.0%
August 15, 2035	0.00	0.00	0.00	0.00	0.00	0.0%	0.0%
February 15, 2036	0.00	0.00	0.00	0.00	0.00	0.0%	0.0%
August 15, 2036	0.00	0.00	0.00	0.00	0.00	0.0%	0.0%
February 15, 2037	0.00	0.00	0.00	0.00	0.00	0.0%	0.0%

III-12

		N38446
		Outstanding Balance		Scheduled Payments of Principal		Loan to Value Ratio
Date	Assumed Aircraft Value	Series AA Equipment Note	Series A Equipment Note	Series AA Equipment Note	Series A Equipment Note	Series AA Equipment Note	Series A Equipment Note
At Issuance	$16,620,000.00	$7,313,000.00	$2,909,000.00	$0.00	$0.00	44.0%	61.5%
February 15, 2025	16,221,120.00	7,071,912.09	2,813,098.90	241,087.91	95,901.10	43.6%	60.9%
August 15, 2025	15,822,240.00	6,830,824.18	2,717,197.80	241,087.91	95,901.10	43.2%	60.3%
February 15, 2026	15,423,360.00	6,589,736.27	2,621,296.70	241,087.91	95,901.10	42.7%	59.7%
August 15, 2026	15,024,480.00	6,348,648.36	2,525,395.60	241,087.91	95,901.10	42.3%	59.1%
February 15, 2027	14,625,600.00	6,107,560.45	2,429,494.50	241,087.91	95,901.10	41.8%	58.4%
August 15, 2027	14,093,760.00	5,866,472.54	2,333,593.40	241,087.91	95,901.10	41.6%	58.2%
February 15, 2028	13,561,920.00	5,625,384.63	2,237,692.30	241,087.91	95,901.10	41.5%	58.0%
August 15, 2028	13,030,080.00	5,384,296.72	2,141,791.20	241,087.91	95,901.10	41.3%	57.8%
February 15, 2029	12,498,240.00	5,143,208.81	2,045,890.10	241,087.91	95,901.10	41.2%	57.5%
August 15, 2029	11,966,400.00	4,902,120.90	1,949,989.00	241,087.91	95,901.10	41.0%	57.3%
February 15, 2030	11,434,560.00	4,661,032.99	1,854,087.90	241,087.91	95,901.10	40.8%	57.0%
August 15, 2030	10,902,720.00	4,419,945.08	1,758,186.80	241,087.91	95,901.10	40.5%	56.7%
February 15, 2031	10,370,880.00	4,178,857.17	1,662,285.70	241,087.91	95,901.10	40.3%	56.3%
August 15, 2031	0.00	0.00	0.00	4,178,857.17	1,662,285.70	0.0%	0.0%
February 15, 2032	0.00	0.00	0.00	0.00	0.00	0.0%	0.0%
August 15, 2032	0.00	0.00	0.00	0.00	0.00	0.0%	0.0%
February 15, 2033	0.00	0.00	0.00	0.00	0.00	0.0%	0.0%
August 15, 2033	0.00	0.00	0.00	0.00	0.00	0.0%	0.0%
February 15, 2034	0.00	0.00	0.00	0.00	0.00	0.0%	0.0%
August 15, 2034	0.00	0.00	0.00	0.00	0.00	0.0%	0.0%
February 15, 2035	0.00	0.00	0.00	0.00	0.00	0.0%	0.0%
August 15, 2035	0.00	0.00	0.00	0.00	0.00	0.0%	0.0%
February 15, 2036	0.00	0.00	0.00	0.00	0.00	0.0%	0.0%
August 15, 2036	0.00	0.00	0.00	0.00	0.00	0.0%	0.0%
February 15, 2037	0.00	0.00	0.00	0.00	0.00	0.0%	0.0%
		N36447
		Outstanding Balance		Scheduled Payments of Principal		Loan to Value Ratio
Date	Assumed Aircraft Value	Series AA Equipment Note	Series A Equipment Note	Series AA Equipment Note	Series A Equipment Note	Series AA Equipment Note	Series A Equipment Note
At Issuance	$17,960,000.00	$7,902,000.00	$3,143,000.00	$0.00	$0.00	44.0%	61.5%
February 15, 2025	17,528,960.00	7,641,494.51	3,039,384.62	260,505.49	103,615.38	43.6%	60.9%
August 15, 2025	17,097,920.00	7,380,989.02	2,935,769.24	260,505.49	103,615.38	43.2%	60.3%
February 15, 2026	16,666,880.00	7,120,483.53	2,832,153.86	260,505.49	103,615.38	42.7%	59.7%
August 15, 2026	16,235,840.00	6,859,978.04	2,728,538.48	260,505.49	103,615.38	42.3%	59.1%
February 15, 2027	15,804,800.00	6,599,472.55	2,624,923.10	260,505.49	103,615.38	41.8%	58.4%
August 15, 2027	15,230,080.00	6,338,967.06	2,521,307.72	260,505.49	103,615.38	41.6%	58.2%
February 15, 2028	14,655,360.00	6,078,461.57	2,417,692.34	260,505.49	103,615.38	41.5%	58.0%
August 15, 2028	14,080,640.00	5,817,956.08	2,314,076.96	260,505.49	103,615.38	41.3%	57.8%
February 15, 2029	13,505,920.00	5,557,450.59	2,210,461.58	260,505.49	103,615.38	41.1%	57.5%
August 15, 2029	12,931,200.00	5,296,945.10	2,106,846.20	260,505.49	103,615.38	41.0%	57.3%
February 15, 2030	12,356,480.00	5,036,439.61	2,003,230.82	260,505.49	103,615.38	40.8%	57.0%
August 15, 2030	11,781,760.00	4,775,934.12	1,899,615.44	260,505.49	103,615.38	40.5%	56.7%
February 15, 2031	11,207,040.00	4,515,428.63	1,796,000.06	260,505.49	103,615.38	40.3%	56.3%
August 15, 2031	0.00	0.00	0.00	4,515,428.63	1,796,000.06	0.0%	0.0%
February 15, 2032	0.00	0.00	0.00	0.00	0.00	0.0%	0.0%
August 15, 2032	0.00	0.00	0.00	0.00	0.00	0.0%	0.0%
February 15, 2033	0.00	0.00	0.00	0.00	0.00	0.0%	0.0%
August 15, 2033	0.00	0.00	0.00	0.00	0.00	0.0%	0.0%
February 15, 2034	0.00	0.00	0.00	0.00	0.00	0.0%	0.0%
August 15, 2034	0.00	0.00	0.00	0.00	0.00	0.0%	0.0%
February 15, 2035	0.00	0.00	0.00	0.00	0.00	0.0%	0.0%
August 15, 2035	0.00	0.00	0.00	0.00	0.00	0.0%	0.0%
February 15, 2036	0.00	0.00	0.00	0.00	0.00	0.0%	0.0%
August 15, 2036	0.00	0.00	0.00	0.00	0.00	0.0%	0.0%
February 15, 2037	0.00	0.00	0.00	0.00	0.00	0.0%	0.0%

III-13

		N78448
		Outstanding Balance		Scheduled Payments of Principal		Loan to Value Ratio
Date	Assumed Aircraft Value	Series AA Equipment Note	Series A Equipment Note	Series AA Equipment Note	Series A Equipment Note	Series AA Equipment Note	Series A Equipment Note
At Issuance	$16,470,000.00	$7,247,000.00	$2,882,000.00	$0.00	$0.00	44.0%	61.5%
February 15, 2025	16,074,720.00	7,008,087.91	2,786,989.01	238,912.09	95,010.99	43.6%	60.9%
August 15, 2025	15,679,440.00	6,769,175.82	2,691,978.02	238,912.09	95,010.99	43.2%	60.3%
February 15, 2026	15,284,160.00	6,530,263.73	2,596,967.03	238,912.09	95,010.99	42.7%	59.7%
August 15, 2026	14,888,880.00	6,291,351.64	2,501,956.04	238,912.09	95,010.99	42.3%	59.1%
February 15, 2027	14,493,600.00	6,052,439.55	2,406,945.05	238,912.09	95,010.99	41.8%	58.4%
August 15, 2027	13,966,560.00	5,813,527.46	2,311,934.06	238,912.09	95,010.99	41.6%	58.2%
February 15, 2028	13,439,520.00	5,574,615.37	2,216,923.07	238,912.09	95,010.99	41.5%	58.0%
August 15, 2028	12,912,480.00	5,335,703.28	2,121,912.08	238,912.09	95,010.99	41.3%	57.8%
February 15, 2029	12,385,440.00	5,096,791.19	2,026,901.09	238,912.09	95,010.99	41.2%	57.5%
August 15, 2029	11,858,400.00	4,857,879.10	1,931,890.10	238,912.09	95,010.99	41.0%	57.3%
February 15, 2030	11,331,360.00	4,618,967.01	1,836,879.11	238,912.09	95,010.99	40.8%	57.0%
August 15, 2030	10,804,320.00	4,380,054.92	1,741,868.12	238,912.09	95,010.99	40.5%	56.7%
February 15, 2031	10,277,280.00	4,141,142.83	1,646,857.13	238,912.09	95,010.99	40.3%	56.3%
August 15, 2031	0.00	0.00	0.00	4,141,142.83	1,646,857.13	0.0%	0.0%
February 15, 2032	0.00	0.00	0.00	0.00	0.00	0.0%	0.0%
August 15, 2032	0.00	0.00	0.00	0.00	0.00	0.0%	0.0%
February 15, 2033	0.00	0.00	0.00	0.00	0.00	0.0%	0.0%
August 15, 2033	0.00	0.00	0.00	0.00	0.00	0.0%	0.0%
February 15, 2034	0.00	0.00	0.00	0.00	0.00	0.0%	0.0%
August 15, 2034	0.00	0.00	0.00	0.00	0.00	0.0%	0.0%
February 15, 2035	0.00	0.00	0.00	0.00	0.00	0.0%	0.0%
August 15, 2035	0.00	0.00	0.00	0.00	0.00	0.0%	0.0%
February 15, 2036	0.00	0.00	0.00	0.00	0.00	0.0%	0.0%
August 15, 2036	0.00	0.00	0.00	0.00	0.00	0.0%	0.0%
February 15, 2037	0.00	0.00	0.00	0.00	0.00	0.0%	0.0%
		N81449
		Outstanding Balance		Scheduled Payments of Principal		Loan to Value Ratio
Date	Assumed Aircraft Value	Series AA Equipment Note	Series A Equipment Note	Series AA Equipment Note	Series A Equipment Note	Series AA Equipment Note	Series A Equipment Note
At Issuance	$18,540,000.00	$8,158,000.00	$3,245,000.00	$0.00	$0.00	44.0%	61.5%
February 15, 2025	18,095,040.00	7,889,054.95	3,138,021.98	268,945.05	106,978.02	43.6%	60.9%
August 15, 2025	17,650,080.00	7,620,109.90	3,031,043.96	268,945.05	106,978.02	43.2%	60.3%
February 15, 2026	17,205,120.00	7,351,164.85	2,924,065.94	268,945.05	106,978.02	42.7%	59.7%
August 15, 2026	16,760,160.00	7,082,219.80	2,817,087.92	268,945.05	106,978.02	42.3%	59.1%
February 15, 2027	16,315,200.00	6,813,274.75	2,710,109.90	268,945.05	106,978.02	41.8%	58.4%
August 15, 2027	15,721,920.00	6,544,329.70	2,603,131.88	268,945.05	106,978.02	41.6%	58.2%
February 15, 2028	15,128,640.00	6,275,384.65	2,496,153.86	268,945.05	106,978.02	41.5%	58.0%
August 15, 2028	14,535,360.00	6,006,439.60	2,389,175.84	268,945.05	106,978.02	41.3%	57.8%
February 15, 2029	13,942,080.00	5,737,494.55	2,282,197.82	268,945.05	106,978.02	41.2%	57.5%
August 15, 2029	13,348,800.00	5,468,549.50	2,175,219.80	268,945.05	106,978.02	41.0%	57.3%
February 15, 2030	12,755,520.00	5,199,604.45	2,068,241.78	268,945.05	106,978.02	40.8%	57.0%
August 15, 2030	12,162,240.00	4,930,659.40	1,961,263.76	268,945.05	106,978.02	40.5%	56.7%
February 15, 2031	11,568,960.00	4,661,714.35	1,854,285.74	268,945.05	106,978.02	40.3%	56.3%
August 15, 2031	0.00	0.00	0.00	4,661,714.35	1,854,285.74	0.0%	0.0%
February 15, 2032	0.00	0.00	0.00	0.00	0.00	0.0%	0.0%
August 15, 2032	0.00	0.00	0.00	0.00	0.00	0.0%	0.0%
February 15, 2033	0.00	0.00	0.00	0.00	0.00	0.0%	0.0%
August 15, 2033	0.00	0.00	0.00	0.00	0.00	0.0%	0.0%
February 15, 2034	0.00	0.00	0.00	0.00	0.00	0.0%	0.0%
August 15, 2034	0.00	0.00	0.00	0.00	0.00	0.0%	0.0%
February 15, 2035	0.00	0.00	0.00	0.00	0.00	0.0%	0.0%
August 15, 2035	0.00	0.00	0.00	0.00	0.00	0.0%	0.0%
February 15, 2036	0.00	0.00	0.00	0.00	0.00	0.0%	0.0%
August 15, 2036	0.00	0.00	0.00	0.00	0.00	0.0%	0.0%
February 15, 2037	0.00	0.00	0.00	0.00	0.00	0.0%	0.0%

III-14

		N39450
		Outstanding Balance		Scheduled Payments of Principal		Loan to Value Ratio
Date	Assumed Aircraft Value	Series AA Equipment Note	Series A Equipment Note	Series AA Equipment Note	Series A Equipment Note	Series AA Equipment Note	Series A Equipment Note
At Issuance	$23,110,000.00	$10,168,000.00	$4,044,000.00	$0.00	$0.00	44.0%	61.5%
February 15, 2025	22,555,360.00	9,832,791.21	3,910,681.32	335,208.79	133,318.68	43.6%	60.9%
August 15, 2025	22,000,720.00	9,497,582.42	3,777,362.64	335,208.79	133,318.68	43.2%	60.3%
February 15, 2026	21,446,080.00	9,162,373.63	3,644,043.96	335,208.79	133,318.68	42.7%	59.7%
August 15, 2026	20,891,440.00	8,827,164.84	3,510,725.28	335,208.79	133,318.68	42.3%	59.1%
February 15, 2027	20,336,800.00	8,491,956.05	3,377,406.60	335,208.79	133,318.68	41.8%	58.4%
August 15, 2027	19,597,280.00	8,156,747.26	3,244,087.92	335,208.79	133,318.68	41.6%	58.2%
February 15, 2028	18,857,760.00	7,821,538.47	3,110,769.24	335,208.79	133,318.68	41.5%	58.0%
August 15, 2028	18,118,240.00	7,486,329.68	2,977,450.56	335,208.79	133,318.68	41.3%	57.8%
February 15, 2029	17,378,720.00	7,151,120.89	2,844,131.88	335,208.79	133,318.68	41.1%	57.5%
August 15, 2029	16,639,200.00	6,815,912.10	2,710,813.20	335,208.79	133,318.68	41.0%	57.3%
February 15, 2030	15,899,680.00	6,480,703.31	2,577,494.52	335,208.79	133,318.68	40.8%	57.0%
August 15, 2030	15,160,160.00	6,145,494.52	2,444,175.84	335,208.79	133,318.68	40.5%	56.7%
February 15, 2031	14,420,640.00	5,810,285.73	2,310,857.16	335,208.79	133,318.68	40.3%	56.3%
August 15, 2031	0.00	0.00	0.00	5,810,285.73	2,310,857.16	0.0%	0.0%
February 15, 2032	0.00	0.00	0.00	0.00	0.00	0.0%	0.0%
August 15, 2032	0.00	0.00	0.00	0.00	0.00	0.0%	0.0%
February 15, 2033	0.00	0.00	0.00	0.00	0.00	0.0%	0.0%
August 15, 2033	0.00	0.00	0.00	0.00	0.00	0.0%	0.0%
February 15, 2034	0.00	0.00	0.00	0.00	0.00	0.0%	0.0%
August 15, 2034	0.00	0.00	0.00	0.00	0.00	0.0%	0.0%
February 15, 2035	0.00	0.00	0.00	0.00	0.00	0.0%	0.0%
August 15, 2035	0.00	0.00	0.00	0.00	0.00	0.0%	0.0%
February 15, 2036	0.00	0.00	0.00	0.00	0.00	0.0%	0.0%
August 15, 2036	0.00	0.00	0.00	0.00	0.00	0.0%	0.0%
February 15, 2037	0.00	0.00	0.00	0.00	0.00	0.0%	0.0%
		N38451
		Outstanding Balance		Scheduled Payments of Principal		Loan to Value Ratio
Date	Assumed Aircraft Value	Series AA Equipment Note	Series A Equipment Note	Series AA Equipment Note	Series A Equipment Note	Series AA Equipment Note	Series A Equipment Note
At Issuance	$16,990,000.00	$7,476,000.00	$2,973,000.00	$0.00	$0.00	44.0%	61.5%
February 15, 2025	16,582,240.00	7,229,538.46	2,874,989.01	246,461.54	98,010.99	43.6%	60.9%
August 15, 2025	16,174,480.00	6,983,076.92	2,776,978.02	246,461.54	98,010.99	43.2%	60.3%
February 15, 2026	15,766,720.00	6,736,615.38	2,678,967.03	246,461.54	98,010.99	42.7%	59.7%
August 15, 2026	15,358,960.00	6,490,153.84	2,580,956.04	246,461.54	98,010.99	42.3%	59.1%
February 15, 2027	14,951,200.00	6,243,692.30	2,482,945.05	246,461.54	98,010.99	41.8%	58.4%
August 15, 2027	14,407,520.00	5,997,230.76	2,384,934.06	246,461.54	98,010.99	41.6%	58.2%
February 15, 2028	13,863,840.00	5,750,769.22	2,286,923.07	246,461.54	98,010.99	41.5%	58.0%
August 15, 2028	13,320,160.00	5,504,307.68	2,188,912.08	246,461.54	98,010.99	41.3%	57.8%
February 15, 2029	12,776,480.00	5,257,846.14	2,090,901.09	246,461.54	98,010.99	41.2%	57.5%
August 15, 2029	12,232,800.00	5,011,384.60	1,992,890.10	246,461.54	98,010.99	41.0%	57.3%
February 15, 2030	11,689,120.00	4,764,923.06	1,894,879.11	246,461.54	98,010.99	40.8%	57.0%
August 15, 2030	11,145,440.00	4,518,461.52	1,796,868.12	246,461.54	98,010.99	40.5%	56.7%
February 15, 2031	10,601,760.00	4,271,999.98	1,698,857.13	246,461.54	98,010.99	40.3%	56.3%
August 15, 2031	0.00	0.00	0.00	4,271,999.98	1,698,857.13	0.0%	0.0%
February 15, 2032	0.00	0.00	0.00	0.00	0.00	0.0%	0.0%
August 15, 2032	0.00	0.00	0.00	0.00	0.00	0.0%	0.0%
February 15, 2033	0.00	0.00	0.00	0.00	0.00	0.0%	0.0%
August 15, 2033	0.00	0.00	0.00	0.00	0.00	0.0%	0.0%
February 15, 2034	0.00	0.00	0.00	0.00	0.00	0.0%	0.0%
August 15, 2034	0.00	0.00	0.00	0.00	0.00	0.0%	0.0%
February 15, 2035	0.00	0.00	0.00	0.00	0.00	0.0%	0.0%
August 15, 2035	0.00	0.00	0.00	0.00	0.00	0.0%	0.0%
February 15, 2036	0.00	0.00	0.00	0.00	0.00	0.0%	0.0%
August 15, 2036	0.00	0.00	0.00	0.00	0.00	0.0%	0.0%
February 15, 2037	0.00	0.00	0.00	0.00	0.00	0.0%	0.0%

III-15

		N68452
		Outstanding Balance		Scheduled Payments of Principal		Loan to Value Ratio
Date	Assumed Aircraft Value	Series AA Equipment Note	Series A Equipment Note	Series AA Equipment Note	Series A Equipment Note	Series AA Equipment Note	Series A Equipment Note
At Issuance	$18,110,000.00	$7,968,000.00	$3,169,000.00	$0.00	$0.00	44.0%	61.5%
February 15, 2025	17,685,546.88	7,705,318.68	3,064,527.47	262,681.32	104,472.53	43.6%	60.9%
August 15, 2025	17,261,093.75	7,442,637.36	2,960,054.94	262,681.32	104,472.53	43.1%	60.3%
February 15, 2026	16,836,640.63	7,179,956.04	2,855,582.41	262,681.32	104,472.53	42.6%	59.6%
August 15, 2026	16,412,187.50	6,917,274.72	2,751,109.88	262,681.32	104,472.53	42.1%	58.9%
February 15, 2027	15,987,734.37	6,654,593.40	2,646,637.35	262,681.32	104,472.53	41.6%	58.2%
August 15, 2027	15,563,281.25	6,391,912.08	2,542,164.82	262,681.32	104,472.53	41.1%	57.4%
February 15, 2028	14,997,343.75	6,129,230.76	2,437,692.29	262,681.32	104,472.53	40.9%	57.1%
August 15, 2028	14,431,406.25	5,866,549.44	2,333,219.76	262,681.32	104,472.53	40.7%	56.8%
February 15, 2029	13,865,468.75	5,603,868.12	2,228,747.23	262,681.32	104,472.53	40.4%	56.5%
August 15, 2029	13,299,531.25	5,341,186.80	2,124,274.70	262,681.32	104,472.53	40.2%	56.1%
February 15, 2030	12,733,593.75	5,078,505.48	2,019,802.17	262,681.32	104,472.53	39.9%	55.7%
August 15, 2030	12,167,656.25	4,815,824.16	1,915,329.64	262,681.32	104,472.53	39.6%	55.3%
February 15, 2031	11,601,718.75	4,553,142.84	1,810,857.11	262,681.32	104,472.53	39.2%	54.9%
August 15, 2031	0.00	0.00	0.00	4,553,142.84	1,810,857.11	0.0%	0.0%
February 15, 2032	0.00	0.00	0.00	0.00	0.00	0.0%	0.0%
August 15, 2032	0.00	0.00	0.00	0.00	0.00	0.0%	0.0%
February 15, 2033	0.00	0.00	0.00	0.00	0.00	0.0%	0.0%
August 15, 2033	0.00	0.00	0.00	0.00	0.00	0.0%	0.0%
February 15, 2034	0.00	0.00	0.00	0.00	0.00	0.0%	0.0%
August 15, 2034	0.00	0.00	0.00	0.00	0.00	0.0%	0.0%
February 15, 2035	0.00	0.00	0.00	0.00	0.00	0.0%	0.0%
August 15, 2035	0.00	0.00	0.00	0.00	0.00	0.0%	0.0%
February 15, 2036	0.00	0.00	0.00	0.00	0.00	0.0%	0.0%
August 15, 2036	0.00	0.00	0.00	0.00	0.00	0.0%	0.0%
February 15, 2037	0.00	0.00	0.00	0.00	0.00	0.0%	0.0%
		N68453
		Outstanding Balance		Scheduled Payments of Principal		Loan to Value Ratio
Date	Assumed Aircraft Value	Series AA Equipment Note	Series A Equipment Note	Series AA Equipment Note	Series A Equipment Note	Series AA Equipment Note	Series A Equipment Note
At Issuance	$17,730,000.00	$7,801,000.00	$3,103,000.00	$0.00	$0.00	44.0%	61.5%
February 15, 2025	17,314,453.13	7,543,824.18	3,000,703.30	257,175.82	102,296.70	43.6%	60.9%
August 15, 2025	16,898,906.25	7,286,648.36	2,898,406.60	257,175.82	102,296.70	43.1%	60.3%
February 15, 2026	16,483,359.37	7,029,472.54	2,796,109.90	257,175.82	102,296.70	42.6%	59.6%
August 15, 2026	16,067,812.50	6,772,296.72	2,693,813.20	257,175.82	102,296.70	42.1%	58.9%
February 15, 2027	15,652,265.62	6,515,120.90	2,591,516.50	257,175.82	102,296.70	41.6%	58.2%
August 15, 2027	15,236,718.75	6,257,945.08	2,489,219.80	257,175.82	102,296.70	41.1%	57.4%
February 15, 2028	14,682,656.25	6,000,769.26	2,386,923.10	257,175.82	102,296.70	40.9%	57.1%
August 15, 2028	14,128,593.75	5,743,593.44	2,284,626.40	257,175.82	102,296.70	40.7%	56.8%
February 15, 2029	13,574,531.25	5,486,417.62	2,182,329.70	257,175.82	102,296.70	40.4%	56.5%
August 15, 2029	13,020,468.75	5,229,241.80	2,080,033.00	257,175.82	102,296.70	40.2%	56.1%
February 15, 2030	12,466,406.25	4,972,065.98	1,977,736.30	257,175.82	102,296.70	39.9%	55.7%
August 15, 2030	11,912,343.75	4,714,890.16	1,875,439.60	257,175.82	102,296.70	39.6%	55.3%
February 15, 2031	11,358,281.25	4,457,714.34	1,773,142.90	257,175.82	102,296.70	39.2%	54.9%
August 15, 2031	0.00	0.00	0.00	4,457,714.34	1,773,142.90	0.0%	0.0%
February 15, 2032	0.00	0.00	0.00	0.00	0.00	0.0%	0.0%
August 15, 2032	0.00	0.00	0.00	0.00	0.00	0.0%	0.0%
February 15, 2033	0.00	0.00	0.00	0.00	0.00	0.0%	0.0%
August 15, 2033	0.00	0.00	0.00	0.00	0.00	0.0%	0.0%
February 15, 2034	0.00	0.00	0.00	0.00	0.00	0.0%	0.0%
August 15, 2034	0.00	0.00	0.00	0.00	0.00	0.0%	0.0%
February 15, 2035	0.00	0.00	0.00	0.00	0.00	0.0%	0.0%
August 15, 2035	0.00	0.00	0.00	0.00	0.00	0.0%	0.0%
February 15, 2036	0.00	0.00	0.00	0.00	0.00	0.0%	0.0%
August 15, 2036	0.00	0.00	0.00	0.00	0.00	0.0%	0.0%
February 15, 2037	0.00	0.00	0.00	0.00	0.00	0.0%	0.0%

III-16

		N38454
		Outstanding Balance		Scheduled Payments of Principal		Loan to Value Ratio
Date	Assumed Aircraft Value	Series AA Equipment Note	Series A Equipment Note	Series AA Equipment Note	Series A Equipment Note	Series AA Equipment Note	Series A Equipment Note
At Issuance	$17,940,000.00	$7,894,000.00	$3,140,000.00	$0.00	$0.00	44.0%	61.5%
February 15, 2025	17,519,531.25	7,633,758.24	3,036,483.52	260,241.76	103,516.48	43.6%	60.9%
August 15, 2025	17,099,062.50	7,373,516.48	2,932,967.04	260,241.76	103,516.48	43.1%	60.3%
February 15, 2026	16,678,593.75	7,113,274.72	2,829,450.56	260,241.76	103,516.48	42.6%	59.6%
August 15, 2026	16,258,125.00	6,853,032.96	2,725,934.08	260,241.76	103,516.48	42.2%	58.9%
February 15, 2027	15,837,656.25	6,592,791.20	2,622,417.60	260,241.76	103,516.48	41.6%	58.2%
August 15, 2027	15,417,187.50	6,332,549.44	2,518,901.12	260,241.76	103,516.48	41.1%	57.4%
February 15, 2028	14,856,562.50	6,072,307.68	2,415,384.64	260,241.76	103,516.48	40.9%	57.1%
August 15, 2028	14,295,937.50	5,812,065.92	2,311,868.16	260,241.76	103,516.48	40.7%	56.8%
February 15, 2029	13,735,312.50	5,551,824.16	2,208,351.68	260,241.76	103,516.48	40.4%	56.5%
August 15, 2029	13,174,687.50	5,291,582.40	2,104,835.20	260,241.76	103,516.48	40.2%	56.1%
February 15, 2030	12,614,062.50	5,031,340.64	2,001,318.72	260,241.76	103,516.48	39.9%	55.8%
August 15, 2030	12,053,437.50	4,771,098.88	1,897,802.24	260,241.76	103,516.48	39.6%	55.3%
February 15, 2031	11,492,812.50	4,510,857.12	1,794,285.76	260,241.76	103,516.48	39.2%	54.9%
August 15, 2031	0.00	0.00	0.00	4,510,857.12	1,794,285.76	0.0%	0.0%
February 15, 2032	0.00	0.00	0.00	0.00	0.00	0.0%	0.0%
August 15, 2032	0.00	0.00	0.00	0.00	0.00	0.0%	0.0%
February 15, 2033	0.00	0.00	0.00	0.00	0.00	0.0%	0.0%
August 15, 2033	0.00	0.00	0.00	0.00	0.00	0.0%	0.0%
February 15, 2034	0.00	0.00	0.00	0.00	0.00	0.0%	0.0%
August 15, 2034	0.00	0.00	0.00	0.00	0.00	0.0%	0.0%
February 15, 2035	0.00	0.00	0.00	0.00	0.00	0.0%	0.0%
August 15, 2035	0.00	0.00	0.00	0.00	0.00	0.0%	0.0%
February 15, 2036	0.00	0.00	0.00	0.00	0.00	0.0%	0.0%
August 15, 2036	0.00	0.00	0.00	0.00	0.00	0.0%	0.0%
February 15, 2037	0.00	0.00	0.00	0.00	0.00	0.0%	0.0%
		N34455
		Outstanding Balance		Scheduled Payments of Principal		Loan to Value Ratio
Date	Assumed Aircraft Value	Series AA Equipment Note	Series A Equipment Note	Series AA Equipment Note	Series A Equipment Note	Series AA Equipment Note	Series A Equipment Note
At Issuance	$17,390,000.00	$7,652,000.00	$3,043,000.00	$0.00	$0.00	44.0%	61.5%
February 15, 2025	16,982,421.88	7,399,736.26	2,942,681.32	252,263.74	100,318.68	43.6%	60.9%
August 15, 2025	16,574,843.75	7,147,472.52	2,842,362.64	252,263.74	100,318.68	43.1%	60.3%
February 15, 2026	16,167,265.63	6,895,208.78	2,742,043.96	252,263.74	100,318.68	42.6%	59.6%
August 15, 2026	15,759,687.50	6,642,945.04	2,641,725.28	252,263.74	100,318.68	42.2%	58.9%
February 15, 2027	15,352,109.37	6,390,681.30	2,541,406.60	252,263.74	100,318.68	41.6%	58.2%
August 15, 2027	14,944,531.25	6,138,417.56	2,441,087.92	252,263.74	100,318.68	41.1%	57.4%
February 15, 2028	14,401,093.75	5,886,153.82	2,340,769.24	252,263.74	100,318.68	40.9%	57.1%
August 15, 2028	13,857,656.25	5,633,890.08	2,240,450.56	252,263.74	100,318.68	40.7%	56.8%
February 15, 2029	13,314,218.75	5,381,626.34	2,140,131.88	252,263.74	100,318.68	40.4%	56.5%
August 15, 2029	12,770,781.25	5,129,362.60	2,039,813.20	252,263.74	100,318.68	40.2%	56.1%
February 15, 2030	12,227,343.75	4,877,098.86	1,939,494.52	252,263.74	100,318.68	39.9%	55.7%
August 15, 2030	11,683,906.25	4,624,835.12	1,839,175.84	252,263.74	100,318.68	39.6%	55.3%
February 15, 2031	11,140,468.75	4,372,571.38	1,738,857.16	252,263.74	100,318.68	39.2%	54.9%
August 15, 2031	0.00	0.00	0.00	4,372,571.38	1,738,857.16	0.0%	0.0%
February 15, 2032	0.00	0.00	0.00	0.00	0.00	0.0%	0.0%
August 15, 2032	0.00	0.00	0.00	0.00	0.00	0.0%	0.0%
February 15, 2033	0.00	0.00	0.00	0.00	0.00	0.0%	0.0%
August 15, 2033	0.00	0.00	0.00	0.00	0.00	0.0%	0.0%
February 15, 2034	0.00	0.00	0.00	0.00	0.00	0.0%	0.0%
August 15, 2034	0.00	0.00	0.00	0.00	0.00	0.0%	0.0%
February 15, 2035	0.00	0.00	0.00	0.00	0.00	0.0%	0.0%
August 15, 2035	0.00	0.00	0.00	0.00	0.00	0.0%	0.0%
February 15, 2036	0.00	0.00	0.00	0.00	0.00	0.0%	0.0%
August 15, 2036	0.00	0.00	0.00	0.00	0.00	0.0%	0.0%
February 15, 2037	0.00	0.00	0.00	0.00	0.00	0.0%	0.0%

III-17

		N37456
		Outstanding Balance		Scheduled Payments of Principal		Loan to Value Ratio
Date	Assumed Aircraft Value	Series AA Equipment Note	Series A Equipment Note	Series AA Equipment Note	Series A Equipment Note	Series AA Equipment Note	Series A Equipment Note
At Issuance	$15,880,000.00	$6,987,000.00	$2,779,000.00	$0.00	$0.00	44.0%	61.5%
February 15, 2025	15,507,812.50	6,756,659.34	2,687,384.62	230,340.66	91,615.38	43.6%	60.9%
August 15, 2025	15,135,625.00	6,526,318.68	2,595,769.24	230,340.66	91,615.38	43.1%	60.3%
February 15, 2026	14,763,437.50	6,295,978.02	2,504,153.86	230,340.66	91,615.38	42.6%	59.6%
August 15, 2026	14,391,250.00	6,065,637.36	2,412,538.48	230,340.66	91,615.38	42.1%	58.9%
February 15, 2027	14,019,062.50	5,835,296.70	2,320,923.10	230,340.66	91,615.38	41.6%	58.2%
August 15, 2027	13,646,875.00	5,604,956.04	2,229,307.72	230,340.66	91,615.38	41.1%	57.4%
February 15, 2028	13,150,625.00	5,374,615.38	2,137,692.34	230,340.66	91,615.38	40.9%	57.1%
August 15, 2028	12,654,375.00	5,144,274.72	2,046,076.96	230,340.66	91,615.38	40.7%	56.8%
February 15, 2029	12,158,125.00	4,913,934.06	1,954,461.58	230,340.66	91,615.38	40.4%	56.5%
August 15, 2029	11,661,875.00	4,683,593.40	1,862,846.20	230,340.66	91,615.38	40.2%	56.1%
February 15, 2030	11,165,625.00	4,453,252.74	1,771,230.82	230,340.66	91,615.38	39.9%	55.7%
August 15, 2030	10,669,375.00	4,222,912.08	1,679,615.44	230,340.66	91,615.38	39.6%	55.3%
February 15, 2031	10,173,125.00	3,992,571.42	1,588,000.06	230,340.66	91,615.38	39.2%	54.9%
August 15, 2031	0.00	0.00	0.00	3,992,571.42	1,588,000.06	0.0%	0.0%
February 15, 2032	0.00	0.00	0.00	0.00	0.00	0.0%	0.0%
August 15, 2032	0.00	0.00	0.00	0.00	0.00	0.0%	0.0%
February 15, 2033	0.00	0.00	0.00	0.00	0.00	0.0%	0.0%
August 15, 2033	0.00	0.00	0.00	0.00	0.00	0.0%	0.0%
February 15, 2034	0.00	0.00	0.00	0.00	0.00	0.0%	0.0%
August 15, 2034	0.00	0.00	0.00	0.00	0.00	0.0%	0.0%
February 15, 2035	0.00	0.00	0.00	0.00	0.00	0.0%	0.0%
August 15, 2035	0.00	0.00	0.00	0.00	0.00	0.0%	0.0%
February 15, 2036	0.00	0.00	0.00	0.00	0.00	0.0%	0.0%
August 15, 2036	0.00	0.00	0.00	0.00	0.00	0.0%	0.0%
February 15, 2037	0.00	0.00	0.00	0.00	0.00	0.0%	0.0%
		N28457
		Outstanding Balance		Scheduled Payments of Principal		Loan to Value Ratio
Date	Assumed Aircraft Value	Series AA Equipment Note	Series A Equipment Note	Series AA Equipment Note	Series A Equipment Note	Series AA Equipment Note	Series A Equipment Note
At Issuance	$15,740,000.00	$6,926,000.00	$2,755,000.00	$0.00	$0.00	44.0%	61.5%
February 15, 2025	15,371,093.75	6,697,670.33	2,664,175.82	228,329.67	90,824.18	43.6%	60.9%
August 15, 2025	15,002,187.50	6,469,340.66	2,573,351.64	228,329.67	90,824.18	43.1%	60.3%
February 15, 2026	14,633,281.25	6,241,010.99	2,482,527.46	228,329.67	90,824.18	42.6%	59.6%
August 15, 2026	14,264,375.00	6,012,681.32	2,391,703.28	228,329.67	90,824.18	42.2%	58.9%
February 15, 2027	13,895,468.75	5,784,351.65	2,300,879.10	228,329.67	90,824.18	41.6%	58.2%
August 15, 2027	13,526,562.50	5,556,021.98	2,210,054.92	228,329.67	90,824.18	41.1%	57.4%
February 15, 2028	13,034,687.50	5,327,692.31	2,119,230.74	228,329.67	90,824.18	40.9%	57.1%
August 15, 2028	12,542,812.50	5,099,362.64	2,028,406.56	228,329.67	90,824.18	40.7%	56.8%
February 15, 2029	12,050,937.50	4,871,032.97	1,937,582.38	228,329.67	90,824.18	40.4%	56.5%
August 15, 2029	11,559,062.50	4,642,703.30	1,846,758.20	228,329.67	90,824.18	40.2%	56.1%
February 15, 2030	11,067,187.50	4,414,373.63	1,755,934.02	228,329.67	90,824.18	39.9%	55.8%
August 15, 2030	10,575,312.50	4,186,043.96	1,665,109.84	228,329.67	90,824.18	39.6%	55.3%
February 15, 2031	10,083,437.50	3,957,714.29	1,574,285.66	228,329.67	90,824.18	39.2%	54.9%
August 15, 2031	0.00	0.00	0.00	3,957,714.29	1,574,285.66	0.0%	0.0%
February 15, 2032	0.00	0.00	0.00	0.00	0.00	0.0%	0.0%
August 15, 2032	0.00	0.00	0.00	0.00	0.00	0.0%	0.0%
February 15, 2033	0.00	0.00	0.00	0.00	0.00	0.0%	0.0%
August 15, 2033	0.00	0.00	0.00	0.00	0.00	0.0%	0.0%
February 15, 2034	0.00	0.00	0.00	0.00	0.00	0.0%	0.0%
August 15, 2034	0.00	0.00	0.00	0.00	0.00	0.0%	0.0%
February 15, 2035	0.00	0.00	0.00	0.00	0.00	0.0%	0.0%
August 15, 2035	0.00	0.00	0.00	0.00	0.00	0.0%	0.0%
February 15, 2036	0.00	0.00	0.00	0.00	0.00	0.0%	0.0%
August 15, 2036	0.00	0.00	0.00	0.00	0.00	0.0%	0.0%
February 15, 2037	0.00	0.00	0.00	0.00	0.00	0.0%	0.0%

III-18

		N38458
		Outstanding Balance		Scheduled Payments of Principal		Loan to Value Ratio
Date	Assumed Aircraft Value	Series AA Equipment Note	Series A Equipment Note	Series AA Equipment Note	Series A Equipment Note	Series AA Equipment Note	Series A Equipment Note
At Issuance	$15,890,000.00	$6,992,000.00	$2,781,000.00	$0.00	$0.00	44.0%	61.5%
February 15, 2025	15,517,578.12	6,761,494.51	2,689,318.68	230,505.49	91,681.32	43.6%	60.9%
August 15, 2025	15,145,156.25	6,530,989.02	2,597,637.36	230,505.49	91,681.32	43.1%	60.3%
February 15, 2026	14,772,734.37	6,300,483.53	2,505,956.04	230,505.49	91,681.32	42.6%	59.6%
August 15, 2026	14,400,312.50	6,069,978.04	2,414,274.72	230,505.49	91,681.32	42.2%	58.9%
February 15, 2027	14,027,890.62	5,839,472.55	2,322,593.40	230,505.49	91,681.32	41.6%	58.2%
August 15, 2027	13,655,468.75	5,608,967.06	2,230,912.08	230,505.49	91,681.32	41.1%	57.4%
February 15, 2028	13,158,906.25	5,378,461.57	2,139,230.76	230,505.49	91,681.32	40.9%	57.1%
August 15, 2028	12,662,343.75	5,147,956.08	2,047,549.44	230,505.49	91,681.32	40.7%	56.8%
February 15, 2029	12,165,781.25	4,917,450.59	1,955,868.12	230,505.49	91,681.32	40.4%	56.5%
August 15, 2029	11,669,218.75	4,686,945.10	1,864,186.80	230,505.49	91,681.32	40.2%	56.1%
February 15, 2030	11,172,656.25	4,456,439.61	1,772,505.48	230,505.49	91,681.32	39.9%	55.8%
August 15, 2030	10,676,093.75	4,225,934.12	1,680,824.16	230,505.49	91,681.32	39.6%	55.3%
February 15, 2031	10,179,531.25	3,995,428.63	1,589,142.84	230,505.49	91,681.32	39.2%	54.9%
August 15, 2031	0.00	0.00	0.00	3,995,428.63	1,589,142.84	0.0%	0.0%
February 15, 2032	0.00	0.00	0.00	0.00	0.00	0.0%	0.0%
August 15, 2032	0.00	0.00	0.00	0.00	0.00	0.0%	0.0%
February 15, 2033	0.00	0.00	0.00	0.00	0.00	0.0%	0.0%
August 15, 2033	0.00	0.00	0.00	0.00	0.00	0.0%	0.0%
February 15, 2034	0.00	0.00	0.00	0.00	0.00	0.0%	0.0%
August 15, 2034	0.00	0.00	0.00	0.00	0.00	0.0%	0.0%
February 15, 2035	0.00	0.00	0.00	0.00	0.00	0.0%	0.0%
August 15, 2035	0.00	0.00	0.00	0.00	0.00	0.0%	0.0%
February 15, 2036	0.00	0.00	0.00	0.00	0.00	0.0%	0.0%
August 15, 2036	0.00	0.00	0.00	0.00	0.00	0.0%	0.0%
February 15, 2037	0.00	0.00	0.00	0.00	0.00	0.0%	0.0%
		N38459
		Outstanding Balance		Scheduled Payments of Principal		Loan to Value Ratio
Date	Assumed Aircraft Value	Series AA Equipment Note	Series A Equipment Note	Series AA Equipment Note	Series A Equipment Note	Series AA Equipment Note	Series A Equipment Note
At Issuance	$16,370,933.88	$7,203,000.00	$2,865,000.00	$0.00	$0.00	44.0%	61.5%
February 15, 2025	15,987,240.12	6,965,538.46	2,770,549.45	237,461.54	94,450.55	43.6%	60.9%
August 15, 2025	15,603,546.36	6,728,076.92	2,676,098.90	237,461.54	94,450.55	43.1%	60.3%
February 15, 2026	15,219,852.59	6,490,615.38	2,581,648.35	237,461.54	94,450.55	42.6%	59.6%
August 15, 2026	14,836,158.83	6,253,153.84	2,487,197.80	237,461.54	94,450.55	42.1%	58.9%
February 15, 2027	14,452,465.07	6,015,692.30	2,392,747.25	237,461.54	94,450.55	41.6%	58.2%
August 15, 2027	14,068,771.31	5,778,230.76	2,298,296.70	237,461.54	94,450.55	41.1%	57.4%
February 15, 2028	13,557,179.62	5,540,769.22	2,203,846.15	237,461.54	94,450.55	40.9%	57.1%
August 15, 2028	13,045,587.94	5,303,307.68	2,109,395.60	237,461.54	94,450.55	40.7%	56.8%
February 15, 2029	12,533,996.25	5,065,846.14	2,014,945.05	237,461.54	94,450.55	40.4%	56.5%
August 15, 2029	12,022,404.57	4,828,384.60	1,920,494.50	237,461.54	94,450.55	40.2%	56.1%
February 15, 2030	11,510,812.89	4,590,923.06	1,826,043.95	237,461.54	94,450.55	39.9%	55.7%
August 15, 2030	10,999,221.20	4,353,461.52	1,731,593.40	237,461.54	94,450.55	39.6%	55.3%
February 15, 2031	10,487,629.52	4,115,999.98	1,637,142.85	237,461.54	94,450.55	39.2%	54.9%
August 15, 2031	0.00	0.00	0.00	4,115,999.98	1,637,142.85	0.0%	0.0%
February 15, 2032	0.00	0.00	0.00	0.00	0.00	0.0%	0.0%
August 15, 2032	0.00	0.00	0.00	0.00	0.00	0.0%	0.0%
February 15, 2033	0.00	0.00	0.00	0.00	0.00	0.0%	0.0%
August 15, 2033	0.00	0.00	0.00	0.00	0.00	0.0%	0.0%
February 15, 2034	0.00	0.00	0.00	0.00	0.00	0.0%	0.0%
August 15, 2034	0.00	0.00	0.00	0.00	0.00	0.0%	0.0%
February 15, 2035	0.00	0.00	0.00	0.00	0.00	0.0%	0.0%
August 15, 2035	0.00	0.00	0.00	0.00	0.00	0.0%	0.0%
February 15, 2036	0.00	0.00	0.00	0.00	0.00	0.0%	0.0%
August 15, 2036	0.00	0.00	0.00	0.00	0.00	0.0%	0.0%
February 15, 2037	0.00	0.00	0.00	0.00	0.00	0.0%	0.0%

III-19

		N34460
		Outstanding Balance		Scheduled Payments of Principal		Loan to Value Ratio
Date	Assumed Aircraft Value	Series AA Equipment Note	Series A Equipment Note	Series AA Equipment Note	Series A Equipment Note	Series AA Equipment Note	Series A Equipment Note
At Issuance	$16,850,000.00	$7,414,000.00	$2,949,000.00	$0.00	$0.00	44.0%	61.5%
February 15, 2025	16,455,078.13	7,169,582.42	2,851,780.22	244,417.58	97,219.78	43.6%	60.9%
August 15, 2025	16,060,156.25	6,925,164.84	2,754,560.44	244,417.58	97,219.78	43.1%	60.3%
February 15, 2026	15,665,234.38	6,680,747.26	2,657,340.66	244,417.58	97,219.78	42.6%	59.6%
August 15, 2026	15,270,312.50	6,436,329.68	2,560,120.88	244,417.58	97,219.78	42.1%	58.9%
February 15, 2027	14,875,390.62	6,191,912.10	2,462,901.10	244,417.58	97,219.78	41.6%	58.2%
August 15, 2027	14,480,468.75	5,947,494.52	2,365,681.32	244,417.58	97,219.78	41.1%	57.4%
February 15, 2028	13,953,906.25	5,703,076.94	2,268,461.54	244,417.58	97,219.78	40.9%	57.1%
August 15, 2028	13,427,343.75	5,458,659.36	2,171,241.76	244,417.58	97,219.78	40.7%	56.8%
February 15, 2029	12,900,781.25	5,214,241.78	2,074,021.98	244,417.58	97,219.78	40.4%	56.5%
August 15, 2029	12,374,218.75	4,969,824.20	1,976,802.20	244,417.58	97,219.78	40.2%	56.1%
February 15, 2030	11,847,656.25	4,725,406.62	1,879,582.42	244,417.58	97,219.78	39.9%	55.7%
August 15, 2030	11,321,093.75	4,480,989.04	1,782,362.64	244,417.58	97,219.78	39.6%	55.3%
February 15, 2031	10,794,531.25	4,236,571.46	1,685,142.86	244,417.58	97,219.78	39.2%	54.9%
August 15, 2031	0.00	0.00	0.00	4,236,571.46	1,685,142.86	0.0%	0.0%
February 15, 2032	0.00	0.00	0.00	0.00	0.00	0.0%	0.0%
August 15, 2032	0.00	0.00	0.00	0.00	0.00	0.0%	0.0%
February 15, 2033	0.00	0.00	0.00	0.00	0.00	0.0%	0.0%
August 15, 2033	0.00	0.00	0.00	0.00	0.00	0.0%	0.0%
February 15, 2034	0.00	0.00	0.00	0.00	0.00	0.0%	0.0%
August 15, 2034	0.00	0.00	0.00	0.00	0.00	0.0%	0.0%
February 15, 2035	0.00	0.00	0.00	0.00	0.00	0.0%	0.0%
August 15, 2035	0.00	0.00	0.00	0.00	0.00	0.0%	0.0%
February 15, 2036	0.00	0.00	0.00	0.00	0.00	0.0%	0.0%
August 15, 2036	0.00	0.00	0.00	0.00	0.00	0.0%	0.0%
February 15, 2037	0.00	0.00	0.00	0.00	0.00	0.0%	0.0%
		N68811
		Outstanding Balance		Scheduled Payments of Principal		Loan to Value Ratio
Date	Assumed Aircraft Value	Series AA Equipment Note	Series A Equipment Note	Series AA Equipment Note	Series A Equipment Note	Series AA Equipment Note	Series A Equipment Note
At Issuance	$20,372,669.50	$8,964,000.00	$3,565,000.00	$0.00	$0.00	44.0%	61.5%
February 15, 2025	19,926,552.65	8,668,483.52	3,447,472.53	295,516.48	117,527.47	43.5%	60.8%
August 15, 2025	19,480,435.80	8,372,967.04	3,329,945.06	295,516.48	117,527.47	43.0%	60.1%
February 15, 2026	19,034,318.95	8,077,450.56	3,212,417.59	295,516.48	117,527.47	42.4%	59.3%
August 15, 2026	18,588,202.10	7,781,934.08	3,094,890.12	295,516.48	117,527.47	41.9%	58.5%
February 15, 2027	18,142,085.25	7,486,417.60	2,977,362.65	295,516.48	117,527.47	41.3%	57.7%
August 15, 2027	17,695,968.40	7,190,901.12	2,859,835.18	295,516.48	117,527.47	40.6%	56.8%
February 15, 2028	17,249,851.55	6,895,384.64	2,742,307.71	295,516.48	117,527.47	40.0%	55.9%
August 15, 2028	16,803,734.70	6,599,868.16	2,624,780.24	295,516.48	117,527.47	39.3%	54.9%
February 15, 2029	16,357,617.85	6,304,351.68	2,507,252.77	295,516.48	117,527.47	38.5%	53.9%
August 15, 2029	15,762,795.38	6,008,835.20	2,389,725.30	295,516.48	117,527.47	38.1%	53.3%
February 15, 2030	15,167,972.91	5,713,318.72	2,272,197.83	295,516.48	117,527.47	37.7%	52.6%
August 15, 2030	14,573,150.44	5,417,802.24	2,154,670.36	295,516.48	117,527.47	37.2%	52.0%
February 15, 2031	13,978,327.98	5,122,285.76	2,037,142.89	295,516.48	117,527.47	36.6%	51.2%
August 15, 2031	0.00	0.00	0.00	5,122,285.76	2,037,142.89	0.0%	0.0%
February 15, 2032	0.00	0.00	0.00	0.00	0.00	0.0%	0.0%
August 15, 2032	0.00	0.00	0.00	0.00	0.00	0.0%	0.0%
February 15, 2033	0.00	0.00	0.00	0.00	0.00	0.0%	0.0%
August 15, 2033	0.00	0.00	0.00	0.00	0.00	0.0%	0.0%
February 15, 2034	0.00	0.00	0.00	0.00	0.00	0.0%	0.0%
August 15, 2034	0.00	0.00	0.00	0.00	0.00	0.0%	0.0%
February 15, 2035	0.00	0.00	0.00	0.00	0.00	0.0%	0.0%
August 15, 2035	0.00	0.00	0.00	0.00	0.00	0.0%	0.0%
February 15, 2036	0.00	0.00	0.00	0.00	0.00	0.0%	0.0%
August 15, 2036	0.00	0.00	0.00	0.00	0.00	0.0%	0.0%
February 15, 2037	0.00	0.00	0.00	0.00	0.00	0.0%	0.0%

III-20

		N61882
		Outstanding Balance		Scheduled Payments of Principal		Loan to Value Ratio
Date	Assumed Aircraft Value	Series AA Equipment Note	Series A Equipment Note	Series AA Equipment Note	Series A Equipment Note	Series AA Equipment Note	Series A Equipment Note
At Issuance	$23,750,052.84	$10,450,000.00	$4,156,000.00	$0.00	$0.00	44.0%	61.5%
February 15, 2025	23,262,038.06	10,170,416.67	4,044,808.77	279,583.33	111,191.23	43.7%	61.1%
August 15, 2025	22,774,023.28	9,890,833.34	3,933,617.54	279,583.33	111,191.23	43.4%	60.7%
February 15, 2026	22,286,008.49	9,611,250.01	3,822,426.31	279,583.33	111,191.23	43.1%	60.3%
August 15, 2026	21,797,993.71	9,331,666.68	3,711,235.08	279,583.33	111,191.23	42.8%	59.8%
February 15, 2027	21,309,978.92	9,052,083.35	3,600,043.85	279,583.33	111,191.23	42.5%	59.4%
August 15, 2027	20,821,964.14	8,772,500.02	3,488,852.62	279,583.33	111,191.23	42.1%	58.9%
February 15, 2028	20,333,949.35	8,492,916.69	3,377,661.39	279,583.33	111,191.23	41.8%	58.4%
August 15, 2028	19,845,934.57	8,213,333.36	3,266,470.16	279,583.33	111,191.23	41.4%	57.8%
February 15, 2029	19,357,919.78	7,933,750.03	3,155,278.93	279,583.33	111,191.23	41.0%	57.3%
August 15, 2029	18,869,905.00	7,654,166.70	3,044,087.70	279,583.33	111,191.23	40.6%	56.7%
February 15, 2030	18,381,890.22	7,374,583.37	2,932,896.47	279,583.33	111,191.23	40.1%	56.1%
August 15, 2030	17,893,875.43	7,095,000.04	2,821,705.24	279,583.33	111,191.23	39.7%	55.4%
February 15, 2031	17,243,189.05	6,815,416.71	2,710,514.01	279,583.33	111,191.23	39.5%	55.2%
August 15, 2031	16,592,502.67	6,535,833.38	2,599,322.78	279,583.33	111,191.23	39.4%	55.1%
February 15, 2032	15,941,816.29	6,256,250.05	2,488,131.55	279,583.33	111,191.23	39.2%	54.9%
August 15, 2032	15,291,129.91	5,976,666.72	2,376,940.32	279,583.33	111,191.23	39.1%	54.6%
February 15, 2033	14,640,443.53	5,697,083.39	2,265,749.09	279,583.33	111,191.23	38.9%	54.4%
August 15, 2033	13,989,757.16	5,417,500.06	2,154,557.86	279,583.33	111,191.23	38.7%	54.1%
February 15, 2034	13,339,070.78	5,137,916.73	2,043,366.63	279,583.33	111,191.23	38.5%	53.8%
August 15, 2034	0.00	0.00	0.00	5,137,916.73	2,043,366.63	0.0%	0.0%
February 15, 2035	0.00	0.00	0.00	0.00	0.00	0.0%	0.0%
August 15, 2035	0.00	0.00	0.00	0.00	0.00	0.0%	0.0%
February 15, 2036	0.00	0.00	0.00	0.00	0.00	0.0%	0.0%
August 15, 2036	0.00	0.00	0.00	0.00	0.00	0.0%	0.0%
February 15, 2037	0.00	0.00	0.00	0.00	0.00	0.0%	0.0%
		N62883
		Outstanding Balance		Scheduled Payments of Principal		Loan to Value Ratio
Date	Assumed Aircraft Value	Series AA Equipment Note	Series A Equipment Note	Series AA Equipment Note	Series A Equipment Note	Series AA Equipment Note	Series A Equipment Note
At Issuance	$23,903,829.86	$10,518,000.00	$4,183,000.00	$0.00	$0.00	44.0%	61.5%
February 15, 2025	23,412,655.27	10,236,597.37	4,071,086.40	281,402.63	111,913.60	43.7%	61.1%
August 15, 2025	22,921,480.69	9,955,194.74	3,959,172.80	281,402.63	111,913.60	43.4%	60.7%
February 15, 2026	22,430,306.10	9,673,792.11	3,847,259.20	281,402.63	111,913.60	43.1%	60.3%
August 15, 2026	21,939,131.51	9,392,389.48	3,735,345.60	281,402.63	111,913.60	42.8%	59.8%
February 15, 2027	21,447,956.93	9,110,986.85	3,623,432.00	281,402.63	111,913.60	42.5%	59.4%
August 15, 2027	20,956,782.34	8,829,584.22	3,511,518.40	281,402.63	111,913.60	42.1%	58.9%
February 15, 2028	20,465,607.76	8,548,181.59	3,399,604.80	281,402.63	111,913.60	41.8%	58.4%
August 15, 2028	19,974,433.17	8,266,778.96	3,287,691.20	281,402.63	111,913.60	41.4%	57.8%
February 15, 2029	19,483,258.58	7,985,376.33	3,175,777.60	281,402.63	111,913.60	41.0%	57.3%
August 15, 2029	18,992,084.00	7,703,973.70	3,063,864.00	281,402.63	111,913.60	40.6%	56.7%
February 15, 2030	18,500,909.41	7,422,571.07	2,951,950.40	281,402.63	111,913.60	40.1%	56.1%
August 15, 2030	18,009,734.83	7,141,168.44	2,840,036.80	281,402.63	111,913.60	39.7%	55.4%
February 15, 2031	17,354,835.38	6,859,765.81	2,728,123.20	281,402.63	111,913.60	39.5%	55.2%
August 15, 2031	16,699,935.93	6,578,363.18	2,616,209.60	281,402.63	111,913.60	39.4%	55.1%
February 15, 2032	16,045,036.48	6,296,960.55	2,504,296.00	281,402.63	111,913.60	39.2%	54.9%
August 15, 2032	15,390,137.03	6,015,557.92	2,392,382.40	281,402.63	111,913.60	39.1%	54.6%
February 15, 2033	14,735,237.58	5,734,155.29	2,280,468.80	281,402.63	111,913.60	38.9%	54.4%
August 15, 2033	14,080,338.14	5,452,752.66	2,168,555.20	281,402.63	111,913.60	38.7%	54.1%
February 15, 2034	13,425,438.69	5,171,350.03	2,056,641.60	281,402.63	111,913.60	38.5%	53.8%
August 15, 2034	0.00	0.00	0.00	5,171,350.03	2,056,641.60	0.0%	0.0%
February 15, 2035	0.00	0.00	0.00	0.00	0.00	0.0%	0.0%
August 15, 2035	0.00	0.00	0.00	0.00	0.00	0.0%	0.0%
February 15, 2036	0.00	0.00	0.00	0.00	0.00	0.0%	0.0%
August 15, 2036	0.00	0.00	0.00	0.00	0.00	0.0%	0.0%
February 15, 2037	0.00	0.00	0.00	0.00	0.00	0.0%	0.0%

III-21

E.   Boeing 777-300ER
		N2251U
		Outstanding Balance		Scheduled Payments of Principal		Loan to Value Ratio
Date	Assumed Aircraft Value	Series AA Equipment Note	Series A Equipment Note	Series AA Equipment Note	Series A Equipment Note	Series AA Equipment Note	Series A Equipment Note
At Issuance	$95,851,508.50	$42,175,000.00	$16,774,000.00	$0.00	$0.00	44.0%	61.5%
February 15, 2025	94,189,343.61	41,158,582.50	16,369,746.60	1,016,417.50	404,253.40	43.7%	61.1%
August 15, 2025	92,527,178.73	40,142,165.00	15,965,493.20	1,016,417.50	404,253.40	43.4%	60.6%
February 15, 2026	90,865,013.84	39,125,747.50	15,561,239.80	1,016,417.50	404,253.40	43.1%	60.2%
August 15, 2026	89,202,848.95	38,109,330.00	15,156,986.40	1,016,417.50	404,253.40	42.7%	59.7%
February 15, 2027	87,540,684.06	37,092,912.50	14,752,733.00	1,016,417.50	404,253.40	42.4%	59.2%
August 15, 2027	85,878,519.18	36,076,495.00	14,348,479.60	1,016,417.50	404,253.40	42.0%	58.7%
February 15, 2028	84,216,354.29	35,060,077.50	13,944,226.20	1,016,417.50	404,253.40	41.6%	58.2%
August 15, 2028	82,554,189.40	34,043,660.00	13,539,972.80	1,016,417.50	404,253.40	41.2%	57.6%
February 15, 2029	80,892,024.51	33,027,242.50	13,135,719.40	1,016,417.50	404,253.40	40.8%	57.1%
August 15, 2029	79,229,859.63	32,010,825.00	12,731,466.00	1,016,417.50	404,253.40	40.4%	56.5%
February 15, 2030	77,567,694.74	30,994,407.50	12,327,212.60	1,016,417.50	404,253.40	40.0%	55.9%
August 15, 2030	75,905,529.85	29,977,990.00	11,922,959.20	1,016,417.50	404,253.40	39.5%	55.2%
February 15, 2031	74,243,364.97	28,961,572.50	11,518,705.80	1,016,417.50	404,253.40	39.0%	54.5%
August 15, 2031	72,581,200.08	27,945,155.00	11,114,452.40	1,016,417.50	404,253.40	38.5%	53.8%
February 15, 2032	70,919,035.19	26,928,737.50	10,710,199.00	1,016,417.50	404,253.40	38.0%	53.1%
August 15, 2032	69,256,870.30	25,912,320.00	10,305,945.60	1,016,417.50	404,253.40	37.4%	52.3%
February 15, 2033	67,594,705.42	24,895,902.50	9,901,692.20	1,016,417.50	404,253.40	36.8%	51.5%
August 15, 2033	65,932,540.53	23,879,485.00	9,497,438.80	1,016,417.50	404,253.40	36.2%	50.6%
February 15, 2034	64,270,375.64	22,863,067.50	9,093,185.40	1,016,417.50	404,253.40	35.6%	49.7%
August 15, 2034	62,608,210.75	21,846,650.00	8,688,932.00	1,016,417.50	404,253.40	34.9%	48.8%
February 15, 2035	60,946,045.87	20,830,232.50	8,284,678.60	1,016,417.50	404,253.40	34.2%	47.8%
August 15, 2035	58,729,826.02	19,813,815.00	7,880,425.20	1,016,417.50	404,253.40	33.7%	47.2%
February 15, 2036	56,513,606.17	18,797,397.50	7,476,171.80	1,016,417.50	404,253.40	33.3%	46.5%
August 15, 2036	54,297,386.32	17,780,980.00	7,071,918.40	1,016,417.50	404,253.40	32.7%	45.8%
February 15, 2037	52,081,166.47	0.00	0.00	17,780,980.00	7,071,918.40	0.0%	0.0%
		N2352U
		Outstanding Balance		Scheduled Payments of Principal		Loan to Value Ratio
Date	Assumed Aircraft Value	Series AA Equipment Note	Series A Equipment Note	Series AA Equipment Note	Series A Equipment Note	Series AA Equipment Note	Series A Equipment Note
At Issuance	$96,624,406.34	$42,515,000.00	$16,909,000.00	$0.00	$0.00	44.0%	61.5%
February 15, 2025	94,948,838.60	41,490,388.50	16,501,493.10	1,024,611.50	407,506.90	43.7%	61.1%
August 15, 2025	93,273,270.86	40,465,777.00	16,093,986.20	1,024,611.50	407,506.90	43.4%	60.6%
February 15, 2026	91,597,703.12	39,441,165.50	15,686,479.30	1,024,611.50	407,506.90	43.1%	60.2%
August 15, 2026	89,922,135.38	38,416,554.00	15,278,972.40	1,024,611.50	407,506.90	42.7%	59.7%
February 15, 2027	88,246,567.64	37,391,942.50	14,871,465.50	1,024,611.50	407,506.90	42.4%	59.2%
August 15, 2027	86,570,999.90	36,367,331.00	14,463,958.60	1,024,611.50	407,506.90	42.0%	58.7%
February 15, 2028	84,895,432.16	35,342,719.50	14,056,451.70	1,024,611.50	407,506.90	41.6%	58.2%
August 15, 2028	83,219,864.42	34,318,108.00	13,648,944.80	1,024,611.50	407,506.90	41.2%	57.6%
February 15, 2029	81,544,296.68	33,293,496.50	13,241,437.90	1,024,611.50	407,506.90	40.8%	57.1%
August 15, 2029	79,868,728.94	32,268,885.00	12,833,931.00	1,024,611.50	407,506.90	40.4%	56.5%
February 15, 2030	78,193,161.20	31,244,273.50	12,426,424.10	1,024,611.50	407,506.90	40.0%	55.8%
August 15, 2030	76,517,593.46	30,219,662.00	12,018,917.20	1,024,611.50	407,506.90	39.5%	55.2%
February 15, 2031	74,842,025.72	29,195,050.50	11,611,410.30	1,024,611.50	407,506.90	39.0%	54.5%
August 15, 2031	73,166,457.98	28,170,439.00	11,203,903.40	1,024,611.50	407,506.90	38.5%	53.8%
February 15, 2032	71,490,890.24	27,145,827.50	10,796,396.50	1,024,611.50	407,506.90	38.0%	53.1%
August 15, 2032	69,815,322.50	26,121,216.00	10,388,889.60	1,024,611.50	407,506.90	37.4%	52.3%
February 15, 2033	68,139,754.76	25,096,604.50	9,981,382.70	1,024,611.50	407,506.90	36.8%	51.5%
August 15, 2033	66,464,187.02	24,071,993.00	9,573,875.80	1,024,611.50	407,506.90	36.2%	50.6%
February 15, 2034	64,788,619.28	23,047,381.50	9,166,368.90	1,024,611.50	407,506.90	35.6%	49.7%
August 15, 2034	63,113,051.54	22,022,770.00	8,758,862.00	1,024,611.50	407,506.90	34.9%	48.8%
February 15, 2035	61,437,483.80	20,998,158.50	8,351,355.10	1,024,611.50	407,506.90	34.2%	47.8%
August 15, 2035	59,203,393.48	19,973,547.00	7,943,848.20	1,024,611.50	407,506.90	33.7%	47.2%
February 15, 2036	56,969,303.16	18,948,935.50	7,536,341.30	1,024,611.50	407,506.90	33.3%	46.5%
August 15, 2036	54,735,212.84	17,924,324.00	7,128,834.40	1,024,611.50	407,506.90	32.7%	45.8%
February 15, 2037	52,501,122.52	0.00	0.00	17,924,324.00	7,128,834.40	0.0%	0.0%

III-22

F.   Boeing 787-10
		N14019
		Outstanding Balance		Scheduled Payments of Principal		Loan to Value Ratio
Date	Assumed Aircraft Value	Series AA Equipment Note	Series A Equipment Note	Series AA Equipment Note	Series A Equipment Note	Series AA Equipment Note	Series A Equipment Note
At Issuance	$144,139,979.43	$63,422,000.00	$25,224,000.00	$0.00	$0.00	44.0%	61.5%
February 15, 2025	141,839,873.38	63,422,000.00	25,224,000.00	0.00	0.00	44.7%	62.5%
August 15, 2025	139,539,767.32	61,893,529.80	24,616,101.60	1,528,470.20	607,898.40	44.4%	62.0%
February 15, 2026	137,239,661.27	60,365,059.60	24,008,203.20	1,528,470.20	607,898.40	44.0%	61.5%
August 15, 2026	134,939,555.21	58,836,589.40	23,400,304.80	1,528,470.20	607,898.40	43.6%	60.9%
February 15, 2027	132,639,449.16	57,308,119.20	22,792,406.40	1,528,470.20	607,898.40	43.2%	60.4%
August 15, 2027	130,339,343.10	55,779,649.00	22,184,508.00	1,528,470.20	607,898.40	42.8%	59.8%
February 15, 2028	128,039,237.05	54,251,178.80	21,576,609.60	1,528,470.20	607,898.40	42.4%	59.2%
August 15, 2028	125,739,130.99	52,722,708.60	20,968,711.20	1,528,470.20	607,898.40	41.9%	58.6%
February 15, 2029	123,439,024.94	51,194,238.40	20,360,812.80	1,528,470.20	607,898.40	41.5%	58.0%
August 15, 2029	121,138,918.88	49,665,768.20	19,752,914.40	1,528,470.20	607,898.40	41.0%	57.3%
February 15, 2030	118,838,812.83	48,137,298.00	19,145,016.00	1,528,470.20	607,898.40	40.5%	56.6%
August 15, 2030	116,538,706.77	46,608,827.80	18,537,117.60	1,528,470.20	607,898.40	40.0%	55.9%
February 15, 2031	114,238,600.72	45,080,357.60	17,929,219.20	1,528,470.20	607,898.40	39.5%	55.2%
August 15, 2031	111,938,494.66	43,551,887.40	17,321,320.80	1,528,470.20	607,898.40	38.9%	54.4%
February 15, 2032	109,638,388.61	42,023,417.20	16,713,422.40	1,528,470.20	607,898.40	38.3%	53.6%
August 15, 2032	107,338,282.55	40,494,947.00	16,105,524.00	1,528,470.20	607,898.40	37.7%	52.7%
February 15, 2033	105,038,176.50	38,966,476.80	15,497,625.60	1,528,470.20	607,898.40	37.1%	51.9%
August 15, 2033	102,738,070.44	37,438,006.60	14,889,727.20	1,528,470.20	607,898.40	36.4%	50.9%
February 15, 2034	100,437,964.39	35,909,536.40	14,281,828.80	1,528,470.20	607,898.40	35.8%	50.0%
August 15, 2034	98,137,858.34	34,381,066.20	13,673,930.40	1,528,470.20	607,898.40	35.0%	49.0%
February 15, 2035	95,837,752.28	32,852,596.00	13,066,032.00	1,528,470.20	607,898.40	34.3%	47.9%
August 15, 2035	93,537,646.23	31,324,125.80	12,458,133.60	1,528,470.20	607,898.40	33.5%	46.8%
February 15, 2036	91,237,540.17	29,795,655.60	11,850,235.20	1,528,470.20	607,898.40	32.7%	45.6%
August 15, 2036	88,937,434.12	28,267,185.40	11,242,336.80	1,528,470.20	607,898.40	31.8%	44.4%
February 15, 2037	86,637,328.06	0.00	0.00	28,267,185.40	11,242,336.80	0.0%	0.0%
		N13018
		Outstanding Balance		Scheduled Payments of Principal		Loan to Value Ratio
Date	Assumed Aircraft Value	Series AA Equipment Note	Series A Equipment Note	Series AA Equipment Note	Series A Equipment Note	Series AA Equipment Note	Series A Equipment Note
At Issuance	$144,139,979.43	$63,422,000.00	$25,224,000.00	$0.00	$0.00	44.0%	61.5%
February 15, 2025	141,839,873.38	63,422,000.00	25,224,000.00	0.00	0.00	44.7%	62.5%
August 15, 2025	139,539,767.32	61,893,529.80	24,616,101.60	1,528,470.20	607,898.40	44.4%	62.0%
February 15, 2026	137,239,661.27	60,365,059.60	24,008,203.20	1,528,470.20	607,898.40	44.0%	61.5%
August 15, 2026	134,939,555.21	58,836,589.40	23,400,304.80	1,528,470.20	607,898.40	43.6%	60.9%
February 15, 2027	132,639,449.16	57,308,119.20	22,792,406.40	1,528,470.20	607,898.40	43.2%	60.4%
August 15, 2027	130,339,343.10	55,779,649.00	22,184,508.00	1,528,470.20	607,898.40	42.8%	59.8%
February 15, 2028	128,039,237.05	54,251,178.80	21,576,609.60	1,528,470.20	607,898.40	42.4%	59.2%
August 15, 2028	125,739,130.99	52,722,708.60	20,968,711.20	1,528,470.20	607,898.40	41.9%	58.6%
February 15, 2029	123,439,024.94	51,194,238.40	20,360,812.80	1,528,470.20	607,898.40	41.5%	58.0%
August 15, 2029	121,138,918.88	49,665,768.20	19,752,914.40	1,528,470.20	607,898.40	41.0%	57.3%
February 15, 2030	118,838,812.83	48,137,298.00	19,145,016.00	1,528,470.20	607,898.40	40.5%	56.6%
August 15, 2030	116,538,706.77	46,608,827.80	18,537,117.60	1,528,470.20	607,898.40	40.0%	55.9%
February 15, 2031	114,238,600.72	45,080,357.60	17,929,219.20	1,528,470.20	607,898.40	39.5%	55.2%
August 15, 2031	111,938,494.66	43,551,887.40	17,321,320.80	1,528,470.20	607,898.40	38.9%	54.4%
February 15, 2032	109,638,388.61	42,023,417.20	16,713,422.40	1,528,470.20	607,898.40	38.3%	53.6%
August 15, 2032	107,338,282.55	40,494,947.00	16,105,524.00	1,528,470.20	607,898.40	37.7%	52.7%
February 15, 2033	105,038,176.50	38,966,476.80	15,497,625.60	1,528,470.20	607,898.40	37.1%	51.9%
August 15, 2033	102,738,070.44	37,438,006.60	14,889,727.20	1,528,470.20	607,898.40	36.4%	50.9%
February 15, 2034	100,437,964.39	35,909,536.40	14,281,828.80	1,528,470.20	607,898.40	35.8%	50.0%
August 15, 2034	98,137,858.34	34,381,066.20	13,673,930.40	1,528,470.20	607,898.40	35.0%	49.0%
February 15, 2035	95,837,752.28	32,852,596.00	13,066,032.00	1,528,470.20	607,898.40	34.3%	47.9%
August 15, 2035	93,537,646.23	31,324,125.80	12,458,133.60	1,528,470.20	607,898.40	33.5%	46.8%
February 15, 2036	91,237,540.17	29,795,655.60	11,850,235.20	1,528,470.20	607,898.40	32.7%	45.6%
August 15, 2036	88,937,434.12	28,267,185.40	11,242,336.80	1,528,470.20	607,898.40	31.8%	44.4%
February 15, 2037	86,637,328.06	0.00	0.00	28,267,185.40	11,242,336.80	0.0%	0.0%

III-23

		N12020
		Outstanding Balance		Scheduled Payments of Principal		Loan to Value Ratio
Date	Assumed Aircraft Value	Series AA Equipment Note	Series A Equipment Note	Series AA Equipment Note	Series A Equipment Note	Series AA Equipment Note	Series A Equipment Note
At Issuance	$144,153,232.72	$63,427,000.00	$25,227,000.00	$0.00	$0.00	44.0%	61.5%
February 15, 2025	141,889,045.82	63,427,000.00	25,227,000.00	0.00	0.00	44.7%	62.5%
August 15, 2025	139,624,858.92	61,898,409.30	24,619,029.30	1,528,590.70	607,970.70	44.3%	62.0%
February 15, 2026	137,360,672.02	60,369,818.60	24,011,058.60	1,528,590.70	607,970.70	43.9%	61.4%
August 15, 2026	135,096,485.12	58,841,227.90	23,403,087.90	1,528,590.70	607,970.70	43.6%	60.9%
February 15, 2027	132,832,298.22	57,312,637.20	22,795,117.20	1,528,590.70	607,970.70	43.1%	60.3%
August 15, 2027	130,568,111.31	55,784,046.50	22,187,146.50	1,528,590.70	607,970.70	42.7%	59.7%
February 15, 2028	128,303,924.41	54,255,455.80	21,579,175.80	1,528,590.70	607,970.70	42.3%	59.1%
August 15, 2028	126,039,737.51	52,726,865.10	20,971,205.10	1,528,590.70	607,970.70	41.8%	58.5%
February 15, 2029	123,775,550.61	51,198,274.40	20,363,234.40	1,528,590.70	607,970.70	41.4%	57.8%
August 15, 2029	121,511,363.71	49,669,683.70	19,755,263.70	1,528,590.70	607,970.70	40.9%	57.1%
February 15, 2030	119,247,176.81	48,141,093.00	19,147,293.00	1,528,590.70	607,970.70	40.4%	56.4%
August 15, 2030	116,982,989.91	46,612,502.30	18,539,322.30	1,528,590.70	607,970.70	39.8%	55.7%
February 15, 2031	114,718,803.00	45,083,911.60	17,931,351.60	1,528,590.70	607,970.70	39.3%	54.9%
August 15, 2031	112,454,616.10	43,555,320.90	17,323,380.90	1,528,590.70	607,970.70	38.7%	54.1%
February 15, 2032	110,190,429.20	42,026,730.20	16,715,410.20	1,528,590.70	607,970.70	38.1%	53.3%
August 15, 2032	107,926,242.30	40,498,139.50	16,107,439.50	1,528,590.70	607,970.70	37.5%	52.4%
February 15, 2033	105,662,055.40	38,969,548.80	15,499,468.80	1,528,590.70	607,970.70	36.9%	51.6%
August 15, 2033	103,397,868.50	37,440,958.10	14,891,498.10	1,528,590.70	607,970.70	36.2%	50.6%
February 15, 2034	101,133,681.60	35,912,367.40	14,283,527.40	1,528,590.70	607,970.70	35.5%	49.6%
August 15, 2034	98,869,494.69	34,383,776.70	13,675,556.70	1,528,590.70	607,970.70	34.8%	48.6%
February 15, 2035	96,605,307.79	32,855,186.00	13,067,586.00	1,528,590.70	607,970.70	34.0%	47.5%
August 15, 2035	94,341,120.89	31,326,595.30	12,459,615.30	1,528,590.70	607,970.70	33.2%	46.4%
February 15, 2036	92,076,933.99	29,798,004.60	11,851,644.60	1,528,590.70	607,970.70	32.4%	45.2%
August 15, 2036	89,812,747.09	28,269,413.90	11,243,673.90	1,528,590.70	607,970.70	31.5%	44.0%
February 15, 2037	87,548,560.19	0.00	0.00	28,269,413.90	11,243,673.90	0.0%	0.0%
		N12021
		Outstanding Balance		Scheduled Payments of Principal		Loan to Value Ratio
Date	Assumed Aircraft Value	Series AA Equipment Note	Series A Equipment Note	Series AA Equipment Note	Series A Equipment Note	Series AA Equipment Note	Series A Equipment Note
At Issuance	$144,153,232.72	$63,427,000.00	$25,227,000.00	$0.00	$0.00	44.0%	61.5%
February 15, 2025	141,889,045.82	63,427,000.00	25,227,000.00	0.00	0.00	44.7%	62.5%
August 15, 2025	139,624,858.92	61,898,409.30	24,619,029.30	1,528,590.70	607,970.70	44.3%	62.0%
February 15, 2026	137,360,672.02	60,369,818.60	24,011,058.60	1,528,590.70	607,970.70	43.9%	61.4%
August 15, 2026	135,096,485.12	58,841,227.90	23,403,087.90	1,528,590.70	607,970.70	43.6%	60.9%
February 15, 2027	132,832,298.22	57,312,637.20	22,795,117.20	1,528,590.70	607,970.70	43.1%	60.3%
August 15, 2027	130,568,111.31	55,784,046.50	22,187,146.50	1,528,590.70	607,970.70	42.7%	59.7%
February 15, 2028	128,303,924.41	54,255,455.80	21,579,175.80	1,528,590.70	607,970.70	42.3%	59.1%
August 15, 2028	126,039,737.51	52,726,865.10	20,971,205.10	1,528,590.70	607,970.70	41.8%	58.5%
February 15, 2029	123,775,550.61	51,198,274.40	20,363,234.40	1,528,590.70	607,970.70	41.4%	57.8%
August 15, 2029	121,511,363.71	49,669,683.70	19,755,263.70	1,528,590.70	607,970.70	40.9%	57.1%
February 15, 2030	119,247,176.81	48,141,093.00	19,147,293.00	1,528,590.70	607,970.70	40.4%	56.4%
August 15, 2030	116,982,989.91	46,612,502.30	18,539,322.30	1,528,590.70	607,970.70	39.8%	55.7%
February 15, 2031	114,718,803.00	45,083,911.60	17,931,351.60	1,528,590.70	607,970.70	39.3%	54.9%
August 15, 2031	112,454,616.10	43,555,320.90	17,323,380.90	1,528,590.70	607,970.70	38.7%	54.1%
February 15, 2032	110,190,429.20	42,026,730.20	16,715,410.20	1,528,590.70	607,970.70	38.1%	53.3%
August 15, 2032	107,926,242.30	40,498,139.50	16,107,439.50	1,528,590.70	607,970.70	37.5%	52.4%
February 15, 2033	105,662,055.40	38,969,548.80	15,499,468.80	1,528,590.70	607,970.70	36.9%	51.6%
August 15, 2033	103,397,868.50	37,440,958.10	14,891,498.10	1,528,590.70	607,970.70	36.2%	50.6%
February 15, 2034	101,133,681.60	35,912,367.40	14,283,527.40	1,528,590.70	607,970.70	35.5%	49.6%
August 15, 2034	98,869,494.69	34,383,776.70	13,675,556.70	1,528,590.70	607,970.70	34.8%	48.6%
February 15, 2035	96,605,307.79	32,855,186.00	13,067,586.00	1,528,590.70	607,970.70	34.0%	47.5%
August 15, 2035	94,341,120.89	31,326,595.30	12,459,615.30	1,528,590.70	607,970.70	33.2%	46.4%
February 15, 2036	92,076,933.99	29,798,004.60	11,851,644.60	1,528,590.70	607,970.70	32.4%	45.2%
August 15, 2036	89,812,747.09	28,269,413.90	11,243,673.90	1,528,590.70	607,970.70	31.5%	44.0%
February 15, 2037	87,548,560.19	0.00	0.00	28,269,413.90	11,243,673.90	0.0%	0.0%

III-24

		N14016
		Outstanding Balance		Scheduled Payments of Principal		Loan to Value Ratio
Date	Assumed Aircraft Value	Series AA Equipment Note	Series A Equipment Note	Series AA Equipment Note	Series A Equipment Note	Series AA Equipment Note	Series A Equipment Note
At Issuance	$144,153,232.72	$63,427,000.00	$25,227,000.00	$0.00	$0.00	44.0%	61.5%
February 15, 2025	141,889,045.82	63,427,000.00	25,227,000.00	0.00	0.00	44.7%	62.5%
August 15, 2025	139,624,858.92	61,898,409.30	24,619,029.30	1,528,590.70	607,970.70	44.3%	62.0%
February 15, 2026	137,360,672.02	60,369,818.60	24,011,058.60	1,528,590.70	607,970.70	43.9%	61.4%
August 15, 2026	135,096,485.12	58,841,227.90	23,403,087.90	1,528,590.70	607,970.70	43.6%	60.9%
February 15, 2027	132,832,298.22	57,312,637.20	22,795,117.20	1,528,590.70	607,970.70	43.1%	60.3%
August 15, 2027	130,568,111.31	55,784,046.50	22,187,146.50	1,528,590.70	607,970.70	42.7%	59.7%
February 15, 2028	128,303,924.41	54,255,455.80	21,579,175.80	1,528,590.70	607,970.70	42.3%	59.1%
August 15, 2028	126,039,737.51	52,726,865.10	20,971,205.10	1,528,590.70	607,970.70	41.8%	58.5%
February 15, 2029	123,775,550.61	51,198,274.40	20,363,234.40	1,528,590.70	607,970.70	41.4%	57.8%
August 15, 2029	121,511,363.71	49,669,683.70	19,755,263.70	1,528,590.70	607,970.70	40.9%	57.1%
February 15, 2030	119,247,176.81	48,141,093.00	19,147,293.00	1,528,590.70	607,970.70	40.4%	56.4%
August 15, 2030	116,982,989.91	46,612,502.30	18,539,322.30	1,528,590.70	607,970.70	39.8%	55.7%
February 15, 2031	114,718,803.00	45,083,911.60	17,931,351.60	1,528,590.70	607,970.70	39.3%	54.9%
August 15, 2031	112,454,616.10	43,555,320.90	17,323,380.90	1,528,590.70	607,970.70	38.7%	54.1%
February 15, 2032	110,190,429.20	42,026,730.20	16,715,410.20	1,528,590.70	607,970.70	38.1%	53.3%
August 15, 2032	107,926,242.30	40,498,139.50	16,107,439.50	1,528,590.70	607,970.70	37.5%	52.4%
February 15, 2033	105,662,055.40	38,969,548.80	15,499,468.80	1,528,590.70	607,970.70	36.9%	51.6%
August 15, 2033	103,397,868.50	37,440,958.10	14,891,498.10	1,528,590.70	607,970.70	36.2%	50.6%
February 15, 2034	101,133,681.60	35,912,367.40	14,283,527.40	1,528,590.70	607,970.70	35.5%	49.6%
August 15, 2034	98,869,494.69	34,383,776.70	13,675,556.70	1,528,590.70	607,970.70	34.8%	48.6%
February 15, 2035	96,605,307.79	32,855,186.00	13,067,586.00	1,528,590.70	607,970.70	34.0%	47.5%
August 15, 2035	94,341,120.89	31,326,595.30	12,459,615.30	1,528,590.70	607,970.70	33.2%	46.4%
February 15, 2036	92,076,933.99	29,798,004.60	11,851,644.60	1,528,590.70	607,970.70	32.4%	45.2%
August 15, 2036	89,812,747.09	28,269,413.90	11,243,673.90	1,528,590.70	607,970.70	31.5%	44.0%
February 15, 2037	87,548,560.19	0.00	0.00	28,269,413.90	11,243,673.90	0.0%	0.0%

III-25

PROSPECTUS
United Airlines, Inc.
Pass Through Certificates

This prospectus relates to pass through certificates to be issued by one or more trusts that United Airlines, Inc. will form, as creator of each pass through trust, with a national or state bank or trust company, as trustee. The trustee will hold all property owned by a trust for the benefit of holders of pass through certificates issued by that trust. Each pass through certificate issued by a trust will represent a beneficial interest in all property held by that trust. If stated in the applicable prospectus supplement and to the extent so stated, United Airlines Holdings, Inc., the holding company of United, may provide a guarantee of certain obligations of United relating to property owned by such a trust.
We will describe the specific terms of any offering of pass through certificates in a prospectus supplement to this prospectus. You should carefully read this prospectus and the applicable prospectus supplement, together with the documents we incorporate by reference, before you invest in any pass through certificates.
This prospectus may not be used to offer or sell any pass through certificates unless accompanied by a prospectus supplement.
Investing in our pass through certificates involves risks. See “Risk Factors” on page 2 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 20, 2023.

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using the “shelf” registration process. Under the shelf registration process, we may sell the pass through certificates described in this prospectus in one or more offerings from time to time. Each time we sell pass through certificates, we will provide a prospectus supplement that will contain specific information about the terms of that offering.
This prospectus contains summaries of certain provisions contained in some of the documents described herein. Please refer to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of the documents referred to herein have been filed, or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”
In this prospectus, unless the context otherwise requires, the terms “we,” “our,” “us” and the “Company” refer to United Airlines Holdings, Inc. and its subsidiaries, including United Airlines, Inc.
You should rely only on the information contained in this prospectus or in a prospectus supplement accompanying this prospectus or on the information incorporated by reference therein. We have not authorized anyone to provide you with different information. The distribution of this prospectus and sale of these pass through certificates in certain jurisdictions may be restricted by law. Persons in possession of this prospectus are required to inform themselves about and observe any such restrictions. We are not making an offer to sell these pass through certificates in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate as of the date on the front cover of this prospectus only. Our business, financial condition, results of operations and prospects may have changed since that date.

1

RISK FACTORS
An investment in United’s pass through certificates involves risk. Before you invest in United’s pass through certificates, you should carefully consider the risks involved. Accordingly, you should carefully consider:
•
the information contained in or incorporated by reference into this prospectus;

•
the information contained in or incorporated by reference into any prospectus supplement relating to specific offerings of securities;

•
the risks described in the Annual Report on Form 10-K of United Airlines Holdings, Inc. and United Airlines, Inc. for our most recent fiscal year and in any Quarterly Report on Form 10-Q that we have filed since our most recent Annual Report on Form 10-K, each of which is incorporated by reference into this prospectus; and

•
other risks and other information that may be contained in, or incorporated by reference from, other filings we make with the SEC, including in any prospectus supplement relating to specific offerings of pass through certificates.

The discussion of risks related to our business contained in or incorporated by reference into this prospectus or into any prospectus supplement comprises material risks of which we are aware. If any of the events or developments described actually occurs, our business, financial condition or results of operations would likely suffer.
CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS
This prospectus, the accompanying prospectus supplement and the documents incorporated or deemed incorporated by reference herein and therein contain “forward-looking statements” subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on the current beliefs and expectations of our management with respect to future events and are subject to significant risks and uncertainties. These statements relate to future events, including our future performance, and management’s expectations, beliefs, intentions, plans or projections relating to the future, and some of these statements can be identified by the use of forward-looking terminology such as “believes,” “expects,” “anticipates,” “estimates,” “projects,” “intends,” “seeks,” “future,” “continue,” “contemplate,” “plans,” “predicts,” “would,” “will,” “may,” “should” and the negative or other variations of those terms or comparable terminology or by discussion of strategy, plans, opportunities or intentions. As a result, actual results, performance or achievements may vary materially from those anticipated by the forward-looking statements.
Among the factors that could cause actual results, performance or achievements to differ materially from those indicated by such forward-looking statements are:
•
execution risks associated with our strategic operating plan;

•
changes in our network strategy or other factors outside our control resulting in less economic aircraft orders, costs related to modification or termination of aircraft orders or entry into less favorable aircraft orders, as well as any inability to accept or integrate new aircraft into our fleet as planned;

•
any failure to effectively manage, and receive anticipated benefits and returns from, acquisitions, divestitures, investments, joint ventures and other portfolio actions, as well as related costs or other issues, or related exposures to unknown liabilities or other issues or underperformance as compared to our expectations;

•
the adverse impacts of the ongoing COVID-19 global pandemic on our business, operating results, financial condition and liquidity;

•
adverse publicity, harm to our brand, reduced travel demand, potential tort liability and voluntary or mandatory operational restrictions as a result of an accident, catastrophe or incident involving us, our regional carriers, our codeshare partners or another airline;

2

•
the highly competitive nature of the global airline industry and susceptibility of the industry to price discounting and changes in capacity, including as a result of alliances, joint business arrangements or other consolidations;

•
our reliance on a limited number of suppliers to source a majority of our aircraft and certain parts, and the impact of any failure to obtain timely deliveries, additional equipment or support from any of these suppliers;

•
disruptions to our regional network and United Express flights provided by third-party regional carriers;

•
unfavorable economic and political conditions in the United States and globally;

•
reliance on third-party service providers and the impact of any significant failure of these parties to perform as expected, or interruptions in our relationships with these providers or their provision of services;

•
extended interruptions or disruptions in service at major airports where we operate and space, facility and infrastructure constraints at our hubs or other airports;

•
geopolitical conflict, terrorist attacks or security events (including the continuation of the suspension of our overflying in Russian airspace as a result of the Russia-Ukraine military conflict and to Tel Aviv as a result of the Israeli-Palestinian military conflict and an escalation of the broader economic consequences of the conflicts beyond their current scope);

•
any damage to our reputation or brand image;

•
our reliance on technology and automated systems to operate our business and the impact of any significant failure or disruption of, or failure to effectively integrate and implement, the technology or systems;

•
increasing privacy and data security obligations or a significant data breach;

•
increased use of social media platforms by us, our employees and others;

•
the impacts of union disputes, employee strikes or slowdowns, and other labor-related disruptions or regulatory compliance costs on our operations or financial performance;

•
any failure to attract, train or retain skilled personnel, including our senior management team or other key employees;

•
the monetary and operational costs of compliance with extensive government regulation of the airline industry;

•
current or future litigation and regulatory actions, or failure to comply with the terms of any settlement, order or arrangement relating to these actions;

•
costs, liabilities and risks associated with environmental regulation and climate change, including our climate goals;

•
high and/or volatile fuel prices or significant disruptions in the supply of aircraft fuel;

•
the impacts of our significant amount of financial leverage from fixed obligations and the impacts of insufficient liquidity on our financial condition and business;

•
failure to comply with financial and other covenants governing our debt, including our MileagePlus® financing agreements;

•
the impacts of the phase out of the London interbank offer rate;

•
limitations on our ability to use our net operating loss carryforwards and certain other tax attributes to offset future taxable income for U.S. federal income tax purposes;

•
our failure to realize the full value of our intangible assets or our long-lived assets, causing us to record impairments;

•
fluctuations in the price of Common Stock of United Airlines Holdings, Inc.;

3

•
the impacts of seasonality and other factors associated with the airline industry;

•
increases in insurance costs or inadequate insurance coverage; and

•
other risks and uncertainties referred to in “Risk Factors” in this prospectus and the applicable prospectus supplement, and under “Risk Factors,” “Economic and Market Factors” and “Governmental Actions” in the reports we file with the SEC.

We make these statements under the protection afforded by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Because forward-looking statements are subject to assumptions and uncertainties, actual results, performance or achievements may differ materially from those expressed or implied by such forward-looking statements. You are cautioned not to place undue reliance on such statements, which speak only as of the date such statements are made. Except to the extent required by applicable law or regulation, we undertake no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.
THE COMPANY
United Airlines Holdings, Inc. (“UAL”) is a holding company and its wholly-owned subsidiary is United Airlines, Inc. (“United”), which is a commercial airline.
Each of UAL and United is a Delaware corporation. The principal executive offices of UAL and United are located at 233 S. Wacker Drive, Chicago, Illinois 60606, telephone (872) 825-4000.
The website for UAL and United is www.united.com. The information contained on or connected to this website is not incorporated by reference into this prospectus and should not be considered part of this prospectus.
USE OF PROCEEDS
Unless otherwise indicated in an accompanying prospectus supplement, we intend to use the net proceeds from the sale of the securities to finance or refinance aircraft or for general corporate purposes, which may include repayment of indebtedness, the funding of a portion of our pension liabilities and our working capital requirements.
WHERE YOU CAN FIND MORE INFORMATION
UAL and United file annual, quarterly and current reports and other information, and UAL files proxy statements with the SEC under the Exchange Act.
The SEC maintains an internet website that contains reports, proxy statements and other information about issuers, like us, who file reports electronically with the SEC. The address of that site is http://www.sec.gov.
We have filed with the SEC a registration statement on Form S-3, which includes this prospectus and which registers the securities that we may offer under this prospectus. The registration statement, including the exhibits and schedules thereto, contains additional relevant information about us and the securities offered.
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC allows us to incorporate by reference information into this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus, except for any information that is superseded by subsequent incorporated documents or by information that is included directly in this prospectus or any prospectus supplement.
This prospectus incorporates by reference the documents listed below that we previously have filed with the SEC (excluding any information that has been “furnished” but not “filed” for purposes of the Exchange Act) and that are not delivered with this prospectus. They contain important information about us and our financial condition.

4

Combined Filings by UAL and United	Date Filed
Annual Report on Form 10-K for the year ended December 31, 2022 (including those portions of UAL’s Definitive Proxy Statement on Schedule 14A filed with the SEC on April 13, 2023 that are specifically incorporated by reference into such Annual Report on Form 10-K)..............	February 16, 2023
Quarterly Report on Form 10-Q for the quarter ended March 31, 2023....................................................................	April 20, 2023
Quarterly Report on Form 10-Q for the quarter ended June 30, 2023.......................................................................	July 20, 2023
Quarterly Report on Form 10-Q for the quarter ended September 30, 2023..............................................................	October 18, 2023
Current Report on Form 8-K...............................................	May 31, 2023
Current Report on Form 8-K...............................................	June 20, 2023
Current Report on Form 8-K (Item 5.02 only).....................	September 22, 2023
Current Report on Form 8-K (Item 1.01 only).....................	October 4, 2023
Registration Statement on Form 8-A, description of UAL’s Common Stock, par value $0.01 per share...........................	September 5, 2018, including any amendments or reports filed to update such description
Registration Statement on Form 8-A, description of UAL’s Preferred Stock Purchase Rights..........................................	December 7, 2020, including any amendments or reports filed to update such description
Filings by UAL	Date Filed
Current Report on Form 8-K	January 27, 2023
Current Report on Form 8-K	May 30, 2023
Filings by United	Date Filed
Current Report on Form 8-K	June 20, 2023
Current Report on Form 8-K	June 21, 2023
We incorporate by reference additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information that has been “furnished” but not “filed” for purposes of the Exchange Act) between the date of this prospectus and the termination of the offering of securities under this prospectus. These documents include our periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as our proxy statements.
You may obtain any of these incorporated documents from us without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference in such document. You may obtain documents incorporated by reference in this prospectus by requesting them from us in writing or by telephone at the following address:
United Airlines Holdings, Inc.
United Airlines, Inc.
233 S. Wacker Drive
Chicago, Illinois 60606
(872) 825-4000
Attention: Corporate Secretary

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LEGAL MATTERS
Sidley Austin LLP, Chicago, Illinois and Houston, Texas, will pass upon the validity of the securities being offered by this prospectus for us. Unless otherwise indicated in the applicable prospectus supplement, our counsel, Hughes Hubbard & Reed LLP, New York, New York, will pass upon the validity of the pass through certificates being offered by such prospectus supplement. The legality of the securities offered hereby and certain other matters for any underwriters, dealers or agents will be passed upon by counsel as may be specified in the applicable prospectus supplement.
EXPERTS
The consolidated financial statements of UAL appearing in UAL’s Annual Report on Form 10-K for the year ended December 31, 2022 (including the financial statement schedule appearing therein) and the effectiveness of UAL’s internal control over financial reporting as of December 31, 2022 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.
The consolidated financial statements of United appearing in United’s Annual Report on Form 10-K for the year ended December 31, 2022 (including the financial statement schedule appearing therein), have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

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